UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.        )
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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
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☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Centex Corporation

(Name of Registrant as Specified In Its Charter)

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MERGER PROPOSED — YOUR VOTE IS VERY IMPORTANT

Pulte Homes, Inc. and Centex Corporation have agreed to a merger that combines Pulte and Centex, subject to approval of Pulte’s shareholders and Centex’s stockholders and other customary closing conditions. If the proposed merger is completed, each outstanding share of Centex common stock (other than those shares held by Pulte or its merger subsidiary Pi Nevada Building Company, and other than treasury shares) will be converted into the right to receive 0.975 of a share of Pulte common stock. Certain directors and officers of Pulte, including Pulte’s founder and chairman William J. Pulte, and certain directors and officers of Centex entered into voting agreements pursuant to which they have agreed to vote their shares of Pulte or Centex, as applicable, in support of the transaction.

In the merger, Pulte expects to issue approximately 128.1 million shares of Pulte common stock to Centex stockholders, based on Centex’s shares of common stock and equity awards outstanding as of July 10, 2009. Immediately following the merger, current Centex stockholders are expected to own approximately 32.1%, and current Pulte shareholders are expected to own approximately 67.9%, of the outstanding shares of Pulte common stock. The merger will have no effect on the number of shares owned by existing Pulte shareholders. The 0.975 exchange ratio is fixed and will not be adjusted for changes in the stock prices of either company before the merger is completed. Pulte common stock is traded on the New York Stock Exchange under the trading symbol “PHM”. On July 17, 2009, Pulte common stock closed at $9.14 per share as reported on the New York Stock Exchange.

The completion of the merger is conditioned upon Pulte’s shareholders approving the issuance of shares of Pulte common stock to Centex stockholders in the merger and the amendment of Pulte’s Restated Articles of Incorporation to increase the total number of authorized shares of common stock, and Centex’s stockholders approving the merger agreement. The boards of directors of Pulte and Centex unanimously recommend that their respective shareholders and stockholders vote “FOR” the proposals before them.

The proposals are being presented to the respective shareholders and stockholders of each company at their special meetings. The dates, times and places of the meetings are as follows:

For Pulte shareholders: August 18, 2009, 10:00 a.m., local time, at Auburn Hills Marriott Pontiac at Centerpoint 3600 Centerpoint Parkway Pontiac, Michigan 48341	For Centex stockholders: August 18, 2009, 11:00 a.m., local time, at Centex Corporation, 10th Floor 2728 N. Harwood Street Dallas, Texas 75201

Your vote is very important. Whether or not you plan to attend your company’s special meeting, please take the time to vote by completing and mailing the enclosed proxy card or voting instruction card or, if the option is available to you, by granting your proxy electronically over the Internet or by telephone.

This joint proxy statement/prospectus contains important information about Pulte, Centex, the merger agreement, the proposed merger and the special meetings. We encourage you to read carefully this joint proxy statement/prospectus before voting, including the section entitled “Risk Factors” beginning on page 19.

Sincerely,

Richard J. Dugas, Jr. President and Chief Executive Officer Pulte Homes, Inc.	Timothy R. Eller Chairman and Chief Executive Officer Centex Corporation

Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved of the transactions described in this joint proxy statement/prospectus or the securities to be issued pursuant to the merger or determined if the information contained in this joint proxy statement/prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

This joint proxy statement/prospectus is dated July 17, 2009, and is being mailed to Pulte shareholders and Centex stockholders on or about July 21, 2009.

PULTE HOMES, INC.
100 Bloomfield Hills Parkway, Suite 300
Bloomfield Hills, Michigan 48304

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON AUGUST 18, 2009

To the Shareholders of Pulte Homes, Inc.:

We will hold a special meeting of shareholders of Pulte at the Auburn Hills Marriott Pontiac at Centerpoint, located at 3600 Centerpoint Parkway, Pontiac, Michigan, on August 18, 2009, at 10:00 a.m., local time, for the following purposes:

1. To consider and vote upon a proposal to approve the issuance of shares of Pulte common stock pursuant to the Agreement and Plan of Merger, dated as of April 7, 2009, by and among Pulte, a wholly owned subsidiary of Pulte and Centex Corporation.

2. To consider and vote upon a proposal to amend the Pulte Restated Articles of Incorporation to increase the total number of shares of common stock that Pulte is authorized to issue from 400,000,000 to 500,000,000.

3. To consider and vote upon a proposal to amend the Pulte Restated Articles of Incorporation to change Pulte’s corporate name to “PulteGroup, Inc.”

4. To consider and vote upon a proposal to adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of proposal 1 or 2.

5. To transact any other business as may properly come before the special meeting.

Only Pulte shareholders of record at the close of business on July 10, 2009, the record date for the special meeting, are entitled to notice of and to vote at the special meeting.

The Pulte board of directors unanimously recommends that you vote “FOR” the approval of the issuance of shares of Pulte common stock in the merger, “FOR” the amendment of Pulte’s Restated Articles of Incorporation to increase the number of authorized shares of common stock, “FOR” the amendment of Pulte’s Restated Articles of Incorporation to change Pulte’s corporate name and “FOR” the adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of proposal 1 or 2.

A list of shareholders eligible to vote at the Pulte special meeting will be available for inspection at the special meeting.

Your vote is very important.  It is important that your shares be represented and voted whether or not you plan to attend the special meeting in person. Instructions regarding the different methods for voting your shares are provided under the section entitled “Questions and Answers About the Special Meetings of Pulte Shareholders and Centex Stockholders” beginning on page iv.

By Order of the Board of Directors,

Richard J. Dugas, Jr.
President and Chief Executive Officer
Pulte Homes, Inc.

July 17, 2009

CENTEX CORPORATION
2728 N. Harwood Street
Dallas, Texas 75201

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 18, 2009

To the Stockholders of Centex Corporation:

We will hold a special meeting of stockholders of Centex on the 10th floor of our headquarters building, located at 2728 N. Harwood Street, Dallas, Texas, on August 18, 2009, at 11:00 a.m., local time, for the following purposes:

1. To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of April 7, 2009, by and among Centex, Pulte Homes, Inc. and a wholly owned subsidiary of Pulte Homes, Inc.

2. To consider and vote upon a proposal to adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the foregoing.

3. To transact any other business as may properly come before the special meeting.

Only Centex stockholders of record at the close of business on July 10, 2009, the record date for the special meeting, are entitled to notice of and to vote at the special meeting.

The Centex board of directors unanimously recommends that you vote “FOR” the approval of the Agreement and Plan of Merger and “FOR” the adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the foregoing.

A list of stockholders eligible to vote at the Centex special meeting will be available for inspection at the special meeting, and at the executive offices of Centex during regular business hours for a period of no less than ten days prior to the special meeting.

Your vote is very important. It is important that your shares be represented and voted whether or not you plan to attend the special meeting in person. Instructions regarding the different methods for voting your shares are provided under the section entitled “Questions and Answers About the Special Meetings of Pulte Shareholders and Centex Stockholders” beginning on page iv.

By Order of the Board of Directors,

Timothy R. Eller
Chairman and Chief Executive Officer
Centex Corporation

July 17, 2009

ADDITIONAL INFORMATION

This joint proxy statement/prospectus incorporates by reference important business and financial information about Pulte and Centex from documents that are not included in or delivered with this joint proxy statement/prospectus. For a more detailed description of the information incorporated by reference into this joint proxy statement/prospectus and how you may obtain it, see “Additional Information — Where You Can Find More Information” beginning on page 134.

You can obtain any of the documents incorporated by reference into this joint proxy statement/prospectus without charge from Pulte or Centex, as applicable, or from the Securities and Exchange Commission, which we refer to as the SEC, through the SEC’s website at www.sec.gov. Pulte shareholders and Centex stockholders may request a copy of such documents in writing or by telephone by contacting:

Pulte Homes, Inc. 100 Bloomfield Hills Parkway, Suite 300 Bloomfield Hills, Michigan 48304 Attn.: Investor Relations (248) 647-2750	Centex Corporation P.O. Box 199000 Dallas, Texas 75219-9000 Attn.: Investor Relations (214) 981-5000

In addition, you may obtain copies of some of this information by accessing Pulte’s website at www.pulte.com under the heading “Investor Relations” and then under the link “SEC Filings.”

You may also obtain copies of some of this information by accessing Centex’s website at www.centex.com under the heading “Investors,” under the link “Financials,” and then under the link “SEC Filings.”

We are not incorporating the contents of the websites of the SEC, Pulte, Centex or any other entity into this joint proxy statement/prospectus. We are providing the information about how you can obtain certain documents that are incorporated by reference into this joint proxy statement/prospectus at these websites only for your convenience.

In order for you to receive timely delivery of the documents in advance of the respective Pulte and Centex special meetings, Pulte or Centex, as applicable, must receive your request no later than 5 days prior to the date of your company’s special meeting.

i

QUESTIONS AND ANSWERS ABOUT
THE SPECIAL MEETINGS OF PULTE SHAREHOLDERS AND CENTEX STOCKHOLDERS

The following are some questions that you, as a shareholder of Pulte or as a stockholder of Centex, may have regarding the special meeting of Pulte shareholders, which we refer to as the Pulte special meeting, or the special meeting of Centex stockholders, which we refer to as the Centex special meeting, and brief answers to those questions. For more detailed information about the matters discussed in these questions and answers, see “The Pulte Special Meeting” beginning on page 28 and “The Centex Special Meeting” beginning on page 33. Pulte and Centex encourage you to read carefully the remainder of this joint proxy statement/prospectus because the information in this section does not provide all of the information that might be important to you with respect to the merger and the other matters being considered at the Pulte special meeting or the Centex special meeting. Additional important information is also contained in the Annexes to and in the documents incorporated by reference into this joint proxy statement/prospectus.

Q:	When and where will the special meetings of the Pulte shareholders and Centex stockholders be held?

A:	The Pulte special meeting will take place at the Auburn Hills Marriott Pontiac at Centerpoint, 3600 Centerpoint Parkway, Pontiac, Michigan, on August 18, 2009, at 10:00 a.m., local time.

The Centex special meeting will take place on the 10th floor of Centex’s headquarters building, 2728 N. Harwood Street, Dallas, Texas, on August 18, 2009, at 11:00 a.m., local time.

Q:	Who can attend and vote at the special meetings?

A:	Only holders of record of Pulte common stock at the close of business on July 10, 2009, which we refer to as the Pulte record date, are entitled to notice of and to vote at the Pulte special meeting. As of the Pulte record date, there were 258,603,672 shares of Pulte common stock outstanding and entitled to vote at the Pulte special meeting, held by 1,760 holders of record. Each holder of Pulte common stock is entitled to one vote for each share of Pulte common stock owned as of the Pulte record date.

Only holders of record of Centex common stock at the close of business on July 10, 2009, which we refer to as the Centex record date, are entitled to notice of and to vote at the Centex special meeting. As of the Centex record date, there were 125,319,612 shares of Centex common stock outstanding and entitled to vote at the Centex special meeting, held by 2,893 holders of record. Each holder of Centex common stock is entitled to one vote for each share of Centex common stock owned as of the Centex record date.

Q:	What are Pulte shareholders voting to approve and why is this approval necessary?

A:	Pulte shareholders are voting on a proposal to approve the issuance of shares of Pulte common stock pursuant to the Agreement and Plan of Merger, dated as of April 7, 2009, by and among Pulte, Pi Nevada Building Company, a wholly owned subsidiary of Pulte, and Centex, which we refer to as the Merger Agreement. The approval by Pulte shareholders of this proposal, which we refer to as the proposal to approve the issuance of shares in the merger, is required by the listing requirements of the New York Stock Exchange, which we refer to as the NYSE, and is a condition to the completion of the merger. Based on the number of shares of Centex common stock and Centex equity awards outstanding as of the Pulte record date, Pulte expects to issue up to approximately 128.1 million shares of Pulte common stock pursuant to the Merger Agreement.

Pulte shareholders are also voting on a proposal to amend Pulte’s Restated Articles of Incorporation to increase the number of authorized shares of Pulte common stock from 400,000,000 to 500,000,000. The approval by Pulte shareholders of this proposal, which we refer to as the proposal to approve the charter amendment to increase the number of authorized shares of common stock, is required so that Pulte has sufficient authorized shares of common stock to issue in the merger and for other corporate purposes and is also a condition to the completion of the merger. If the proposal to approve the charter amendment to increase the number of authorized shares of common stock is not approved by Pulte’s shareholders, the merger will not be completed even if the proposal to approve the issuance of shares in the merger is approved by Pulte’s shareholders. If the proposal to approve the charter amendment to increase the number of authorized shares of common stock is approved by Pulte’s shareholders, Pulte expects to file the certificate of amendment to Pulte’s Restated Articles of Incorporation reflecting the increased number of authorized shares of common stock with the Michigan Department of Energy, Labor and Economic Growth immediately prior to the completion of the merger, but if the Merger Agreement is terminated (and the merger is not completed), Pulte will not file the certificate of amendment reflecting the increased number of authorized shares of common stock and the amendment will not become effective. If Pulte so files the certificate of amendment and the merger is not completed, Pulte reserves the right to abandon the amendment in accordance with the provisions of the Michigan Business Corporation Act, which we refer to as the MBCA.

Pulte shareholders are also voting on a proposal to amend Pulte’s Restated Articles of Incorporation to change Pulte’s corporate name from “Pulte Homes, Inc.” to “PulteGroup, Inc.” Pulte believes that the new corporate name will better reflect the company’s new branding strategy, which it expects to implement in the months following the Pulte special meeting, whether or not the merger is completed. The approval by Pulte shareholders of this proposal, which we refer to as the proposal to approve the charter amendment to change Pulte’s corporate name, is not a condition to the completion of the merger. Subject to approval of this proposal by Pulte’s shareholders, Pulte intends to change its corporate name regardless of whether or not the merger is completed. Accordingly, if the proposal to approve the charter amendment to change Pulte’s corporate name is approved by Pulte’s shareholders, Pulte would file a certificate of amendment to Pulte’s Restated Articles of Incorporation reflecting the change of Pulte’s corporate name with the Michigan Department of Energy, Labor and Economic Growth at the appropriate time during the implementation of its new branding strategy.

Pulte shareholders are also voting on a proposal to adjourn the Pulte special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Pulte special meeting in favor of the proposal to approve the issuance of shares in the merger or the proposal to approve the charter amendment to increase the number of authorized shares of common stock. The approval by Pulte shareholders of this proposal, which we refer to as the Pulte meeting adjournment proposal, is not a condition to the completion of the merger.

Q:	What are Centex stockholders voting to approve and why is this approval necessary?

A:	Centex stockholders are voting on a proposal to approve the Merger Agreement. The approval by Centex stockholders of this proposal, which we refer to as the proposal to approve the Merger Agreement, is required by Nevada law and is a condition to the completion of the merger. Centex stockholders are also voting on a proposal to adjourn the Centex special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Centex special meeting in favor of the proposal to approve the Merger Agreement. The approval by Centex stockholders of this proposal, which we refer to as the Centex meeting adjournment proposal, is not a condition to the completion of the merger.

Q:	What vote of Pulte shareholders is required to approve the proposal to approve the issuance of shares in the merger, the proposal to approve the charter amendment to increase the number of authorized shares of common stock, the proposal to approve the charter amendment to change Pulte’s corporate name and the Pulte meeting adjournment proposal?

A:	In accordance with NYSE listing requirements, the approval by Pulte shareholders of the proposal to approve the issuance of shares in the merger requires a majority of the votes cast on the proposal, provided that the total votes cast on this proposal represent over 50% of the outstanding shares of Pulte common stock entitled to vote on this proposal. In accordance with Michigan law, the approval of the proposal to approve the charter amendment to increase the number of authorized shares of common stock and the proposal to approve the charter amendment to change Pulte’s corporate name each requires the affirmative vote of a majority of the outstanding shares entitled to vote on the amendment and the approval of the Pulte meeting adjournment proposal requires the affirmative vote of the holders of a majority of the shares

v

of Pulte common stock present in person or represented by proxy at the Pulte special meeting and entitled to vote thereon, whether or not a quorum is present.

Q:	What vote of Centex stockholders is required to approve the proposal to approve the Merger Agreement and the Centex meeting adjournment proposal?

A:	In accordance with Nevada law, the approval by Centex stockholders of the proposal to approve the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Centex common stock entitled to vote at the Centex special meeting and the approval of the Centex meeting adjournment proposal requires the affirmative vote of the holders of a majority of the shares of Centex common stock present in person or represented by proxy at the Centex special meeting and entitled to vote thereon, whether or not a quorum is present.

Q:	How does the Pulte board of directors recommend that Pulte shareholders vote?

A:	The Pulte board of directors has determined that it is in the best interests of Pulte and its shareholders, and declared it advisable, to enter into the Merger Agreement. Accordingly, the Pulte board of directors has approved the Merger Agreement and the completion of the transactions contemplated thereby, including the merger. The Pulte board of directors unanimously recommends that Pulte shareholders vote “FOR” the proposal to approve the issuance of shares in the merger, “FOR” the proposal to approve the charter amendment to increase the number of authorized shares of common stock, “FOR” the proposal to approve the charter amendment to change Pulte’s corporate name and “FOR” the Pulte meeting adjournment proposal.

Q:	How does the Centex board of directors recommend that Centex stockholders vote?

A:	The Centex board of directors has determined that it is in the best interests of Centex and its stockholders, and declared it advisable, to enter into the Merger Agreement. Accordingly, the Centex board of directors has approved the Merger Agreement and the completion of the transactions contemplated thereby, including the merger. The Centex board of directors unanimously recommends that Centex stockholders vote “FOR” the proposal to approve the Merger Agreement and “FOR” the Centex meeting adjournment proposal.

Q:	What should Pulte shareholders and Centex stockholders do now in order to vote on the proposals being considered at their company’s special meeting?

A:	Shareholders of record of Pulte as of the Pulte record date and stockholders of record of Centex as of the Centex record date may vote now by proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed postage-paid envelope or by submitting a proxy over the Internet or by telephone by following the instructions on the enclosed proxy card. If you hold Pulte shares or Centex shares in “street name,” which means your shares are held of record by a broker, bank or nominee, you must provide the record holder of your shares with instructions on how to vote your shares. Please refer to the voting instruction card used by your broker, bank or nominee to see if you may submit voting instructions using the Internet or telephone.

Additionally, you may also vote in person by attending your company’s special meeting. If you plan to attend your company’s special meeting and wish to vote in person, you will be given a ballot at the special meeting. Please note, however, that if your shares are held in “street name,” and you wish to vote in person at your company’s special meeting, you must bring a proxy from the record holder of the shares authorizing you to vote at the special meeting. Whether or not you plan to attend your company’s special meeting, you are encouraged to grant your proxy as described in this joint proxy statement/prospectus.

Q:	What will happen if I abstain from voting, fail to vote or do not direct how to vote on my proxy?

A:	The failure of a Pulte shareholder or a Centex stockholder to vote or to instruct his or her broker to vote if his or her shares are held in “street name” may have a negative effect on the ability of Pulte or Centex, as applicable, to obtain the number of votes necessary for approval of the proposals.

For purposes of the Pulte shareholder vote, an abstention, which occurs when a shareholder attends a meeting, either in person or by proxy, but abstains from voting, will have the same effect as voting against the proposal to approve the issuance of shares in the merger, the proposal to approve the charter amendment to increase the number of authorized shares of common stock and the proposal to approve the charter amendment to change Pulte’s corporate name, but will not affect the Pulte meeting adjournment proposal. The failure of a Pulte shareholder to vote or to instruct his or her broker, bank or nominee to vote if his or her shares are held in “street name” will have the same effect as voting against the proposal to approve the charter amendment to increase the number of authorized shares of common stock and the proposal to approve the charter amendment to change Pulte’s corporate name, but will not similarly affect the proposal to approve the issuance of shares in the merger or the Pulte meeting adjournment proposal. All properly signed proxies that are received prior to the Pulte special meeting and that are not revoked will be voted at the special meeting according to the instructions indicated on the proxies or, if no direction is indicated, they will be voted “FOR” the proposal to approve the issuance of shares in the merger, “FOR” the proposal to approve the charter amendment to increase the number of authorized shares of common stock, “FOR” the proposal to approve the charter amendment to change Pulte’s corporate name and “FOR” the Pulte meeting adjournment proposal.

For purposes of the Centex stockholder vote, an abstention or the failure of a Centex stockholder to vote or to instruct his or her broker, bank or nominee to vote if his or her shares are held in “street name” will have the same effect as voting against the proposal to approve the Merger Agreement but will not similarly affect the Centex meeting adjournment proposal. All properly signed proxies that are received prior to the Centex special meeting and that are not revoked will be voted at the special meeting according to the instructions indicated on the proxies or, if no direction is indicated, they will be voted “FOR” the proposal to approve the Merger Agreement and “FOR” the Centex meeting adjournment proposal.

Q:	Can I change my vote after I have delivered my proxy?

A:	Yes. If you are a holder of record, you can change your vote at any time before your proxy is voted at the special meeting by:

• delivering a signed written notice of revocation to the corporate secretary of your company at:

Pulte Homes, Inc.	Centex Corporation
100 Bloomfield Hills Parkway, Suite 300	2728 N. Harwood Street
Bloomfield Hills, Michigan 48304	Dallas, Texas 75201
Attn.: Corporate Secretary	Attn.: Corporate Secretary

• signing and delivering a new, valid proxy bearing a later date and, if it is a written proxy, it must be signed and delivered to the attention of your company’s corporate secretary;

• submitting another proxy by telephone or on the Internet (your latest telephone or Internet voting instructions will be followed); or

• attending the special meeting and voting in person, although your attendance alone will not revoke your proxy.

If your shares are held in a “street name” account, you must contact your broker, bank or other nominee to change your vote.

Q:	What should Pulte shareholders or Centex stockholders do if they receive more than one set of voting materials?

A:	You may receive more than one set of voting materials, including multiple copies of this joint proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. In addition, if you are both a shareholder of Pulte and a stockholder of Centex, you will receive one or more separate proxy cards or voting instruction cards for each company. Please complete, sign, date and return each proxy card and voting instruction card that you receive.

Q:	Should Centex stockholders send in their Centex stock certificates now?

A:	No. After the merger is completed, Centex stockholders will be sent written instructions for exchanging their shares of Centex common stock for shares of Pulte common stock.

Q:	Who can help answer my questions?

A:	If you have any questions about the merger or how to submit your proxy, or if you need additional copies of this joint proxy statement/prospectus, the enclosed proxy card or voting instructions, you should contact:

If you are a Pulte shareholder:

or

Pulte Homes, Inc.	D.F. King & Co., Inc.
100 Bloomfield Hills Parkway, Suite 300	48 Wall Street, 22nd Floor
Bloomfield Hills, Michigan 48304	New York, New York 10005
Attn.: Investor Relations	(800) 714-3313 (toll-free)
(248) 647-2750	(212) 269-5550 (collect)
pulteproxy@dfking.com

If you are a Centex stockholder:

or

Centex Corporation	Innisfree M&A Incorporated
P.O. Box 199000	501 Madison Avenue, 20th Floor
Dallas, Texas 75219-9000	New York, New York 10022
Attn.: Investor Relations	(877) 717-3930 (toll-free)
(214) 981-5000	(212) 750-5833 (collect for banks and brokers)
info@innisfreema.com
(for material requests only)

SUMMARY

The following is a summary that highlights information contained in this joint proxy statement/prospectus. This summary may not contain all of the information that may be important to you. For a more complete description of the Merger Agreement and the transactions contemplated by the Merger Agreement, including the merger, the issuance of shares in the merger and the charter amendment to increase the number of authorized shares of common stock, we encourage you to read carefully this entire joint proxy statement/prospectus, including the attached Annexes. In addition, we encourage you to read the information incorporated by reference into this joint proxy statement/prospectus, which includes important business and financial information about Pulte and Centex that has been filed with the SEC. You may obtain the information incorporated by reference into this joint proxy statement/prospectus without charge by following the instructions in the section entitled “Additional Information — Where You Can Find More Information” beginning on page 134.

The Companies

Pulte Homes, Inc.
100 Bloomfield Hills Parkway, Suite 300
Bloomfield Hills, Michigan 48304
(248) 647-2750

Pulte, a Michigan corporation organized in 1956, is a publicly held holding company whose subsidiaries engage in the homebuilding and financial services businesses. Pulte’s assets consist principally of the capital stock of its subsidiaries and its income primarily consists of dividends from its subsidiaries. Its direct subsidiaries include Pulte Diversified Companies, Inc., Del Webb Corporation and other subsidiaries engaged in the homebuilding business. Pulte Diversified Companies, Inc.’s operating subsidiaries include Pulte Home Corporation, Pulte International Corporation and other subsidiaries engaged in the homebuilding business. Pulte also has a mortgage banking company, Pulte Mortgage LLC, which is a subsidiary of Pulte Home Corporation. Pulte common stock is traded on the NYSE under the symbol “PHM”.

Pi Nevada Building Company
100 Bloomfield Hills Parkway, Suite 300
Bloomfield Hills, Michigan 48304
(248) 647-2750

Pi Nevada Building Company is a direct wholly owned subsidiary of Pulte and was formed solely for the purpose of consummating the merger. Pi Nevada Building Company has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the merger.

Centex Corporation
2728 N. Harwood Street
Dallas, Texas 75201
(214) 981-5000

Centex, a Nevada corporation, was founded in 1950 as a Dallas, Texas-based residential construction company. Subsequently, Centex expanded its business to include a broad range of activities related to construction, construction products and financing, but has more recently refocused operations on residential construction and related activities, including mortgage financing to Centex’s homebuyers. Centex’s subsidiary companies operate in two principal lines of business: Home Building and Financial Services. Home Building’s operations currently involve the construction and sale of detached and attached single-family homes. The land used for the construction of Centex’s homes is acquired through the purchase of finished or partially finished lots and through the purchase of raw land that must be developed. Financial Services’ operations consist primarily of mortgage lending, title agency services and the sale of title insurance. These activities include mortgage origination and other related services for homes sold by Centex’s subsidiaries and others. Centex has been in the mortgage lending business since 1973. Centex common stock is traded on the NYSE under the symbol “CTX”.

The Merger (see page 37)

Pulte and Centex have agreed to combine under the terms and conditions set forth in the Merger Agreement, which we describe in this joint proxy statement/prospectus. Pursuant to the Merger Agreement, Pi Nevada Building Company, a wholly owned subsidiary of Pulte, will merge with and into Centex, with Centex continuing as the surviving corporation and a wholly owned subsidiary of Pulte. We have attached the Merger Agreement as Annex A to this joint proxy statement/prospectus. We encourage you to carefully read the Merger Agreement in its entirety. We currently expect that the merger will be completed during the third quarter of 2009. However, we cannot predict the actual timing.

Merger Consideration

If you are a Centex stockholder, upon completion of the merger, each of your shares of Centex common stock (including the associated preferred share purchase rights granted under Centex’s stockholder rights agreement) will be converted into the right to receive 0.975 of a share of Pulte common stock (including the associated preferred share purchase rights granted under Pulte’s shareholder rights agreement), which we refer to as the exchange ratio. The exchange ratio is fixed, which means that it is not subject to adjustment. Unless otherwise indicated or the context otherwise requires, all references in this document to shares of Pulte common stock to be received in the transaction include the associated Pulte preferred share purchase rights. We refer to the consideration to be paid to the Centex stockholders by Pulte as the merger consideration. The merger will have no effect on the number of shares of Pulte common stock owned by existing Pulte shareholders.

Pulte will not issue fractional shares of Pulte common stock in the merger. As a result, a Centex stockholder will receive cash for any fractional share of Pulte common stock that they would otherwise be entitled to receive in the merger, which is the only merger consideration payable in cash by Pulte in connection with the proposed merger. For a full description of the treatment of fractional shares, see “The Merger Agreement — Fractional Shares” beginning on page 76.

Centex Equity Awards

Stock Options

Upon completion of the merger, each outstanding Centex stock option granted under a Centex stock plan, whether vested or unvested, will be converted into a vested option to purchase Pulte common stock on the same terms and conditions (except for vesting conditions) as were applicable to such Centex stock option, with adjustments to the number of shares subject to the option and the exercise price per share applicable to the option to reflect the exchange ratio. Pursuant to the Merger Agreement, if the Centex stock option was granted to an employee with an exercise price less than $40.00 per share, the converted, vested Pulte stock option will provide that, if the option holder experiences a severance-qualifying termination of employment during the two-year period following the merger, the stock option will remain exercisable until the later of (1) the third anniversary of the date of the termination of employment and (2) the date on which the option would cease to be exercisable in accordance with its terms (or, in either case, if earlier, the expiration of the scheduled term of the option).

Restricted Shares and Restricted or Deferred Stock Units

Upon completion of the merger, each outstanding award of restricted shares of, or restricted or deferred stock units with respect to, Centex common stock granted under a Centex stock plan will vest and be converted into a number of shares of, or units or deferred units with respect to, Pulte common stock on the same terms and conditions (except for vesting conditions) as were applicable to such award, with adjustments to the number of shares of, or units or deferred units with respect to, Pulte common stock to reflect the exchange ratio, except for restricted stock and restricted stock units granted as long-term incentive awards under the Centex equity compensation plans after execution of the Merger Agreement and before the completion of the merger which will not vest upon completion of the merger.

Performance Units

Immediately prior to the completion of the merger, each outstanding award of performance units granted under a Centex stock plan will vest and be converted into the right to receive from Centex an amount in cash equal to the fair market value of a share of Centex common stock on the day immediately prior to the completion of the merger multiplied by the number of shares of Centex common stock subject to such award (assuming the achievement of all applicable performance goals at target levels). Such payments represent settlement of compensatory awards and do not constitute merger consideration.

Share Ownership of Directors and Executive Officers

At the close of business on the Pulte record date, directors and executive officers of Pulte and their affiliates owned and were entitled to vote 44,652,780 shares of Pulte common stock, collectively representing approximately 17.27% of the shares of Pulte common stock outstanding on that date. Certain directors and officers of Pulte, including Pulte’s founder and current chairman William J. Pulte, entered into voting agreements pursuant to which they have agreed to vote their shares of Pulte in support of the proposals to be considered at the Pulte special meeting.

At the close of business on the Centex record date, directors and executive officers of Centex and their affiliates owned and were entitled to vote 2,199,199 shares of Centex common stock, collectively representing 1.75% of the shares of Centex common stock outstanding on that date. Certain directors and officers of Centex entered into voting agreements pursuant to which they have agreed to vote their shares of Centex in support of the proposals to be considered at the Centex special meeting.

Recommendation of the Pulte Board of Directors and Its Reasons for the Merger (see page 45)

After careful consideration, the Pulte board of directors unanimously approved the Merger Agreement on April 7, 2009. The Pulte board of directors unanimously recommends that Pulte shareholders vote “FOR” the proposal to approve the issuance of shares in the merger, “FOR” the proposal to approve the charter amendment to increase the number of authorized shares of common stock, “FOR” the proposal to approve the charter amendment to change Pulte’s corporate name and “FOR” the Pulte meeting adjournment proposal at the Pulte special meeting.

For the factors considered by the Pulte board of directors in reaching its decision to approve the Merger Agreement as well as the Pulte board of directors’ reasons for, and certain risks related to, the merger, see “The Merger — Recommendation of the Pulte Board of Directors and Its Reasons for the Merger” beginning on page 45.

Recommendation of the Centex Board of Directors and Its Reasons for the Merger (see page 49)

After careful consideration, the Centex board of directors unanimously adopted the Merger Agreement and approved the consummation of the transactions contemplated by the Merger Agreement, including the merger, upon the terms and subject to the conditions set forth in the Merger Agreement on April 7, 2009. The Centex board of directors unanimously recommends that Centex’s stockholders vote “FOR” the proposal to approve the Merger Agreement and “FOR” the Centex meeting adjournment proposal at the Centex special meeting.

For the factors considered by the Centex board of directors in reaching its decision to adopt the Merger Agreement and approve the consummation of the transactions contemplated by the Merger Agreement, including the merger, as well as the Centex board of directors’ reasons for, and certain risks related to, the merger, see “The Merger — Recommendation of the Centex Board of Directors and Its Reasons for the Merger” beginning on page 49.

Opinions of Financial Advisors (see pages 51 and 58)

Opinion of Pulte’s Financial Advisor

In connection with the merger, Pulte’s board of directors received a written opinion, dated April 7, 2009, from Pulte’s financial advisor, Citigroup Global Markets Inc., which we refer to as Citi, as to the fairness, from a financial point of view and as of the date of the opinion, to Pulte of the 0.975 exchange ratio provided for in the Merger Agreement.

The full text of Citi’s written opinion, which is attached to this joint proxy statement/prospectus as Annex B, sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken. Citi’s opinion was provided to Pulte’s board of directors in connection with its evaluation of the exchange ratio from a financial point of view to Pulte and does not address any other aspects or implications of the merger or the underlying business decision of Pulte to effect the merger, the relative merits of the merger as compared to any alternative business strategies that might exist for Pulte or the effect of any other transaction in which Pulte might engage. Citi’s opinion is not intended to be and does not constitute a recommendation to any securityholder as to how such securityholder should vote or act on any matters relating to the proposed merger. Under the terms of Citi’s engagement, Pulte has agreed to pay Citi a fee for its financial advisory services in connection with the merger, a significant portion of which is contingent upon completion of the merger.

Opinion of Centex’s Financial Advisor

Goldman, Sachs & Co., which we refer to as Goldman Sachs, rendered its opinion to Centex’s board of directors that, as of April 7, 2009 and based upon and subject to the factors and assumptions set forth therein, the exchange ratio of 0.975 shares of Pulte common stock to be paid for each share of Centex common stock was fair from a financial point of view to the holders of the outstanding shares of Centex common stock.

The full text of the written opinion of Goldman Sachs, dated April 7, 2009, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached to this joint proxy statement/prospectus as Annex C. Goldman Sachs provided its opinion for the information and assistance of Centex’s board of directors in connection with its consideration of the transaction. The Goldman Sachs opinion is not a recommendation as to how any holder of Centex common stock should vote with respect to the transaction or any other matter. Pursuant to an engagement letter between Centex and Goldman Sachs, Centex has agreed to pay Goldman Sachs a transaction fee, the principal portion of which is contingent upon completion of the transaction.

Ownership of Pulte After the Merger

In the merger, Pulte expects to issue approximately 128.1 million shares of Pulte common stock to Centex stockholders, based on Centex’s shares of common stock and equity awards outstanding as of the Pulte record date, and assuming that all of the equity awards outstanding as of such date remain outstanding as of the date on which the merger is completed. Immediately following the completion of the merger, Centex stockholders are expected to own approximately 32.1% of the shares of Pulte common stock outstanding. The merger will have no effect on the number of shares of Pulte common stock owned by existing Pulte shareholders.

Interests of Pulte’s Directors and Executive Officers in the Merger (see page 70)

Pulte believes that none of the executive officers and directors of Pulte has interests in the merger that differ from, or are in addition to, the interests of Pulte’s shareholders.

Interests of Centex’s Directors and Executive Officers in the Merger (see page 70)

Centex’s executive officers and directors have financial interests in the merger that are different from, or in addition to, their interests as Centex stockholders. Centex’s board of directors was aware of and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement, and in recommending to the Centex stockholders that they vote in favor of the proposal to approve the Merger Agreement.

Certain equity compensation awards held by Centex’s executive officers and directors will vest in connection with the merger, except that awards granted after execution of the Merger Agreement will not vest upon completion of the merger, although a portion of such awards will vest upon a subsequent severance- qualifying termination. Based on Centex equity compensation awards outstanding as of the Pulte record date, and assuming that the merger is completed on August 18, 2009, the executive officers and directors as a group, will vest in 502,168 stock options, and 3,478, 12,056, 716,734 and 295,973 deferred stock units, restricted stock units, shares of restricted stock, and long-term performance units, respectively. Assuming that immediately after the completion of the merger each executive officer’s service with Centex is terminated without “cause,” the executive officers as a group will vest in an additional 82,617 shares of restricted stock. Assuming that immediately after the completion of the merger each executive officer’s service with Centex is terminated without “cause,” the aggregate value of the equity awards held by Centex executive officers and directors, the vesting of which will have been accelerated by the merger or by such termination, based on the closing price of Pulte common stock (or Centex common stock, as applicable) as of July 13, 2009, and valuing all stock options based on the excess, if any, of fair market value of the underlying shares over the exercise price, will be $8,781,844.

In addition, each of Centex’s executive officers participates in the Centex Corporation Plan Regarding Severance After a Change in Control, which would provide severance and other benefits in the case of qualifying terminations of employment following a change in control, including the merger. Based on compensation and benefit levels in effect on July 13, 2009 and assuming the merger is completed on August 18, 2009 and the employment of each executive officer is terminated by Centex without “cause” or by the executive for “good reason” immediately thereafter, the executive officers as a group, will be entitled to receive $11,701,738 in cash severance payments under the Centex Corporation Plan Regarding Severance After a Change in Control.

In addition, Centex maintains the 2003 Annual Incentive Compensation Plan, which provides for the payment of a target incentive compensation award to participants for the fiscal year in which a change in control, such as the merger, occurs, upon such change in control. Assuming that the merger is completed on August 18, 2009, the executive officers of Centex who are participants in the plan, as a group, will receive from Centex $4,412,800 in respect of the payment of the target award pursuant to the annual bonus plan in connection with the merger. Also, Centex maintains the Centex Corporation Executive Deferred Compensation Plan, which provides for the full vesting of unvested deferred compensation awards upon a change in control, such as the merger. Assuming that the merger is completed on August 18, 2009, the value of the aggregate amounts held by the executive officers of Centex who have balances under the plan, as a group, that will vest equals $1,933,141.

Timothy R. Eller, chairman and chief executive officer of Centex, has entered into a consulting agreement with Pulte providing for certain payments and benefits to him upon completion of the merger, and for Mr. Eller to serve as vice chairman of the Pulte board of directors and as a consultant to Pulte, in each case, for a period of two years following the completion of the merger.

Management and Board of Directors of Pulte After the Merger (see page 70)

Upon completion of the merger, Richard J. Dugas, Jr., currently president and chief executive officer of Pulte, will also assume the position of chairman of Pulte. Mr. Eller will join the board of directors of Pulte as vice chairman and will serve as a consultant to Pulte, in each case, for two years following completion of the merger. The board of directors of Pulte will be expanded to twelve directors and will include four members of the current Centex board of directors, namely Mr. Eller, Clint W. Murchison, III, James J. Postl and Thomas M. Schoewe, and eight members of the current Pulte board of directors, namely Pulte’s founder and current chairman William J. Pulte, Mr. Dugas, Brian P. Anderson, Cheryl W. Grisé, Debra J. Kelly-Ennis, David N. McCammon, Patrick J. O’Leary and Bernard W. Reznicek.

Listing of Pulte Common Stock (see page 69) and Delisting and Deregistration of Centex Common Stock (see page 69)

Application will be made to have the shares of Pulte common stock to be issued in the merger approved for listing on the NYSE, where Pulte common stock currently is traded under the symbol “PHM”. If the merger is completed, Centex common stock will no longer be listed on the NYSE and will be deregistered under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, and Centex will no longer file periodic reports with the SEC.

Dissenters’ Rights (see page 69)

Pulte

Under Michigan law, holders of Pulte common stock are not entitled to dissenters’ rights in connection with the proposal to approve the issuance of shares in the merger, the proposal to approve the charter amendment to increase the number of authorized shares of common stock or the proposal to approve the charter amendment to change Pulte’s corporate name.

Centex

Under Nevada law, holders of Centex common stock are not entitled to dissenters’ rights in connection with the merger.

Conditions to Completion of the Merger (see page 78)

A number of conditions to each party’s obligation to complete the merger must be satisfied before the merger will be completed, including:

•	the approval of the proposal to approve the Merger Agreement by the holders of a majority of the outstanding shares of Centex common stock;

•	the approval of (1) the proposal to approve the charter amendment to increase the number of authorized shares of common stock by the holders of a majority of the outstanding shares of Pulte common stock entitled to vote on this proposal and (2) the proposal to approve the issuance of shares in the merger by a majority of the votes cast on the proposal, provided that the total votes cast on this proposal represent over 50% of the outstanding shares of Pulte common stock entitled to vote on this proposal;

•	the absence of any temporary restraining order or preliminary or permanent injunction issued by any court of competent jurisdiction that prohibits or prevents the completion of the merger;

•	the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, which we refer to as the HSR Act, which condition was satisfied upon expiration of the applicable waiting period on May 22, 2009;

•	the approval for listing on the NYSE of the shares of Pulte common stock to be issued in the merger and to be reserved for issuance in connection with the merger;

•	the effectiveness under the Securities Act of 1933, as amended, which we refer to as the Securities Act, of the registration statement on Form S-4 of which this joint proxy statement/prospectus forms a part and the absence of any stop order or proceedings initiated by the SEC for that purpose;

•	the accuracy and correctness of representations and warranties of the other party, subject to certain qualifications described in the Merger Agreement, and the receipt of a certificate from the officers of the other party to that effect;

•	the other party’s having performed and complied with its covenants in the Merger Agreement in all material respects prior to the completion of the merger, and the receipt of a certificate from the officers of the other party to that effect; and

•	the receipt by each party of a tax opinion from its counsel that the merger will be treated as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, which we refer to as the Internal Revenue Code.

Some of the conditions set forth in the Merger Agreement may be waived by Pulte or Centex, subject to the agreement of the other party in specific cases. For a more detailed discussion of these matters, see “The Merger Agreement — Conditions to Completion of the Merger” beginning on page 78.

Regulatory Approvals (see page 65)

The merger was subject to review under the HSR Act by the United States Federal Trade Commission, which we refer to as the FTC, and the Antitrust Division of the United States Department of Justice, which we refer to as the DOJ. The required notifications were filed on April 21, 2009 by Centex and on April 22, 2009 by Pulte, and the statutory waiting period under the HSR Act expired on May 22, 2009 at 11:59 p.m., eastern time. No other regulatory approvals are a condition to the completion of the merger.

Litigation (see page 65)

Centex, its directors and Pulte are parties to multiple lawsuits filed by third parties seeking monetary damages or injunctive relief, or both, in connection with the Merger Agreement. Based on the facts known to date, the defendants believe that the claims asserted against them in these lawsuits are without merit, and the defendants intend to defend themselves vigorously against the claims.

No Solicitation by Centex (see page 80)

Subject to certain exceptions, the Merger Agreement precludes Centex from soliciting or engaging in discussions or negotiations with a third party with respect to a proposal to acquire a significant interest in Centex’s equity or assets. Notwithstanding such restrictions, the Merger Agreement provides that, under specified circumstances occurring before Centex stockholders approve the proposal to approve the Merger Agreement, if Centex receives an unsolicited proposal from a third party to acquire a significant interest in Centex that its board of directors determines in good faith is reasonably likely to lead to a proposal that is superior to the merger with Pulte, Centex may furnish nonpublic information to that third party and engage in negotiations regarding an acquisition proposal with that third party.

Termination of the Merger Agreement (see page 88)

The Merger Agreement may be terminated at any time prior to the completion of the merger by the mutual written consent of Pulte and Centex. Also, subject to certain qualifications and exceptions, either Pulte or Centex may terminate the Merger Agreement at any time prior to the completion of the merger if:

•	the merger does not occur on or before November 7, 2009;

•	a governmental entity permanently enjoins or otherwise prohibits the completion of the merger;

•	the Centex special meeting concludes without the approval of the proposal to approve the Merger Agreement by Centex’s stockholders; or

•	the Pulte special meeting concludes without the approval of the proposal to approve the issuance of shares in the merger and the proposal to approve the charter amendment to increase the number of authorized shares of common stock by Pulte’s shareholders.

Centex may terminate the Merger Agreement in light of a superior proposal at any time prior to the approval of the proposal to approve the Merger Agreement by Centex’s stockholders if (subject to certain qualifications and exceptions):

•	Centex is not in material breach of certain restrictions on its ability to solicit alternative proposals, including its obligation to notify Pulte of the superior proposal;

•	the superior proposal continues to constitute a superior proposal three business days after Pulte is notified of the superior proposal; and

•	the Centex board of directors determines that recommending that Centex stockholders vote for the proposal to approve the Merger Agreement, or failing to change such recommendation, would be inconsistent with its fiduciary obligations.

In addition, Centex may terminate the Merger Agreement at any time prior to the completion of the merger if (subject to certain qualifications and exceptions):

•	Pulte breaches or fails to perform in any material respect any of its representations, warranties, covenants or other agreements, which breach or failure to perform would result in a failure of any of the conditions to Centex’s obligation to complete the merger; or

•	Pulte’s board of directors changes its recommendation that Pulte’s shareholders approve the proposal to approve the charter amendment to increase the number of authorized shares of common stock and the proposal to approve the issuance of shares in the merger.

Pulte may terminate the Merger Agreement at any time prior to the completion of the merger if (subject to certain qualifications and exceptions):

•	Centex breaches or fails to perform in any material respect any of its representations, warranties, covenants or other agreements, which breach or failure to perform would result in a failure of any of the conditions to Pulte’s obligation to complete the merger; or

•	the Centex board of directors changes its recommendation that Centex’s stockholders approve the proposal to approve the Merger Agreement, or recommends the approval or adoption of any alternative proposal to Centex’s stockholders.

Termination Fees (see page 89)

If the Merger Agreement is terminated, Centex may be required in specified circumstances to pay a termination fee of $24 million or $48 million to Pulte, and Pulte may be required in specified circumstances to pay a termination fee of $51 million or $102 million to Centex.

Material United States Federal Income Tax Consequences (see page 67)

The merger is intended to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. It is a condition to the completion of the merger that Pulte and Centex each receives a written opinion from its counsel, dated as of the date of completion of the merger, to the effect that the merger will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. In addition, in connection with the filing of the registration statement of which this joint proxy statement/prospectus is a part, each of Pulte and Centex has received a legal opinion to the same effect. Accordingly, holders of Centex common stock whose shares of Centex common stock are exchanged in the merger for shares of Pulte common stock generally will not recognize gain or loss for U.S. federal income tax purposes, except with respect to any cash received in lieu of fractional shares of Pulte common stock.

Tax matters are complicated, and the tax consequences of the merger to each Centex stockholder will depend on such stockholder’s particular facts and circumstances.

Centex stockholders should consult their tax advisors with respect to the federal, state and other tax consequences to them of the merger.

Accounting Treatment (see page 69)

Pulte will account for the acquisition of shares of Centex common stock through the merger under the acquisition method of accounting for business combinations. In determining the acquirer for accounting purposes, Pulte considered the factors required under Statement of Financial Accounting Standards No. 141 (revised), Business Combinations, which we refer to as SFAS 141(R), and determined that Pulte will be considered the acquirer of Centex for accounting purposes.

Risk Factors (see page 19)

In evaluating the merger, the Merger Agreement or the issuance of shares of Pulte common stock in the merger, you should carefully read this joint proxy statement/prospectus and especially consider the factors discussed in the section entitled “Risk Factors” beginning on page 19.

Dividend Policies

Pulte

The holders of Pulte common stock receive dividends if and when declared by the Pulte board of directors. On November 24, 2008, Pulte discontinued its regular quarterly dividend effective in the first quarter of 2009. Due to the ongoing difficult business conditions and Pulte’s expectation that such conditions will continue for at least the near term, Pulte does not anticipate paying dividends on its common stock in the foreseeable future. Pursuant to the Merger Agreement, Pulte has agreed that, except in the ordinary course of business, it will not authorize or declare any dividend on or make any distribution with respect to any shares of its capital stock prior to the completion of the merger.

Centex

The holders of Centex common stock receive dividends if and when declared by the Centex board of directors. Centex suspended its regular quarterly dividend on October 9, 2008. Pursuant to the Merger Agreement, Centex has agreed that it will not authorize or declare any dividend on or make any distribution with respect to any shares of its capital stock prior to the completion of the merger.

Comparison of Stockholder Rights and Corporate Governance Matters (see page 125)

Centex stockholders receiving the merger consideration will have different rights once they become Pulte shareholders due to differences between the governing documents of Pulte and Centex and between Michigan and Nevada law. In particular:

•	Centex’s stockholders may amend Centex’s by-laws with the affirmative vote of stockholders holding 66 2/3% or more of the voting power, whereas Pulte stockholders may amend Pulte’s by-laws with the approval of a majority of the votes cast;

•	A Centex stockholder that intends to nominate a director or bring business before an annual meeting must comply with certain advance notice requirements, whereas a Pulte shareholder is only required to do so if he or she intends to nominate a director;

•	Nevada law, to which Centex is subject, limits the voting rights of shares acquired by certain stockholders that acquire more than twenty percent of a corporation’s shares, whereas Michigan law, to which Pulte is subject, does not provide for such a restriction;

•	To preserve Pulte’s net operating loss carryforwards and other tax benefits, Pulte’s by-laws provide for certain transfer restrictions on Pulte’s common stock, whereas neither Centex’s articles of incorporation nor by-laws provide for any transfer restrictions to preserve Centex’s net operating loss carryforwards and other tax benefits; and

•	Pulte’s Restated Articles of Incorporation and by-laws permit shareholder action by written consent if signed by the requisite number of holders, whereas Centex’s articles of incorporation and by-laws generally prohibit stockholder action by written consent, subject to certain limited exceptions.

These and certain other differences are described in detail under “Comparison of Stockholder Rights and Corporate Governance Matters” beginning on page 125.

Fees and Expenses (see page 91)

Generally, all fees and expenses incurred in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement will be paid by the party incurring those expenses, subject to the specific exceptions discussed in this joint proxy statement/prospectus.

Summary Selected Historical Financial Data for Pulte

The following tables set forth the selected historical consolidated financial and operating data for Pulte. The selected consolidated financial and operating data as of and for the fiscal years ended December 31, 2008, 2007, 2006, 2005 and 2004 have been derived from Pulte’s audited consolidated financial statements, which are incorporated by reference into this joint proxy statement/prospectus. The selected consolidated financial and operating data as of and for the three months ended March 31, 2009 and 2008 have been derived from Pulte’s unaudited condensed consolidated financial statements, which are incorporated by reference into this joint proxy statement/prospectus. The results for the three months ended March 31, 2009 and 2008 are not necessarily indicative of the results that may be expected for the entire fiscal year. Pulte’s unaudited interim financial statements reflect all adjustments that management of Pulte considers necessary for fair presentation of the financial position and results of operations for such periods in accordance with United States generally accepted accounting principles, which we refer to as GAAP. Historical results are not necessarily indicative of the results that may be expected for any future period.

This selected consolidated financial and operating data should be read in conjunction with Pulte’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and Pulte’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009. See “Additional Information — Where You Can Find More Information” beginning on page 134.

	Three Months Ended March 31, (1)		Year Ended December 31, (1)
	2009	2008	2008	2007	2006	2005	2004
	(Dollars in thousands, except per share data)

OPERATING DATA:
Homebuilding:
Revenues	$565,343	$1,398,109	$6,112,038	$9,121,730	$14,075,248	$14,528,236	$11,400,008

Income (loss) before income taxes	$(507,433)	$(705,130)	$(1,694,711)	$(2,509,492)	$1,010,368	$2,298,822	$1,635,580

Financial Services:
Revenues	$18,549	$43,488	$151,016	$134,769	$194,596	$161,414	$112,719

Income (loss) before income taxes	$(748)	$15,044	$28,045	$42,980	$115,460	$70,586	$47,429

Other non-operating:
Revenues	$3,528	$7,222	$26,404	$6,595	$4,564	$4,885	$1,749

Income (loss) before income taxes	$(4,065)	$(2,970)	$(15,933)	$(30,391)	$(43,100)	$(92,394)	$(90,685)

Consolidated results:
Revenues	$587,420	$1,448,819	$6,289,458	$9,263,094	$14,274,408	$14,694,535	$11,514,476

Income (loss) from continuing operations before income taxes	$(512,246)	$(693,056)	$(1,682,599)	$(2,496,903)	$1,082,728	$2,277,014	$1,592,324
Income taxes (benefit)	2,572	3,088	(209,486)	(222,486)	393,082	840,126	598,751

Income (loss) from continuing operations	(514,818)	(696,144)	(1,473,113)	(2,274,417)	689,646	1,436,888	993,573
Income (loss) from discontinued operations(1)	—	—	—	18,662	(2,175)	55,025	(7,032)

Net income (loss)	$(514,818)	$(696,144)	$(1,473,113)	$(2,255,755)	$687,471	$1,491,913	$986,541

(1)	Income (loss) from discontinued operations is comprised of Pulte’s former thrift operation and Argentina and Mexico homebuilding operations which have been presented as discontinued operations for all periods presented.

	Three Months Ended March 31, (1)		Year Ended December 31, (1)
	2009	2008	2008	2007	2006	2005	2004
	(Dollars in thousands, except per share data)

PER SHARE DATA:
Earnings per share — basic:
Income (loss) from continuing operations	$(2.02)	$(2.75)	$(5.81)	$(9.02)	$2.73	$5.62	$3.93
Income (loss) from discontinued operations(1)	—	—	—	0.07	(0.01)	0.22	(0.03)

Net income (loss)	$(2.02)	$(2.75)	$(5.81)	$(8.94)	$2.73	$5.84	$3.91

Weighted-average common shares outstanding (000’s omitted)	254,578	253,166	253,512	252,192	252,200	255,492	252,590

Earnings per share — assuming dilution:
Income (loss) from continuing operations	$(2.02)	$(2.75)	$(5.81)	$(9.02)	$2.67	$5.47	$3.82
Income (loss) from discontinued operations(1)	—	—	—	0.07	(0.01)	0.21	(0.03)

Net income (loss)	$(2.02)	$(2.75)	$(5.81)	$(8.94)	$2.66	$5.68	$3.79

Weighted-average common shares outstanding and effect of diluted securities (000’s omitted)	254,578	253,166	253,512	252,192	258,621	262,801	260,234

Shareholders’ equity	$9.00	$14.08	$10.98	$16.80	$25.76	$23.18	$17.68

Cash dividends declared(2)	$—	$0.04	$0.16	$0.16	$0.16	$0.13	$0.10

(1)	Income (loss) from discontinued operations is comprised of Pulte’s former thrift operation and Argentina and Mexico homebuilding operations which have been presented as discontinued operations for all periods presented.

(2)	On November 24, 2008, Pulte discontinued the regular quarterly dividend on Pulte’s common stock effective in the first quarter of 2009.

	March 31,		December 31,
	2009	2008	2008	2007	2006	2005	2004
	(Dollars in thousands)

BALANCE SHEET DATA:
House and land inventory	$3,854,041	$6,179,847	$4,201,289	$6,835,945	$9,374,335	$8,756,093	$7,241,350
Total assets	$6,814,933	$9,047,124	$7,708,458	$10,225,703	$13,176,874	$13,060,860	$10,406,897
Senior notes	$3,166,612	$3,478,577	$3,166,305	$3,478,230	$3,537,947	$3,386,527	$2,861,550
Shareholders’ equity	$2,327,787	$3,624,382	$2,835,698	$4,320,193	$6,577,361	$5,957,342	$4,522,274

	Three Months Ended March 31,		Year Ended December 31,
	2009	2008	2008	2007	2006	2005	2004

OTHER DATA:
Homebuilding:
Total markets, at balance sheet date	48	51	49	51	52	54	45
Total settlements — units	2,147	4,733	21,022	27,540	41,487	45,630	38,612
Total net new orders — units	3,022	5,402	15,306	25,175	33,925	47,531	40,576
Backlog units, at balance sheet date	3,049	8,559	2,174	7,890	10,255	17,817	15,916
Average unit selling price	$263,000	$295,000	$284,000	$322,000	$337,000	$315,000	$287,000
Gross profit margin from home sales(1)	(59.0)%	(32.1)%	(10.1)%	(5.0)%	17.4%	23.4%	22.6%

(1)	Homebuilding interest expense, which represents the amortization of capitalized interest, and land and community valuation adjustments are included in homebuilding cost of sales.

Summary Selected Historical Financial Data for Centex

The following table sets forth the selected historical consolidated financial and operating data for Centex. The selected consolidated financial and operating data as of and for the fiscal years ended March 31, 2009, 2008, 2007, 2006 and 2005 have been derived from Centex’s audited consolidated financial statements, which are incorporated by reference into this joint proxy statement/prospectus. Historical results are not necessarily indicative of the results that may be expected for any future period.

This selected consolidated financial and operating data should be read in conjunction with Centex’s Annual Report on Form 10-K for the fiscal year ended March 31, 2009. See “Additional Information — Where You Can Find More Information” beginning on page 134.

	Year Ended March 31, (1)
	2009	2008	2007	2006	2005
	(Dollars in thousands, except per share data)

Revenues	$3,826,530	$8,275,562	$11,887,601	$12,742,666	$9,842,700
Earnings (Loss) from Continuing Operations	$(1,440,151)	$(2,660,968)	$(9,477)	$1,212,665	$898,571
Net Earnings (Loss)	$(1,388,754)	$(2,657,482)	$268,366	$1,289,313	$1,011,364
Shareholders’ Equity	$917,814	$2,298,661	$5,112,269	$5,011,658	$4,280,757
Total Assets	$5,918,114	$8,137,332	$13,199,933	$21,364,999	$20,011,163
Total Debt	$3,223,924	$3,662,220	$5,565,157	$6,055,197	$4,799,365
Per Common Share
Earnings (Loss) from Continuing Operations Per Share — Basic	$(11.58)	$(21.71)	$(0.08)	$9.56	$7.18
Earnings (Loss) from Continuing Operations Per Share — Diluted	$(11.58)	$(21.71)	$(0.08)	$9.13	$6.79
Net Earnings (Loss) Per Share — Basic	$(11.17)	$(21.68)	$2.23	$10.16	$8.08
Net Earnings (Loss) Per Share —
Diluted	$(11.17)	$(21.68)	$2.23	$9.71	$7.64
Cash Dividends(2)	$0.08	$0.16	$0.16	$0.16	$0.16
Book Value Per Share Based on Shares Outstanding at Balance Sheet Date	$7.38	$18.65	$42.61	$41.04	$33.51
Average Shares Outstanding
Basic	124,308,846	122,577,071	120,537,235	126,870,887	125,226,596
Diluted	124,308,846	122,577,071	120,537,235	132,749,797	132,397,961

(1)	The selected financial data presented in this table have been derived from Centex’s audited annual financial statements and adjusted to reflect Centex’s home services operations (sold in April 2008), Construction Services (sold in March 2007), Home Equity (sold in July 2006), and International Homebuilding (sold in September 2005) as discontinued operations.

(2)	On October 9, 2008, Centex announced the discontinuation of the regular quarterly dividend on Centex’s common stock.

Selected Unaudited Pro Forma Condensed Combined Financial Information

The following selected unaudited pro forma condensed combined statement of operations data for the three months ended March 31, 2009 and year ended December 31, 2008 reflect the merger and related transactions as if they had occurred on January 1, 2008. The following unaudited pro forma condensed combined balance sheet data as of March 31, 2009 reflect the merger and related transactions as if they had occurred on March 31, 2009.

Such unaudited pro forma condensed combined financial data is based on the historical financial statements of Pulte and Centex and on publicly available information and certain assumptions and adjustments as discussed in the section entitled “Unaudited Pro Forma Condensed Combined Financial Statements” beginning on page 95, including assumptions relating to the allocation of the consideration paid for the assets and liabilities of Centex based on preliminary estimates of their fair value. This unaudited pro forma condensed combined financial information is provided for illustrative purposes only and is not necessarily indicative of what the operating results or financial position of Pulte or Centex would have been had the merger and related transactions been completed at the beginning of the periods or on the dates indicated, nor are they necessarily indicative of any future operating results or financial position. Pulte and Centex may have performed differently had they been combined during the periods presented. The following should be read in connection with the section of this joint proxy statement/prospectus entitled “Unaudited Pro Forma Condensed Combined Financial Statements” beginning on page 95 and other information included in or incorporated by reference into this joint proxy statement/prospectus.

	For the Three Months	For the Year Ended
	Ended March 31,	December 31,
	2009	2008
	(Dollars in thousands, except per share data)

Statement of Operations Data:
Revenues	$1,414,235	$11,623,171
Expenses	2,382,894	15,271,894
Equity loss	(40,078)	(123,977)

Loss from continuing operations before income taxes	(1,008,737)	(3,772,700)
Income taxes (benefit)	(63,031)	(255,374)

Loss from continuing operations	$(945,706)	$(3,517,326)

	For the Three Months	For the Year Ended
	Ended March 31,	December 31,
	2009	2008

Share and Per Share Data:
Net loss per share
Basic	$(2.51)	$(9.37)
Diluted	$(2.51)	$(9.37)
Weighted average common shares outstanding
Basic	376,276,000	375,214,000
Diluted	376,276,000	375,214,000

	As of March 31,
	2009
	(Dollars in thousands,
	except per share data)

Balance Sheet Data:
Cash and equivalents	$3,455,213
House and land inventory	$6,544,026
Total assets	$12,449,359
Senior notes	$5,769,300
Shareholders’ equity	$3,394,103
Book value per common share outstanding	$8.93	(1)

(1)	Book value per common share outstanding was calculated as shareholders’ equity divided by the sum of the 258,563,448 shares of Pulte common stock outstanding at March 31, 2009 and the 121,698,000 pro forma shares of Pulte common stock estimated to be issued in connection with the merger.

Unaudited Pro Forma Combined Per Share Information

The following selected unaudited pro forma combined per share information for the three months ended March 31, 2009 and the year ended December 31, 2008 reflects the merger and related transactions as if they had occurred on January 1, 2008. The unaudited pro forma combined book value per common share outstanding reflects the merger and related transactions as if they had occurred on March 31, 2009.

Such unaudited pro forma combined per share information is based on the historical financial statements of Pulte and Centex and on publicly available information and certain assumptions and adjustments as discussed in the section entitled “Unaudited Pro Forma Condensed Combined Financial Statements” beginning on page 95, including assumptions relating to the allocation of the consideration paid for the assets and liabilities of Centex based on preliminary estimates of their fair value. This unaudited pro forma combined per share information is provided for illustrative purposes only and is not necessarily indicative of what the operating results or financial position of Pulte or Centex would have been had the merger and related transactions been completed at the beginning of the periods or on the dates indicated, nor are they necessarily indicative of any future operating results or financial position. Pulte and Centex may have performed differently had they been combined during the periods presented. The following should be read in connection with the section entitled “Unaudited Pro Forma Condensed Combined Financial Statements” beginning on page 95, and other information included in or incorporated by reference into this joint proxy statement/prospectus.

	For the Three
	Months Ended	For the Year Ended
	March 31,	December 31,
	2009	2008

Unaudited pro forma combined:
Net loss per share attributable to Pulte
Basic	$(2.51)	$(9.37)
Diluted	$(2.51)	$(9.37)
Dividends declared per common share	$— (2)	$0.16 (2)
Book value per common share	$8.93 (1)	—
Unaudited pro forma Centex equivalent(4):
Net loss per share of Centex common stock exchanged
Basic	$(2.45)	$(9.14)
Diluted	$(2.45)	$(9.14)
Dividends declared per common share of Centex stock exchanged	$— (2)	$0.16 (2)
Book value per common share of Centex stock exchanged	$8.70	—
Pulte historical data:
Loss per share from continuing operations:
Basic	$(2.02)	$(5.81)
Diluted	$(2.02)	$(5.81)
Dividends declared per common share	$— (2)	$0.16 (2)
Book value per common share	$9.00	—
Centex historical data:
Loss per share from continuing operations:
Basic	$(3.26)	$(15.65)
Diluted	$(3.26)	$(15.65)
Dividends declared per common share	$— (3)	$0.08 (3)
Book value per common share	$7.38	—

(1)	Book value per common share outstanding was calculated as shareholders’ equity divided by the sum of the 258,563,448 shares of Pulte common stock outstanding at March 31, 2009 and the 121,698,000 pro forma shares of Pulte common stock estimated to be issued in connection with the merger.

(2)	On November 24, 2008, Pulte discontinued the regular quarterly dividend on Pulte’s common stock effective in the first quarter of 2009. Due to the ongoing difficult business conditions and Pulte’s expectation that such conditions will continue for at least the near term, Pulte does not anticipate paying dividends on its common stock in the foreseeable future.

(3)	On October 9, 2008, Centex announced the discontinuation of the regular quarterly dividend on Centex’s common stock.

(4)	The pro forma Centex equivalent per share information is computed by multiplying the pro forma combined per share amounts by the 0.975 per share exchange ratio to provide per share information for each share of Centex common stock.

Comparative Per Share Market Price Data

Pulte common stock trades on the NYSE under the symbol “PHM”. Centex common stock trades on the NYSE under the symbol “CTX”. The table below sets forth, for the periods indicated, cash dividends paid per share of Pulte and Centex common stock and the range of high and low per share sales prices for Pulte and Centex common stock as reported on the NYSE. For current price information, you should consult publicly available sources. For more information on Pulte and Centex payment of dividends, see “— Dividend Policies” beginning on page 9.

	Pulte Common Stock
	High	Low	Dividends Paid

Calendar Year 2007
First quarter	$35.56	$25.51	$0.04
Second quarter	$29.40	$22.26	$0.04
Third quarter	$24.25	$12.88	$0.04
Fourth quarter	$16.99	$8.78	$0.04
Calendar Year 2008
First quarter	$16.63	$8.20	$0.04
Second quarter	$16.81	$9.57	$0.04
Third quarter	$17.32	$8.32	$0.04
Fourth quarter	$15.38	$6.49	$0.04
Calendar Year 2009
First quarter	$12.90	$7.71	—
Second quarter	$12.45	$8.30	—
Third quarter (through July 17, 2009)	$9.34	$7.84	—

	Centex Common Stock
	High	Low	Dividends Paid

Calendar Year 2007
First quarter	$56.45	$40.41	$0.04
Second quarter	$49.85	$39.59	$0.04
Third quarter	$44.23	$24.55	$0.04
Fourth quarter	$30.75	$17.77	$0.04
Calendar Year 2008
First quarter	$30.29	$18.17	$0.04
Second quarter	$27.72	$13.33	$0.04
Third quarter	$18.71	$10.91	$0.04
Fourth quarter	$17.16	$4.91	—
Calendar Year 2009
First quarter	$12.49	$5.03	—
Second quarter	$11.95	$7.06	—
Third quarter (through July 17, 2009)	$9.08	$7.54	—

The following table presents the last reported sale price of a share of Pulte common stock, as reported on the NYSE, the last reported sale price of a share of Centex common stock, as reported on the NYSE, and the equivalent value of the merger consideration per share of Centex common stock, in each case, on April 7, 2009, the last full trading day prior to the public announcement of the proposed merger, and on July 17, 2009, the last trading day prior to the printing of this joint proxy statement/prospectus for which it was practicable to include this information.

			Value of Merger
			Consideration
	Pulte	Centex	Per Share of Centex
Date	Common Stock	Common Stock	Common Stock(1)

April 7, 2009	$10.77	$7.62	$10.50
July 17, 2009	$9.14	$8.84	$8.91

(1)	Calculated by multiplying the last reported sale price of Pulte common stock by the 0.975 per share exchange ratio.

The market value of the shares of Pulte common stock to be issued in exchange for shares of Centex common stock upon the completion of the merger will not be known at the time Centex stockholders vote on the proposal to approve the Merger Agreement or at the time Pulte shareholders vote on the proposal to approve the issuance of shares in the merger and the proposal to approve the charter amendment to increase the number of authorized shares of common stock. The exchange ratio is fixed and will not be adjusted for changes in the stock prices of either company before the merger is completed.

The above tables show historical stock price comparisons and the equivalent value of the merger consideration per share of Centex common stock. Because the market prices of Pulte common stock and Centex common stock will likely fluctuate prior to the merger, these comparisons may not provide meaningful information to Pulte shareholders in determining whether to approve the proposal to approve the issuance of shares in the merger or the proposal to approve the charter amendment to increase the number of authorized shares of common stock, or to Centex stockholders in determining whether to approve the proposal to approve the Merger Agreement. Pulte shareholders and Centex stockholders are encouraged to obtain current market quotations for Pulte and Centex common stock and to review carefully the other information contained in this joint proxy statement/prospectus or incorporated by reference into this joint proxy statement/prospectus in considering whether to approve the proposals before them. See “Additional Information — Where You Can Find More Information” beginning on page 134.

RISK FACTORS

The merger involves risks for Pulte shareholders and Centex stockholders. Centex stockholders will be choosing to invest in Pulte common stock by voting in favor of the proposal to approve the Merger Agreement. Pulte shareholders will be choosing to permit significant dilution of their percentage ownership in Pulte by voting in favor of the proposal to approve the issuance of shares in the merger and to authorize potential further dilution of their percentage ownership in Pulte by voting in favor of the proposal to approve the charter amendment to increase the number of authorized shares of common stock. In addition to the other information included in this joint proxy statement/prospectus, including the matters addressed in “Cautionary Statement Concerning Forward-Looking Statements” beginning on page 26, you should carefully consider the following risks before deciding whether to vote for approval of the proposal to approve the Merger Agreement, in the case of Centex stockholders, or for approval of the proposal to approve the issuance of shares in the merger and the proposal to approve the charter amendment to increase the number of authorized shares of common stock, in the case of Pulte shareholders. You should also read and consider the risks associated with each of the businesses of Pulte and Centex that are incorporated by reference into this joint proxy statement/prospectus because these risks may also affect the combined company. These risks can be found in the Pulte Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and the Centex Annual Report on Form 10-K for the fiscal year ended March 31, 2009, which are filed with the SEC and incorporated by reference into this joint proxy statement/prospectus. You should also read and consider the other information in this joint proxy statement/prospectus and the other documents incorporated by reference into this joint proxy statement/prospectus. See “Additional Information — Where You Can Find More Information” beginning on page 134.

Risks Relating to the Merger

The combined company will have more indebtedness after the merger, which could adversely affect its cash flows and business.

As of March 31, 2009, the principal amount of Pulte’s outstanding long-term debt was approximately $3.2 billion and its debt service obligations, comprised of scheduled maturities of principal and interest, during the next twelve months was approximately $234 million. Assuming the merger had been completed on March 31, 2009, the principal amount of the combined company’s outstanding debt as of March 31, 2009 would have been approximately $6.3 billion and, based on assumed interest rates, leverage ratios and credit ratings, the combined company’s debt service obligations, comprised of scheduled maturities of principal and interest, during the next twelve months, in the absence of any other transactions, would have been approximately $627 million. As a result of this increase in debt, demands on the combined company’s cash resources will increase after the completion of the merger. As of March 31, 2009, Pulte and Centex had combined cash on hand of approximately $3.5 billion. The increased levels of debt could, among other things:

•	require the combined company to dedicate a substantial portion of its cash on hand and cash flow from operations to the servicing and repayment of its debt, thereby reducing funds available for working capital, capital expenditures, dividends, acquisitions and other purposes;

•	make it more difficult for the combined company to maintain compliance with certain financial covenants in its credit facilities;

•	increase the combined company’s vulnerability to, and limit flexibility in planning for, adverse economic and industry conditions;

•	adversely affect the combined company’s credit rating, with the result that the combined company may have an increased cost of borrowing and its ability to obtain surety bonds could be impaired;

•	limit the combined company’s ability to obtain additional financing to fund future working capital, capital expenditures, additional acquisitions and other general corporate requirements;

•	create competitive disadvantages compared to other companies with less debt; and

•	adversely affect the combined company’s stock price.

Pulte may not realize all of the anticipated benefits of the transaction.

The combined company’s ability to realize the anticipated benefits of the merger will depend, to a large extent, on the ability of Pulte to integrate the businesses of Centex with Pulte. The combination of two independent companies is a complex, costly and time-consuming process. As a result, the combined company will be required to devote significant management attention and resources to integrating the business practices and operations of Pulte and Centex. The integration process may disrupt the business of either or both of the companies and, if implemented ineffectively, would preclude realization of the full benefits expected by Pulte and Centex. The failure of the combined company to meet the challenges involved in integrating successfully the operations of Pulte and Centex or otherwise to realize the anticipated benefits of the transaction could cause an interruption of, or a loss of momentum in, the activities of the combined company and could seriously harm its results of operations. In addition, the overall integration of the two companies may result in unanticipated problems, expenses, liabilities, competitive responses, loss of customer and supplier relationships, and diversion of management’s attention, and may cause the combined company’s stock price to decline. The difficulties of combining the operations of the companies include, among others:

•	consolidating corporate and administrative infrastructures and eliminating duplicative operations;

•	maintaining employee morale and retaining key employees;

•	the diversion of management’s attention from ongoing business concerns;

•	coordinating geographically separate organizations;

•	unanticipated issues in integrating information technology, communications and other systems;

•	managing tax costs or inefficiencies associated with integrating the operations of the combined company; and

•	making any necessary modifications to operating control standards to comply with the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.

In addition, even if the operations of Pulte and Centex are integrated successfully, the combined company may not realize the full benefits of the transaction, including the synergies, cost savings or sales or growth opportunities that we expect. These benefits may not be achieved within the anticipated time frame, or at all. As a result, Pulte and Centex cannot assure you that the combination of Centex with Pulte will result in the realization of the full benefits anticipated from the transaction.

The price of Pulte common stock might decline prior to the completion of the merger, which would decrease the value of the merger consideration to be received by Centex stockholders in the merger. Further, at the Centex special meeting, Centex stockholders will not know the exact value of Pulte common stock that will be issued in the merger.

The market price of Pulte common stock at the time the merger is completed may vary significantly from the price on the date of the Merger Agreement or from the price on the date of the Pulte special meeting and Centex special meeting. Pulte common stock has historically experienced volatility. On April 7, 2009, the last full trading day prior to the public announcement of the proposed merger, Pulte common stock closed at $10.77 per share as reported on the NYSE. From April 8, 2009, through July 17, 2009, the trading price of Pulte common stock ranged from a closing high of $12.30 per share to a closing low of $7.92 per share.

Under the Merger Agreement, each outstanding share of Centex common stock (other than those shares held by Pulte or its merger subsidiary Pi Nevada Building Company, and other than treasury shares) will be converted into the right to receive, upon completion of the merger, the merger consideration. The exchange ratio is fixed and will not be adjusted for changes in the stock prices of either company before the merger is completed. As a result, any changes in the market price of Pulte common stock will have a corresponding effect on the market value of the merger consideration. Neither party, however, has a right to terminate the Merger Agreement based upon changes in the market price of Pulte or Centex common stock.

Pulte and Centex are working to complete the transaction as quickly as possible. We currently expect that the merger will be completed during the third quarter of 2009. Because the date when the transaction is completed may be later than the date of the special meetings, Pulte shareholders and Centex stockholders may not know the exact value of the Pulte common stock that will be issued in the merger at the time they vote on the proposal to approve the Merger Agreement. As a result, if the market price of Pulte common stock upon the completion of the merger is lower than the market price on the date of the Centex special meeting, the market value of the merger consideration received by Centex stockholders in the merger will be lower than the market value of the merger consideration at the time of vote by the Centex stockholders. Moreover, during this interim period, events, conditions or circumstances could arise that could have a material impact or effect on Pulte, Centex or the industries in which they operate.

To be successful, the combined company must retain and motivate key employees, and failure to do so could seriously harm the combined company.

To be successful, the combined company must retain and motivate executives and other key employees. Employees of Pulte and Centex may experience uncertainty about their future roles with the combined company until or after strategies for the combined company are announced or executed. These circumstances may adversely affect the combined company’s ability to retain key personnel. The combined company also must continue to motivate employees and keep them focused on the strategies and goals of the combined company, which effort may be adversely affected as a result of the uncertainty and difficulties with integrating Pulte and Centex. If the combined company is unable to retain executives and other key employees, the roles and responsibilities of such executive officers and employees will need to be filled either by existing or new officers and employees, which may require the combined company to devote time and resources to identifying, hiring and integrating replacements for the departed executives that could otherwise be used to integrate the businesses of Pulte and Centex or otherwise pursue business opportunities.

If the combined company is unable to manage its growth, its business and financial results could suffer.

The combined company’s future financial results will depend in part on its ability to profitably manage its core businesses, including any growth that the combined company may be able to achieve. Over the past several years, each of Pulte and Centex has engaged in the identification of, and competition for, growth and expansion opportunities. In order to achieve those initiatives, the combined company will need to, among other things, recruit, train, retain and effectively manage employees and expand its operations and financial control systems. If the combined company is unable to manage its businesses effectively and profitably, its business and financial results could suffer.

The issuance of shares of Pulte common stock to Centex stockholders in the merger will substantially reduce the percentage ownership interests of Pulte shareholders.

If the transaction is completed, Pulte and Centex expect that, based on Centex’s shares of common stock and equity awards outstanding as of the Pulte record date, Pulte will issue approximately 128.1 million shares of Pulte common stock in the merger. Current Centex stockholders are expected to own approximately 32.1%, and current Pulte shareholders are expected to own approximately 67.9%, of the shares of Pulte common stock outstanding after the merger. The merger will have no effect on the number of shares of Pulte common stock owned by existing Pulte shareholders. The issuance of approximately 128.1 million shares of Pulte common stock to Centex stockholders and holders of equity-based incentive awards will cause a significant reduction in the relative percentage interests of current Pulte shareholders in earnings, voting, liquidation value and book and market value. See “Summary — Ownership of Pulte After the Merger” beginning on page 4.

The pro forma financial statements are presented for illustrative purposes only and may not be an indication of the combined company’s financial condition or results of operations following the transaction.

The pro forma financial statements contained in this joint proxy statement/prospectus are presented for illustrative purposes only and may not be an indication of the combined company’s financial condition or results of operations following the merger for several reasons. The pro forma financial statements have been derived from the historical financial statements of Pulte and Centex and adjustments and assumptions have been made regarding the combined company after giving effect to the transaction. The information upon which these adjustments and assumptions have been made is preliminary, and these kinds of adjustments and assumptions are difficult to make with accuracy. Moreover, the pro forma financial statements do not reflect all costs that are expected to be incurred by the combined company in connection with the transaction. For example, the impact of any incremental costs incurred in integrating the two companies is not reflected in the pro forma financial statements. As a result, the actual financial condition and results of operations of the combined company following the merger may not be consistent with, or evident from, these pro forma financial statements.

The assumptions used in preparing the pro forma financial information may not prove to be accurate, and other factors may affect the combined company’s financial condition or results of operations following the transaction. Any decline or potential decline in the combined company’s financial condition or results of operations may cause significant variations in the stock price of the combined company. See “Unaudited Pro Forma Condensed Combined Financial Statements” beginning on page 95.

The financial forecasts involve risks, uncertainties and assumptions, many of which are beyond the control of Pulte and Centex. As a result, they may not prove to be accurate and are not necessarily indicative of current values or future performance.

The financial forecasts of Pulte and Centex contained in this joint proxy statement/prospectus involve risks, uncertainties and assumptions and are not a guarantee of future performance. The future financial results of Pulte, Centex and, if the merger is completed, the combined company, may materially differ from those expressed in the financial forecasts due to factors that are beyond Pulte’s and Centex’s ability to control or predict. Neither Pulte nor Centex can provide any assurance that their respective financial forecasts will be realized or that their respective future financial results will not materially vary from the financial forecasts. The financial forecasts cover multiple years, and the information by its nature becomes subject to greater uncertainty with each successive year. The financial forecasts do not take into account any circumstances or events occurring after the date they were prepared.

More specifically, the financial forecasts:

•	necessarily make numerous assumptions, many of which are beyond the control of Pulte and Centex and may not prove to be accurate;

•	do not necessarily reflect revised prospects for Pulte’s and Centex’s businesses, changes in general business or economic conditions, or any other transaction or event that has occurred or that may occur and that was not anticipated at the time the forecasts were prepared;

•	are not necessarily indicative of current values or future performance, which may be significantly more favorable or less favorable than is reflected in the forecasts; and

•	should not be regarded as a representation that the financial forecasts will be achieved.

The financial forecasts were not prepared with a view toward public disclosure or compliance with published guidelines of the SEC or the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information or GAAP and do not reflect the effect of any proposed or other changes in GAAP that may be made in the future. See “Financial Forecasts” beginning on page 115.

Some of the conditions to the merger may be waived by Pulte or Centex without resoliciting shareholder or stockholder approval of the proposals approved by them.

Some of the conditions set forth in the Merger Agreement may be waived by Pulte or Centex, subject to the agreement of the other party in specific cases. See “The Merger Agreement — Conditions to Completion of the Merger” beginning on page 78. If any conditions are waived, Pulte and Centex will evaluate whether amendment of this joint proxy statement/prospectus and resolicitation of proxies are warranted. If the board of directors of Pulte or Centex determines that resolicitation of their respective shareholders or stockholders is not warranted, the applicable company will have the discretion to complete the merger without seeking further shareholder or stockholder approval.

Provisions of the Merger Agreement may deter alternative business combinations and could negatively impact the stock prices of Pulte and Centex if the Merger Agreement is terminated in certain circumstances.

Restrictions in the Merger Agreement prohibit Centex from soliciting any acquisition proposal or offer for a merger or business combination with any other party, including a proposal that might be advantageous to the stockholders of Centex when compared to the terms and conditions of the merger with Pulte.

In addition, if the Merger Agreement is terminated, Centex may be required in specified circumstances to pay a termination fee of $24 million or $48 million to Pulte, and Pulte may be required in specified circumstances to pay a termination fee of $51 million or $102 million to Centex. In the event the merger is terminated by Pulte or Centex in circumstances that obligate either party to pay the termination fee to the other party, the trading price of Pulte’s and/or Centex’s stock may decline.

These provisions may deter third parties from proposing or pursuing alternative business combinations that might result in greater value to Centex stockholders than the merger with Pulte.

Directors and executive officers of Centex have interests in the transaction that are different from, or in addition to, the interests of Centex stockholders.

Centex’s executive officers and directors have financial interests in the merger that are different from, or in addition to, their interests as Centex stockholders. Stock-based awards held by Centex’s executive officers and directors will vest in connection with the merger. In addition, each of Centex’s executive officers participates in the Centex Corporation Plan Regarding Severance After a Change in Control, which would provide severance and other benefits in the case of qualifying terminations of employment following a change in control, including the merger. Timothy R. Eller, chairman and chief executive officer of Centex, has entered into a consulting agreement with Pulte providing for certain payments and benefits to him upon the completion of the merger, and for Mr. Eller to serve as vice chairman of the Pulte board of directors and serve as a consultant to Pulte, in each case, for a period of two years following the completion of the merger. Pursuant to the terms of Centex’s nonqualified deferred compensation arrangements, certain benefits payable to executive officers will vest upon completion of the merger.

The merger may result in substantial goodwill for the combined company. If the combined company’s goodwill becomes impaired, then the profits of the combined company may be significantly reduced or eliminated and shareholders’ equity may be reduced.

The unaudited pro forma financial statements reflect preliminary estimates of goodwill of approximately $241.6 million as a result of the merger. This approximate amount of goodwill assumes that the Pulte common stock received by the Centex stockholders in the merger has a market value of $8.96 per share (the closing price of Pulte common stock on the NYSE on June 25, 2009). The actual amount of goodwill recorded may be materially different and will depend in part on the market value of Pulte common stock as of the date on which the merger is completed and the appropriate allocation of purchase price, which may be impacted by a number of factors, including changes in the net assets acquired and changes in the fair values of the net assets acquired. On at least an annual basis, Pulte assesses whether there has been an impairment in the value of goodwill. If the carrying value of goodwill exceeds its estimated fair value, impairment is deemed to have occurred and the carrying value of goodwill is written down to fair value. Under GAAP, this would result in a charge to the combined company’s operating earnings. Accordingly, any determination requiring the write-off of a significant portion of goodwill recorded in connection with the merger would negatively affect the combined company’s results of operations.

The combined company may be subject to additional asset impairments in the future.

Both Pulte and Centex have incurred in recent periods substantial impairments of their land and certain other assets. The market value of land, building lots and housing inventories can fluctuate significantly as a result of changing market conditions and the measures that the combined company will employ to manage inventory risk may not be adequate to insulate its operations from a severe drop in inventory values. If housing demand continues to decrease below what the combined company anticipates, the combined company may not be able to generate profits similar to what Pulte and Centex have made in the past, may experience less than anticipated profits, and/or may not be able to recover its costs when it sells and builds homes. When market conditions are such that land values are not appreciating, option arrangements previously entered into may become less desirable, at which time the combined company may elect to forego deposits and pre-acquisition costs and terminate the agreement. In the face of adverse market conditions, the combined company may have substantial inventory carrying costs, may have to write down its inventory to its fair value, and/or may have to sell land or homes at a loss.

As a result of the changing market conditions in the homebuilding industry that have occurred since early 2006, both Pulte and Centex have incurred significant land-related charges resulting from the write-off of deposits and pre-acquisition costs related to land transactions that they each no longer plan to pursue, net realizable valuation adjustments related to land positions sold or held for sale, impairments on land assets related to communities under development or to be developed in the future, and impairments of their respective investments in unconsolidated joint ventures. It is possible that the estimated cash flows from these projects may change and could result in a future need of the combined company to record additional valuation adjustments.

If conditions in the homebuilding industry worsen in the future or if the combined company’s strategy related to certain communities changes, the combined company may be required to evaluate its assets, including additional projects, for additional impairments or write-downs, which could result in additional charges that might be significant. Pulte and Centex cannot predict the duration of the downturn in the homebuilding industry, nor provide any assurances that the adjustments that the combined company intends to make in its operating strategy to address the conditions will be successful.

We also currently expect that the combined company will have over $200 million of intangible assets relating to tradenames, of which approximately $110 million will have resulted from the merger. The combined company will periodically assess whether there has been an impairment in the value of these intangible assets. If an impairment is deemed to have occurred, then the carrying value of the tradenames will be written down to fair value. Under GAAP, this would result in a charge to the combined company’s operating earnings. Accordingly, any determination requiring the write-off of a significant portion of the value of the tradenames recorded in connection with the merger would negatively affect the combined company’s results of operations.

Pulte and Centex will incur significant transaction and merger-related integration costs in connection with the merger.

Pulte and Centex expect to incur costs associated with completing the merger and integrating the operations of the two companies. Pulte and Centex estimate that their transaction costs for the merger will be approximately $20.0 million and $30.0 million, respectively, which include fees for investment banking, legal, accounting, due diligence, tax, valuation, printing and other various services in connection with the transaction. The substantial majority of additional non-recurring expenses resulting from the merger will be comprised of facilities and systems consolidation costs and employment-related costs. Pulte currently estimates severance costs for cash payments to certain senior executive positions at Centex in connection with termination of employment to be approximately $9.6 million. Pulte is continuing to assess the magnitude of the facilities and systems consolidation costs and other non-recurring employment-related costs that will be required in connection with the merger and, therefore, is unable to provide an estimate of these costs at this time. Additional unanticipated costs may be incurred in the integration of the businesses of Pulte and Centex. Although Pulte and Centex expect that the elimination of duplicative costs, as well as the realization of other efficiencies related to the integration of the businesses, may offset incremental transaction and merger-related costs over time, we cannot give any assurance that this net benefit will be achieved in the near term, or at all.

The combined company may not be able to realize Pulte’s and Centex’s deferred income tax assets.

As of March 31, 2009, Pulte had net deferred tax assets of $1.27 billion for which a $1.27 billion valuation allowance was recorded, while Centex had net deferred tax assets of $1.29 billion for which a $1.29 billion valuation allowance was recorded. The ultimate realization of the deferred tax assets is dependent upon a variety of factors, including taxable income in prior carryback years, future taxable income, tax planning strategies, potential legislative changes and reversals of existing taxable temporary differences.

Furthermore, Pulte’s and Centex’s ability to utilize net operating losses, which we refer to as NOLs, built-in losses, which we refer to as BILs, and tax credit carryforwards to offset its future taxable income would be limited if Pulte or Centex were to undergo an “ownership change” within the meaning of Section 382 of the Internal Revenue Code. In general, an “ownership change” occurs whenever the percentage of the stock of a corporation owned by “5-percent shareholders” (within the meaning of Section 382 of the Internal Revenue Code) increases by more than 50 percentage points over the lowest percentage of the stock of such corporation owned by such “5-percent shareholders” at any time over a three-year testing period. If a corporation undergoes an ownership change within the meaning of Section 382 of the Internal Revenue Code, its ability to utilize NOLs, BILs and other tax benefits is subject to an annual limitation.

As a result of the merger, Centex will experience an ownership change and, while it is not currently expected, Pulte may also experience an ownership change. To preserve Pulte’s ability to utilize NOLs, BILs and other tax benefits in the future without a Section 382 limitation, Pulte has adopted a shareholder rights plan, which is triggered upon certain transfers of its securities, and has amended its by-laws to prohibit certain transfers of its securities. Notwithstanding the foregoing measures, there can be no assurance that Pulte will not undergo an ownership change within the meaning of Section 382. See “Description of Pulte Capital Stock — Transfer Restrictions” beginning on page 122.

Risks Relating to Pulte and Centex

Pulte and Centex are, and will continue to be, subject to the risks described in (1) Part I, Item 1A in Pulte’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and (2) Part I, Item 1A in Centex’s Annual Report on Form 10-K for the fiscal year ended March 31, 2009, in each case as filed with the SEC and incorporated by reference into this joint proxy statement/prospectus. See “Additional Information — Where You Can Find More Information” beginning on page 134.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This joint proxy statement/prospectus includes “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. Such statements may include, but are not limited to, statements about the benefits of the proposed transaction, including future financial and operating results, and the combined company’s plans, objectives, expectations and intentions. These statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities, as well as those of the markets we serve or intend to serve, to differ materially from those expressed in, or implied by, these statements. You can identify these statements by the fact that they do not relate to matters of a strictly factual or historical nature and generally discuss or relate to forecasts, estimates or other expectations regarding future events. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “may,” “can,” “could,” “might,” “will” and similar expressions identify forward-looking statements, including statements related to expected operating and performing results, planned transactions, planned objectives of management, future developments or conditions in the industries in which we participate and other trends, developments and uncertainties that may affect our business in the future.

Such risks, uncertainties and other factors include, among other things:

•	the failure of Centex’s stockholders to approve the proposal to approve the Merger Agreement;

•	the failure of Pulte’s shareholders to approve either the proposal to approve the charter amendment to increase the number of authorized shares of common stock or the proposal to approve the issuance of shares in the merger;

•	the possibility that the proposed transaction does not close, including due to the failure to satisfy the closing conditions;

•	the possibility that the expected efficiencies and cost savings of the proposed transaction will not be realized, or will not be realized within the expected time period;

•	the risk that the Pulte and Centex businesses will not be integrated successfully;

•	disruption from the proposed transaction making it more difficult to maintain business and operational relationships;

•	interest rate changes and the availability of mortgage financing;

•	continued volatility in, and potential further deterioration of, the debt and equity markets;

•	competition within the industries in which Pulte and Centex operate;

•	the availability and cost of land and raw materials used by Pulte and Centex in their homebuilding operations;

•	the availability and cost of insurance covering risks associated with Pulte’s and Centex’s businesses;

•	shortages and the cost of labor;

•	adverse weather conditions, which may slow down construction of, or damage, new homes built by Pulte or Centex;

•	slow growth initiatives and/or local building moratoria;

•	the ability to utilize NOLs, BILs and other tax credit carryforwards;

•	governmental regulation, including the effects from the Emergency Economic Stabilization Act, the American Recovery and Reinvestment Act, and the interpretation of tax, labor and environmental laws;

•	changes in consumer confidence and preferences;

•	terrorist acts and other acts of war; and

•	other factors of national, regional and global scale, including those of a political, economic, business and competitive nature.

Additional risks, uncertainties and other factors include those discussed under the heading “Risk Factors” and in documents incorporated by reference into this joint proxy statement/prospectus. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this joint proxy statement/prospectus or, in the case of documents incorporated by reference, as of the date of those documents. Pulte and Centex disclaim any intent or obligation to update any forward-looking statements contained herein.

THE PULTE SPECIAL MEETING

General

This joint proxy statement/prospectus is being provided to Pulte shareholders as part of a solicitation of proxies by the Pulte board of directors for use at the Pulte special meeting. This joint proxy statement/prospectus provides Pulte shareholders with important information they need to know to be able to vote, or instruct their brokers or other nominees to vote, at the Pulte special meeting.

Date, Time, Place and Purpose of the Pulte Special Meeting

The Pulte special meeting will be held at the Auburn Hills Marriott Pontiac at Centerpoint, located at 3600 Centerpoint Parkway, Pontiac, Michigan, on August 18, 2009, at 10:00 a.m., local time.

The Pulte special meeting is being held for the following purposes:

•	to consider and vote upon the proposal to approve the issuance of shares in the merger;

•	to consider and vote upon the proposal to approve the charter amendment to increase the number of authorized shares of common stock;

•	to consider and vote upon the proposal to approve the charter amendment to change Pulte’s corporate name; and

•	to transact any other business as may properly come before the special meeting.

Recommendation of the Pulte Board of Directors

The Pulte board of directors has unanimously determined that the proposed merger is advisable and in the best interests of Pulte and its shareholders and unanimously recommends that Pulte shareholders vote “FOR” the proposal to approve the issuance of shares in the merger, “FOR” the proposal to approve the charter amendment to increase the number of authorized shares of common stock, “FOR” the proposal to approve the charter amendment to change Pulte’s corporate name and “FOR” the Pulte meeting adjournment proposal. See “The Merger — Recommendation of the Pulte Board of Directors and Its Reasons for the Merger” beginning on page 45.

Record Date; Outstanding Shares; Shares Entitled to Vote

Only holders of record of Pulte common stock at the close of business on the Pulte record date, July 10, 2009, are entitled to notice of and to vote at the Pulte special meeting. As of the Pulte record date, there were 258,603,672 shares of Pulte common stock outstanding and entitled to vote at the special meeting, held by 1,760 holders of record. Each holder of Pulte common stock is entitled to one vote for each share of Pulte common stock owned as of the Pulte record date.

A complete list of Pulte shareholders will be available for review at the special meeting.

Quorum and Vote Required

A majority of the shares of Pulte common stock issued and outstanding and entitled to vote as of the Pulte record date must be present in person or represented by proxy at the Pulte special meeting to constitute a quorum. A quorum must be present before a vote can be taken on the proposal to approve the issuance of shares in the merger, the proposal to approve the charter amendment to increase the number of authorized shares of common stock, the proposal to approve the charter amendment to change Pulte’s corporate name or any other matter except adjournment or postponement of the meeting due to the absence of a quorum. Abstentions and broker non-votes, if any, which are described below, will be counted as present for purposes of determining the presence of a quorum at the Pulte special meeting. If a quorum is not present with respect to the proposal to approve the issuance of shares in the merger or the proposal to approve the charter amendment to increase the number of authorized shares of common stock or if there are not sufficient votes in favor of either proposal, Pulte expects that the Pulte special meeting will be adjourned to solicit additional proxies, subject to approval of the Pulte meeting adjournment proposal by the affirmative vote of the holders of a majority of the shares of Pulte common stock present in person or by proxy at the Pulte special meeting and entitled to vote thereon. At any subsequent reconvening of the special meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the special meeting, except for any proxies that have been effectively revoked or withdrawn prior to the subsequent meeting.

In accordance with NYSE listing requirements, the approval by Pulte shareholders of the proposal to approve the issuance of shares in the merger requires the approval of a majority of the votes cast on the proposal, provided that the total votes cast on this proposal represent over 50% of the outstanding shares of Pulte common stock entitled to vote on this proposal. Votes “for,” votes “against” and abstentions count as votes cast, while broker non-votes do not count as votes cast for this purpose. All outstanding shares of Pulte common stock, including broker non-votes, count as shares entitled to vote. Thus, the total sum of votes “for,” plus votes “against,” plus abstentions, which we refer to as the NYSE Votes Cast, must be greater than 50% of the total outstanding shares of Pulte common stock. The number of votes “for” the proposal must be greater than 50% of the NYSE Votes Cast.

In accordance with the MBCA, approval of the proposal to approve the charter amendment to increase the number of authorized shares of common stock and the proposal to approve the charter amendment to change Pulte’s corporate name each requires the affirmative vote of a majority of the outstanding shares entitled to vote on the amendment.

In accordance with the MBCA and Pulte’s by-laws, approval of the Pulte meeting adjournment proposal requires the affirmative vote of the holders of a majority of the shares of Pulte common stock present in person or represented by proxy at the Pulte special meeting and entitled to vote thereon.

Voting by Pulte’s Directors and Executive Officers

As of the Pulte record date for the special meeting, the directors and executive officers of Pulte as a group owned and were entitled to vote 44,652,780 shares of Pulte common stock, or approximately 17.27% of the outstanding shares of Pulte on that date.

In connection with the Merger Agreement, the following directors and officers of Pulte entered into voting agreements with Centex, pursuant to which they have agreed to vote their shares of Pulte in support of the transaction: William J. Pulte, Pulte’s founder and current chairman and a director, Mr. Dugas, Roger A. Cregg, executive vice president and chief financial officer of Pulte, Steven C. Petruska, executive vice president and chief operating officer of Pulte, and Brian P. Anderson, Debra J. Kelly-Ennis, David N. McCammon, Bernard W. Reznicek and William B. Smith, each a director of Pulte. Alan E. Schwartz, a director of Pulte until his retirement as a director of Pulte upon the expiration of his term at the 2009 annual meeting of shareholders, has also entered into such a voting agreement with Centex. As of the Pulte record date, these directors (including Mr. Schwartz) and officers collectively owned and were entitled to vote 44,207,846 shares of Pulte common stock, or approximately 17.09% of the outstanding shares of Pulte. All of Pulte’s directors and executive officers entitled to vote at the Pulte special meeting, including those that have not entered into voting agreements with Centex, have evidenced their intent to vote for the proposal to approve the issuance of shares in the merger, the proposal to approve the charter amendment to increase the number of authorized shares of common stock, the proposal to approve the charter amendment to change Pulte’s corporate name and the Pulte meeting adjournment proposal.

Voting; Proxies; Revocation

Holders of Pulte common stock as of the Pulte record date may vote by proxy or in person at the Pulte special meeting. Votes cast by proxy or in person at the Pulte special meeting will be tabulated and certified by Pulte’s transfer agent.

Voting in Person

Pulte shareholders who plan to attend the Pulte special meeting and wish to vote in person will be given a ballot at the special meeting. Please note, however, that Pulte shareholders who hold their shares in “street name,” which means such shares are held of record by a broker, bank or other nominee, and who wish to vote in person at the Pulte special meeting, must bring to the special meeting a proxy from the record holder of the shares authorizing such Pulte shareholder to vote at the Pulte special meeting.

Voting by Proxy

The vote of each Pulte shareholder is very important. Accordingly, Pulte shareholders who hold their shares as a record holder should complete, sign and return the enclosed proxy card whether or not they plan to attend the Pulte special meeting in person. Pulte shareholders should vote their proxy even if they plan to attend the Pulte special meeting. Pulte shareholders can always change their vote at the special meeting. Voting instructions are included on the enclosed proxy card. If a Pulte shareholder properly gives his or her proxy and submits it to Pulte in time to vote, one of the individuals named as such Pulte shareholder’s proxy will vote the shares as such Pulte shareholder has directed. A proxy card is enclosed for use by Pulte shareholders.

The method of voting by proxy differs for shares held as a record holder and shares held in “street name.” If a Pulte shareholder holds shares of Pulte common stock as a record holder, he or she may vote by completing, dating and signing the enclosed proxy card and promptly returning it in the enclosed, pre-addressed, postage-paid envelope or otherwise mailing it to Pulte, or by submitting a proxy over the Internet or by telephone by following the instructions on the enclosed proxy card. If a Pulte shareholder holds shares of Pulte common stock in street name, which means such shares are held of record by a broker, bank or nominee, the Pulte shareholder will receive instructions from his or her broker, bank or other nominee that the Pulte shareholder must follow in order to vote his or her shares. A Pulte shareholder’s broker, bank or nominee may allow such Pulte shareholder to deliver voting instructions over the Internet or by telephone. Pulte shareholders who hold their shares in street name should refer to the voting instructions from their broker, bank or nominee that accompany this joint proxy statement/prospectus.

All properly signed proxies that are received prior to the Pulte special meeting and that are not revoked will be voted at the special meeting according to the instructions indicated on the proxies or, if no direction is indicated, they will be voted “FOR” the proposal to approve the issuance of shares in the merger, “FOR” the proposal to approve the charter amendment to increase the number of authorized shares of common stock, “FOR” the proposal to approve the charter amendment to change Pulte’s corporate name and “FOR” the Pulte meeting adjournment proposal.

Revocation of Proxy

A Pulte shareholder may revoke his or her proxy at any time before it is voted at the Pulte special meeting by taking any of the following actions:

•	delivering to the corporate secretary of Pulte a signed written notice of revocation, bearing a date later than the date of the proxy, stating that the proxy is revoked;

•	signing and delivering a new proxy, relating to the same shares and bearing a later date;

•	submitting another proxy by telephone or on the Internet (the latest telephone or Internet voting instructions are followed); or

•	attending the Pulte special meeting and voting in person, although attendance at the special meeting will not, by itself, revoke a proxy.

If a Pulte shareholder’s shares are held in “street name,” he or she may change his or her vote by submitting new voting instructions to his or her broker, bank or other nominee. Pulte shareholders must contact their broker, bank or other nominee to find out how to do so.

Written notices of revocation and other communications with respect to the revocation of Pulte proxies should be addressed to:

Pulte Homes, Inc.
100 Bloomfield Hills Parkway, Suite 300
Bloomfield Hills, Michigan 48304
Attn.: Corporate Secretary

Abstentions and Broker Non-Votes

For purposes of the Pulte shareholder vote, an abstention, which occurs when a shareholder attends a meeting, either in person or by proxy, but abstains from voting, will have the same effect as voting against the proposal to approve the issuance of shares in the merger, the proposal to approve the charter amendment to increase the number of authorized shares of common stock and the proposal to approve the charter amendment to change Pulte’s corporate name, but will not affect the Pulte meeting adjournment proposal.

Under the listing requirements of the NYSE, brokers who hold shares of Pulte common stock in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, brokers are not allowed to exercise their voting discretion with respect to the approval of matters that the NYSE determines to be “non-routine,” such as approval of the issuance of shares of Pulte common stock pursuant to the Merger Agreement, the proposal to approve the charter amendment to increase the number of authorized shares of common stock or the proposal to approve the charter amendment to change Pulte’s corporate name, without specific instructions from the beneficial owner. Broker non-votes are shares held by a broker or other nominee that are represented at the meeting, but with respect to which the broker or nominee is not instructed by the beneficial owner of such shares to vote on the particular proposal and the broker does not have discretionary voting power on this proposal. If a Pulte shareholder’s broker holds such shareholder’s Pulte common stock in “street name,” the broker will vote such shareholder’s shares only if the shareholder provides instructions on how to vote by filling out the voter instruction form sent to the shareholder by his or her broker with this joint proxy statement/prospectus. It is expected that brokers and other nominees will not have discretionary authority to vote on the proposal to approve the issuance of shares in the merger, the proposal to approve the charter amendment to increase the number of authorized shares of common stock, the proposal to approve the charter amendment to change Pulte’s corporate name or the Pulte meeting adjournment proposal.

Proxy Solicitation

Pulte is soliciting proxies for the Pulte special meeting from Pulte shareholders. Pulte will bear the entire cost of soliciting proxies from Pulte shareholders, except that Pulte and Centex have each agreed to share equally all expenses incurred in connection with the printing of this joint proxy statement/prospectus and related proxy materials. In addition to the solicitation of proxies by mail, Pulte will request that brokers, banks and other nominees send proxies and proxy materials to the beneficial owners of Pulte common stock held by them and secure their voting instructions, if necessary. Pulte will reimburse those record holders for their reasonable expenses. Pulte has also made arrangements with D.F. King & Co., Inc. to assist it in soliciting proxies, and has agreed to pay D.F. King’s reasonable and customary charges for such services, currently estimated not to exceed $12,500, plus expenses. Pulte also may use several of its regular employees, who will not be specially compensated, to solicit proxies from Pulte shareholders, either personally or by telephone or electronic mail.

Other Business; Adjournments

Pulte does not expect that any matter other than the proposals presented in this joint proxy statement/prospectus will be brought before the Pulte special meeting. However, if other matters incident to the conduct of the special meeting are properly presented at the special meeting, the persons named as proxies will vote in accordance with their best judgment with respect to those matters.

An adjournment may be made from time to time by approval of the holders of shares representing a majority of the votes present in person or by proxy at the special meeting, whether or not a quorum exists, without further notice other than by an announcement made at the special meeting.

Assistance

If a Pulte shareholder needs assistance in completing his or her proxy card or has questions regarding the Pulte special meeting, he or she should contact D.F. King & Co., Inc., which is assisting Pulte with the solicitation of proxies, at (800) 714-3313 (toll-free) or (212) 269-5550 (collect) or via e-mail to pulteproxy@dfking.com. Alternatively, Pulte shareholders may contact Pulte Investor Relations at (248) 647-2750 or via e-mail to calvin.boyd@pulte.com or by writing to Pulte Homes, Inc., 100 Bloomfield Hills Parkway, Suite 300, Bloomfield Hills, Michigan 48304, Attn.: Investor Relations.

THE CENTEX SPECIAL MEETING

General

This joint proxy statement/prospectus is being provided to Centex stockholders as part of a solicitation of proxies by the Centex board of directors for use at the Centex special meeting. This joint proxy statement/prospectus provides Centex stockholders with important information they need to know to be able to vote, or instruct their brokers or other nominees to vote, at the Centex special meeting.

Date, Time, Place and Purpose of the Centex Special Meeting

The special meeting of Centex stockholders will be held on the 10th floor of our headquarters building, located at 2728 N. Harwood Street, Dallas, Texas, on August 18, 2009, at 11:00 a.m., local time.

The Centex special meeting is being held for the following purposes:

•	to consider and vote upon the proposal to approve the Merger Agreement;

•	to consider and vote upon the Centex meeting adjournment proposal; and

•	to transact any other business as may properly come before the special meeting.

Recommendation of the Centex Board of Directors

The Centex board of directors has unanimously determined that the proposed merger is advisable and in the best interests of Centex and its stockholders and unanimously recommends that Centex stockholders vote “FOR” the proposal to approve the Merger Agreement and “FOR” the Centex meeting adjournment proposal. See “The Merger — Recommendation of the Centex Board of Directors and Its Reasons for the Merger” beginning on page 49.

Record Date; Outstanding Shares; Shares Entitled to Vote

Only holders of record of Centex common stock at the close of business on the Centex record date, July 10, 2009, are entitled to notice of and to vote at the Centex special meeting. As of the Centex record date, there were 125,319,612 shares of Centex common stock outstanding and entitled to vote at the special meeting, held by 2,893 holders of record. Each holder of Centex common stock is entitled to one vote for each share of Centex common stock owned as of the Centex record date.

A complete list of Centex stockholders will be available for review at the special meeting and at the executive offices of Centex during regular business hours for a period of ten days before the special meeting.

Quorum and Vote Required

A majority of the shares of Centex common stock entitled to vote as of the Centex record date must be present in person or represented by proxy at the Centex special meeting to constitute a quorum. A quorum must be present before a vote can be taken on the proposal to approve the Merger Agreement or any other matter except adjournment or postponement of the meeting due to the absence of a quorum. Abstentions and broker non-votes, if any, which are described below, will be counted as present for purposes of determining the presence of a quorum at the Centex special meeting. If a quorum is not present or if there are not sufficient votes in favor of the proposal to approve the Merger Agreement, Centex expects that the special meeting will be adjourned to solicit additional proxies, subject to approval of the Centex meeting adjournment proposal by the affirmative vote of the holders of a majority of the shares of Centex common stock present in person or represented by proxy at the Centex special meeting and entitled to vote thereon. At any subsequent reconvening of the special meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the special meeting, except for any proxies that have been effectively revoked or withdrawn prior to the subsequent meeting.

In accordance with the Nevada Revised Statutes, which we refer to as the NRS, approval of the proposal to approve the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Centex common stock entitled to vote on this proposal at the Centex special meeting.

In accordance with the NRS and Centex’s by-laws, approval of the Centex meeting adjournment proposal requires the affirmative vote of the holders of a majority of the shares of Centex common stock present in person or represented by proxy at the special meeting and entitled to vote thereon.

Voting by Centex’s Directors and Executive Officers

As of the Centex record date for the special meeting, the directors and executive officers of Centex as a group owned and were entitled to vote 2,199,199 shares of Centex common stock, or approximately 1.75% of the outstanding shares of Centex on that date.

In connection with the Merger Agreement, the following directors and officers of Centex entered into voting agreements with Pulte, pursuant to which they have agreed to vote their shares of Centex in support of the transaction: Timothy R. Eller, chairman and chief executive officer of Centex and a director, Catherine R. Smith, executive vice president and chief financial officer of Centex, and Barbara T. Alexander, Thomas J. Falk, Clint W. Murchison, III, Frederic M. Poses, James J. Postl, David W. Quinn, Matthew K. Rose and Thomas M. Schoewe, each a director of Centex. As of the Centex record date, these directors and officers collectively owned and were entitled to vote 1,694,109 shares of Centex common stock, or approximately 1.35% of the outstanding shares of Centex common stock. All of Centex’s directors and executive officers entitled to vote at the Centex special meeting, including those that have not entered into voting agreements with Pulte, have evidenced their intent to vote for the proposal to approve the Merger Agreement and the Centex meeting adjournment proposal.

Voting; Proxies; Revocation

Holders of Centex common stock as of the Centex record date may vote by proxy or in person at the Centex special meeting. Votes cast by proxy or in person at the Centex special meeting will be tabulated and certified by Centex’s transfer agent.

Voting in Person

Centex stockholders who plan to attend the Centex special meeting and wish to vote in person will be given a ballot at the special meeting. Please note, however, that Centex stockholders who hold their shares in “street name,” which means such shares are held of record by a broker, bank or other nominee, and who wish to vote in person at the Centex special meeting, must bring to the special meeting a proxy from the record holder of the shares authorizing such Centex stockholder to vote at the Centex special meeting.

Voting by Proxy

The vote of each Centex stockholder is very important. Accordingly, Centex stockholders who hold their shares as a record holder should complete, sign and return the enclosed proxy card whether or not they plan to attend the Centex special meeting in person. Centex stockholders should vote their proxy even if they plan to attend the Centex special meeting. Centex stockholders can always change their vote at the special meeting. Voting instructions are included on the enclosed proxy card. If a Centex stockholder properly gives his or her proxy and submits it to Centex in time to vote, one of the individuals named as such Centex stockholder’s proxy will vote the shares as such Centex stockholder has directed. A proxy card is enclosed for use by Centex stockholders.

The method of voting by proxy differs for shares held as a record holder and shares held in “street name.” If a Centex stockholder holds shares of Centex common stock as a record holder, he or she may vote by completing, dating and signing the enclosed proxy card and promptly returning it in the enclosed, pre-addressed, postage-paid envelope or otherwise mailing it to Centex, or by submitting a proxy over the Internet or by telephone by following the instructions on the enclosed proxy card. If a Centex stockholder holds shares of Centex common stock in street name, which means such shares are held of record by a broker, bank or other nominee, the Centex stockholder will receive instructions from his or her broker, bank or other nominee that the Centex stockholder must follow in order to vote his or her shares. Centex stockholders who hold their shares in street name should refer to the voting instructions from their broker, bank or nominee that accompany this joint proxy statement/prospectus.

All properly signed proxies that are received prior to the special meeting and that are not revoked will be voted at the special meeting according to the instructions indicated on the proxies or, if no direction is indicated, they will be voted “FOR” the proposal to approve the Merger Agreement and “FOR” the Centex meeting adjournment proposal.

Revocation of Proxy

A Centex stockholder may revoke his or her proxy at any time before it is voted at the Centex special meeting by taking any of the following actions:

•	delivering to the corporate secretary of Centex a signed written notice of revocation, bearing a date later than the date of the proxy, stating that the proxy is revoked;

•	signing and delivering a new proxy, relating to the same shares and bearing a later date;

•	submitting another proxy by telephone or on the Internet (the latest telephone or Internet voting instructions are followed); or

•	attending the Centex special meeting and voting in person, although attendance at the special meeting will not, by itself, revoke a proxy.

If a Centex stockholder’s shares are held in “street name,” he or she may change his or her vote by submitting new voting instructions to his or her broker, bank or other nominee. Centex stockholders must contact their broker, bank or other nominee to find out how to do so.

Written notices of revocation and other communications with respect to the revocation of Centex proxies should be addressed to:

Centex Corporation
2728 N. Harwood Street
Dallas, Texas 75201
Attn.: Corporate Secretary

Abstentions and Broker Non-Votes

For purposes of the proposal to approve the Merger Agreement, abstentions will have the same effect as voting against the proposals.

Under the listing requirements of the NYSE, brokers who hold shares of Centex common stock in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, brokers are not allowed to exercise their voting discretion with respect to the approval of matters that the NYSE determines to be “non-routine,” such as approval of the proposal to approve the Merger Agreement, without specific instructions from the beneficial owner. Broker non-votes are shares held by a broker or other nominee that are represented at the meeting, but with respect to which the broker or nominee is not instructed by the beneficial owner of such shares to vote on the particular proposal and the broker does not have discretionary voting power on the proposal. If a Centex stockholder’s broker holds such stockholder’s Centex common stock in “street name,” the broker will vote such stockholder’s shares only if the stockholder provides instructions on how to vote by filling out the voter instruction form sent to the stockholder by his or her broker with this joint proxy statement/prospectus. It is expected that brokers and other nominees will not have discretionary authority to vote on the proposal to approve the Merger Agreement.

For purposes of the Centex meeting adjournment proposal, abstentions will have the same effect as voting against the proposal. It is expected that brokers and other nominees will not have discretionary voting authority on this proposal.

Proxy Solicitation

Centex is soliciting proxies for the Centex special meeting from Centex stockholders. Centex will bear the entire cost of soliciting proxies from Centex stockholders, except that Pulte and Centex have each agreed to share equally all expenses incurred in connection with the printing of this joint proxy statement/prospectus and related proxy materials. In addition to the solicitation of proxies by mail, Centex will request that brokers, banks and other nominees send proxies and proxy materials to the beneficial owners of Centex common stock held by them and secure their voting instructions, if necessary. Centex will reimburse those record holders for their reasonable expenses. Centex has also made arrangements with Innisfree M&A Incorporated to assist it in soliciting proxies, and has agreed to pay a fee not to exceed $35,000 plus expenses for those services. Centex also may use several of its regular employees, who will not be specially compensated, to solicit proxies from Centex stockholders, either personally or by telephone or electronic mail.

Other Business; Adjournments

Centex does not expect that any matter other than the proposals presented in this joint proxy statement/prospectus will be brought before the Centex special meeting. However, if other matters incident to the conduct of the special meeting are properly presented at the special meeting, the persons named as proxies will vote in accordance with their best judgment with respect to those matters. An adjournment may be made from time to time by approval of the holders of shares representing a majority of the votes present in person or by proxy at the special meeting, whether or not a quorum exists, without further notice other than by an announcement made at the special meeting.

Assistance

If a Centex stockholder needs assistance in completing his or her proxy card or has questions regarding the Centex special meeting, he or she should contact Innisfree M&A Incorporated, which is assisting Centex with the solicitation of proxies, at (877) 717-3930 (toll-free). Banks and brokers may call collect at (212) 750-5833. Centex stockholders with requests for materials only may contact Innisfree via e-mail at info@innisfreema.com. Alternatively, Centex stockholders may contact Centex Investor Relations at (214) 981-5000 or via e-mail to ir@centex.com or write to Centex Corporation, P.O. Box 199000, Dallas, Texas 75219-9000, Attn.: Investor Relations.

THE MERGER

The following is a description of the material aspects of the merger. While we believe that the following description covers the material terms of the merger, the description may not contain all of the information that is important to you. We encourage you to read carefully this entire joint proxy statement/prospectus, including the Merger Agreement attached to this joint proxy statement/prospectus as Annex A, for a more complete understanding of the merger.

General

Each of the Pulte and Centex board of directors has unanimously approved the Merger Agreement and the transactions contemplated by the Merger Agreement, including the merger. Upon completion of the merger, Pi Nevada Building Company, a wholly owned subsidiary of Pulte, will merge with and into Centex, with Centex continuing as the surviving corporation and a wholly owned subsidiary of Pulte. Each share of Centex common stock, other than those shares held by Pulte or Pi Nevada Building Company and other than treasury shares, will be converted into the right to receive the merger consideration, upon the terms provided in the Merger Agreement and as described below under “The Merger Agreement — Merger Consideration” beginning on page 75.

Background of the Merger

2008 was an extraordinarily difficult year in the home building industry. According to the U.S. Census Bureau, only 485,000 new homes were sold in 2008, a 37.5% decline from 2007 and a 62.2% decline from the five-year high of 1,283,000 homes set in 2005; and median new home prices fell from $248,000 to $232,000, reflecting the largest single year-to-year decline since 1970. In addition, as of December 31, 2008, the U.S. Census Bureau estimated an 8.8 month supply of unsold new homes, approximately double the median level since 2000. The outlook for the industry was severely affected by the crises in the credit markets, which restricted the availability of financing for home purchases, and the deteriorating conditions in the economy.

In response, in the fall of 2008, Centex accelerated the actions that it had begun in 2006 to improve its cost structure through implementing operational improvements in construction, purchasing, sales and marketing, minimizing cash expenditures at all levels, implementing overhead and personnel reductions and reducing land-related spending. In addition, in the fall of 2008, Centex began a comprehensive analysis of its capital structure, including with respect to the near-term maturities of certain of its outstanding indebtedness. During this period, the board of directors of Centex, which we refer to as the Centex Board, and Centex’s senior management discussed Centex’s strategic alternatives in light of worsening industry and economic conditions and how to best position Centex to take advantage of any recovery. In addition, Goldman, Sachs & Co., which we refer to as Goldman Sachs, and which had served as a strategic financial advisor to Centex since 2005, was engaged to assist Centex’s consideration of strategic alternatives, and Wachtell, Lipton, Rosen & Katz, which we refer to as Wachtell Lipton, was hired as a legal advisor.

On December 13, 2008, the Centex Board met with Centex’s senior management and its financial advisors to further discuss Centex’s strategic alternatives. At the meeting, representatives of Goldman Sachs presented a preliminary analysis of potential strategic alternatives, including engaging in a business combination transaction or a recapitalization to strengthen Centex’s financial condition through the private or public sale of equity, repurchase of debt, a debt-for-debt or debt-for-equity exchange offer or a combination of the foregoing. The Centex Board directed Centex’s senior management to develop with Goldman Sachs an analysis of potential merger candidates as well as a recapitalization plan, and to consider the optimal sequencing of each alternative. The Centex Board also formed a special initiatives committee, which we refer to as the Centex Special Initiatives Committee, comprised of four independent directors, one of whom served as chair, and Timothy R. Eller, Centex’s chairman and chief executive officer. The mandate of the Special Initiatives Committee was to assist the Centex Board’s analysis, negotiation and implementation of strategic alternatives including a business combination or a recapitalization.

On several occasions during December and January, the Centex Special Initiatives Committee met with Centex’s senior management to discuss Centex’s business in light of general industry and economic conditions as well as Centex’s capital structure, including the maturities of Centex’s outstanding indebtedness and the potential desirability of, and methods for, repurchasing certain tranches of indebtedness, including with the proceeds of a private or public sale of equity. The Centex Special Initiatives Committee also discussed with Centex’s senior management more than 10 potential candidates for a business combination, including the attributes of the combined companies that would result from such transactions, if effected.

At a meeting on January 10, 2009, the Centex Board discussed with Centex’s senior management and its legal and financial advisors Centex’s potential strategic alternatives, including engaging in a potential business combination transaction or a recapitalization and considered potential candidates for a business combination. At the meeting, representatives of Goldman Sachs presented a preliminary analysis of potential candidates selected by Goldman Sachs and Centex’s senior management on the basis of, among other factors, the candidates’ capacity to effect a transaction that would provide attractive value to Centex’s stockholders, their ability to achieve synergies in a transaction with Centex, the strength of the balance sheet of the combined company that would result from such a transaction and their likely interest in engaging in such a transaction. The presentation included a preliminary analysis of the balance sheet and geographic profile of the combined company and potential synergies identified by Centex’s senior management that might be achieved in a transaction with each of the potential candidates. After discussion, the Centex Board identified three homebuilding industry participants as the preferred business combination partners: Pulte, Company A and Company B. These companies were selected and certain other candidates were excluded based on, among other factors, the Centex Board’s assessment of their capacity to effect a transaction that would provide attractive value to Centex’s stockholders, their ability to achieve synergies in a transaction with Centex, the strength of the balance sheet of the combined company that would result from such a transaction and their likely interest in engaging in such a transaction. Goldman Sachs did not independently contact prospective combination partners.

In selecting Pulte as a potential candidate, the Centex Board considered that Mr. Eller and Pulte’s then chief executive officer held preliminary discussions, initiated by Pulte’s chief executive officer, regarding a potential negotiated transaction in 2000 and 2004, which discussions did not result in either party making an acquisition proposal, and that, in August 2005, Pulte had made an unsolicited confidential acquisition proposal to acquire Centex in a stock-for-stock merger with an exchange ratio of 1.8 shares of Pulte common stock for each Centex share, which was later increased to 1.85 Pulte shares, and which the Centex Board determined not to pursue. The Centex Board considered the companies’ respective equity values, industry conditions and Centex’s position in the homebuilding industry at the time the proposals were made, and concluded that Centex’s strategic initiatives had the potential to deliver greater value to Centex’s stockholders than the proposed business combination with Pulte.

Following further meetings of the Centex Special Initiatives Committee and the Centex Board and in accordance with the Centex Board’s direction, Mr. Eller initiated contact and held discussions with the chief executive officers of Pulte, Company A and Company B during the first week of February 2009. The Centex Board determined to pursue a potential business combination transaction with Pulte, Company A and Company B rather than a potential recapitalization based on the Centex Board’s belief that a business combination transaction with such parties had the potential to offer Centex stockholders greater value than a recapitalization. In addition, the Centex Board believed that the volatility of the debt and equity securities markets created uncertainty regarding the ability of Centex to successfully and timely complete a recapitalization plan, including, for example, to purchase its outstanding debt securities on favorable terms and to issue new debt and/or equity securities. During an initial conversation on February 4, 2009, with Richard J. Dugas, Jr., Pulte’s president and chief executive officer and a member of the Pulte board of directors, which we refer to as the Pulte Board, Mr. Dugas indicated to Mr. Eller that he believed a combination between the two companies had strategic merit, and that the two companies should further consider engaging in a potential transaction. The chief executive officer of Company A also indicated to Mr. Eller during a conversation on February 4, 2009, that he would be interested in discussing a potential transaction, and, at Mr. Eller’s request, the two met in person on February 13, 2009 together with David W. Quinn, a Centex director, and a director from Company A. Mr. Eller and Company A’s chief executive officer held an additional discussion by telephone on February 17, 2009. Ultimately, Company A determined not to proceed with a further exploration of a merger with Centex. During an initial conversation on February 6, 2009, the chief executive officer of Company B expressed interest in a potential transaction, and Mr. Eller discussed a potential transaction with Company B’s chief executive officer again on February 13, 2009.

The Pulte Board, together with Pulte management, has in the ordinary course regularly evaluated business development strategies and reviewed Pulte’s strategic alternatives, including from time to time potential business combinations and other strategic alliances, in pursuing its objective of enhancing shareholder value. Following the initial discussion between Mr. Dugas and Mr. Eller, Pulte retained Citigroup Global Markets Inc., which we refer to as Citi, as Pulte’s financial advisor and Sidley Austin LLP, which we refer to as Sidley Austin, to serve as special counsel to Pulte and the Pulte Board in connection with the Pulte Board’s consideration of a possible business combination with Centex.

On February 9, 2009, at a regularly scheduled meeting of the Pulte Board, Mr. Dugas reported on his discussions with Mr. Eller with respect to a possible business combination with Centex. Mr. Dugas and Roger A. Cregg, Pulte’s executive vice president and chief financial officer, discussed the strategic rationale for a potential combination with Centex and the financial profile of the combined company, including the combined cash balance of the two companies and the pro forma debt maturity schedule, the potential significant cost synergies that could result from a business combination with Centex and the possible risks associated with such a transaction. Mr. Dugas also informed the Pulte Board that he believed that Pulte and Centex shared similar philosophies with respect to business culture, including a commitment to maintain a high level of customer and employee satisfaction, and a conservative approach to financial accounting matters. Following the presentation by Mr. Dugas and Mr. Cregg regarding a possible business combination with Centex, the Pulte Board discussed a number of items, including the significant combined cash balance of the two companies, which the Pulte Board believed would better position the combined company to navigate the downturn in the housing industry, the potential significant cost synergies due to reduced overhead and interest expense savings that could be achieved in such a transaction, the complementary nature of the Pulte and Centex businesses given Pulte’s strength in the move-up and active adult segments of the homebuilding industry and Centex’s strength in the entry-level and move-up segments of the homebuilding industry and the potential for shareholders of both companies to participate in the potential benefits to be realized from a business combination transaction. The Pulte Board also discussed the favorable timing for a potential business combination transaction with Centex given the recent comparative share price performance between the companies relative to the companies’ historical trading prices. During its discussion, the Pulte Board noted some of the potential risks associated with a possible business combination with Centex, with particular focus on the pro forma debt maturity schedule for the combined company, possible future goodwill and other asset impairments for the combined company and the ability to achieve the identified cost synergies. See “— Recommendation of the Pulte Board of Directors and Its Reasons for the Merger” beginning on page 45 for additional discussion of the Pulte Board’s reasons for pursuing a business combination with Centex.

The Pulte Board did not consider pursuing potential strategic alternatives with other companies in the homebuilding industry and instead primarily focused on whether it was in the best interests of Pulte and its shareholders to continue to operate its business as currently conducted or to pursue a potential business combination with Centex. The Pulte Board decided to pursue a potential business combination with Centex because it had viewed a combination with Centex favorably when it last considered such a transaction in 2005, the information made available to it, including the Pulte management team’s views of the current status of the homebuilding industry and Centex’s competitive and financial position, suggested that a combination with Centex at this time would be favorable to Pulte and its shareholders and completion of a business combination with Centex would not preclude Pulte from pursuing other alternatives in the future. In addition, given changes since 2005 in the companies’ respective equity values, industry conditions and the companies’ respective positions in the homebuilding industry, the Pulte Board viewed the ability to pursue a combination with Centex using an exchange ratio that it expected to be able to negotiate as an attractive opportunity for Pulte and its shareholders. Based primarily upon the information presented and the views expressed by Mr. Dugas and Mr. Cregg at the meeting, the Pulte Board determined that the potential benefits of a business combination with Centex outweighed the potential risks identified at the meeting and authorized Pulte management to pursue discussion of a possible business combination with Centex.

On February 11, 2009, Mr. Dugas contacted Mr. Eller and reported that the Pulte Board was supportive of proceeding with discussions concerning a possible business combination with Centex. Mr. Dugas identified Pulte’s concern with Centex’s near-term debt maturities and sought additional information concerning Centex’s projected cash flows during the 2009 calendar year. Mr. Dugas proposed an in-person meeting between members of Pulte and Centex managements to conduct due diligence and further discuss potential cost synergies and how the companies might operate together.

On February 17, 2009, Centex and Pulte entered into a confidentiality and standstill agreement to facilitate their exchange of confidential information and further consideration of a transaction.

On February 18, 2009, Mr. Dugas and Mr. Eller, together with Mr. Quinn and other members of Pulte and Centex senior management, including Mr. Cregg and Ms. Smith, met to further discuss the combination of Pulte and Centex. At the meeting, Mr. Dugas presented Mr. Eller with a term sheet outlining a business combination, structured as a stock-for-stock merger, in which Centex’s stockholders would receive a premium of 8-10% based on a fixed exchange ratio, and thereby own approximately one-third of the combined company. The Pulte Board favored a proposal featuring a stock-for-stock merger with a fixed exchange ratio because this transaction structure provided certainty as to the number of shares of Pulte common stock to be delivered to Centex stockholders and the percentage of the total shares of Pulte common stock that current Centex stockholders would own after the merger. In addition, this transaction structure would not require Pulte to incur any new debt in order to effect the business combination. Based on the closing prices on the NYSE of Centex common stock and Pulte common stock on the day the term sheet was provided, a premium of 8-10% would have implied an exchange ratio of approximately 0.876 to 0.892 of a share of Pulte common stock for each Centex share. As proposed, the board of directors of the combined company would be comprised of eleven to thirteen directors, with nine or ten designated by Pulte and two or three designated by Centex. The term sheet also contemplated that Pulte’s and Centex’s directors and officers would enter into customary voting agreements in support of the transaction. In addition, the headquarters of the combined company would be based in Detroit, and the combined company would have a regional headquarters/home office extension in Dallas.

On February 20, 2009 at a meeting of the Centex Special Initiatives Committee, Mr. Eller updated committee members on his discussions with Mr. Dugas and with the chief executive officers of Company A and Company B. The Centex Special Initiatives Committee directed Mr. Eller to seek to improve the exchange ratio and other transaction terms proposed by Pulte and to continue discussions with Company A and Company B.

On March 5, 2009, Mr. Dugas and Mr. Eller, together with Mr. Quinn and other members of Pulte and Centex senior management, including Mr. Cregg and Ms. Smith, met to further discuss the combination of Pulte and Centex. Mr. Eller expressed the Centex Board’s willingness to consider the combination, but only if the exchange ratio and other terms proposed by Pulte were improved. During this meeting, the attendees had further discussions concerning the amount and timing for achievement of the potential cost synergies, each company’s financial statements and their respective liquidity positions, integration plans and brand strategy. Mr. Dugas also inquired as to Mr. Eller’s desired role in the combined company, and Mr. Eller indicated that he and the Centex Board believed that Mr. Eller’s role should not be considered until agreement had been reached on the principal terms of the proposed transaction. Acting in accordance with the direction of the Centex Special Initiatives Committee, Mr. Eller proposed that Centex’s stockholders receive 1.04 shares of Pulte common stock for each share of Centex common stock and that the board of directors of the combined company be comprised of ten directors, with seven designated by Pulte and three designated by Centex.

On March 9, 2009, the Pulte Board met, together with members of Pulte management and Pulte’s financial advisor, to discuss the proposed business combination transaction between Pulte and Centex. Mr. Dugas updated the Pulte Board on Pulte management’s discussions with Centex management. Pulte’s financial advisor discussed with the Pulte Board financial matters relating to Centex and the proposed business combination. Mr. Dugas also reviewed a term sheet for the proposed transaction with the Pulte Board and discussed the potential role for Mr. Eller in the combined company, noting Mr. Eller’s and the Centex Board’s view that his role should not be considered until agreement had been reached on the principal terms of the proposed transaction. The Pulte Board authorized Mr. Dugas to submit the term sheet to Centex, which included an exchange ratio of 0.90 of a share of Pulte common stock for each outstanding share of Centex common stock that would be subject to adjustment based on the relative trading values of Centex common stock and Pulte common stock at the time of signing a merger agreement.

On March 9, 2009, following the conclusion of the Pulte Board meeting, Mr. Dugas contacted Mr. Eller and proposed a business combination in which Centex’s stockholders would receive 0.90 of a share of Pulte common stock for each share of Centex common stock, subject to adjustment as described in the preceding paragraph. Mr. Dugas also proposed that the board of directors of the combined company be comprised of eleven to thirteen directors, with eight to ten designated by Pulte and three designated by Centex.

At a meeting of the Centex Special Initiatives Committee held later on March 9, 2009, Centex’s senior management updated committee members on Centex’s business and general industry and economic conditions, and Mr. Eller reported on his discussions with Mr. Dugas as well as a discussion with the chief executive officer of Company A who had informed Mr. Eller that Company A had decided not to further consider a transaction with Centex. During this meeting, a representative of Wachtell Lipton also reviewed with the directors their fiduciary duties in the context of evaluating Centex’s strategic alternatives. The Centex Special Initiatives Committee directed Mr. Eller to seek to improve the exchange ratio and other transaction terms proposed by Pulte and to make a business combination proposal to Company B, in each instance on the terms discussed at the meeting.

On March 11, 2009, Mr. Eller met with the chief executive officer of Company B to further discuss the possible combination of Company B and Centex. At the meeting, Mr. Eller proposed that Centex combine with Company B in a “merger of equals” in which Centex stockholders would own approximately 51% of the combined company and Company B’s stockholders would own approximately 49% of the combined company. Mr. Eller further proposed that the board of directors of the combined company would be split equally between Centex and Company B designees, that Mr. Eller would be the chief executive officer of the combined company and that the headquarters of the combined company would be located in Dallas. Mr. Eller and the chief executive officer of Company B did not discuss the compensation Mr. Eller would receive as chief executive officer of the combined company.

On March 13, 2009 at a meeting of the Centex Board attended by its legal and financial advisors, Centex’s senior management updated the directors on Centex’s business and general industry and economic conditions, and Mr. Eller reported on his discussions with Mr. Dugas and with the chief executive officers of Company A and Company B. During this meeting, a representative of Wachtell Lipton also reviewed with the directors their fiduciary duties in the context of evaluating Centex’s strategic alternatives, and a representative of Goldman Sachs discussed with the Centex Board financial matters relating to a possible business combination transaction.

On March 15, 2009, Mr. Eller contacted Mr. Dugas to respond to Pulte’s March 9 proposal. Mr. Eller proposed that the exchange ratio be increased to 1.00 share of Pulte common stock for each share of Centex common stock, and that this exchange ratio would not be subject to adjustment based on fluctuations in Pulte’s and Centex’s respective stock prices prior to execution of a merger agreement. Mr. Eller further proposed that directors designated by Pulte would constitute two-thirds of the board of directors of the combined company and the remaining one-third would consist of directors designated by Centex.

On March 17, 2009, the chief executive officer of Company B contacted Mr. Eller to discuss Mr. Eller’s March 11 transaction proposal. The chief executive officer of Company B proposed that, in the “merger of equals” of their respective companies, Centex’s stockholders and Company B’s stockholders would each own approximately 50% of the combined company, neither company’s stockholders would receive a premium, Mr. Eller would be the chief executive officer of the combined company for two years following the combination and the combined company’s headquarters would be located in the city of Company B’s headquarters.

On March 17, 2009, the Pulte Board met to discuss the proposed business combination transaction between Pulte and Centex. Mr. Dugas updated the Pulte Board on recent discussions that had taken place with Centex management regarding the proposed business combination, and Mr. Cregg provided the board with additional analysis conducted by Pulte management with respect to Centex’s recent financial results. Mr. Dugas also reviewed a revised term sheet for the proposed transaction with the Pulte Board, which contemplated an exchange ratio of 0.95 of a share of Pulte common stock for each outstanding share of Centex common stock. The Pulte Board authorized Mr. Dugas to submit the revised term sheet to Centex.

At a meeting of the Centex Board on March 18, 2009 attended by its legal and financial advisors, the directors reached a consensus that a transaction with Pulte had the potential to offer Centex stockholders greater value than a transaction with Company B primarily because of the substantial premium to the trading value of Centex common stock that was expected to be reflected in any transaction with Pulte. In contrast, any transaction to be effected with Company B would include little or no premium based on the equity market capitalization of Company B and the type of transaction that Centex and Company B had been discussing. In reaching this consensus, the Centex Board did not attribute significance to the potential inconvenience to Centex’s employees that could result from any relocation of Centex’s operations, including a relocation of its headquarters. Thus, while not foreclosing a potential transaction with Company B, the Centex Board directed Centex’s senior management to focus its efforts primarily on its negotiations with Pulte and to seek improvement of the exchange ratio and other transaction terms proposed by Pulte.

On March 18, 2009, Mr. Dugas contacted Mr. Eller, and in response to Centex’s March 15 proposal, proposed a business combination in which Centex’s stockholders would receive 0.95 of a share of Pulte common stock for each share of Centex common stock, subject to adjustment at the time of signing a merger agreement only if the stock prices of Centex and Pulte fluctuated significantly during the time prior to signing. Mr. Dugas expressed Pulte’s willingness to proceed on the basis that the board of directors of the combined company be comprised of twelve directors, with eight designated by Pulte and four designated by Centex. Mr. Dugas also proposed that Pulte select all of the senior management of the combined company.

On March 19, 2009, in response to Pulte’s March 18 proposal and in accordance with the Centex Special Initiatives Committee’s direction, Mr. Eller contacted Mr. Dugas and proposed that Centex’s stockholders receive between 0.95 and 1.00 of a share of Pulte common stock for each share of Centex common stock, with the exchange ratio to be determined at the time of signing to result in a 30% premium to Centex’s common stock price based on the prior day’s closing. Mr. Eller then expressed Centex’s willingness to proceed on the basis of Pulte’s proposal that the combined company be comprised of twelve directors, with eight designated by Pulte and four designated by Centex, but proposed that the senior management of the combined company be determined by a selection committee comprised of two Pulte representatives and one Centex representative. During a later call on March 19, Mr. Dugas confirmed Pulte’s willingness to proceed on the basis that the senior management of the combined company be determined by a selection committee comprised of two Pulte representatives and one Centex representative.

On March 20, 2009, Ms. Smith and Mr. Cregg discussed the business outlook of both companies. Following these discussions, they exchanged financial forecasts for their respective company’s future operating performance. See “Financial Forecasts” beginning on page 115.

On March 20, 2009, Mr. Dugas delivered a term sheet to Mr. Eller proposing a business combination in which Centex’s stockholders would receive between 0.90 and 1.00 of a share of Pulte common stock for each share of Centex common stock, and that this exchange ratio would be determined at the time of signing a merger agreement to result in a 25% premium to Centex’s common stock price based on the average trading prices of Centex and Pulte’s common stock prior to signing.

Later on March 20, 2009, following a meeting of the Centex Special Initiatives Committee attended by its legal and financial advisors, Mr. Eller contacted Mr. Dugas and proposed two alternative approaches, either of which would be acceptable to Centex: (1) a 0.975 exchange ratio or (2) if adjustment of the exchange ratio prior to signing was critical to the Pulte Board, the adjustment parameters previously proposed by Centex (i.e., an exchange ratio of between 0.95 and 1.00 of a share), applied to result in a 30% premium to Centex stockholders at the time of signing.

Following this call, Mr. Dugas had telephonic discussions with the other members of the Pulte Board during which he informed them of the most recent Centex proposal on the exchange ratio. The Pulte directors authorized Mr. Dugas to proceed on the basis of a fixed exchange ratio of 0.975 of a share of Pulte common stock for each outstanding share of Centex common stock, subject to the completion of confirmatory due diligence investigations of Centex and the negotiation of definitive documentation to effect the business combination. Later that evening, Mr. Dugas contacted Mr. Eller to confirm Pulte’s willingness to seek to negotiate the definitive terms of a merger agreement on the basis that Centex stockholders would receive 0.975 of a share of Pulte common stock for each outstanding share of Centex common stock.

On March 21, 2009, Mr. Eller updated the Centex Board on his negotiations with Pulte at a meeting attended by the Centex Board’s legal and financial advisors. The directors confirmed their support of the principal transaction terms negotiated by Mr. Eller and directed Mr. Eller and the other members of Centex’s senior management to negotiate the definitive terms of a merger agreement in accordance with such terms.

Commencing on March 22, 2009, when Wachtell Lipton distributed an initial draft merger agreement to Pulte and Sidley Austin, representatives of Pulte, Sidley Austin, Centex and Wachtell Lipton negotiated the terms of the merger agreement and other documents related to the proposed transaction. The key transaction terms discussed by Pulte and Centex and their respective legal advisors included the circumstances under which termination fees would be payable by either party and the amounts of such termination fees, under what circumstances the Pulte Board would have the ability to change its recommendation for the transaction, whether the transaction would be conditioned on an amendment to Pulte’s Restated Articles of Incorporation, the restrictions on Centex’s ability to enter into discussions regarding an alternative transaction proposal, the definition of “Material Adverse Effect” and the interim operating covenants applicable to Centex. During this period, Pulte and Centex and their respective legal advisors continued their due diligence investigation of the other and regularly apprised their respective boards of directors (and, in the case of Centex, the Centex Special Initiatives Committee) concerning their diligence findings and the status of the negotiations of definitive agreements. Also during this period, Mr. Eller, with the prior approval of the Centex Special Initiatives Committee, began discussions with Pulte regarding his role in the combined company and a potential consulting agreement between Mr. Eller and Pulte to be effective if a business combination of Centex and Pulte were consummated. During these discussions, Mr. Eller, Mr. Dugas and Bernard Reznicek, chairman of the compensation committee of the Pulte Board, discussed appropriate terms to ensure that the combined company would continue to have the benefit of Mr. Eller’s knowledge of Centex and its business following the completion of a transaction. Mr. Dugas, Mr. Eller and Mr. Reznicek discussed, among other terms, whether Mr. Eller would report directly to Mr. Dugas, the length of Mr. Eller’s consulting period, and the payments and benefits to which Mr. Eller would be entitled as a consultant to the combined company. The terms of Mr. Eller’s consulting agreement, as executed on April 7, 2009, are described below under “Interests of Centex’s Directors and Executive Officers in the Merger — Consulting Agreement Between Timothy R. Eller and Pulte” beginning on page 73. In addition, on March 31, 2009, Sidley Austin distributed an initial draft of the form of voting agreement to be entered into by certain directors and officers of Centex and Pulte, including William J. Pulte, Pulte’s founder and chairman.

On March 26, 2009, the Pulte Board met, together with members of Pulte management and Pulte’s legal advisors, to receive an update on the proposed business combination with Centex since the prior meeting of the Pulte Board. Representatives of Sidley Austin reviewed with the Pulte Board the fiduciary duties of the directors in evaluating the proposed business combination between Pulte and Centex and reviewed the principal terms of the draft merger agreement submitted to Pulte by Centex, and Pulte’s proposed response to such terms. The Pulte Board considered the advisability of pursuing a business combination with Centex and authorized Pulte management to continue discussions with Centex on the proposed business combination, including the terms of the draft merger agreement.

On March 27, 28 and 29, 2009, management teams from Pulte and Centex and their respective auditors and legal and financial advisors attended mutual in-person due diligence meetings in Dallas, Texas. During these meetings, the management teams from Pulte and Centex made presentations about their respective businesses, discussed how the companies might operate together, reviewed documents and responded to questions and additional information requests.

On March 30, 2009 at a meeting of the Centex Special Initiatives Committee attended by its legal and financial advisors, Centex’s senior management updated the committee members on their due diligence investigation of Pulte, including the results of the in-person due diligence meetings held in Dallas. A representative of Wachtell Lipton also discussed the terms of the draft merger agreement, including termination fees, regulatory covenants, closing conditions, fiduciary provisions, employee benefits provisions and other terms and conditions and the terms of the proposed voting agreement, and addressed various other issues and related matters. On April 1, 2009, the Centex Board also received an update from Centex’s senior management and its legal and financial advisors.

The Pulte Board met on April 3, 2009 and again on April 6, 2009, together with members of Pulte’s management and Pulte’s legal and financial advisors, to further consider the proposed business combination with Centex. During these meetings, Pulte management discussed with the Pulte Board the due diligence work conducted in contemplation of the proposed transaction and possible market reaction to the transaction. The Pulte Board also discussed certain financial matters, including an overview of the projected cost synergies estimated by Pulte management to be achieved in connection with the proposed transaction, the combined company’s projected debt, cash and liquidity using the forecasts prepared by Pulte management and referred to under “Financial Forecasts” on page 115 and the anticipated reaction of the rating agencies to the proposed transaction. Representatives of Sidley Austin also reviewed the principal terms of the draft merger agreement and voting agreements and provided an update on the status of negotiations of the merger agreement with Centex. The Pulte Board also discussed the strategic rationale for the transaction, financial considerations for the combined company, including the significant increase in debt of the combined company, and the integration of the two companies after the closing of the transaction. At the conclusion of these meetings, the Pulte Board authorized Pulte’s management to continue to pursue the proposed transaction. On the evening prior to its April 3 meeting, the Pulte Board held a dinner which, at the request of the Pulte Board, was attended by Mr. Eller. At the dinner, Mr. Eller discussed his views regarding the strategic rationale for the proposed transaction.

On April 7, 2009, the Pulte Board met, together with members of Pulte’s management and Pulte’s legal and financial advisors. Pulte management updated the Pulte Board on the due diligence investigation conducted by Pulte and the financial matters that were discussed at the April 3 and April 6, 2009 Pulte Board meetings. Representatives of Sidley Austin again reviewed the fiduciary duties of the members of the Pulte Board with respect to the evaluation of the proposed transaction and provided a summary of the terms of the proposed merger agreement. Pulte management discussed with the Pulte Board the principal terms of the consulting agreement with Mr. Eller, and representatives of Sidley Austin discussed with the Pulte Board the principal terms of the voting agreements between Pulte and certain of the directors and officers of Centex and the voting agreements between Centex and certain of the directors and officers of Pulte. Citi reviewed with the Pulte Board its financial analysis of the 0.975 exchange ratio provided for in the merger agreement and rendered to the Pulte Board an oral opinion, which was confirmed by delivery of a written opinion dated April 7, 2009, to the effect that, as of that date and based on and subject to the matters described in its opinion, the exchange ratio was fair, from a financial point of view, to Pulte. Pulte management recommended that the Pulte Board approve the proposed business combination with Centex and authorize Pulte’s entry into the merger agreement. After further consideration and deliberation, and taking into account the factors described under “— Recommendation of the Pulte Board of Directors and Its Reasons for the Merger” beginning on page 45, the Pulte Board unanimously determined that it was advisable and in the best interests of Pulte and its shareholders to enter into a business combination transaction with Centex and voted for Pulte to enter into the proposed merger agreement, approved the proposed merger agreement and the proposed charter amendment to increase the number of authorized shares of common stock, and determined to recommend to Pulte’s shareholders that they vote to approve the proposal to approve the issuance of shares in the merger and the proposal to approve the charter amendment to increase the number of authorized shares of common stock. At this meeting, the Pulte Board also approved and authorized Pulte’s entry into the consulting agreement with Mr. Eller and Pulte’s entry into the voting agreements with certain of the directors and officers of Centex.

On April 7, 2009, the Centex Board held a special meeting, which was also attended by Centex’s senior management and representatives of Goldman Sachs and Wachtell Lipton, to further consider the proposed transaction. At the meeting, a representative of Wachtell Lipton again reviewed the directors’ fiduciary duties and described the terms of the proposed merger agreement, the consulting agreement to be entered into between Mr. Eller and Pulte and the voting agreements to be entered into by Pulte and Centex and certain of the other party’s directors and officers, and the representatives of Goldman Sachs reviewed financial aspects of the proposed transaction, which analysis was based in part on the closing prices of Centex’s and Pulte’s common stock on April 6, 2009. Goldman Sachs then delivered its oral opinion, which was subsequently confirmed in writing, to the effect that, as of April 7, 2009 and based upon and subject to the assumptions and qualifications set forth in the opinion, the exchange ratio pursuant to the proposed merger agreement was fair from a financial point of view to the holders of Centex common stock. At the request of the Centex Board, Mr. Dugas attended a portion of the meeting to discuss his views regarding the strategic rationale for the proposed transaction. After further consideration and deliberation, and taking into account the factors described under “— Recommendation of the Centex Board of Directors and Its Reasons for the Merger” beginning on page 49, the Centex Board unanimously determined that it was in the best interests of Centex and its stockholders, and declared it advisable, to enter into the merger agreement, adopted the merger agreement and approved the consummation of the transactions contemplated by the merger agreement, including the merger, and determined to recommend to Centex’s stockholders that they vote to approve the merger agreement. At this meeting, the Centex Board also approved Centex’s entry into the voting agreements with certain of the directors and officers of Pulte.

On the evening of April 7, 2009, Pulte, Centex and Pi Nevada Building Company executed the definitive merger agreement and certain directors and officers of Centex and Pulte entered into the voting agreements. In addition, Pulte and Mr. Eller entered into Mr. Eller’s consulting agreement. On April 8, 2009, before the opening of trading on the NYSE, Pulte and Centex issued a joint press release announcing the execution of the Merger Agreement. The terms of the Merger Agreement are described below under “The Merger Agreement” beginning on page 75.

Recommendation of the Pulte Board of Directors and Its Reasons for the Merger

The Pulte Board has unanimously approved the Merger Agreement and unanimously recommends that Pulte shareholders vote “FOR” the proposal to approve the charter amendment to increase the number of authorized shares of common stock, “FOR” the proposal to approve the issuance of shares in the merger, “FOR” the proposal to approve the charter amendment to change Pulte’s corporate name and “FOR” the Pulte meeting adjournment proposal.

In evaluating the merger and Merger Agreement, the Pulte Board consulted with Pulte’s management and legal and financial advisors and, in reaching its decision to approve the Merger Agreement and to recommend that Pulte shareholders vote “FOR” the proposal to approve the charter amendment to increase the number of authorized shares of common stock and “FOR” the proposal to approve the issuance of shares in the merger, the Pulte Board evaluated the results of management’s due diligence investigation of Centex’s businesses and operations, reviewed publicly available information regarding Centex’s businesses and operations and considered various factors, including the factors described below. The following discussion of the information and factors considered by the Pulte Board is not exhaustive, but includes the material factors considered by the Pulte Board. In view of the wide variety of factors considered by the Pulte Board in connection with its evaluation of the merger, the Pulte Board did not consider it practical to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors that it considered in reaching its decision. In considering the factors described below, individual members of the Pulte Board may have given different weight to different factors. The Pulte Board considered this information as a whole, and overall considered the information and factors to be favorable to, and in support of, its determinations and recommendations. Among the material information and factors considered by the Pulte Board were the following:

•	Strategic Rationale.

•	The Pulte Board reviewed Pulte’s position in the homebuilding industry and believes that a combination with Centex would create the nation’s preeminent homebuilder, including a number one ranking in terms of revenues and number of home closings. The Pulte Board discussed that a business combination with Centex would create a combined company with a top three position in 25 of the top 50 new homebuilder geographic markets across the United States and have the ability to increase market share in a number of additional geographic markets where both companies currently operated. The Pulte Board further considered the recent and continuing challenges faced by the homebuilding industry, including lack of consumer confidence, decreased housing affordability, rising unemployment, a significant increase in the number of foreclosed homes, and large supplies of resale and new home inventories and the uncertain prospects and timing for a recovery. Notwithstanding the fact that the proposed business combination with Centex would increase Pulte’s exposure to the homebuilding industry and result in possible additional impairments to the combined company’s assets, the Pulte Board determined that Pulte would have an opportunity to be well-positioned after a combination to take advantage of the market for new homes when the homebuilding industry eventually recovers, particularly in light of the potential synergies resulting from the combination, the complementary market segments and geographies in which the additional land inventory being acquired would be located, the fact that a significant portion of the inventory reflected developed lots that would not require substantial additional infrastructure investment to drive revenue and the fact that the accounting treatment of recording that inventory at fair value in connection with the combination would reduce the potential for additional impairments with respect to the inventory acquired as part of the combination.

•	The Pulte Board considered the similar management styles and comparable corporate cultures of the two companies and believed that such similarities would allow the companies to more easily and quickly integrate their operations. The Pulte Board acknowledged that there are challenges inherent in the combination of two business enterprises of the size and scope of Pulte and Centex, including the possible resulting diversion of management attention for an extended period and the possibility of not achieving cost synergies following the merger, including the ability to successfully repurchase the outstanding debt of the combined company, in the amounts or at the time anticipated, and evaluated these risks in light of Pulte’s history and experience in integrating businesses in prior significant transactions, including the acquisition of Del Webb in 2001.

•	The Pulte Board considered that, although no assurances could be given that any particular level of cost synergies would be achieved following the merger, management of Pulte had quantified significant potential cost synergies in the principal areas of corporate overhead, field and divisional overhead, financial services and cash interest savings, estimated to be approximately $350 million on an annual basis, and identified additional potential cost synergies that could not readily be quantified. The Pulte Board believed that the likelihood of achieving the estimated cost synergies was high and did not believe that it would be possible for Pulte to achieve cost savings in an amount approaching these estimated synergies if Pulte continued to operate as a standalone company.

•	The Pulte Board considered the trends and competitive developments in the homebuilding industry and the range of strategic alternatives available to Pulte, including continuing to operate its business as currently conducted, and management’s recommendation in favor of the merger and its perspective that Centex was the best merger partner for Pulte in the homebuilding industry. The Pulte Board determined that the combined company would have more substantial financial and management resources to address the challenges facing the homebuilding industry and the larger combined capitalization would provide shareholders of the combined company with greater liquidity for their shares.

•	Opportunity for Growth Through Expanded Geographic and Brand and Customer Segment Diversity. The Pulte Board considered the complementary nature of the Pulte and Centex businesses, with a particular emphasis on the opportunity to diversify Pulte’s geographic and brand and customer segment presence by combining the two companies. The Pulte Board believed that the geographic strength of Centex in Texas and the Coastal Carolinas would complement the geographic strength of Pulte in the Florida and Southwest markets. The Pulte Board also noted the significant brand and customer presence of both Pulte and Centex in the move-up segment of the homebuilding industry, Pulte’s strength in the active adult segment of the homebuilding industry through its Del Webb brand and the opportunity to expand Pulte’s presence in the entry level segment of the homebuilding industry based on Centex’s relative strength in that customer segment.

•	Financial Considerations for Combined Company. The Pulte Board considered the projected financial position, cost structure and capitalization structure of the combined company and the anticipated financial benefits that are expected to result from the merger, including the potential for an accelerated path to profitability based primarily upon the opportunity of the combined company to achieve annual cost synergies of approximately $350 million and a stronger liquidity position relative to other participants in the homebuilding industry based primarily upon the significant amount of cash that would be held by the combined company (approximately $3.5 billion as of March 31, 2009) which should allow the combined company to retire a significant amount of debt and allow the combined company to better mitigate uncertainty regarding the future prospects of the homebuilding industry.

The Pulte Board examined various debt repayment scenarios for the combined company. During the course of this review, the Pulte Board reviewed and discussed a number of items, including the following:

•	Pulte’s long-term debt outstanding as of December 31, 2008 was approximately $3.2 billion, but immediately after the merger, the principal outstanding of the combined company’s debt was anticipated to be approximately $6.2 billion;

•	As of December 31, 2008, Pulte’s debt service obligations, comprised of scheduled maturities of principal and interest, during the next twelve months were anticipated to be, in the absence of the merger, approximately $234 million, and on a pro forma basis and based on assumed interest rates, leverage ratios and credit ratings, and assuming the merger was completed on July 1, 2009, the combined company’s debt service obligations, comprised of scheduled maturities of principal and interest, during the twelve months following the merger were anticipated to be approximately $627 million;

•	The anticipated use of the combined company’s cash to retire in excess of $1 billion of debt prior to the end of 2009, which the Pulte Board expected would be disproportionately weighted toward the retirement of debt with near-term maturities;

•	The risks of the type and nature noted under “Risk Factors — The combined company will have more indebtedness after the merger, which could adversely affect its cash flows and business” beginning on page 19;

•	The difficulty that Centex would potentially have with refinancing all or a portion of its maturing debt in the near term;

•	The fact that a significant portion of the Centex debt had been investment grade debt at the time of issuance with relatively low interest rates and flexible covenants;

•	A report from Pulte management based on preliminary discussions with the rating agencies and the implications of potential rating agency actions for the combined company;

•	The amendments to Pulte’s unsecured revolving credit facility in 2007 and 2008 which, among other things, decreased the borrowing capacity from $2.01 billion to $1.2 billion, extended the maturity date from October 2010 to June 2012, adjusted the required tangible net worth minimum, increased the maximum allowed debt-to-total capitalization ratio and increased the costs of borrowing or issuing letters of credit, and required Pulte to maintain certain liquidity reserve accounts in the event Pulte fails to satisfy an interest coverage test. While the Pulte Board believed that the anticipated retirement of in excess of $1 billion of debt would significantly reduce the risk of debt covenant non-compliance by the combined company in the near term, the Pulte Board also discussed the ability to have discussions with Pulte’s lenders and obtain additional amendments to Pulte’s unsecured revolving credit facility if necessary following the completion of the merger to ensure compliance with applicable financial covenants; and

•	The Pulte liquidity-case forecasts and the Centex liquidity-case forecasts which were prepared by Pulte management to assist the Pulte Board in its evaluation of the combined company’s ability to service its debt obligations in the event of a more sustained downturn in the homebuilding industry. See “Financial Forecasts” beginning on page 115.

In addition to the items described above, the Pulte Board evaluated the historical financial condition, operating results and businesses of Pulte and Centex, including information with respect to the respective earnings history and performance of the companies over the past several years. The Pulte Board also took into account the detailed financial, pro forma and other information with respect to the merger presented by Pulte’s management. Notwithstanding the increased amount of debt that the combined company would have and the other potential risks and considerations noted above, the Pulte Board believed that the combined company would be able to service its maturing debt obligations and comply with the financial covenants applicable to such debt.

•	Financial Terms of Transaction. The Pulte Board reviewed the use of Pulte common stock as the consideration to be paid to Centex stockholders in the merger and noted that this transaction structure would not require Pulte to incur any new debt to consummate the merger. The Pulte Board considered the fact that the fixed exchange ratio provides certainty as to the number of shares of Pulte common stock to be delivered to Centex stockholders and the percentage of the total shares of Pulte common stock that current Centex stockholders will own after the merger. The Pulte Board took note of the historical and current market prices of Pulte common stock and Centex common stock and the course of negotiations in determining the exchange ratio.

•	Opinion of Pulte’s Financial Advisor. The Pulte Board considered Citi’s financial presentation and its opinion, dated April 7, 2009, to the Pulte Board as to the fairness, from a financial point of view and as of the date of the opinion, to Pulte of the 0.975 exchange ratio provided for in the Merger Agreement, as more fully described below. See “— Opinion of Pulte’s Financial Advisor” beginning on page 51.

•	Terms of the Merger Agreement. The Pulte Board, with the assistance of its legal advisors, also considered the non-financial terms and conditions of the Merger Agreement, including the amounts of the termination fees payable by Centex and Pulte and the circumstances under which those fees would be payable, the circumstances under which the Centex Board could change its recommendation to the Centex stockholders, the provisions regarding the selection of the board members and senior management of the combined company and the provisions relating to employee compensation and benefits.

•	Likelihood of Completion of the Merger. The Pulte Board considered the likelihood that the merger would be completed and determined that it was relatively high given the limited regulatory approvals that needed to be obtained in connection with the proposed transaction and the Pulte Board’s belief that the transaction would be viewed favorably by both Pulte shareholders and Centex stockholders because they would each participate in the potential value creation of the combined company and have greater liquidity for their shares.

In addition to the risks noted above, the Pulte Board also identified and considered other potential risks of the merger, including the following:

•	the reaction of Centex employees to the merger and the risk that, despite the efforts of the combined company, key personnel might not remain employed by Pulte;

•	the possibility that the merger might not be completed due to difficulties in obtaining the requisite Centex stockholder approval of the merger or the requisite Pulte shareholder approval of the proposal to approve the charter amendment to increase the number of authorized shares of common stock and the proposal to approve the issuance of shares in the merger;

•	the effect of the public announcement of the Merger Agreement on Pulte’s stock price if Pulte shareholders perceived that Pulte was paying too high a price for Centex or if shareholders were concerned about the amount of debt of the combined company or other concerns; and

•	other risks associated with Centex’s business generally that were raised during due diligence presentations made by Pulte management to the Pulte Board.

The Pulte Board concluded that these risks could be managed or mitigated by Pulte or were unlikely to have a material impact on the merger or Pulte, and that, overall, the potentially negative factors or risks associated with the merger were outweighed by the potential benefits of the merger to Pulte and its shareholders.

Additional factors considered by the Pulte Board included:

•	the fact that Pulte shareholders will have an opportunity to vote on the proposal to approve the charter amendment to increase the number of authorized shares of common stock and the proposal to approve the issuance of shares in the merger;

•	the fact the Pulte Board has the right under the Merger Agreement to withdraw its recommendation to Pulte shareholders that they approve the proposal to approve the charter amendment to increase the number of authorized shares of common stock and the proposal to approve the issuance of shares in the merger if they are required to do so by applicable law; and

•	the terms and conditions of the consulting agreement between Pulte and Timothy R. Eller, Centex’s chairman and chief executive officer, that will become effective upon completion of the merger.

The Pulte Board realized that there can be no assurance about future results, including results considered or expected as described in the factors listed above, such as assumptions regarding potential cost synergies. The explanation of the Pulte Board’s reasoning and all other information presented in this section are forward-looking in nature and, therefore, should be read in light of the factors discussed under the heading “Cautionary Statement Concerning Forward-Looking Statements.”

Recommendation of the Centex Board of Directors and Its Reasons for the Merger

The Centex Board has unanimously adopted the Merger Agreement and approved the consummation of the transactions contemplated by the Merger Agreement, including the merger, upon the terms and subject to the conditions set forth in the Merger Agreement and unanimously recommends that Centex’s stockholders vote “FOR” the proposal to approve the Merger Agreement at the Centex special meeting.

In reaching this decision, the Centex Board consulted with Centex’s management and its legal and financial advisors and considered a variety of factors, including the following material factors, among others:

•	the financial terms of the merger achieved through extensive, arm’s-length negotiations with Pulte, including the right of Centex stockholders to receive, for each share of Centex common stock held by them, 0.975 of a share of Pulte common stock, which represented an implied market value of $10.50 per share of Centex common stock and a premium of approximately 36%, in each case based on the closing prices on the NYSE of Centex and Pulte common stock on April 7, 2009 (the last trading day prior to the execution and announcement of the Merger Agreement);

•	the financial analyses presented by Goldman Sachs to the Centex Board, and the opinion of Goldman Sachs dated as of April 7, 2009 to the effect that, as of that date, and subject to and based upon the factors and assumptions set forth in such opinion, the exchange ratio pursuant to the Merger Agreement was fair from a financial point of view to the holders of Centex common stock;

•	the expectation that Centex stockholders will have the opportunity to share in the future growth and expected synergies of the combined company through the continued ownership of shares of Pulte common stock, while retaining the flexibility of selling all or a portion of those shares for cash at any time. The synergies considered by the Centex Board included cost savings achieved by reductions in public company related expenses, financial services operations, corporate overhead and advertising and marketing as well as personnel reduction;

•	the strength of the balance sheet of the combined company, the belief that a combination with Pulte would better enable Centex to weather the current economic downturn and position the Centex business (as part of the combined company) to take advantage of any recovery, and the potential strategic and operational benefits of the merger identified by Centex’s management and Pulte’s management, including the complementary nature of the businesses of Centex and Pulte, and the opportunity for cost savings as a combined company; in view of these considerations, the Centex Board believed that the merger would further enhance the leading role of the Centex business in the homebuilding industry, due to the benefits of the increased scale, diversity and resources of the combined company;

•	its assessment of the likelihood that the merger would be completed in a timely manner, including its view of the likelihood the regulatory approvals required in connection with the merger would be received in a timely manner and without unacceptable conditions, and that the management team of the combined company would be able to successfully integrate and operate the businesses of the combined company after the merger;

•	the fact that Centex had conducted discussions with Company A and Company B, which the Centex Board considered to be the companies other than Pulte most likely to offer a transaction that would provide attractive value to Centex’s stockholders (based on, among other factors, the Centex Board’s assessment of their capacity to effect a transaction, their ability to achieve synergies in a transaction with Centex, the strength of the balance sheet of the combined company that would result from such a transaction and their likely interest in engaging in such a transaction), and that the Merger Agreement enables the Centex Board, in accordance with the applicable provisions, to consider unsolicited proposals and to terminate the Merger Agreement and accept a superior proposal prior to Centex stockholder approval of the Merger Agreement, subject to payment of a termination fee;

•	the fact that the transaction will be subject to the approval of Centex’s stockholders; and

•	presentations by Centex’s management concerning the operations, financial condition and prospects of Centex and its review of other potential strategic transactions, including its discussions with Company A and Company B, and its consideration of a recapitalization and its belief as a result of such review that the merger with Pulte represents the most attractive direction for Centex’s business, such merger being expected to enhance and expand Centex’s present business and future growth.

The Centex Board was also aware of and considered the following adverse factors associated with the proposed merger, among others:

•	the risk that the expected synergies and other benefits of the merger might not be fully achieved or may not be achieved within the time frames expected;

•	the risks of the type and nature described under “Risk Factors” beginning on page 19;

•	the possibility that regulatory or governmental authorities might seek to impose conditions on or otherwise prevent or delay the merger (and that the merger may not be completed as a result of conditions imposed by regulatory authorities or otherwise) balanced by the fact that Pulte had agreed to assume certain regulatory approval risks for the proposed transaction;

•	the requirement that Centex pay a termination fee equal to (1) $24 million if Pulte or Centex were to terminate the Merger Agreement due to the failure to obtain approval of Centex’s stockholders following a favorable recommendation by the Centex Board and (2) $48 million under certain circumstances, including if Pulte were to terminate the Merger Agreement following a change of recommendation by the Centex Board or if Centex were to terminate the Merger Agreement in light of a superior proposal (see “The Merger Agreement — Termination of the Merger Agreement — Termination Fees” beginning on page 89);

•	the fact that some of Centex’s directors and executive officers may have interests in the merger and arrangements that are different from, or in addition to, those of Centex stockholders generally, including as a result of compensation arrangements with Centex and the manner in which they would be affected by the merger (see “— Interests of Centex’s Directors and Executive Officers in the Merger” beginning on page 70);

•	the possibility that the merger might not be completed if Centex’s stockholders fail to approve the proposal to approve the Merger Agreement or if the Pulte shareholders fail to approve the proposal to approve the charter amendment to increase the number of authorized shares of common stock or the proposal to approve the issuance of shares in the merger or if the parties otherwise fail to satisfy the conditions to completion of the merger;

•	that Centex’s customers, suppliers or distributors may seek to modify or terminate existing agreements or arrangements, or that they or land sellers would be hesitant to enter into new agreements or arrangements, as a result of the announcement of the merger; and

•	the potential impact of the restrictions under the Merger Agreement on Centex’s ability to take certain actions during the period prior to the completion of the merger (which may delay or prevent Centex from undertaking business opportunities that may arise pending completion of the merger), the potential for diversion of management and employee attention and for increased employee attrition, or difficulty in attracting new employees, during that period and the potential effect of these on Centex’s business and relations with customers and service providers.

The foregoing discussion of the factors considered by the Centex Board is not intended to be exhaustive, but rather includes material factors considered by the Centex Board. In reaching its decision to approve the Merger Agreement, the merger and the other transactions contemplated by the Merger Agreement, the Centex Board did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. The Centex Board considered all these factors as a whole, including discussions with, and questioning of, Centex management and Centex’s financial and legal advisors, and overall considered the factors to be favorable to, and to support, its determination.

Opinion of Pulte’s Financial Advisor

Pulte has retained Citi as its financial advisor in connection with the merger. In connection with this engagement, Pulte requested that Citi evaluate the fairness, from a financial point of view, to Pulte of the 0.975 exchange ratio provided for in the Merger Agreement. On April 7, 2009, at a meeting of Pulte’s board of directors held to evaluate the merger, Citi rendered to Pulte’s board of directors an oral opinion, which was confirmed by delivery of a written opinion dated April 7, 2009, to the effect that, as of that date and based on and subject to the matters described in its opinion, the exchange ratio was fair, from a financial point of view, to Pulte.

The full text of Citi’s written opinion, dated April 7, 2009, which describes the assumptions made, procedures followed, matters considered and limitations on the review undertaken, is attached to this joint proxy statement/prospectus as Annex B and is incorporated into this joint proxy statement/prospectus by reference. Citi’s opinion was provided to Pulte’s board of directors in connection with its evaluation of the exchange ratio from a financial point of view to Pulte and does not address any other aspects or implications of the merger or the underlying business decision of Pulte to effect the merger, the relative merits of the merger as compared to any alternative business strategies that might exist for Pulte or the effect of any other transaction in which Pulte might engage. Citi’s opinion is not intended to be and does not constitute a recommendation to any securityholder as to how such securityholder should vote or act on any matters relating to the proposed merger.

In arriving at its opinion, Citi:

•	reviewed the Merger Agreement;

•	held discussions with certain senior officers, directors and other representatives and advisors of Pulte and certain senior officers and other representatives and advisors of Centex concerning the businesses, operations and prospects of Pulte and Centex;

•	reviewed certain publicly available business and financial information relating to Pulte and Centex;

•	reviewed certain financial forecasts, referred to in this joint proxy statement/prospectus as the Centex strategic-case forecasts and the Pulte strategic-case forecast, and other information and data relating to Pulte and Centex which were provided to or discussed with Citi by Pulte’s management, including information relating to potential strategic implications and operational benefits (including the amount, timing and achievability thereof) anticipated by Pulte’s management to result from the merger;

•	reviewed the financial terms of the merger as set forth in the Merger Agreement in relation to, among other things, current and historical market prices and trading volumes of Pulte common stock and Centex common stock, Pulte’s and Centex’s historical and projected earnings and other operating data and Pulte’s and Centex’s capitalization and financial condition;

•	analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations Citi considered relevant in evaluating those of Pulte and Centex;

•	considered, to the extent publicly available, the financial terms of certain other transactions which Citi considered relevant in evaluating the merger;

•	evaluated certain potential pro forma financial effects of the merger on Pulte utilizing, among other things, the financial forecasts and estimates relating to Pulte and Centex referred to above after giving effect to the potential strategic implications and operational benefits anticipated by Pulte’s management to result from the merger; and

•	conducted such other analyses and examinations and considered such other information and financial, economic and market criteria as Citi deemed appropriate in arriving at its opinion.

In rendering its opinion, Citi assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with Citi and upon the assurances of the managements of Pulte and Centex that they were not aware of any relevant information that was omitted or remained undisclosed to Citi. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with Citi relating to Pulte and Centex and potential pro forma financial effects of, and strategic implications and operational benefits resulting from, the merger, Citi was advised by Pulte’s management, and Citi assumed, with Pulte’s consent, that the forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of Pulte’s management as to the future financial performance of Pulte and Centex, such strategic implications and operational benefits and the other matters covered thereby. Citi also assumed, with Pulte’s consent, that the financial results (including the potential strategic implications and operational benefits anticipated to result from the merger) reflected in such financial forecasts and other information and data will be realized in the amounts and at the times projected.

Citi assumed, with Pulte’s consent, that the merger would be consummated in accordance with its terms without waiver, modification or amendment of any material term, condition or agreement, and that, in the course of obtaining the necessary regulatory or third party approvals, consents, releases and waivers for the merger, no delay, limitation, restriction or condition would be imposed that would have an adverse effect on Pulte, Centex or the contemplated benefits of the merger. Citi also assumed, with Pulte’s consent, that the merger would qualify for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. Citi’s opinion relates to the relative values of Pulte and Centex. Citi did not express any opinion as to what the value of Pulte common stock actually would be when issued pursuant to the merger or the prices at which Pulte common stock or Centex common stock would trade at any time. Citi did not make, and it was not provided with, an independent evaluation or appraisal of the assets or liabilities, contingent or otherwise, of Pulte or Centex, and Citi did not make any physical inspection of the properties or assets of Pulte or Centex. Citi expressed no view as to, and its opinion did not address, the underlying business decision of Pulte to effect the merger, the relative merits of the merger as compared to any alternative business strategies that might exist for Pulte or the effect of any other transaction in which Pulte might engage. Citi’s opinion did not address any terms (other than the exchange ratio to the extent expressly specified in the opinion) or other aspects or implications of the merger, including, without limitation, the form or structure of the merger or any other agreement, arrangement or understanding to be entered into in connection with or contemplated by the merger or otherwise. Citi expressed no view as to, and its opinion did not address, the fairness (financial or otherwise) of the amount or nature or any other aspect of any compensation to any officers, directors or employees of any parties to the merger, or any class of such persons, relative to the exchange ratio. Citi’s opinion was necessarily based on information available to Citi, and financial, stock market and other conditions and circumstances existing and disclosed to Citi, as of the date of its opinion. The credit, financial and stock markets are experiencing unusual volatility, and Citi expressed no opinion or view as to any potential effects of such volatility on Pulte, Centex or the contemplated benefits of the merger. Although subsequent developments may affect its opinion, Citi does not have any obligation to update, revise or reaffirm its opinion. Except as described above, Pulte imposed no other instructions or limitations on Citi with respect to the investigations made or procedures followed by Citi in rendering its opinion.

In preparing its opinion, Citi performed a variety of financial and comparative analyses, including those described below. The summary of these analyses is not a complete description of the analyses underlying Citi’s opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to summary description. Citi arrived at its ultimate opinion based on the results of all analyses undertaken by it and assessed as a whole, and did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis for purposes of its opinion. Accordingly, Citi believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

In its analyses, Citi considered industry performance, general business, economic, market and financial conditions and other matters existing as of the date of its opinion, many of which are beyond the control of Pulte and Centex. No company, business or transaction used in those analyses as a comparison is identical to Pulte, Centex or the merger, and an evaluation of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions analyzed. Accordingly, such analyses may not necessarily utilize all companies or transactions that could be deemed comparable to Pulte, Centex or the merger.

The estimates contained in Citi’s analyses and the valuation ranges resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by its analyses. In addition, analyses relating to the value of businesses or securities do not necessarily purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, the estimates used in, and the results derived from, Citi’s analyses are inherently subject to substantial uncertainty.

The type and amount of consideration payable in the merger was determined through negotiations between Pulte and Centex and the decision to enter into the Merger Agreement was solely that of Pulte’s board of directors. Citi’s opinion was only one of many factors considered by Pulte’s board of directors in its evaluation of the merger and should not be viewed as determinative of the views of Pulte’s board of directors or management with respect to the merger or the exchange ratio.

The following is a summary of the material financial analyses presented to Pulte’s board of directors in connection with Citi’s opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand Citi’s financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Citi’s financial analyses.

Selected Public Companies Analysis

Citi performed separate selected publicly traded companies analyses of Pulte and Centex in which Citi reviewed publicly available financial and stock market information for Pulte, Centex and the following nine selected publicly traded companies. These companies were selected generally because they are publicly-traded companies in the U.S. homebuilding industry (which is the industry in which Pulte and Centex operate) and were not viewed as distressed companies:

•	D.R. Horton, Inc.

•	KB Home

•	Lennar Corporation

•	M.D.C. Holdings, Inc.

•	Meritage Homes Corporation

•	NVR, Inc.

•	Orleans Homebuilders, Inc.

•	The Ryland Group, Inc.

•	Toll Brothers, Inc.

Citi reviewed, among other things, the equity values of the selected companies, Pulte and Centex, based on closing stock prices on April 3, 2009, as a multiple of book value as of the selected companies’ latest public filings. Financial data of Pulte, Centex and the selected public companies were based on public filings and other publicly available information. Citi then applied a range of selected book value multiples derived from the selected companies and Centex to Pulte’s book value of equity as of December 31, 2008 and a range of selected book value multiples derived from the selected companies and Pulte to Centex’s book value of equity as of December 31, 2008. This indicated an implied per share equity reference range for Pulte of approximately $10.50 to $12.50 per share and for Centex of approximately $8.50 to $10.50 per share (the closing price of Pulte common stock on April 3, 2009 was $11.54 per share and the implied merger consideration based on the exchange ratio provided for in the Merger Agreement and the closing price of Pulte common stock on April 3, 2009 was approximately $11.25 per share). Based on the implied per share equity reference ranges derived for Pulte and Centex, this analysis indicated the following implied exchange ratio reference range, as compared to the exchange ratio provided for in the Merger Agreement:

Implied Exchange Ratio Reference Range	Exchange Ratio

0.67 - 1.02	0.975

Selected Precedent Transactions Analysis

Citi performed a selected precedent transactions analysis of Centex in which Citi reviewed, to the extent publicly available, financial information relating to the following 13 selected transactions. These transactions were selected generally because they involve companies in the U.S. homebuilding industry (which is the industry in which Centex operates):

Announcement Date	Acquiror	Target

• 6/6/05	• Technical Olympic USA, Inc.	• Transeastern Properties, Inc. (homebuilding operations and assets)
• 4/9/02	• Newmark Homes Corporation	• Engle Holdings Corporation
• 1/30/02	• Beazer Homes USA, Inc.	• Crossmann Communities, Inc.
• 12/19/01	• Hovnanian Enterprises, Inc.	• The Forecast Group, L.P. (California homebuilding operations)
• 10/23/01	• D.R. Horton, Inc.	• Schuler Homes, Inc.
• 5/1/01	• Pulte	• Del Webb Corporation
• 10/12/00	• Technical Olympic S.A.	• Engle Homes, Inc.
• 9/12/00	• Schuler Homes, Inc.	• Western Pacific Housing
• 2/17/00	• Lennar Corporation	• U.S. Home Corporation
• 10/4/99	• Technical Olympic S.A.	• Newmark Homes Corporation
• 10/20/98	• Kaufman and Broad Home Corporation	• Lewis Homes
• 12/19/97	• D.R. Horton, Inc.	• Continental Homes Holding Corp.
• 6/11/97	• Lennar Corporation	• Pacific Greystone Corporation

Citi reviewed, among other things, transaction values, calculated as the equity value implied for the target company based on the consideration payable in the selected transaction, as a multiple of the target company’s book value of equity as of the most recent accounting period prior to public announcement of the relevant transaction. Financial data of Pulte, Centex and the selected transactions were based on public filings and other publicly available information. Citi then applied a range of selected book value multiples derived from the selected transactions to Centex’s book value of equity as of December 31, 2008. This indicated an implied per share equity reference range for Centex of approximately $13.25 to $18.50 per share (the implied merger consideration based on the exchange ratio provided for in the Merger Agreement and the closing price of Pulte common stock on April 3, 2009 was approximately $11.25 per share). Based on the implied per share equity reference range derived for Centex and Pulte’s closing share price as of April 3, 2009, this analysis indicated the following implied exchange ratio reference range, as compared to the exchange ratio provided for in the Merger Agreement:

Implied Exchange Ratio Reference Range	Exchange Ratio

1.15 - 1.60	0.975

Discounted Cash Flow Analysis

Citi performed separate discounted cash flow analyses of Pulte and Centex to calculate the estimated present value of the standalone unlevered, after-tax free cash flows that each of Pulte and Centex was forecasted to generate during fiscal years 2009 through 2017. Based on internal estimates of Pulte’s management for Pulte and Centex, including the Pulte strategic-case forecasts and Centex strategic-case forecasts, and historical financial results for Pulte and Centex, unlevered, after-tax free cash flows were calculated as estimated adjusted earnings before interest and taxes, referred to as adjusted EBIT, plus depreciation and amortization, less capital expenditures and adjustments for changes in working capital. In the case of Centex, Citi performed this analysis both with and without taking into account potential strategic implications and operational benefits anticipated by Pulte’s management to result from the merger, referred to as potential synergies. Estimated terminal values for Pulte and Centex were calculated by applying to each of Pulte’s and Centex’s fiscal year 2017 estimated earnings before interest, taxes, depreciation and amortization, referred to as EBITDA, terminal value EBITDA multiples of 6.0x to 7.0x, which range was derived taking into consideration, among other things, historical EBITDA trading multiples for Pulte, Centex and the selected companies described above under “Selected Public Companies Analysis.” The cash flows and terminal values were then discounted to present value as of March 31, 2009 using discount rates ranging from 10.6% to

12.2%, which range was derived taking into account, among other things, a weighted average cost of capital calculation based on factors commonly considered for purposes of calculating an estimated weighted average cost of capital, including the trading volatility of the common stock of Pulte, Centex and the selected companies described above under “Selected Public Companies Analysis” relative to the overall market. This indicated an implied per share equity reference range for Pulte of approximately $19.50 to $24.25 per share and for Centex of approximately $21.25 to $27.00 per share (without taking into account potential synergies) and approximately $36.00 to $43.75 per share (after taking into account potential synergies). Based on the implied per share equity reference ranges derived for Pulte and Centex, this analysis indicated the following implied exchange ratio reference ranges, as compared to the exchange ratio provided for in the Merger Agreement:

Implied Exchange Ratio Reference Ranges
Without Potential Synergies	With Potential Synergies	Exchange Ratio

0.88 - 1.39	1.48 - 2.25	0.975

Contribution Analysis

Citi reviewed the relative financial contributions of Pulte and Centex to the future financial performance of the combined company on a pro forma basis based on historical financial results and internal estimates of Pulte’s management for Pulte and Centex, without giving effect to potential synergies anticipated by Pulte’s management to result from the merger. For purposes of this analysis, Citi reviewed Pulte’s and Centex’s:

•	calendar year 2008 revenue, free cash flow, book value, and deferred tax asset value adjusted book value;

•	calendar year 2009 estimated revenue, free cash flow and book value;

•	calendar year 2010 estimated revenue, EBITDA, adjusted EBIT, and book value; and

•	calendar years 2011 and 2012 estimated EBITDA and adjusted EBIT.

Citi then derived from the relative contributions implied by these metrics a selected contribution percentage range for Pulte of approximately 44.4% to 68.3% and for Centex of approximately 31.7% to 55.6%. Based on these ranges for Pulte and Centex, this analysis indicated the following exchange ratio reference range, as compared to the exchange ratio provided for in the Merger Agreement:

Selected Exchange Ratio Reference Range	Exchange Ratio

0.68 - 2.61	0.975

Pro Forma Financial Analysis

Citi reviewed the potential pro forma financial effects of the merger on, among other things, the combined company’s full calendar years 2009, 2010 and 2011 estimated earnings per share, referred to as EPS, book value per share and tangible book value per share (calculated as book value less goodwill) based on internal estimates of Pulte’s management, including the Pulte strategic-case forecasts and the Centex strategic-case forecasts, after taking into account potential synergies anticipated by Pulte’s management to result from the merger. Based on the exchange ratio provided for in the Merger Agreement, this analysis indicated that the merger could be accretive to Pulte’s calendar years 2009, 2010 and 2011 estimated EPS and book value per share and calendar years 2010 and 2011 estimated tangible book value per share and dilutive to Pulte’s calendar year 2009 estimated tangible book value per share as follows (percentages that could not be calculated due to values of less than zero are designated as not meaningful):

Percentage
Accretion/(Dilution)

EPS:
Calendar Year 2009	Not Meaningful
Calendar Year 2010	Not Meaningful
Calendar Year 2011	169.6%
Book Value Per Share:
Calendar Year 2009	8.5%
Calendar Year 2010	17.0%
Calendar Year 2011	24.8%
Tangible Book Value Per Share:
Calendar Year 2009	(1.4)%
Calendar Year 2010	6.5%
Calendar Year 2011	14.9%

The actual results achieved by the combined company may vary from forecasted results and the variations may be material.

Miscellaneous

Under the terms of Citi’s engagement, Pulte has agreed to pay Citi for its financial advisory services in connection with the merger an aggregate fee of $12.5 million, $2.5 million of which was payable upon delivery of Citi’s opinion and $10.0 million of which is contingent upon completion of the merger. Pulte also has agreed to reimburse Citi for reasonable expenses incurred by Citi in performing its services, including reasonable fees and expenses of its legal counsel, and to indemnify Citi and related persons against liabilities, including liabilities under the federal securities laws, arising out of its engagement.

Citi and its affiliates in the past have provided, currently are providing and in the future may provide services to Pulte and Centex unrelated to the proposed merger, for which services Citi and its affiliates have received and expect to receive compensation, including, without limitation, (1) acting as joint arranger and/or agent for, and as a lender under, revolving credit facilities of Pulte with initial principal amounts of $1.6 billion and $1.86 billion, respectively, and (2) acting as agent for, and as a lender under, a revolving credit facility of Centex with an initial principal amount of $2.085 billion. Excluding the compensation paid and payable to Citi as described above in connection with the merger, during the past two years, Citi and its affiliates have received in the aggregate approximately $1.0 million from Pulte and its affiliates as compensation for investment banking and other financial services. In the ordinary course of business, Citi and its affiliates may actively trade or hold the securities of Pulte and Centex for its own account or for the account of its customers and, accordingly, may at any time hold a long or short position in those securities. In addition, Citi and its affiliates, including Citigroup Inc. and its affiliates, may maintain relationships with Pulte, Centex and their respective affiliates.

Pulte selected Citi as its financial advisor in connection with the merger based on Citi’s reputation, experience and familiarity with Pulte’s business. Citi is an internationally recognized investment banking firm which regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. The issuance of Citi’s opinion was authorized by Citi’s fairness opinion committee.

Opinion of Centex’s Financial Advisor

Goldman Sachs rendered its opinion to Centex’s board of directors that, as of April 7, 2009 and based upon and subject to the factors and assumptions set forth therein, the exchange ratio of 0.975 shares of Pulte common stock to be paid for each share of Centex common stock was fair from a financial point of view to the holders of the outstanding shares of Centex common stock.

The full text of the written opinion of Goldman Sachs, dated April 7, 2009, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached to this joint proxy statement/prospectus as Annex C. Goldman Sachs provided its opinion for the information and assistance of Centex’s board of directors in connection with its consideration of the transaction. The Goldman Sachs opinion is not a recommendation as to how any holder of Centex common stock should vote with respect to the transaction, or any other matter.

In connection with rendering the opinion described above and performing its related financial analyses, Goldman Sachs reviewed, among other things:

•	the Merger Agreement;

•	annual reports to stockholders and Annual Reports on Form 10-K of Centex and Pulte for the five fiscal years ended March 31, 2008 and December 31, 2008, respectively;

•	certain interim reports to stockholders and Quarterly Reports on Form 10-Q of Centex and Pulte;

•	certain other communications from Centex and Pulte to their respective stockholders;

•	certain publicly available research analyst reports for Centex and Pulte;

•	certain internal financial analyses and forecasts for Centex prepared by its management and certain internal financial analyses and forecasts for Pulte prepared by its management, as adjusted by the management of Centex, in each case, as approved for Goldman Sachs’s use by Centex, which we refer to as the forecasts;

•	certain cost savings and operating synergies projected by the management of Pulte to result from the transaction; and

•	certain cost savings and operating synergies projected by the management of Centex to result from the transaction, as approved for Goldman Sachs’s use by Centex, which we refer to as the synergies.

Goldman Sachs also held discussions with members of the senior management of Pulte regarding their assessment of the strategic rationale for, and the potential benefits of, the transaction and the past and current business operations, financial condition, and future prospects of Pulte, and with members of the senior management of Centex regarding their assessment of the strategic rationale for, and the potential benefits of, the transaction and the past and current business operations, financial condition, and future prospects of Centex and Pulte. In addition, Goldman Sachs reviewed the reported price and trading activity for shares of Centex common stock and Pulte common stock, compared certain financial and stock market information for Centex and Pulte with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the home building industry specifically and in other industries generally and performed such other studies and analyses, and considered such other factors, as it considered appropriate.

For purposes of rendering the opinion described above, Goldman Sachs relied upon and assumed, without assuming any responsibility for independent verification, the accuracy and completeness of all of the financial, legal, accounting, tax and other information provided to, discussed with or reviewed by it. In that regard, Goldman Sachs has assumed that the forecasts and the synergies have been reasonably prepared on a basis reflecting the best then available estimates and judgments of the management of Centex and that the synergies will be realized in all respects meaningful to Goldman Sachs’s analysis. In addition, Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or off-balance-sheet assets and liabilities) of Centex or Pulte or any of their respective subsidiaries and it has not been furnished with any such evaluation or appraisal. Goldman Sachs also has assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the transaction will be obtained without any adverse effect on Centex or Pulte or on the expected benefits of the transaction in any way meaningful to its analysis.

Goldman Sachs’s opinion addresses only the fairness from a financial point of view, as of the date of the opinion, of the exchange ratio pursuant to the Merger Agreement, and Goldman Sachs’s opinion to the Centex board of directors does not otherwise address any legal, regulatory, tax or accounting matters nor does it address the underlying business decision of Centex to engage in the transaction or the relative merits of the transaction as compared to any strategic alternatives that may have been available to Centex. Goldman Sachs does not express any view on, and Goldman Sachs’s opinion does not address, any other term or aspect of the Merger Agreement or the transaction other than the fairness from a financial point of view, as of the date of the opinion, of the exchange ratio pursuant to the Merger Agreement, including, without limitation, the fairness of the transaction to, or any other consideration received in connection therewith by, the holders of any other class of securities, creditors or other constituencies of Centex or Pulte; the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of Centex or Pulte, or class of such persons in connection with the transaction, whether derived from the exchange ratio pursuant to the Merger Agreement or otherwise. Goldman Sachs did not express any opinion as to the prices at which shares of Pulte common stock will trade at any time. Goldman Sachs’s opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to it as of, the date of the opinion and Goldman Sachs assumed no responsibility for updating, revising or reaffirming its opinion based on circumstances, developments or events occurring after the date of its opinion. Goldman Sachs’s opinion was approved by a fairness committee of Goldman Sachs.

The following is a summary of the material financial analyses delivered by Goldman Sachs to Centex’s board of directors in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Goldman Sachs, nor does the order of analyses described represent relative importance or weight given to those analyses by Goldman Sachs. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Goldman Sachs’s financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed before April 7, 2009 and is not necessarily indicative of current market conditions.

Historical Stock Trading Analysis.  Goldman Sachs reviewed the historical trading prices for Centex common stock as of February 27, 2009, the date on which Centex and Pulte commenced serious discussions and April 6, 2009, the last trading day prior to the delivery of Goldman Sachs’s opinion. In addition, Goldman Sachs analyzed the consideration to be received by holders of Centex common stock pursuant to the Merger Agreement in relation to the market prices of Centex common stock as of February 27, 2009 and April 6, 2009. This analysis was undertaken to assist the Centex board of directors in understanding how the Pulte proposal compared to recent historical market prices of Centex common stock. To undertake this analysis, the Pulte proposal needed to be converted into an implied price per share, and the market price of $8.29 per share of Centex common stock on April 6, 2009 was used for this purpose.

This analysis indicated that the implied value per share to be paid to Centex stockholders pursuant to the Merger Agreement represented:

•	a premium of 81.7% based on the February 27, 2009 market price of $6.21 per share of Centex common stock; and

•	a premium of 36.1% based on the April 6, 2009 market price of $8.29 per share of Centex common stock.

Selected Companies Analysis.  Goldman Sachs reviewed and compared certain financial information and public market multiples for Centex and Pulte to corresponding financial information and public market multiples for the following publicly traded corporations in the homebuilding industry:

•	D.R. Horton, Inc.

•	KB Home

•	Lennar Corporation

•	M.D.C. Holdings, Inc.

•	NVR, Inc.

•	The Ryland Group, Inc.

•	Toll Brothers, Inc.

Orleans Homebuilders and Meritage were excluded from Goldman Sachs’s analysis based on the size of their market capitalization relative to the other comparable companies. As of April 6, 2009, the market capitalization of Orleans Homebuilders was $44 million and the market capitalization of Meritage was $403 million.

Although none of the selected companies is directly comparable to Centex or Pulte, the companies included were chosen because they are publicly traded companies in the homebuilding industry, the industry in which Centex operates. The analysis was undertaken to assist the Centex board of directors in understanding how the common stock of Centex, Pulte and their peers were trading relative to their 52-week market highs, as compared to public estimates of such companies’ annual growth rates and historical and estimated future book values, a commonly used financial metric for the homebuilding industry, and whether Centex’s and Pulte’s common stock was trading in line with other companies in the homebuilding industry. The analysis was also undertaken in order to assist Goldman Sachs in understanding how the various companies within the homebuilding industry were then currently trading with respect to certain commonly used financial metrics and in understanding if the shares of Centex or Pulte were trading at a relative premium or discount to one another. The analysis was provided to the Centex board of directors to help the directors to understand the existing market dynamics with respect to the selected companies, including Pulte and Centex.

Goldman Sachs calculated and compared the selected companies’ last twelve months, 2009 and 2010 price-book value ratio and estimated five-year earnings per share compounded annual growth rate, or CAGR, for calendar years ended December 31, 2009 to 2014, to the corresponding data for Centex and Pulte based on certain publicly available financial information and the Institutional Brokers’ Estimate System, or IBES. The 2009 price/book value ratio for each the selected companies is as follows: D.R. Horton, Inc., 1.28x; KB Home, 0.96x; Lennar Corporation, 0.53x; M.D.C. Holdings, Inc., 1.63x; NVR, Inc., not applicable; The Ryland Group, 1.16x; and Toll Brothers, Inc., 1.00x. The ratios of 2009 and 2010 estimated price to book value of shareholders’ equity per share were calculated using Centex’s closing share price on April 6, 2009 and IBES median estimates for book value of shareholders’ equity per share as of April 6, 2009. The results of these analyses are summarized as follows:

	Selected Companies
	Range		Median		Centex		Pulte

LTM Price/Book Value	2.02x-0.46x		1.05	x	0.78x		1.05	x
2009 Price/Book Value	1.63x-0.53	x	1.14	x	1.34	x	1.12	x
2010 Price/Book Value	1.72x-0.53	x	1.05	x	0.72	x	1.12	x
Five-year EPS CAGR (CY2009E-2014E)	15%-5%		10%		8%		15%

Goldman Sachs also analyzed certain publicly available information relating to selected transactions involving companies in the homebuilding industry. The following precedent transactions were considered in Goldman Sachs’ analysis (target / acquiror): William Lyon Homes / General William Lyon; Crossman Comm. / Beazer Homes; Forecast / Hovnanian; Schuler Homes / DR Horton; Del Webb / Pulte Homes; Engle Homes / Technical Olympic; US Home / Lennar; Lewis Homes / KB Home; Continental / DR Horton.

Analysis at Various Prices.  Goldman Sachs performed certain analyses, based on publicly available historical information and projections provided by Centex management. Assuming an exchange ratio of 0.975 shares of Pulte common stock for each share of Centex common stock, Goldman Sachs calculated for Centex the implied Centex share price per share as of April 6, 2009, the implied total equity consideration (on a diluted basis), implied enterprise value, the implied book value per share multiple and the implied earnings per share multiple. The analysis was undertaken to assist the Centex board of directors’ understanding as to how Pulte’s proposal, converted into an implied per share cash value based on the market price of Pulte’s common stock, compared to recent market prices of Centex common stock and how such price could be compared as a multiple of Centex’s historical and estimated future book value. The following table presents the results of Goldman Sachs’s analysis (dollar amounts in millions, except for implied value per share):

Implied price per Centex Common Stock (as of April 6, 2009)		$11.28
Premium to market price (as of February 27, 2009)		81.7%
Premium to market price (as of April 6, 2009)		36.1%
Implied Fully-diluted Equity Value		$1,403
Implied Enterprise Value		$3,135
Implied Book Value per Share Multiple	12/31/2008	1.07x
	FY2009E	1.43x
	FY2010E	1.41x

Illustrative Discounted Cash Flow Analysis.  Goldman Sachs performed illustrative discounted cash flow analyses on Centex using (1) illustrative multiples of book value, which is referred to as the book value methodology, (2) illustrative perpetuity growth rates of free cash flow, which is referred to as the perpetuity growth methodology, and (3) illustrative multiples of net income, which is referred to as the P/E multiple methodology, in each case using Centex management’s projections and Pulte projections provided by Pulte management as adjusted by Centex management. This analysis was undertaken to assist the Centex board of directors in understanding how Pulte’s proposal, converted into an implied per share cash value might compare to Centex’s projections of its stand-alone future cash flows. Goldman Sachs calculated indications of net present value of cash flows for Centex for the fiscal years ended March 31, 2010 through 2014 using discount rates ranging from 13.5% to 14.5%. Goldman Sachs calculated implied values per share of Centex common stock using illustrative terminal values in the year 2014 based on (1) book value multiples ranging from 1.0x to 1.5x, (2) perpetuity growth rate of free cash flow from 0% to 2%, and (3) net income multiples ranging from 6.0x to 8.0x. Terminal multiples were estimated based upon the average trading multiples of Centex and Pulte over time as well as the multiples of their peers. These illustrative terminal or end values were then discounted to calculate implied indications of present values using discount rates ranging from 13.5% to 14.5%. For the purposes of calculating an illustrative terminal value for both perpetuity growth and P/E multiple methodologies, Goldman Sachs assumed a 35% marginal tax rate per Centex management’s guidance. The estimated tax expense in each year was provided by Centex management and based upon company projections. The 35% tax rate was only used in conjunction with the calculation of the terminal value in the discounted cash flow analysis. The ranges of implied values in this analysis were calculated based on ranges of multiples, including a range of price to earnings multiples (P/E multiples), derived by Goldman Sachs utilizing its experience and professional judgment, taking into account current and historical trading data and the current P/E multiples for selected homebuilding companies. The ranges of discount rates used by Goldman Sachs in this analysis were derived by Goldman Sachs utilizing a weighted average cost of capital analysis, based on the capital asset pricing model, which takes into account certain financial metrics, including betas, for Centex and selected homebuilding companies, the risk free rate, by reference to the U.S. government bond, and an equity risk premium, which represents the excess return demanded by investors over a risk-free rate. The following table presents the results of this analysis:

Illustrative Per Share Value Indications

Book Value Methodology	$8.83 - $14.85
Perpetuity Growth Methodology	$9.28 - $13.47
P/E Multiple Methodology	$11.21 - $16.29

In addition, Goldman Sachs performed an illustrative pro forma discounted cash flow analysis of the combined company following consummation of the transaction using Centex management’s projections and Pulte management’s projections as adjusted by Centex management, assuming levels of synergies achieved as provided by both Centex and Pulte management. Goldman Sachs’s analysis assumed a perpetuity growth methodology for terminal or end value calculation based on a range of free cash flow growth rates from 0% to 2%. The illustrative terminal or end values were then discounted to calculate implied indications of net present values using discount rates ranging from 13.5% to 14.5% for Centex stand-alone and from 11.5% to 12.5% for the combined company per Pulte’s cost of capital. For the purposes of calculating an illustrative terminal or end value, Goldman Sachs assumed a 35% marginal tax rate per Centex management’s guidance. The ranges of implied values in this analysis were calculated based on ranges of multiples, including a range of price to earnings multiples (P/E multiples), derived by Goldman Sachs utilizing its experience and professional judgment, taking into account current and historical trading data and the current P/E multiples for selected homebuilding companies. The ranges of discount rates used by Goldman Sachs in this analysis were derived by Goldman Sachs utilizing a weighted average cost of capital analysis, based on the capital asset pricing model, which takes into account certain financial metrics, including betas, for Centex and selected homebuilding companies, the risk free rate, by reference to the U.S. government bond, and an equity risk premium, which represents the excess return demanded by investors over a risk-free rate. The following table presents the results of this analysis:

Illustrative Per Share Value Indications

Centex Stand-alone Value	$9.28 - $13.47
Combined Company Value	$13.19 - $17.57
Pro Forma Value to Centex Stockholders Assuming Pulte Management Synergies	$20.08 - $27.17
Pro Forma Value to Centex Stockholders Assuming Centex Management Synergies	$21.85 - $29.26

Contribution Analysis.  Goldman Sachs reviewed specific historical and estimated future operating and financial information including, among other things, book value of stockholders’ equity, market capitalization, implied fair market value of stockholders’ equity based on publicly available research of a leading homebuilder research firm and relative discounted cash flows for Centex and Pulte. The analysis was undertaken to assist the Centex board of directors in understanding how the Pulte proposal, expressed as a percentage of the combined company’s total common equity, compared to the percentage of the combined company’s book value and projected cash flows, among other measures, contributed to the combined company by Centex or Pulte, as the case may be. The analysis indicated that Centex’s stockholders would receive 31.9% of the outstanding common equity of the combined company following completion of the transaction. Goldman Sachs analyzed the relative potential cash flow contribution of Centex and Pulte to the combined company following completion of the transaction pursuant to the perpetuity growth methodology and assumed a 14% discount rate for Centex and a 12% discount rate for Pulte, and a 1.0% perpetuity growth rate of free cash flow. Centex has a different weighted average cost of capital than Pulte, which accounts for the difference in discount rates.

	Pro Forma Contribution	Pro Forma Contribution
	by Centex	by Pulte

Book Value (December 31, 2008)	31.7%	68.3%
Market Capitalization (April 6, 2009)	25.6%	74.4%
Implied Fair Market Value of Stockholders’ Equity	25.7%	74.3%
Relative Discounted Cash Flow	25.2%	74.8%
Equity Ownership in Combined Company	31.9%	68.1%

Present Value of Future Share Price Analysis.  Goldman Sachs performed an illustrative analysis of the implied present value of the future price per share of Centex common stock, which is designed to provide an indication of the present value of a theoretical future value of a company’s equity as a function of such company’s estimated future earnings and its assumed price to future book value of stockholders’ equity per share multiple. For this analysis, Goldman Sachs used Centex management projections for fiscal years ended March 31, 2010 to 2014 and Pulte projections provided by Pulte management as adjusted by Centex management.

Goldman Sachs first calculated, based on an assumed book value of stockholders’ equity multiple of 1.0x, the projected future value per share of Centex common stock, and then discounted the projected future value per share back, using a discount rate of 16.0%, to derive the present value of the projected future value of Centex common stock. Goldman Sachs also performed the same calculation based on an assumed book value multiple of 1.5x. The discount rate used in this analysis reflects the cost of equity which is calculated by taking into account certain financial metrics, including betas, for Centex, the risk free rate, by reference to the 10-year U.S. Government Treasury bond, and an equity risk premium, which represents the excess return demanded by investors over a risk-free rate. The following table presents the results of this analysis:

	Present Value of Centex’s Stand-Alone Future Stock Price
	FY2010E	FY2011E	FY2012E	FY2013E	FY2014E

1.5x Book	$11.15	$8.24	$8.51	$11.69	$14.67
1.0x Book	$7.43	$5.49	$5.67	$7.79	$9.78

In addition, Goldman Sachs also performed an illustrative analysis of implied pro forma present value per share of common stock of the combined company based on Centex management projections and Pulte management projections as adjusted by Centex management. Goldman Sachs first calculated, based on an assumed book value multiple of 1.0x, the projected future value per Centex share of common stock of the combined company for each of the fiscal years ended March 31, 2009 to March 31, 2013, and then discounted the projected future value per share back, using a discount rate of 14.0%, to calculate the present value of the projected future value of common stock of the combined company. Goldman Sachs also performed the same calculation based on an assumed book value multiple of 1.5x. The following table presents the results of this analysis:

	Present Value of Pro Forma Future Stock Price
	FY2009E	FY2010E	FY2011E	FY2012E	FY2013E

1.5x Book	$13.48	$12.84	$13.64	$16.80	$20.13
1.0x Book	$8.99	$8.56	$9.10	$11.20	$13.42

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs’s opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to Centex or Pulte, respectively, or the contemplated transaction.

Goldman Sachs prepared these analyses for purposes of Goldman Sachs’s providing its opinion to Centex’s board of directors as to the fairness from a financial point of view of the exchange ratio pursuant to the Merger Agreement. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Centex, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.

The exchange ratio was determined through arm’s-length negotiations between Centex and Pulte and was approved by Centex’s board of directors. Goldman Sachs provided advice to Centex during these negotiations. Goldman Sachs did not, however, recommend any specific exchange ratio to Centex or the Centex board of directors or that any specific exchange ratio constituted the only appropriate exchange ratio for the transaction.

As described above, Goldman Sachs’s opinion to Centex’s board of directors was one of many factors taken into consideration by Centex’s board of directors in making its determination to approve the Merger Agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of Goldman Sachs attached to this joint proxy statement/prospectus as Annex C.

Goldman, Sachs & Co. and its affiliates are engaged in investment banking and financial advisory services, securities trading, investment management, principal investment, financial planning, benefits counseling, risk management, hedging, financing, brokerage activities and other financial and non-financial activities and services for various persons and entities. In the ordinary course of these activities and services, Goldman, Sachs & Co. and its affiliates may at any time make or hold long or short positions and investments, as well as actively trade or effect transactions, in the equity, debt and other securities (or related derivative securities) and financial instruments (including bank loans and other obligations) of Centex, Pulte and any of their respective affiliates or any currency or commodity that may be involved in the transaction for their own account and for the accounts of their customers. Goldman Sachs acted as financial advisor to Centex in connection with, and participated in certain of the negotiations leading to, the transaction. In addition, Goldman Sachs has provided certain investment banking and other financial services to Centex and its affiliates from time to time, including having acted as financial advisor to Centex in connection with the sale of certain of its land assets in March 2008. During the two-year period prior to April 7, 2009, the date on which Goldman Sachs rendered its fairness opinion, Goldman Sachs has received aggregate fees from Centex for investment banking and other financial services unrelated to the transaction of approximately $5,000,000. Goldman Sachs also has provided certain investment banking and other financial services to Pulte and its affiliates from time to time. Goldman Sachs also may provide investment banking and other financial services to Centex, Pulte and their respective affiliates in the future. In connection with the above-described services Goldman Sachs has received, and may receive in the future, compensation.

The Centex board of directors selected Goldman Sachs as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the transaction. During the two-year period prior to April 7, 2009, the date on which Goldman Sachs rendered its fairness opinion, Goldman Sachs received aggregate fees from Centex for investment banking and other financial services unrelated to the transaction of approximately $5,000,000 and has not been engaged by Pulte to provide investment banking or other financial services. Pursuant to a letter agreement dated March 10, 2009, Centex engaged Goldman Sachs to act as its financial advisor in connection with the contemplated transaction. Pursuant to the terms of this engagement letter, Centex has agreed to pay Goldman Sachs a transaction fee of approximately $18 million, $5 million of which was payable upon execution of the Merger Agreement and approximately $13 million of which is contingent upon consummation of the transaction. In addition, Centex has agreed to reimburse Goldman Sachs for its expenses, including attorneys’ fees and disbursements, and to indemnify Goldman Sachs and related persons against various liabilities, including certain liabilities under the federal securities laws.

Regulatory Approvals

The merger was subject to review by the DOJ and the FTC under the HSR Act. Under the HSR Act, Pulte and Centex were required to make pre-merger notification filings and to await the expiration or early termination of the statutory waiting period prior to completing the merger. The notifications required under the HSR Act to the FTC and the DOJ were filed on April 21, 2009 by Centex and on April 22, 2009 by Pulte. The statutory waiting period under the HSR Act expired on May 22, 2009 at 11:59 p.m., eastern time. No further regulatory approvals are a condition to the completion of the merger.

At any time before or after completion of the merger, either the DOJ, the FTC or any state attorneys general could challenge or seek to block the merger under the antitrust laws, as it deems necessary or desirable in the public interest. In addition, in some jurisdictions, a private party could initiate legal action under the antitrust laws challenging or seeking to enjoin the merger, before or after it is completed. Pulte and Centex cannot be sure that a challenge to the merger will not be made or that, if a challenge is made, Pulte and Centex will prevail.

Litigation

Following the announcement of the Merger Agreement on April 8, 2009, the following actions were filed purporting to challenge the merger:

The first case, styled Roseman, et al. v. Alexander, et al. (Case No. 09-04396), was filed in the District Court of Dallas County, Texas on April 15, 2009. This case asserts claims on behalf of a purported class of Centex stockholders against Centex and each of its directors, related to an alleged breach of fiduciary duty in connection with the merger. The complaint alleges, among other things, that the Centex directors, aided and abetted by Centex, breached their fiduciary duties by failing to maximize stockholder value. Among other things, the complaint seeks to enjoin Centex and its directors from completing the merger. The complaint also seeks damages.

The second case, styled Hanson v. Eller, et al. (Case No. 09-04425), was filed in the District Court of Dallas County, Texas on April 16, 2009. This case asserts claims on behalf of a purported class of Centex stockholders against Centex, Pulte and each of Centex’s directors, related to an alleged breach of fiduciary duty in connection with the merger. The complaint alleges, among other things, that the Centex directors, aided and abetted by Centex and Pulte, breached their fiduciary duties by taking steps to avoid competitive bidding, by failing properly to value Centex, and by not protecting against supposed conflicts of interest. Among other things, the complaint seeks to enjoin the defendants from completing the merger. The complaint also seeks a constructive trust into which the court should direct any benefits improperly received by the defendants as a result of their alleged wrongful conduct.

The third case, styled Praytor v. Alexander, et al. (Case No. 09-04518), was filed in the District Court of Dallas County, Texas on April 17, 2009. This case asserts claims on behalf of a purported class of Centex stockholders against each of Centex’s directors. The complaint alleges, among other things, that the Centex directors breached their fiduciary duties by taking steps to avoid competitive bidding, by failing properly to value Centex, and by not protecting against supposed conflicts of interest. Among other things, the complaint seeks to enjoin Centex’s directors from completing the merger.

On April 21, 2009, plaintiffs in the Roseman and Hanson actions moved to consolidate those cases with the Praytor action, and for appointment of interim class counsel and liaison counsel. On April 23, 2009, plaintiff in the Praytor action filed a motion to consolidate that action with the Roseman and Hanson actions, and requested a briefing schedule on the issue of lead and liaison counsel.

The fourth case, styled Witmer v. Eller, et al. (Case No. 09-04751), was filed in the District Court of Dallas County, Texas on April 22, 2009. This case asserts claims on behalf of a purported class of Centex stockholders against Centex, Pulte and each of Centex’s directors, related to an alleged breach of fiduciary duty and an alleged abuse of control. The complaint alleges, among other things, that the Centex directors, aided and abetted by Centex and Pulte, breached their fiduciary duties by failing to obtain an adequate price for Centex, by acting to deter competing bids, by engaging in self-dealing, and by soliciting shareholder votes based upon inadequate disclosures. The complaint also alleges that the Centex directors abused their ability to control and influence Centex. Among other things, the complaint seeks to enjoin the defendants from completing the merger. The complaint also seeks a constructive trust into which the court should direct any benefits improperly received by the defendants as a result of their alleged wrongful conduct.

The fifth case, styled Gottlieb v. Centex Corp., et al. (Case No. 09-05010), was filed in the District Court of Dallas County, Texas on April 23, 2009. This case asserts claims on behalf of a purported class of Centex stockholders against Centex, Pulte, each of Centex’s directors and Pi Nevada Building Company, related to an alleged breach of fiduciary duty in connection with the merger. The complaint alleges, among other things, that the Centex directors, aided and abetted by Centex, Pulte and Pi Nevada Building Company, breached their fiduciary duties by failing to obtain an adequate price for Centex, by acting to deter competing bids, by engaging in self-dealing, and by soliciting stockholder votes based upon inadequate disclosures. Among other things, the complaint seeks to enjoin the defendants from completing the merger. The complaint also seeks damages.

On June 1, 2009, the five cases pending in the District Court of Dallas County, Texas were consolidated under the case number 09-4396 for all purposes, including pretrial proceedings and trial. The consolidated case is styled In re Centex Corporation Shareholder Class Action Litigation and will proceed in the 160th Judicial District of the District Court of Dallas County, Texas.

On June 22, 2009, the plaintiffs in In re Centex Corporation Shareholder Class Action Litigation filed a consolidated amended class action complaint. This consolidated complaint asserts claims on behalf of a purported class of Centex stockholders against Centex, Pulte and each of Centex’s directors, related to an alleged breach of fiduciary duty in connection with the merger. The consolidated complaint alleges, among other things, that the Centex directors, aided and abetted by Centex and Pulte, breached their fiduciary duties by failing to obtain an adequate price for Centex shares, by conducting a flawed process culminating in the sale of Centex, by engaging in self-dealing, and by soliciting stockholder votes based upon inadequate disclosures. Among other things, the consolidated complaint seeks to enjoin the defendants from completing the merger. The consolidated complaint also seeks a constructive trust into which the court should direct any benefits improperly received by the defendants as a result of their alleged wrongful conduct. No due date has been set for an answer or responsive pleading.

On July 10, 2009, the plaintiffs in In re Centex Corporation Shareholder Class Action Litigation filed a motion to compel and expedite discovery. The plaintiffs allege that they require expedited discovery in order to prepare for a temporary injunction hearing. The plaintiffs’ motion to compel and expedite discovery further states that the plaintiffs expect to file a motion to temporarily enjoin the merger once Centex mails the final joint proxy statement/prospectus to Centex’s stockholders. The court set a hearing on July 24, 2009 to hear the plaintiffs’ motion to compel and expedite discovery.

On July 17, 2009, the plaintiffs in In re Centex Corporation Shareholder Class Action Litigation and the defendants entered into a memorandum of understanding reflecting a preliminary settlement of the case. The memorandum of understanding sets forth the general terms of a settlement to be embodied in a stipulation of settlement to be submitted to the court. The settlement is subject to, among other things, approval by the court and additional confirmatory discovery by the plaintiffs. Pursuant to the memorandum of understanding, the defendants agreed to provide certain additional disclosure that is included in this joint proxy statement/prospectus.

The sixth case, styled Anbar Holdings Ltd. v. Eller, et al. (Case No. 09-588699), was filed in the District Court of Clark County, Nevada on April 24, 2009. This case asserts claims on behalf of a purported class of Centex stockholders against Centex, Pulte and each of Centex’s directors, related to an alleged breach of fiduciary duty in connection with the merger. The complaint alleges, among other things, that the Centex directors, aided and abetted by Centex and Pulte, breached their fiduciary duties by failing to obtain an adequate price for Centex and by acting to deter competing bids. Among other things, the complaint seeks to enjoin the defendants from completing the merger. The complaint also seeks damages. On June 4, 2009, Centex and the Centex directors responded to the complaint. Both Centex and its directors moved to stay the Nevada case pending the resolution of the earlier-filed consolidated action in Dallas County, Texas. In a separate filing, Centex’s directors moved to dismiss the claims against them for lack of personal jurisdiction. Finally, Centex moved to dismiss, for failure to state a claim upon which relief can be granted, the allegations against Centex for aiding and abetting the Centex directors’ alleged breach of fiduciary duty. On June 23, 2009, Pulte filed a motion joining in the motion to stay, and also filed a separate motion to dismiss the complaint. The plaintiffs filed an amended class action complaint on June 22, 2009, which largely restates the allegations from the complaint filed on April 24, 2009, and adds new allegations asserting, among other things, that the Centex directors, aided and abetted by Centex and Pulte, breached their fiduciary duties by not protecting against alleged conflicts of interest and soliciting stockholder votes based upon inadequate disclosures. No due date has been set for an answer or responsive pleading to the amended complaint.

Based on the facts known to date, the defendants believe that the claims asserted against them in these cases are without merit, and the defendants intend to defend themselves vigorously against the claims.

Material United States Federal Income Tax Consequences

The following discussion is a summary of the material U.S. federal income tax consequences of the merger to U.S. Holders (as defined below) of Centex common stock. This discussion is based on the Internal Revenue Code, applicable U.S. Treasury regulations promulgated thereunder, administrative rulings and judicial authorities, each as in effect as of the date of this document and all of which are subject to change at any time, possibly with retroactive effect. In addition, this discussion does not address any state, local or foreign tax consequences of the merger.

This discussion addresses only Centex stockholders who are U.S. Holders and hold Centex common stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code (generally, property held for investment). It does not address all aspects of U.S. federal income taxation that may be relevant to a particular Centex stockholder in light of that stockholder’s individual circumstances or to a Centex stockholder who is subject to special treatment under U.S. federal income tax law, including, without limitation:

•	a bank, insurance company or other financial institution;

•	a tax-exempt organization;

•	a mutual fund;

•	a non-U.S. Holder (as defined below);

•	a U.S. expatriate;

•	an entity or arrangement treated as a partnership for U.S. federal income tax purposes or an investor in such partnership;

•	a dealer in securities;

•	a holder who has a functional currency other than the United States dollar;

•	a holder liable for the alternative minimum tax;

•	a trader in securities who elects to apply a mark-to-market method of accounting;

•	a holder who holds Centex common stock as part of a hedge, straddle, constructive sale or conversion transaction; and

•	a holder who acquired Centex common stock pursuant to the exercise of employee stock options or otherwise as compensation.

For purposes of this discussion, “U.S. Holder” refers to a beneficial owner of Centex common stock that is, for U.S. federal income tax purposes, (1) an individual citizen or resident of the United States, (2) a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source or (4) a trust if it (A) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (B) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person. The term “non-U.S. Holder” means a beneficial owner of Centex common stock that is neither a U.S. Holder nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Centex common stock, the tax treatment of a partner in such entity will generally depend upon the status of the partner and the activities of that partnership. A partner in a partnership holding Centex common stock should consult its tax advisor regarding the tax consequences of the merger.

Centex stockholders should consult their tax advisors as to the specific tax consequences to them of the merger in light of their particular circumstances, including the applicability and effect of U.S. federal, state, local and foreign income and other tax laws.

The merger has been structured to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. It is a condition to the completion of the merger that Pulte receive a written opinion from its counsel, Honigman Miller Schwartz and Cohn LLP or Sidley Austin LLP, and that Centex receive a written opinion from its counsel, Wachtell, Lipton, Rosen & Katz, in each case dated as of the date of completion of the merger, to the effect that the merger will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. These opinions will be based on representations provided by Pulte and Centex to be delivered at the time of closing and on customary assumptions. If any such representation or assumption is inaccurate, the tax consequences of the merger to holders of Centex common stock could differ materially from those described below.

No ruling has been or will be sought from the IRS as to the U.S. federal income tax consequences of the merger and an opinion of counsel is not binding on the IRS or any court. Accordingly, there can be no assurances that the IRS will not disagree with or challenge any of the conclusions described herein.

In addition, in connection with the filing of the registration statement of which this joint proxy statement/prospectus is a part, each of Pulte and Centex has received a legal opinion from Honigman Miller Schwartz and Cohn LLP and Wachtell, Lipton, Rosen & Katz, respectively, to the same effect as the opinions described above. Neither Pulte nor Centex intends to waive the receipt of an opinion of counsel, dated as of the date of completion of the merger, as a condition to its obligation to complete the merger, and neither Pulte nor Centex will waive the receipt of this opinion as a condition to its obligation to complete the merger without the approval of Centex stockholders.

Accordingly, the material U.S. federal income tax consequences of the merger to U.S. Holders of Centex common stock are as follows:

•	a holder of Centex common stock will not recognize gain or loss upon receipt of Pulte common stock solely in exchange for Centex common stock, except with respect to cash received in lieu of fractional shares of Pulte common stock (as discussed below);

•	the aggregate tax basis in the shares of Pulte common stock received in the merger (including any fractional shares deemed received and exchanged for cash) will be equal to the aggregate tax basis of the Centex common stock surrendered; and

•	the holding period of the shares of Pulte common stock received in the merger will include the holding period of the shares of Centex common stock surrendered in exchange therefor.

If a holder acquired different blocks of Centex common stock at different times or different prices, such holder’s tax basis and holding periods in its Pulte common stock may be determined with reference to each block of Centex common stock.

Cash in Lieu of Fractional Shares.  A holder of Centex common stock who receives cash in lieu of a fractional share of Pulte common stock generally will be treated as having received such fractional share in the merger and then as having received cash in exchange for such fractional share. Gain or loss generally will be recognized based on the difference between the amount of cash received in lieu of the fractional share and the tax basis allocated to such fractional share of Pulte common stock. Such gain or loss generally will be long-term capital gain or loss if, as of the effective date of the merger, the holding period in the Centex common stock exchanged is greater than one year.

Information Reporting and Backup Withholding.  A Centex stockholder may be subject to information reporting and backup withholding on any cash payment received in lieu of a fractional share of Pulte common stock, unless such stockholder properly establishes an exemption or provides a correct taxpayer identification number, and otherwise complies with backup withholding rules. Any amounts withheld under the backup withholding rules are not an additional tax and may be allowed as a refund or credit against such holder’s United States federal income tax liability, provided the required information is timely furnished to the IRS.

Accounting Treatment

Statement of Financial Accounting Standards No. 141(R), Business Combinations, which we refer to as SFAS 141(R), requires the use of the acquisition method of accounting for business combinations. In applying the acquisition method, it is necessary to identify the acquirer and the acquiree for accounting purposes. In a business combination effected through an exchange of equity interests, the entity that issues the equity interests is generally considered the acquirer, but there are other factors in SFAS 141(R) that must also be considered. Pulte management considered these other factors and determined that Pulte will be considered the acquirer of Centex for accounting purposes. The total purchase price will be allocated to the identifiable assets acquired and liabilities assumed from Centex based on their fair values as of the date of the completion of the transaction, with any excess allocated to goodwill. Reports of financial condition and results of operations of Pulte issued after completion of the merger will reflect Centex’s balances and results after completion of the merger, but will not be restated retroactively to reflect the historical financial position or results of operations of Centex. Following the completion of the merger, the earnings of the combined company will reflect acquisition accounting adjustments; for example, additional depreciation of property, plant and equipment, amortization of identified intangible assets or other impacts from the purchase price allocation.

In accordance with the Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, goodwill resulting from the purchase business combination will not be amortized but instead will be tested for impairment at least annually (more frequently if certain indicators are present). If Pulte management determines that the value of goodwill has become impaired, the combined company will incur an accounting charge for the amount of impairment during the fiscal quarter in which the determination is made.

Listing of Pulte Common Stock

It is a condition to the completion of the merger that the shares of Pulte common stock to be issued in connection with the merger be approved for listing on the NYSE, subject to official notice of issuance.

Dissenters’ Rights

Pulte

Under Michigan law, holders of Pulte common stock are not entitled to dissenters’ rights with respect to their Pulte shares in connection with the proposal to approve the issuance of shares in the merger, the proposal to approve the charter amendment to increase the number of authorized shares of common stock or the proposal to approve the charter amendment to change Pulte’s corporate name.

Centex

Under Nevada law, holders of Centex common stock are not entitled to dissenters’ rights in connection with the merger.

Delisting and Deregistration of Centex Common Stock

If the merger is completed, Centex common stock will be delisted from the NYSE and deregistered under the Exchange Act and Centex will no longer file periodic reports with the SEC.

Restrictions on Sales of Shares of Pulte Common Stock Received in the Merger

The shares of Pulte common stock to be issued in connection with the merger will be registered under the Securities Act and will be freely transferable, except for certain transfers to persons who own, or would own as a result of such transfer, 4.9% or more of Pulte’s outstanding securities, as described under “Description of Pulte Capital Stock — Transfer Restrictions” beginning on page 122, and except for shares issued to any Centex stockholder who may be deemed to be an “affiliate” of Pulte for purposes of Rule 144 under the Securities Act. Persons who may be deemed to be affiliates of Pulte include individuals or entities that control, are controlled by, or are under common control with, Pulte and may include the executive officers, directors and significant shareholders of Pulte.

Management and Board of Directors of Pulte After the Merger

Upon completion of the merger, Mr. Dugas, currently president and chief executive officer of Pulte, will also assume the position of chairman of Pulte. The other members of Pulte’s senior management team following completion of the merger will include Steven C. Petruska as executive vice president and chief operating officer, Roger A. Cregg as executive vice president and chief financial officer, James R. Ellinghausen as executive vice president, human resources, Debra W. Still as president and chief executive officer of Pulte Mortgage LLC and Steven M. Cook as senior vice president, general counsel and secretary, each of whom currently holds such position with Pulte. Mr. Eller will join the Pulte board of directors as vice chairman and will serve as a consultant to the company for two years following the completion of the merger. In connection with the completion of the merger, the Pulte board of directors will be expanded to twelve directors and will include four members of the current Centex board of directors, namely Mr. Eller, Clint W. Murchison, III, James J. Postl and Thomas M. Schoewe, and eight members of the current Pulte board of directors, namely Pulte’s founder and current chairman William J. Pulte, Mr. Dugas, Brian P. Anderson, Cheryl W. Grisé, Debra J. Kelly-Ennis, David N. McCammon, Patrick J. O’Leary and Bernard W. Reznicek. Pulte has agreed to appoint each of the Centex designees to serve on the Pulte board of directors until Pulte’s next annual meeting of shareholders and to nominate each of the Centex designees at its next annual meeting of shareholders, such that one will be nominated to a term expiring at the second annual meeting following the date of completion of the merger, one will be nominated to a term expiring at the third annual meeting following the date of completion of the merger and two will be nominated to terms expiring at the fourth annual meeting following the date of completion of the merger. In accordance with Pulte’s Restated Articles of Incorporation, each of the Centex designees appointed to serve on the Pulte board of directors until Pulte’s next annual meeting of shareholders will serve without classification until such annual meeting of shareholders takes place. The Pulte board of directors has not yet determined the class of the Pulte board of directors to which each of the Centex designees will be nominated at the next Pulte annual meeting of shareholders.

Interests of Pulte’s Directors and Executive Officers in the Merger

Pulte believes that none of the executive officers and directors of Pulte has interests in the merger that differ from, or are in addition to, the interests of Pulte’s shareholders.

Interests of Centex’s Directors and Executive Officers in the Merger

In considering the recommendation of Centex’s board of directors that Centex stockholders vote for the proposal to approve the Merger Agreement, Centex stockholders should be aware that some of Centex’s executive officers and directors have financial interests in the merger that are different from, or in addition to, those of Centex’s stockholders generally. For purposes of all of the Centex agreements and plans described below, the completion of the transactions contemplated by the Merger Agreement will constitute a change in control.

Equity Compensation Awards

The Centex equity compensation plans generally provide that outstanding options, restricted shares, restricted stock units and deferred stock units vest in full upon a change in control of Centex, such as the merger. However, the Merger Agreement provides that restricted stock granted as long-term incentive awards under the Centex equity compensation plans after execution of the Merger Agreement and before the completion of the merger will not vest upon completion of the merger. Instead, the Merger Agreement provides that upon completion of the merger, subject to continued employment (1) 25% of the number of shares of restricted stock that were subject to those awards on the date of grant will be forfeited, (2) 25% will vest on March 31, 2010, (3) 25% will vest on March 31, 2011 and (4) 25% will vest on March 31, 2012. In May 2009, with Pulte’s consent, Centex awarded 278,482 restricted stock units and 835,505 shares of restricted stock to executive officers and other employees pursuant to Centex’s annual long-term award practices. Consistent with the intent of the Merger Agreement, all of the 2009 restricted stock units (representing 25% of the aggregate 2009 long-term award to each participant) will be forfeited upon completion of the merger, and 33 1/3% of each participant’s 2009 restricted stock award (representing 25% of the aggregate 2009 long-term award to each participant) will vest on each of March 31, 2010, 2011 and 2012. If, following completion of the merger, the holder of such a restricted stock award is terminated from employment in a severance-qualifying termination, the next installment of the award will immediately vest. Consistent with Centex’s outside director compensation plan, and with Pulte’s consent, Centex currently anticipates that it will award to each of its non-employee directors in July 2009 restricted stock units having a grant date value of $100,000 that will vest immediately but not be settled until the third anniversary of grant, with no provision for accelerated settlement upon the change in control resulting from the merger.

In addition, the Merger Agreement provides that, with respect to stock options issued to employees under the Centex equity compensation plans with an exercise price of less than $40.00 per share, if the employment of the holder of the option is terminated during the two-year period following the merger under circumstances that would entitle the holder to severance benefits under a severance plan or agreement to which the holder is a party, the stock option will remain exercisable until the later of (1) the third anniversary of the date of the termination of employment and (2) the date on which the option would cease to be exercisable in accordance with its terms (or, in either case, if earlier, the expiration of the scheduled term of the option).

Long Term Performance Units

Each of Centex’s executive officers holds unvested long-term performance units issued under Centex’s 2003 Equity Incentive Plan. Long-term performance units represent the right to receive cash amounts based upon the achievement of certain performance goals and the value of Centex common stock. The Merger Agreement provides that each unvested unit outstanding prior to the merger will be converted into the right to receive an amount of cash equal to the product of (1) the total number of shares of Centex common stock subject to the unit, assuming the achievement of all performance goals applicable to the performance unit at target levels, and (2) the fair market value (as defined in the 2003 Equity Incentive Plan) of a share of Centex common stock on the day immediately prior to the date on which the merger occurs.

Equity Compensation Vesting Table

The table below sets forth on an individual basis the number of stock options, deferred stock units, restricted stock units, restricted stock, and long-term performance units that will vest upon consummation of the merger for each Centex named executive officer, as well as for the remaining executive officers and directors as a group. The table also includes the aggregate value of all such awards, based on the closing price of Pulte common stock (or Centex common stock, as applicable) as of July 13, 2009, and valuing all stock options based on the excess, if any, of fair market value of the underlying shares over the exercise price. The table (including the aggregate value amounts) also includes the following unvested restricted stock awards held by Centex executive officers that would vest upon a termination of service without “cause” immediately after the completion of the merger: Ms. Smith 23,986, Mr. Stewart 13,325, Mr. Woram 14,658, and all other executive officers as a group 30,648. The table does not include the portion of the awards granted subsequent to the execution of the Merger Agreement which would be forfeited upon a termination of service without “cause” immediately after completion of the merger. The table is based on Centex equity compensation awards outstanding as of the Pulte record date, and assumes that the merger is completed on August 18, 2009. See

“— Equity Compensation Awards” beginning on page 70 for a description of the terms of awards granted subsequent to execution of the Merger Agreement.

							Value of All
		Range of Exercise		Restricted Stock		Long-Term	Accelerated
	Stock Options	Prices	Deferred Stock Units	Units	Restricted Shares	Performance Units	Equity Awards

Timothy R. Eller	228,768	$22.08-$45.53	0	0	341,763	130,163	$3,730,277
Catherine R. Smith	113,493	$22.08-$52.48	0	0	135,988	53,055	$1,494,159
David L. Barclay	0		0	0	0	0	$0
Robert S. Stewart	31,104	$22.08-$45.53	0	0	44,326	22,636	$528,807
Brian J. Woram	40,335	$22.08-$45.53	0	0	61,160	30,134	$721,044
All other executive officers and directors as a group	88,468	$22.08-$50.90	3,478	12,056	216,114	59,985	$2,307,557

Annual Incentive Plan

Centex maintains the 2003 Annual Incentive Compensation Plan, which provides senior executives with the opportunity to earn incentive-based compensation based on the achievement of certain performance goals. Certain of Centex’s executive officers have been selected as participants in the plan for fiscal year 2010.

The plan provides for the payment of the target award to each participant for the fiscal year in which a change in control, such as the merger, occurs, upon such change in control. Assuming that the merger is completed on August 18, 2009, each of Timothy R. Eller, Catherine R. Smith, Robert S. Stewart and Brian J. Woram, and all other executive officers entitled to payments under this plan will receive $2,750,800, $572,000, $312,000, $450,000 and $328,000, respectively, in respect of the payment of the target award pursuant to the annual bonus plan in connection with the merger.

Plan Regarding Severance After a Change in Control

On April 7, 2009, the Centex board of directors approved the Centex Corporation Plan Regarding Severance After a Change in Control, which we refer to as the CIC Severance Plan, which will supersede the Centex Corporation Executive Severance Policy upon a change in control of Centex, such as the merger. The executive severance policy will continue to govern benefits for participants whose employment is terminated prior to a change in control or who are not participants in the CIC Severance Plan.

Each of Centex’s executive officers is a participant in the CIC Severance Plan. Under this plan, in the event that, during the two year period following a change in control, a participant’s employment is terminated by Centex without “cause,” or by the participant for “good reason” (in each case as defined in the plan), the participant will generally be entitled to receive a lump sum cash payment equal to two times (in the case of Mr. Eller) or 1.5 times (in the case of Ms. Smith and Messrs. Stewart and Woram) the executive’s base salary and annual target bonus, as well as customary outplacement services.

If a participant receives a bonus payment under the change in control provision of the annual bonus plan described above and is subsequently terminated during the same fiscal year in which the change in control occurs, the cash severance payable under the CIC Severance Plan will be reduced by an amount equal to the portion of the bonus payment attributable to the portion of the year with respect to which the participant did not perform services. In addition, the cash severance payable under the CIC Severance Plan may not exceed 2.99 times the sum of the participant’s base salary, annual bonus, and the value of other incentive compensation granted to the participant in the CIC Severance Plan during the year immediately prior to the year in which the change in control occurs. If a participant in the CIC Severance Plan would be subject to the “golden parachute” excise tax under Section 4999 of the Internal Revenue Code, amounts payable to participants under the plan will be reduced to the maximum amount that the participant could receive without being subject to the tax if such a reduction would place the executive in a better after-tax position than no such reduction. This provision would not apply to any participant who is party to a change in control agreement. As noted below, each of Centex’s executive officers (other than Scott J. Richter) is subject to such an agreement.

Based on compensation and benefit levels in effect on July 13, 2009 and assuming the merger is completed on August 18, 2009 and the employment of each executive officer is terminated by Centex without “cause” or by the executive for “good reason” immediately thereafter, each of Timothy R. Eller, Catherine R. Smith, Robert S. Stewart and Brian J. Woram, and each of the remaining executive officers as a group, will be entitled to receive $5,645,901, $1,363,397, $860,671, $1,072,603 and $2,759,166, respectively, in cash severance payments under the CIC Severance Plan.

Change in Control Agreements

Each of Centex’s executive officers (other than Mr. Richter) is party to an agreement with Centex which provides that, in the event that the executive would be subject to the excise tax under Section 4999 of the Internal Revenue Code, the executive would receive an additional payment such that the executive would be placed in the same after-tax position as if no excise tax had been imposed, unless the underlying payments to which the executive is entitled are less than 110% of the maximum amount of payments that would not be subject to the excise tax, in which case the payments will be reduced to the maximum amount of payments that would not be subject to the excise tax.

Consulting Agreement Between Timothy R. Eller and Pulte

On April 7, 2009, Timothy R. Eller, chairman and chief executive officer of Centex, entered into a consulting agreement with Pulte, which will become effective upon the completion of the merger. The consulting agreement provides that, upon the completion of the merger, Mr. Eller (1) will resign his positions with Centex and become vice chairman of Pulte’s board of directors and a consultant to Pulte, reporting to Pulte’s chief executive officer, with the consulting period and board service to continue for 24 months following the occurrence of the merger and (2) will be entitled to all payments and benefits under the CIC Severance Plan resulting from a termination for “good reason,” plus an additional payment of $293,000, and all of his Centex equity awards will vest in full, with his stock options becoming exercisable for their full term. See “The Merger — Interests of Centex’s Directors and Executive Officers in the Merger — Plan regarding Severance After a Change in Control” beginning on page 72 for a description of the payments and benefits to which Mr. Eller will be entitled under the CIC Severance Plan.

The consulting agreement also provides that Pulte (1) will pay to Mr. Eller board fees equal to the fees paid to other non-chairman directors of Pulte, an annual consulting fee of $750,000 and an annual guaranteed performance bonus of $300,000, (2) will grant to Mr. Eller on the date on which the merger occurs options to purchase 650,000 shares of Pulte common stock having a 10-year term and an exercise price per share equal to the fair market value of a share of Pulte common stock on such date and becoming exercisable in two equal installments on the first and second anniversaries of such date and (3) will provide Mr. Eller during the consulting period with an office and an administrative assistant in Pulte’s Dallas office. Upon a termination of the consulting period for any reason, except by Pulte for “cause” or by Mr. Eller without “good reason” (as defined in the consulting agreement), Mr. Eller would be entitled to the consulting fees and guaranteed performance bonuses that would have been payable over the remainder of the consulting period, and equity awards in respect of board fees not yet paid. In addition, his equity awards would vest in full, with his stock options remaining exercisable for their full term. During the period that Mr. Eller renders services under the consulting agreement, Mr. Eller will be subject to a standard non-competition and non-solicitation covenant provided by senior executive officers of Pulte.

Nonqualified Deferred Compensation Plans

Each of Centex’s executive officers participates in the Centex Corporation Executive Deferred Compensation Plan. In general, the plan provides that, upon a change in control (such as the merger), each participant will receive full vesting of any deferred compensation cash award granted to the participant under the plan and lump sum cash settlement of the participant’s account balance under the plan.

Based on compensation and benefit levels in effect on July 13, 2009, and assuming the merger is completed on August 18, 2009, each of Timothy R. Eller, Catherine R. Smith, David L. Barclay, Robert S. Stewart and Brian J. Woram, and each of the remaining executive officers as a group, will receive $0, $915,200, $0, $0, $720,000 and $297,941, respectively, in respect of additional vesting of deferred compensation cash awards.

Indemnification of Directors and Officers; Directors’ and Officers’ Insurance

The Centex directors and officers are entitled under the Merger Agreement to continued indemnification and insurance coverage (see “The Merger Agreement — Other Covenants and Agreements” beginning on page 87.

THE MERGER AGREEMENT

The following summary describes the material provisions of the Merger Agreement. The summary is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached as Annex A to this joint proxy statement/prospectus and is incorporated into this joint proxy statement/prospectus by reference. You should read the Merger Agreement carefully in its entirety, as it is the legal document governing the transaction.

The Merger Agreement and the following summary have been included to provide you with information regarding the terms of the Merger Agreement and the transaction described in this joint proxy statement/prospectus. We do not intend for the representations and warranties contained in the Merger Agreement to be a source of business or operational information about Pulte or Centex as they are made as of a specified date, are tools used to allocate risk between the parties, are subject to contractual standards of knowledge and materiality and are modified or qualified by information contained in the parties’ public filings and in the disclosure schedules exchanged by the parties. Business and operational information regarding Pulte or Centex can be found elsewhere in this joint proxy statement/prospectus and in the other public documents that Pulte and Centex file with the SEC. See “Additional Information — Where You Can Find More Information” beginning on page 134.

Structure and Completion of the Merger

Pursuant to the Merger Agreement, Pi Nevada Building Company, a wholly owned subsidiary of Pulte, will merge with and into Centex, with Centex surviving the merger as a wholly owned subsidiary of Pulte.

The merger will occur as soon as possible but no later than the second business day after the date upon which all of the conditions to completion of the merger contained in the Merger Agreement (other than those conditions that are waived or by their nature are to be satisfied at the closing of the merger) are satisfied or at such other date as Pulte and Centex may agree (see “— Conditions to Completion of the Merger” beginning on page 78). The merger will become effective at the time that Centex and Pi Nevada Building Company file the articles of merger with the Secretary of State of the State of Nevada, or at such later time agreed to by the parties and specified in the articles of merger.

We currently expect that the merger will be completed during the third quarter of 2009.

Merger Consideration

Centex Common Stock

Each share of Centex common stock issued and outstanding immediately prior to completion of the merger (including the preferred share purchase rights granted under Centex’s stockholder rights agreement), other than shares of Centex common stock held by Pulte, Pi Nevada Building Company or by Centex in its treasury, will be converted automatically into a right to receive 0.975 shares of Pulte common stock, which we refer to as the exchange ratio. The exchange ratio is fixed, which means that it is not subject to adjustment. We refer to the consideration to be paid to the Centex stockholders by Pulte as the merger consideration. Shares of Centex common stock held by Pulte or Pi Nevada Building Company or held by Centex in its treasury immediately prior to the completion of the merger will be cancelled and retired, and will not be converted into the right to receive the merger consideration.

Stock Options and Other Equity Awards

The Merger Agreement provides that:

•	upon the completion of the merger, each Centex stock option granted under a Centex stock plan, whether vested or unvested, that is outstanding immediately prior to the completion of the merger will be converted into a vested option to purchase Pulte common stock on the same terms and conditions as were applicable to such Centex stock option immediately prior to the completion of the merger (except for vesting conditions), with adjustments to the number of shares subject to the stock option and the exercise price per share to reflect the exchange ratio. In addition, each stock option resulting from the conversion of a Centex stock option that was granted with an exercise price of less than $40.00 per share will provide that, if the option holder experiences a severance-qualifying termination during the two-year period following the merger, the stock option will remain exercisable until the later of (1) the third anniversary of the date of the termination of employment and (2) the date on which the option would cease to be exercisable in accordance with its terms (or, in either case, if earlier, the expiration of the scheduled term of the option);

•	upon the completion of the merger, each award of restricted shares of, or restricted or deferred stock units with respect to, Centex common stock granted under a Centex stock plan that is outstanding immediately prior to the completion of the merger will vest and be converted into a number of shares of, or units with respect to, Pulte common stock on the same terms and conditions (except for vesting conditions) as were applicable to such award immediately prior to the completion of the merger, with adjustments to the number of shares of, or units with respect to, Pulte common stock to reflect the exchange ratio, except that restricted stock and restricted stock units granted to executive officers and employees as long-term incentive awards under the Centex equity compensation plans after execution of the Merger Agreement and before the completion of the merger will not vest upon completion of the merger and will be treated as described in “Interests of Centex’s Directors and Executive Officers in the Merger — Equity Compensation Awards” beginning on page 70.

•	immediately prior to the completion of the merger, each award of performance units granted under a Centex stock plan that is then outstanding will vest and be converted into the right to receive an amount in cash equal to the product of (1) the fair market value of a share of Centex common stock on the day immediately prior to the completion of the merger and (2) the number of shares of Centex common stock subject to such award (assuming the achievement of all applicable performance goals at target levels).

Fractional Shares

Pulte will not issue fractional shares in the merger. Instead, each holder of shares of Centex common stock who would otherwise be entitled to a fractional share of Pulte common stock will be entitled to receive a cash payment, without interest, from the exchange agent in lieu of such fractional shares in an amount equal to the product of:

•	the fractional share interest to which such holder (after taking into account all fractional share interests then held by such holder) would otherwise be entitled, multiplied by,

•	the per share value of one share of Pulte common stock calculated as the average of the closing sale prices of Pulte common stock over the five trading days immediately preceding the date on which the completion of the merger occurs.

The cash payable in lieu of fractional shares is the only merger consideration payable in cash by Pulte in connection with the proposed merger.

Exchange of Centex Stock Certificates for Pulte Stock Certificates

Pulte has retained Computershare Trust Company, N.A., or Computershare, as the exchange agent for the merger to handle the exchange of shares of Centex common stock for the merger consideration, including the payment of cash for fractional shares.

Only those holders of Centex common stock who properly surrender their Centex stock certificates in accordance with the exchange agent’s instructions will receive:

•	a statement indicating book-entry ownership of Pulte common stock or, if requested, a certificate representing Pulte common stock;

•	cash in lieu of any fractional share of Pulte common stock; and

•	dividends or other distributions, if any, on Pulte common stock to which they are entitled under the terms of the Merger Agreement.

After the completion of the merger, each certificate representing shares of Centex common stock that has not been surrendered will represent only the right to receive upon surrender of that certificate each of the items listed in the preceding sentence. Following the completion of the merger, Centex will not register any transfers of Centex common stock outstanding on its stock transfer books prior to the merger.

As soon as reasonably practicable after the completion of the merger, and in any event not later than the third business day following the completion of the merger, the exchange agent will mail to each holder of shares of Centex common stock a letter of transmittal (which will specify that the delivery will be effected, and risk of loss and title will pass, only upon proper delivery of such holder’s certificates representing shares of Centex common stock) and instructions for surrendering the certificates representing shares of Centex common stock or book-entry shares in exchange for the merger consideration. Upon surrender of certificates representing shares of Centex common stock or book-entry shares, together with an executed letter of transmittal, to the exchange agent, the holder of those certificates or book-entry shares will be entitled to receive the merger consideration. The surrendered certificates representing Centex common stock and the book-entry shares will be cancelled. If any Centex stockholder’s certificates have been lost, stolen or destroyed, Pulte may require the stockholder to provide a customary affidavit of loss in lieu of the actual certificates, and to deliver a bond in a reasonable amount as indemnity against any claim that may be made against Computershare or Pulte with respect to the certificates.

Distributions with Respect to Unexchanged Shares

Holders of Centex common stock are not entitled to receive any dividends or other distributions on Pulte common stock until the merger is completed. After the merger is completed, holders of Centex common stock certificates will be entitled to (1) all dividends and other distributions payable in respect of such shares of Pulte common stock with a record date after the completion of the merger and a payment date on or prior to the date of such surrender and not previously paid and (2) at the appropriate payment date, an amount equal to the dividends or other distributions payable with respect to such shares of Pulte common stock with a record date after the completion of the merger but with a payment date subsequent to such surrender.

Termination of Exchange Fund

Twelve months after the completion of the merger, Pulte may require the exchange agent to deliver to Pulte all shares of Pulte common stock and any cash remaining in the exchange fund. Thereafter, Centex stockholders must look only to Pulte for payment of the merger consideration on their shares of Centex common stock, subject to applicable law. Any shares of Pulte common stock or cash remaining unclaimed by holders of shares of Centex common stock five years following the completion of the merger (or immediately prior to such time as such amounts would otherwise escheat to or become property of any governmental authority) will, to the extent permitted by applicable law, become the property of Pulte free and clear of any claims or interest of any person previously entitled to such shares of Pulte common stock or cash.

No Liability

None of Pulte, Centex or Pi Nevada Building Company will be liable to any holder of a certificate representing shares of Centex common stock for any merger consideration delivered to a public official pursuant to any abandoned property laws.

Conditions to Completion of the Merger

The obligations of Pulte, Pi Nevada Building Company and Centex to effect the merger are subject to the fulfillment, or waiver by Pulte, Pi Nevada Building Company and Centex, of the following conditions at or prior to the completion of the merger:

•	the approval of the Merger Agreement by the holders of a majority of the outstanding shares of Centex common stock;

•	the approval of (1) the proposal to approve the charter amendment to increase the number of authorized shares of common stock by the holders of a majority of the outstanding shares of Pulte common stock and (2) the proposal to approve the issuance of shares in the merger by a majority of the votes cast on the proposal, provided that the total votes cast on this proposal represent over 50% of the outstanding shares of Pulte common stock entitled to vote on this proposal;

•	the absence of any temporary restraining order or preliminary or permanent injunction issued by any court of competent jurisdiction that prohibits or prevents the completion of the merger, except that no party may assert this condition to avoid its obligation to effect the merger unless it has used its reasonable best efforts to prevent the order or injunction, and to appeal the order or injunction promptly;

•	the expiration or termination of any applicable waiting period under the HSR Act, which condition was satisfied upon expiration of the applicable waiting period on May 22, 2009;

•	the approval for listing on the NYSE of the shares of Pulte common stock to be issued in the merger and to be reserved for issuance in connection with the merger;

•	the effectiveness under the Securities Act of the registration statement on Form S-4 of which this joint proxy statement/prospectus forms a part and the absence of any stop order or proceedings initiated by the SEC for that purpose;

•	(1) the accuracy and correctness, in all respects as so qualified at and as of the date of the Merger Agreement and at and as of the date of completion of the merger as though made at and as of the date of completion of the merger (except with respect to the foregoing to the extent that any representation and warranty is made as of a particular date or period), of the representations and warranties of the other party, subject to certain exceptions, which are qualified by a “Material Adverse Effect” qualification, (2) the accuracy and correctness, at and as of the date of the Merger Agreement and at and as of the date of completion of the merger as though made at and as of the date of completion of the merger (except with respect to the foregoing to the extent that any representation and warranty is made as of a particular date or period), except for such failures to be true and correct as are not having or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on such party, of the representations and warranties of the other party, subject to exceptions, which are not qualified by a “Material Adverse Effect” qualification, (3) the accuracy and correctness, except for de minimis inaccuracies, on the date of the Merger Agreement and on the date of completion of the merger as if made on and as of such dates (except with respect to the foregoing to the extent that any representation and warranty is made as of a particular date or period), of certain of the representations and warranties relating to the capital structure of such party, (4) the accuracy and correctness on the date of the Merger Agreement of the representation relating to absence of certain changes between December 31, 2008 and the date of the Merger Agreement, and (5) the accuracy and correctness, in all respects on the date of completion of the merger as if made on and as of such date (except to the extent that any representation and warranty is made as of a particular date or period) of the representation relating to absence of certain changes after the date of the Merger Agreement, and the receipt of a certificate from the officers of the other party to that effect;

•	the other party’s having performed and complied with its covenants in the Merger Agreement in all material respects prior to the completion of the merger, and the receipt of a certificate from the officers of the other party to that effect; and

•	the receipt by each party of an opinion from its counsel that the merger will be treated as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code.

Pulte, Centex and Pi Nevada Building Company may elect to waive certain of the foregoing conditions in accordance with the terms of the merger agreement and applicable law. However, despite their ability to do so, none of Pulte, Centex or Pi Nevada Building Company currently expects to do so. The conditions to completion of the merger relating to the approval of the Merger Agreement by Centex stockholders, the approval of the proposal to approve the charter amendment to increase the number of authorized shares of common stock by Pulte’s shareholders, the prohibition or prevention of the merger by a governmental authority and the effectiveness under the Securities Act of the registration statement on Form S-4 may not be waived by any party to the Merger Agreement. If any condition to completion of the merger is waived, Pulte and Centex will evaluate the materiality of such waiver to determine whether amendment of this joint proxy statement/prospectus and resolicitation of proxies is necessary under applicable law or the rules of the NYSE. If Pulte and Centex determine any such waiver is not significant enough to require resolicitation of proxies, they will have the discretion to complete the merger without seeking further shareholder or stockholder approval. Neither Pulte nor Centex will waive the receipt of the opinion from its respective counsel that the merger will be treated as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code as a condition to its obligation to complete the merger without the approval of Centex stockholders.

Neither the approval by Pulte shareholders of the proposal to approve the charter amendment to change Pulte’s corporate name nor the approval by Pulte shareholders of the Pulte meeting adjournment proposal is a condition to completion of the merger.

Definition of Material Adverse Effect

“Material Adverse Effect,” when used in the Merger Agreement in reference to Pulte or Centex, means any such event, change, development, state of facts, condition, circumstance or occurrence that is materially adverse to the business, financial condition or continuing results of operations of such party and its subsidiaries, taken as a whole. However, none of the following events, changes, developments, facts, conditions, circumstances or occurrences will be deemed to have a Material Adverse Effect if they:

•	affect economic conditions generally (including changes in interest rates) or the financial, mortgage or securities markets in the United States or elsewhere in the world;

•	affect the industries in which such party or its subsidiaries operate generally or in any specific jurisdiction or geographical area;

•	result from or arise out of the announcement or the existence of, or compliance with, or taking any action required or permitted by the Merger Agreement or the transactions contemplated by the Merger Agreement;

•	result from or arise out of the taking of any action at the written request of the other party;

•	result from or arise out of any litigation arising from allegations of a breach of fiduciary duty or other violation of applicable law relating to the Merger Agreement or the transactions contemplated by the Merger Agreement;

•	result from or arise out of changes in applicable law, GAAP or accounting standards;

•	result from or arise out of any weather-related or other force majeure event or outbreak or escalation of hostilities or acts of war or terrorism, except to the extent that such party and its subsidiaries are adversely affected in a disproportionate manner relative to other participants in the industries in which such party and its subsidiaries operate; or

•	result from or arise out of any changes in the share price or trading volume of such party’s common stock, such party’s credit rating or in any analyst’s recommendations, or the failure of such party to meet projections or forecasts (including any analyst’s projections) (although the events, changes, effects, developments, conditions or occurrences underlying such change are not excluded to the extent they would otherwise constitute a Material Adverse Effect).

Non-Solicitation of Alternative Transactions

The Merger Agreement provides that, except as described further below, Centex and its subsidiaries may not and may not publicly announce any intention to, and must direct their respective representatives not to:

•	solicit, initiate or knowingly encourage any inquiries with respect to, or the making or submission of, any alternative proposal;

•	participate in any negotiations regarding an alternative proposal with, or furnish any nonpublic information regarding an alternative proposal to any person that has made or to Centex’s knowledge is considering making an alternative proposal;

•	engage in discussions regarding an alternative proposal with any person;

•	submit to a vote of its stockholders, approve, endorse or recommend any alternative proposal; or

•	enter into any letter of intent or agreement in principle or any agreement providing for any alternative proposal.

Centex is also required to promptly notify Pulte if it receives any alternative proposal, any indication or inquiry with respect to or that would reasonably be expected to lead to an alternative proposal, or any request for non-public information relating to Centex or its subsidiaries, including in each case the identity of the person making any such alternative proposal or indication or inquiry and the material terms of any such alternative proposal or indication or inquiry.

Centex may, however, before the Centex stockholders’ approval of the proposal to approve the Merger Agreement, in response to an alternative proposal which constitutes a superior proposal or which its board of directors determines, in good faith, could reasonably be expected to result in a superior proposal (1) furnish nonpublic information to the third party making such acquisition proposal and (2) engage in discussions or negotiations with such third party with respect to the alternative proposal, if, and only if, prior to so furnishing such information or engaging in discussions or negotiations, it receives from such third party an executed confidentiality agreement with confidentiality provisions no less favorable to it than the confidentiality agreement entered into by Pulte and Centex.

Centex has also agreed to terminate any discussions relating to an alternative proposal that occurred prior to the date of the Merger Agreement. It has further agreed to not terminate, amend, modify or waive any standstill provision of any confidentiality or standstill agreement between Centex and any other person that relates to a transaction that could constitute an alternative proposal and to use reasonable best efforts to enforce any existing standstill agreements with third parties, unless the Centex board of directors determines in good faith, after consultation with Centex’s outside legal advisors, that such action or inaction would be inconsistent with the directors’ fiduciary obligations to Centex stockholders, or is otherwise permitted by the section of the Merger Agreement imposing restrictions on the solicitation of alternative proposals.

An “alternative proposal” means any bona fide inquiry, proposal or offer made by any person or group of persons prior to the approval of the proposal to approve the Merger Agreement by Centex’s stockholders (other than a proposal or offer by Pulte or its subsidiaries) for:

•	a merger, reorganization, share exchange, consolidation, business combination, recapitalization, dissolution, liquidation or similar transaction involving Centex;

•	a tender offer or exchange offer that, if completed, would result in any person beneficially owning 20% or more of the outstanding shares of Centex common stock;

•	the acquisition by any person or group of persons of 20% or more of the assets of Centex and its subsidiaries, taken as a whole; or

•	the direct or indirect acquisition by any person or group of persons of 20% or more of the outstanding shares of Centex common stock.

A “superior proposal” means an alternative proposal (with references to 20% being replaced by references to 50%) made by any person or group of persons on terms that Centex’s board of directors determines in good faith, after consultation with Centex’s financial and legal advisors, is more favorable to Centex’s stockholders than the transactions contemplated by the Merger Agreement.

Special Meetings; Board Recommendations

Special Meeting of Centex Stockholders; Recommendation of Centex Board of Directors

Centex is required to hold a meeting of its stockholders to consider the approval of the proposal to approve the Merger Agreement. Centex has agreed to use reasonable best efforts to solicit proxies in favor of the Merger Agreement, and its board of directors has agreed to recommend that Centex’s stockholders approve the proposal to approve the Merger Agreement, unless, in each case, it has made a change of recommendation as described below.

The Merger Agreement provides that, at any time prior to, but not after, the Centex stockholders’ approval of the proposal to approve the Merger Agreement, Centex’s board of directors may change its recommendation that Centex’s stockholders approve the proposal to approve the Merger Agreement if:

•	Centex provides Pulte with written notice at least three business days prior to making a change of recommendation that it has received a superior proposal and specifying the material terms and conditions of such superior proposal and the identity of the person making such proposal, which notice period would be extended by one business day to the extent any material revisions are made to such superior proposal;

•	following Centex’s compliance with the advance notice period described above, such proposal continues to constitute a superior proposal; and

•	it determines in good faith, after consultation with its outside legal and financial advisors, that failing to do so would be inconsistent with the directors’ fiduciary duties under applicable law.

Centex’s board of directors may also withdraw, modify or qualify its recommendation at any time prior to the approval of the proposal to approve the Merger Agreement by Centex’s stockholders if it is required to do so under applicable law, so long as it has provided Pulte notice of its intent to do so three business days in advance.

Nothing in the Merger Agreement prohibits Centex or its board of directors from taking and disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) of the Exchange Act or from making any legally required disclosure to Centex’s stockholders or taking any position with respect to the merger if, in the good faith judgment of the Centex board of directors, after consultation with Centex’s outside legal advisors, failure to do so would be inconsistent with the directors’ fiduciary obligations or obligations under the rules and regulations of the NYSE. However, any such action that would constitute a change of recommendation may only be made in compliance with the provisions of the Merger Agreement governing a change of recommendation.

Centex’s board of directors may not recommend any acquisition proposal (other than the Merger Agreement and the transactions contemplated by the Merger Agreement), except as specifically contemplated by, and in accordance with the restrictions and obligations described above under “— Non-Solicitation of Alternative Transactions” beginning on page 80.

Special Meeting of Pulte Shareholders; Recommendation of Pulte Board of Directors

Pulte is required to hold a meeting of its shareholders to consider the proposal to approve the charter amendment to increase the number of authorized shares of common stock and the proposal to approve the issuance of shares in the merger and to use reasonable best efforts to solicit proxies in favor of these proposals. The Pulte board of directors also must recommend that Pulte’s shareholders approve the proposal to approve the charter amendment to increase the number of authorized shares of common stock and the proposal to approve the issuance of shares in the merger, unless, in each case, it has made a change of recommendation as described below.

Pulte’s board of directors may withdraw, modify or qualify its recommendation at any time if it is required to do so under applicable law, so long as it has provided Centex with written notice at least three business days prior to doing so.

Efforts to Complete the Merger

Both Pulte and Centex are required to use their reasonable best efforts to take promptly all necessary or advisable actions under applicable laws to complete the merger and the other transactions contemplated by the Merger Agreement, including the obtaining of necessary consents and approvals from governmental entities and third parties and the defense of lawsuits challenging the Merger Agreement or the transactions contemplated by the Merger Agreement, subject to certain exceptions.

The Merger Agreement provides that Pulte and Centex will make any required filings under the HSR Act and will use reasonable best efforts to take all actions that may be necessary or advisable to complete the transaction, including taking all further action as may be necessary to resolve any objections that the FTC, the DOJ, state antitrust enforcement authorities or other competition authorities may assert with respect to the transactions contemplated by the Merger Agreement, including (1) the sale, divestiture or disposition of assets or businesses of Pulte or Centex and (2) otherwise taking or committing to take actions that after the date of completion of the merger would limit Pulte’s freedom of action with respect to, or its ability to retain, one or more of its businesses, product lines or assets, in each case as may be required to avoid any prevention or material delay of the closing. However, Pulte is not obligated to take any such action that would have a Material Adverse Effect with respect to Pulte or Centex.

Conduct of Business Pending the Merger

Each of Pulte and Centex has agreed that, prior to the completion of the merger or the termination of the Merger Agreement, unless required by applicable law, consented to by the other party (which consent may not be unreasonably withheld, conditioned or delayed), contemplated or required by the Merger Agreement, or previously agreed to by Centex and Pulte, it will conduct its business in the ordinary course and use its reasonable best efforts to:

•	maintain the services of its current officers, key employees and consultants;

•	preserve its business organization and maintain its relations and goodwill with customers, suppliers, distributors, creditors and lessors;

•	maintain existing insurance policies (or similar replacement policies); and

•	comply in all material respects with all applicable laws.

Restrictions on Centex’s Interim Operations

Centex has further agreed to not take certain actions prior to the completion of the merger or the termination of the Merger Agreement unless the actions are required by applicable law, consented to by Pulte (which consent may not be unreasonably withheld, conditioned or delayed), contemplated or required by the Merger Agreement, or previously agreed to by Centex and Pulte. In particular, subject to the above exceptions, Centex may not, and in certain cases may not permit any of its subsidiaries to:

•	pay or authorize any dividends or distributions, or permit any of its non-wholly owned subsidiaries to do so, except for dividends and distributions paid on a pro rata basis by subsidiaries;

•	redeem, repurchase, defease or cancel any indebtedness for borrowed money, except (1) for transactions between Centex and its wholly owned subsidiaries or between Centex’s wholly owned subsidiaries,

(2) for certain required payments, or (3) with respect to indebtedness of $1 million or less or certain other indebtedness agreed to by Pulte;

•	acquire or agree to acquire any other entity or business, or make any capital expenditures, loans, advances or capital contributions to, or investments in, any other entity with a value of more than $15 million in the aggregate, except (1) for certain ordinary course land acquisitions, including finished lots in an amount not to exceed $8 million individually or $150 million in the aggregate or raw land in an amount not to exceed $20 million in the aggregate, (2) as required by existing contracts or (3) as between Centex and its wholly owned subsidiaries or between Centex’s wholly owned subsidiaries;

•	split, combine, reclassify, subdivide or amend the terms of any of its or its subsidiaries’ capital stock, or issue or authorize any other securities in respect of its or its subsidiaries’ capital stock, except by a wholly owned subsidiary of Centex that remains a wholly owned subsidiary after the transaction;

•	enter into any voting agreements with respect to its or its subsidiaries’ capital stock;

•	increase compensation or benefits of Centex’s directors, executive officers or employees, except as required by existing agreements or benefit plans, as required by applicable law, or as set forth under “— Employee Matters”;

•	enter into any employment, change of control, severance or retention agreement with any employee, except as required by existing agreements or benefit plans, as required by applicable law, or as further described under “— Employee Matters”, and subject to certain additional exceptions for newly-hired employees, promotions, employment agreements terminable on less than thirty days’ notice without penalty and ordinary course severance agreements with non-executive officers;

•	establish any plan, policy, program or arrangement for the benefit of any current or former directors, officers or employees or any of their beneficiaries, except as permitted pursuant to the preceding bullet point, or for ordinary course collective bargaining agreements or amendments;

•	materially change financial accounting policies or procedures, except as required by GAAP, SEC rule or policy or applicable law;

•	except as required by a change in law, make, change or revoke any material tax election, file any material amended tax return, or settle or compromise any material tax liability or refund, if such action could have an adverse effect that, individually or in the aggregate, is material to Centex and its subsidiaries;

•	adopt any material amendments to its or its subsidiaries’ articles of incorporation, by-laws or similar applicable charter documents;

•	except for transactions between Centex and its wholly owned subsidiaries or between Centex’s wholly owned subsidiaries, issue, sell, pledge, dispose of, grant, transfer or encumber, any shares of Centex’s or its subsidiaries’ capital stock or other ownership interests, or any options or other related securities, or take any action that would cause otherwise unexercisable options to become exercisable (except as permitted by the Merger Agreement or pursuant to certain options or warrants outstanding on the date of the Merger Agreement), other than certain issuances or sales of Centex common stock in respect of certain Centex equity compensation awards, other ordinary course grants of equity compensation awards in accordance with Centex’s customary long-term compensation award practices and as set forth under “— Employee Matters”;

•	except for transactions between Centex and its wholly owned subsidiaries or between Centex’s wholly owned subsidiaries, purchase, redeem or otherwise acquire any shares of Centex or its subsidiaries’ capital stock, or any options or other related convertible or exchangeable securities;

•	incur, assume, guarantee, prepay or otherwise become liable for any indebtedness for borrowed money, except for (1) intercompany indebtedness, (2) indebtedness to replace, renew, extend, refinance or refund any existing indebtedness, (3) certain guarantees of indebtedness as permitted by the Merger Agreement, (4) indebtedness incurred in the ordinary course of business pursuant to funding facilities for Centex’s financial services subsidiaries and (5) guarantees, letters of credit or surety bonds for the benefit of commercial counterparties in the ordinary course of business;

•	sell, pledge, lease, license, transfer, guarantee, exchange or swap, mortgage (including securitizations), or otherwise dispose of any material portion of its material properties or material assets, including the capital stock of subsidiaries, except (1) for sales of land or homes in the ordinary course of business, (2) for transactions between Centex and its wholly owned subsidiaries or between Centex’s wholly owned subsidiaries, (3) pursuant to certain existing agreements, or (4) as may be required by applicable law or any governmental entity in connection with the merger;

•	adopt, adopt resolutions providing for, vote in support of, consent to or approve any liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Centex, its subsidiaries or any joint venture, other than the merger and any other mergers or reorganizations that would not result in material adverse tax consequences or material loss of tax benefits or loss of any material asset;

•	enter into any contract that would materially restrict, after the completion of the merger, Pulte and its subsidiaries (including Centex and its subsidiaries) from engaging or competing in any line of business or in any geographic area;

•	settle or compromise any litigation, or otherwise dispose of any claim, liability, obligation or arbitration, unless the settlement (1) does not require Centex to pay more than $15 million individually or $75 million in the aggregate (excluding from the aggregate total any individual claim involving a payment of less than $1 million), and (2) does not involve any material injunctive or other non-monetary relief or impose material restrictions on the business or operations of Centex;

•	enter into interest rate swaps and other similar hedging arrangements other than for purposes of offsetting a bona fide exposure;

•	issue or forgive any loans to directors, officers, employees, contractors or any of their respective affiliates, except for any such issuances that would not violate the Sarbanes-Oxley Act; or

•	authorize any of its subsidiaries or agree itself to take any of the foregoing actions.

Restrictions on Pulte’s Interim Operations

In addition to the covenants described above, Pulte has agreed to not take certain actions prior to the completion of the merger or the termination of the Merger Agreement unless the actions are required by applicable law, consented to by Centex (which consent may not be unreasonably withheld, conditioned or delayed), contemplated or required by the Merger Agreement, or previously agreed to by Centex and Pulte. In particular, subject to the above exceptions, Pulte may not and in certain cases may not permit any of its subsidiaries to:

•	except in the ordinary course of business, pay or authorize any dividends or distributions, or permit any of its non-wholly owned subsidiaries to do so, other than dividends and distributions paid on a pro rata basis by subsidiaries;

•	acquire or agree to acquire any entity or business, other than acquisitions that could not reasonably be expected to make it materially more difficult to obtain any authorization, consent or approval required in connection with the merger and that could not reasonably be expected to prevent or materially delay or impede the merger or the other transactions contemplated by the Merger Agreement;

•	split, combine, reclassify, subdivide or amend the terms of any of its or its subsidiaries’ capital stock, or issue or authorize any other securities in respect of its or its subsidiaries’ capital stock, except by a wholly owned subsidiary of Centex that remains a wholly owned subsidiary after the transaction;

•	enter into any voting agreements with respect to its or its subsidiaries’ capital stock;

•	except for the amendment to Pulte’s Restated Articles of Incorporation contemplated by the proposal to approve the charter amendment to increase the number of authorized shares of common stock and an amendment to the Certificate of Designation for Pulte’s Series A Junior Participating Preferred Shares and an amendment to increase the number of shares, adopt or propose to adopt any material amendments to its or its subsidiaries’ articles of incorporation or by-laws or similar applicable charter documents;

•	except for transactions between Pulte and its wholly owned subsidiaries or between Pulte’s wholly owned subsidiaries, issue, sell, pledge, dispose of, grant, transfer or encumber any shares of Pulte’s or its subsidiaries’ capital stock or other ownership interests, or any options or other related securities, or take any action that would cause otherwise unexercisable options to become exercisable (except as permitted by the Merger Agreement or pursuant to certain options or warrants outstanding on the date of the Merger Agreement), other than certain issuances or sales of Pulte common stock in respect of certain Pulte equity compensation awards, and other ordinary course grants of equity compensation awards in accordance with Pulte’s customary schedule;

•	adopt, adopt resolutions providing for, vote in support of, consent to or approve any liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Pulte, its subsidiaries or any joint venture, other than the merger and any other mergers or reorganizations that would not result in material adverse tax consequences or material loss of tax benefits or loss of any material asset; or

•	authorize any of its subsidiaries or agree itself to take any of the foregoing actions.

Employee Matters

Under the Merger Agreement, after completion of the merger, Pulte will provide to Centex employees not covered by collective bargaining agreements compensation and benefits through December 31, 2009 that are, in the aggregate, no less favorable than the compensation and benefits provided to such employees immediately prior to the completion of the merger (without considering, for this purpose, benefits provided under Centex’s Salary Continuation Plan). Thereafter, it is Pulte’s intention over the long term that Centex employees and similarly situated employees of Pulte will be treated alike in terms of compensation and benefits. Without limiting the immediately preceding sentence, Pulte has agreed that, during calendar year 2010, any change in the salary or annual incentive bonus of any Centex employee not covered by a collective bargaining agreement will not affect such Centex employee in a manner which is disproportionate to any change in the salary or annual incentive bonus of any similarly-situated Pulte employee over that period. From and after December 31, 2009, Pulte has agreed to provide each Centex employee not covered by collective bargaining agreements with pension and welfare benefits (including medical, dental, pharmaceutical and vision benefits) that are, in the aggregate, no less favorable than those provided to similarly-situated Pulte employees over that period.

Additionally, Pulte has agreed, with respect to Centex employees, to:

•	credit years of service for all purposes under its employee benefit plans and programs (but not for purposes of benefit accrual under a defined benefit plan) to the same extent such service was credited under similar Centex plans prior to the completion of the merger, except where such credit would result in duplication of benefits; provided, however, that prior service will not be credited for purposes of the Seventy Year Rule (as defined in Pulte’s equity compensation plans and option award agreements issued thereunder) unless such employee terminates employment after December 31, 2011;

•	make each Centex employee immediately eligible to participate, without any waiting time, in any Pulte plan providing benefits to Centex employees after the completion of the merger, to the extent coverage under such plan is comparable to a plan in which the Centex employee participated immediately prior to the completion of the merger;

•	waive all limitations relating to pre-existing conditions and exclusions under its welfare plans to the same extent that such limitations would have been waived under a comparable Centex plan, and recognize any deductible, co-insurance and maximum out-of-pocket expenses incurred by such employees during the portion of the plan year of the Centex plan ending on the date such employee’s participation in the corresponding Pulte plan begins as if such amounts had been paid under its plans;

•	provide severance and paid time-off benefits through December 31, 2010 that are no less favorable, in each case on an individual-by-individual basis, than the severance and paid time-off benefits provided to each Centex employee under the applicable Centex plan as of immediately prior to the completion of the merger (except that benefits under the Centex Salary Continuation Plan will be disregarded for this purpose); and

•	permit Centex, prior to the completion of the merger, to allocate an amount not to exceed $2,000,000 for purposes of (1) increasing base salaries (other than the base salaries of non-employee directors and executive officers that participate in the CIC Severance Plan) in connection with individually targeted salary adjustments, promotional raises and retention bonuses and (2) establishing a retention plan to be allocated to the employees of Centex, the terms of which will be determined in consultation with Pulte.

Under the Merger Agreement, Centex is permitted to establish a short-term incentive compensation program for the fiscal year that commenced on April 1, 2009, and may establish, with respect to each individual who participates in this program, a target payout level no greater than 100% of the individual’s target payout under the applicable Centex short-term incentive program for the fiscal year ended March 31, 2009. If the merger is completed, Pulte has agreed to pay to each Centex employee participating in this program (except for employees who participate in Centex’s 2003 Annual Incentive Compensation Plan) who is still employed on December 31, 2009 a cash bonus equal to 75% of the employee’s target bonus under the program as soon as practicable after such date, but in no event later than March 15, 2010. In addition, if the merger is completed, Pulte has agreed to pay to each Centex employee (except for employees who participate in Centex’s 2003 Annual Incentive Compensation Plan) who experiences a severance-qualifying termination of employment prior to December 31, 2009 an amount equal to 75% of the employee’s target bonus under the program, prorated for the portion of the period between April 1, 2009 and December 31, 2009 during which the employee rendered services. In accordance with Centex’s 2003 Annual Incentive Compensation Plan, each Centex senior executive who participates in such plan will receive prior to completion of the merger an amount equal to 100% of the individual’s target bonus for the fiscal year that commenced on April 1, 2009, provided that any severance payable to any such individual under the CIC Severance Plan will, in the event that the individual experiences a termination of employment prior to March 31, 2010, be reduced by the portion of the bonus payment attributable to the portion of the year in which the termination occurs that the participant does not work. Pulte also has agreed to provide a bonus opportunity to Centex employees for its fiscal year commencing January 1, 2010 that is consistent with its other commitments with respect to benefits and compensation for Centex employees.

The Merger Agreement also provides that Centex may grant to each of its employees a long-term incentive award consisting of a number of restricted shares having a fair market value on the date of grant no greater than 100% of the total value on the date of grant of the aggregate long-term incentive awards granted to the employee with respect to Centex’s fiscal year ended March 31, 2009. The Merger Agreement provides that, if the merger is completed, 25% of the restricted shares that were subject to these long-term incentive awards on the grant date will be forfeited, 25% will vest on March 31, 2010, 25% will vest on March 31, 2011 and 25% will vest on March 31, 2012. The Merger Agreement also provides that if, following the completion of the merger, the holder of a long-term incentive award experiences a severance-qualifying termination of employment, the next installment of the award will vest immediately. In addition, under the Merger Agreement, Pulte has agreed that, for calendar year 2010, it will provide Centex employees long-term incentive awards that are no less favorable than the awards provided to similarly-situated Pulte employees.

Management and Board of Directors of Pulte After the Merger

Pulte has agreed to take all actions necessary to cause its board of directors upon the completion of the merger to be comprised of eight current Pulte directors and four current Centex directors designated by Centex. Pulte has also agreed to appoint each of the Centex designees to serve until Pulte’s next annual meeting of shareholders and to nominate each of the Centex designees at its next annual meeting of shareholders, such that one will be nominated to a term expiring at the second annual meeting following the date of completion of the merger, one will be nominated to a term expiring at the third annual meeting following the date of completion of the merger and two will be nominated to terms expiring at the fourth annual meeting following the date of completion of the merger.

Upon completion of the merger, Mr. Dugas, currently president and chief executive officer of Pulte, will also assume the position of chairman of Pulte. The rest of Pulte’s senior management team following completion of the merger will include Steven C. Petruska as executive vice president and chief operating officer, Roger A. Cregg as executive vice president and chief financial officer, James R. Ellinghausen as executive vice president, human resources, Debra W. Still as president and chief executive officer of Pulte Mortgage LLC and Steven M. Cook as senior vice president, general counsel and secretary, each of whom currently hold such positions with Pulte. Mr. Eller will join the Pulte board of directors as vice chairman and will serve as a consultant to Pulte for two years following completion of the merger. The Pulte board of directors will be expanded to twelve directors and will include four members of the current Centex board of directors, namely Mr. Eller, Clint W. Murchison, III, James J. Postl and Thomas M. Schoewe, and eight members of the current Pulte board of directors, namely Pulte’s founder and current chairman William J. Pulte, Mr. Dugas, Brian P. Anderson, Cheryl W. Grisé, Debra J. Kelly-Ennis, David N. McCammon, Patrick J. O’Leary and Bernard W. Reznicek. See “The Merger — Management and Board of Directors of Pulte After the Merger” beginning on page 70.

Other Covenants and Agreements

Pulte and Centex have agreed to take certain additional actions pursuant to the Merger Agreement. In particular, Pulte and Centex have agreed to:

•	afford the other party and its representatives reasonable access during normal business hours throughout the period following the date of the Merger Agreement and the earlier of the completion of the merger or the date on which the Merger Agreement is terminated to the personnel, properties, contracts, books and records of the party granting such access, but only to the extent that such access would not unreasonably disrupt the operations of the party granting such access, cause a violation of an existing agreement to which such party granting access is a party or would cause a risk of a loss of privilege to the disclosing party, or any of their subsidiaries or would constitute a violation of any applicable law;

•	take certain actions under federal and state securities laws necessary to complete the transactions contemplated by the Merger Agreement, including the filing by Centex of this joint proxy statement/prospectus and the filing by Pulte of a registration statement on Form S-4 with the SEC, of which this joint proxy statement/prospectus is a part;

•	take any actions reasonably necessary to complete the transactions contemplated by the Merger Agreement on the terms contemplated by the Merger Agreement if any takeover statute becomes applicable;

•	use reasonable efforts to consult with each other before issuing any press release or making any public announcement primarily relating to the Merger Agreement or the transactions contemplated by the Merger Agreement;

•	take all steps required to cause dispositions of Centex common stock or acquisitions of Pulte common stock resulting from the transactions contemplated by the Merger Agreement by each individual subject to the reporting requirements of Section 16(a) of the Exchange Act to be exempt under Rule 16b-3 of the Exchange Act;

•	not take any action, or knowingly fail to take any action, that would prevent or impede, or be reasonably likely to prevent or impede the merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code; and

•	not redeem the rights issued under their respective shareholder or stockholder rights agreements, or amend or terminate such rights agreements, subject to certain exceptions.

Pulte has further agreed to:

•	(1) maintain all rights to exculpation, indemnification and advancement of expenses under Centex’s organizational documents or agreements, (2) indemnify Centex’s current and former directors, officers and employees against all costs, expenses and other payments arising out of or relating to any action or omission occurring before or after the completion of the merger, and (3) for a period of six years from the completion of the merger, maintain Centex’s existing directors’ and officers’ liability insurance or a “tail” policy with annual premiums not in excess of 300% of the last annual premium paid by Centex;

•	cause the shares of Pulte common stock to be issued in the merger to be approved for listing on the NYSE; and

•	maintain an office in Dallas, Texas as a home office extension of Pulte’s Detroit headquarters, with certain support functions to be conducted from such office.

Termination of the Merger Agreement

General

The Merger Agreement may be terminated and abandoned at any time prior to the completion of the merger by the mutual written consent of the Pulte and Centex. Also, either Pulte or Centex may terminate the Merger Agreement and abandon the merger at any time prior to the completion of the merger if:

•	the merger does not occur on or before November 7, 2009, unless the party seeking to terminate the Merger Agreement for this reason fails to perform or comply in all material respects with its covenants and agreements set forth in the Merger Agreement;

•	a governmental entity permanently enjoins or otherwise prohibits the completion of the merger and such action becomes final and non-appealable, so long as the party seeking to terminate the Merger Agreement for this reason has used its reasonable best efforts to remove or prevent such action;

•	the Centex special meeting concludes without the approval of the proposal to approve the Merger Agreement by Centex’s stockholders, except that Centex may not terminate the Merger Agreement for this reason if the failure to obtain the approval is caused by an action or failure to act by Centex that constitutes a material breach of the Merger Agreement; or

•	the Pulte special meeting concludes without the approval of the proposal to approve the charter amendment to increase the number of authorized shares of common stock and proposal to approve the issuance of shares in the merger by Pulte’s shareholders, except that Pulte may not terminate the Merger Agreement for this reason if the failure to obtain the approvals is caused by an action or failure to act by Pulte that constitutes a material breach of the Merger Agreement.

Centex may terminate the Merger Agreement at any time prior to the approval of the proposal to approve the Merger Agreement by Centex’s stockholders in light of a superior proposal if:

•	Centex is not in material breach of the section of the Merger Agreement imposing restrictions on the solicitation of alternative proposals, including its obligation to notify Pulte of the superior proposal, see “— Non-Solicitation of Alternative Transactions” beginning on page 80;

•	the superior proposal continues to constitute a superior proposal at the conclusion of a three business day period that begins with notification to Pulte of the superior proposal, subject to any extensions as contemplated by the Merger Agreement; and

•	the Centex board of directors determines in good faith, after consultation with Centex’s outside legal and financial advisors, that recommending the proposal to approve the Merger Agreement, or failing to change such recommendation in a manner adverse to Pulte, would be inconsistent with their fiduciary obligations to Centex stockholders under applicable law.

In addition, Centex may terminate the Merger Agreement at any time prior to the completion of the merger if:

•	Pulte breaches or fails to perform in any material respect any of its representations, warranties, covenants or other agreements contained in the Merger Agreement, which breach or failure to perform (1) would result in a failure of any of the conditions to Centex’s obligation to complete the merger, see “— Conditions to Completion of the Merger” beginning on page 78, and (2) cannot be cured by November 7, 2009, so long as Centex provides Pulte with at least 30 days’ prior written notice of its intent to terminate the Merger Agreement for this reason; or

•	Pulte’s board of directors changes its recommendation that Pulte’s shareholders approve the proposal to approve the charter amendment to increase the number of authorized shares of common stock and proposal to approve the issuance of shares in the merger.

Pulte may terminate the Merger Agreement at any time prior to the completion of the merger if:

•	Centex breaches or fails to perform in any material respect any of its representations, warranties, covenants or other agreements contained in the Merger Agreement, which breach or failure to perform (1) would result in a failure of any of the conditions to Pulte’s obligation to complete the merger, see “— Conditions to Completion of the Merger” beginning on page 78, and (2) cannot be cured by November 7, 2009, so long as Pulte provides Centex with at least 30 days’ prior written notice of its intent to terminate the Merger Agreement for this reason; or

•	the Centex board of directors changes its recommendation that Centex’s stockholders approve the Merger Agreement, or recommends the approval or adoption of any alternative proposal to Centex’s stockholders.

Termination Fees

Centex would be required to pay Pulte a termination fee of $24 million if Pulte or Centex terminates the Merger Agreement because Centex stockholders, following a favorable recommendation to approve the proposal to approve the Merger Agreement by Centex’s board of directors, do not approve this proposal at the Centex special meeting.

Centex would be required to pay Pulte a termination fee of $48 million in the following circumstances:

•	if Pulte terminates the Merger Agreement because Centex’s board of directors has changed its recommendation of the merger or recommended the approval or adoption of an alternative proposal to Centex’s stockholders;

•	if Centex terminates the Merger Agreement in light of a superior proposal;

•	if Pulte or Centex terminates the Merger Agreement because Centex stockholders, following a change of recommendation of the proposal to approve the Merger Agreement by Centex’s board of directors, do not approve this proposal at the Centex special meeting;

•	if (1) Pulte or Centex terminates the Merger Agreement because Centex stockholders do not approve the proposal to approve the Merger Agreement at the Centex special meeting, (2) prior to such termination an alternative proposal in respect of at least 50% of Centex was publicly proposed and (3) within 12 months of such termination, Centex enters into a definitive agreement regarding, or otherwise completes, any such alternative proposal in respect of at least 50% of Centex; or

•	if (1) Pulte or Centex terminates the Merger Agreement because the merger has not occurred on or before November 7, 2009 or Pulte terminates the Merger Agreement because of an intentional breach of the Merger Agreement by Centex, (2) prior to such termination an alternative proposal in respect of at least 50% of Centex was publicly proposed and (3) within 12 months of such termination, Centex enters into a definitive agreement regarding, or otherwise completes, any such alternative proposal in respect of at least 50% of Centex.

Pulte would be required to pay Centex a termination fee of $51 million if Pulte or Centex terminates the Merger Agreement because Pulte’s shareholders, following a favorable recommendation by Pulte’s board of directors to approve the proposal to approve the charter amendment to increase the number of authorized shares of common stock and the proposal to approve the issuance of shares in the merger, do not approve both of these proposals at the Pulte special meeting.

Pulte would be required to pay Centex a termination fee of $102 million in the following circumstances:

•	if Centex terminates the Merger Agreement because Pulte’s board of directors has changed its recommendation of the proposal to approve the charter amendment to increase the number of authorized shares of common stock or proposal to approve the issuance of shares in the merger; or

•	if Pulte or Centex terminates the Merger Agreement because Pulte shareholders, following a change of recommendation of the proposal to approve the charter amendment to increase the number of authorized shares of common stock or proposal to approve the issuance of shares in the merger by Pulte’s board of directors, do not approve both of these proposals at the Pulte special meeting.

Effect of Termination

If the Merger Agreement is terminated as described above, the Merger Agreement will terminate (except for the provisions governing payment of the termination fees and certain other miscellaneous provisions), and neither Pulte nor Centex will be liable to the other except for liability arising out of an intentional breach of the Merger Agreement, for fraud or as provided for in the confidentiality agreement between Pulte and Centex.

Representations and Warranties

The Merger Agreement contains customary representations and warranties of Pulte, Centex and Pi Nevada Building Company relating to their respective businesses. These representations and warranties have been made solely for the benefit of the other party or parties, and such representations and warranties should not be relied on by any other person. In addition, such representations and warranties:

•	are qualified in their entirety by the information disclosed by the applicable party in documents filed with the SEC since January 1, 2007 and prior to the date of the Merger Agreement, excluding any risk-factor disclosure, disclosure of risks in any “forward-looking statements” disclaimer and any other statements that are similarly predictive or forward looking in nature;

•	have been further qualified by information contained in disclosure schedules that the parties exchanged in connection with the execution of the Merger Agreement;

•	will not survive completion of the merger or the termination of the Merger Agreement;

•	are in certain cases subject to a materiality standard described in the Merger Agreement which may differ from what may be viewed as material by you; and

•	are in certain cases, qualified by the knowledge of the parties making such representations and warranties.

Each of Pulte, Centex and Pi Nevada Building Company has made customary representations and warranties relating to, among other things:

•	organization and standing;

•	capital structure;

•	corporate power and authority;

•	conflicts, consents and approvals;

•	SEC filings and internal controls and procedures;

•	the absence of any undisclosed liabilities;

•	compliance with laws and the possession of necessary permits;

•	environmental matters;

•	employee benefit plans;

•	absence of certain changes or events;

•	investigations and litigation;

•	disclosure documents;

•	tax matters;

•	employment and labor matters;

•	intellectual property;

•	real property;

•	in the case of Centex, the required vote of Centex stockholders to approve the proposal to approve the Merger Agreement, and, in the case of Pulte, the required votes of Pulte shareholders to approve the proposal to approve the charter amendment to increase the number of authorized shares of common stock and proposal to approve the issuance of shares in the merger;

•	opinion of such party’s financial advisor;

•	material contracts;

•	brokerage and finders’ fees and expenses;

•	insurance;

•	tax treatment of the merger; and

•	the taking of all actions necessary to render such party’s rights agreement inapplicable to the merger and the voting agreements, and, in the case of Centex, to cause its rights agreement to terminate as of the time the merger is completed.

Each of Pulte and Pi Nevada Building Company has also made representations and warranties relating to the lack of ownership of shares of Centex.

Centex has also made representations and warranties relating to the inapplicability of state anti-takeover laws to the Merger Agreement.

Expenses

Each party is required to pay its own costs and expenses incurred in connection with the merger, the Merger Agreement and the transactions contemplated thereby, except that Pulte will pay all fees in respect of the filing under the HSR Act, and Pulte and Centex will share equally all costs and expenses incurred in connection with the printing, filing and mailing of this joint proxy statement/prospectus (including applicable SEC filing fees).

Governing Law; Jurisdiction; Specific Enforcement

The Merger Agreement is governed by, and is to be construed in accordance with, the laws of Delaware, except that issues involving the completion and effects of the merger are governed by the laws of Nevada to the extent the application of Nevada law is mandatory. All legal actions or proceedings with respect to the Merger Agreement are to be brought and determined in the Delaware Court of Chancery or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware. The parties to the Merger Agreement are entitled to injunctions to prevent breaches of the Merger Agreement and to specifically enforce the terms of the Merger Agreement.

Amendments and Waivers

Pulte, Centex and Pi Nevada Building Company may amend or waive any provision of the Merger Agreement at any time prior to the completion of the merger. However, any amendment or waiver that is made following the Centex special meeting will be subject to approval by Centex stockholders if further approval is required by applicable law or the rules and regulations of the NYSE.

AMENDMENTS TO THE PULTE HOMES, INC.
RESTATED ARTICLES OF INCORPORATION

At the Pulte special meeting, Pulte shareholders will consider two proposed amendments to Pulte’s Restated Articles of Incorporation, which are described below. A copy of the current Pulte Restated Articles of Incorporation is attached to this joint proxy statement/prospectus as Annex D. A copy of the form of amendment to Pulte’s Restated Articles of Incorporation, which reflects the proposed amendment to increase the number of authorized shares of Pulte common stock, is attached to this joint proxy statement/prospectus as Annex E. A copy of the form of amendment to Pulte’s Restated Articles of Incorporation, which reflects the proposed amendment to change Pulte’s corporate name, is attached to this joint proxy statement/prospectus as Annex F.

Proposal to Approve the Charter Amendment to Increase the Number of Authorized Shares of Common Stock

The Pulte board of directors has proposed, subject to shareholder approval, to amend Pulte’s Restated Articles of Incorporation to increase the number of shares of Pulte common stock authorized for issuance from 400 million to 500 million. If the proposal to approve the charter amendment to increase the number of authorized shares of common stock is approved by Pulte’s shareholders, Pulte would only file the certificate of amendment to Pulte’s Restated Articles of Incorporation reflecting the increased number of authorized shares of common stock with the Michigan Department of Energy, Labor and Economic Growth immediately prior to the completion of the merger, but if the Merger Agreement is terminated (and the merger is not completed), Pulte will not file the certificate of amendment to Pulte’s Restated Articles of Incorporation reflecting the increased number of authorized shares of common stock with the Michigan Department of Energy, Labor and Economic Growth and the amendment will not become effective. If Pulte files the certificate of amendment reflecting the increased number of authorized shares of common stock with the Michigan Department of Energy, Labor and Economic Growth and the merger is not completed, Pulte reserves the right to abandon the amendment in accordance with the provisions of the MBCA.

As of the Pulte record date, Pulte had 258,603,672 shares of Pulte common stock issued and outstanding. As of such date, there were 13,778,847 shares of Pulte common stock reserved for issuance in respect of Pulte stock options. Based on the number of shares of Centex common stock outstanding as of the Centex record date, if the merger is completed, Pulte will issue approximately 122,186,622 additional shares of Pulte common stock to the Centex stockholders. Based on the options, other equity-based awards and arrangements to purchase or issue Centex common stock as of the Centex record date, if the merger is completed, Pulte will reserve for issuance approximately 5.9 million additional shares of Pulte common stock. The approval of the proposal to approve the charter amendment to increase the number of authorized shares of common stock is required to complete the merger because the existing number of authorized but unissued shares of Pulte common stock is not sufficient to support the number of shares of Pulte common stock required to be issued to the holders of Centex common stock and Centex equity-based awards pursuant to the terms of the Merger Agreement. Although Pulte’s management currently has no definitive plans for the issuance of any additional authorized shares, the authorization of additional shares would permit the issuance of shares for future stock dividends, stock splits, possible acquisitions, stock option plans, and other appropriate corporate purposes. The additional shares of Pulte common stock will not be entitled to preemptive rights nor will existing shareholders have any preemptive right to acquire any of those shares when issued. Approval of the proposal to approve the charter amendment to increase the number of authorized shares of common stock requires the affirmative vote of a majority of the outstanding shares of Pulte common stock entitled to vote on the proposal. Pulte shareholders are entitled to one vote for each share of Pulte common stock held as of the record date. Abstentions and broker non-votes will have the same effect as a vote against the amendment.

Under the Merger Agreement, approval of the proposal to approve the charter amendment to increase the number of authorized shares of common stock is a condition to the completion of the merger. If the proposal to approve the charter amendment to increase the number of authorized shares of common stock is not approved, the merger will not be completed even if the proposal to approve the issuance of shares in the merger is approved by Pulte shareholders and the proposal to approve the Merger Agreement is approved by Centex stockholders.

The Pulte board of directors unanimously recommends a vote “FOR” the proposal to approve the charter amendment to increase the number of authorized shares of common stock.

Proposal to Approve the Charter Amendment to Change Pulte’s Corporate Name

The Pulte board of directors has proposed, subject to shareholder approval, to amend Pulte’s Restated Articles of Incorporation to change Pulte’s corporate name from “Pulte Homes, Inc.” to “PulteGroup, Inc.” Pulte believes that the new corporate name will better reflect the company’s new branding strategy, which it expects to implement in the months following the Pulte special meeting, whether or not the merger is completed.

Approval of the proposal to approve the charter amendment to change Pulte’s corporate name by Pulte’s shareholders is not a condition to the completion of the merger. Subject to approval of this proposal by Pulte’s shareholders, Pulte intends to change its corporate name regardless of whether or not the merger is completed. Accordingly, if the proposal to approve the charter amendment to change Pulte’s corporate name is approved by Pulte’s shareholders, Pulte would file a certificate of amendment to Pulte’s Restated Articles of Incorporation reflecting the change of Pulte’s corporate name with the Michigan Department of Energy, Labor and Economic Growth at the appropriate time during the implementation of its new branding strategy.

Approval of the proposal to approve the charter amendment to change Pulte’s corporate name requires the affirmative vote of a majority of the outstanding shares of Pulte common stock entitled to vote on the proposal. Pulte shareholders are entitled to one vote for each share of Pulte common stock held as of the record date. Abstentions and broker non-votes will have the same effect as a vote against the amendment.

The Pulte board of directors unanimously recommends a vote “FOR” the proposal to approve the charter amendment to change Pulte’s corporate name.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements, which we refer to as the pro forma financial statements, have been derived from the historical consolidated financial statements of Pulte and Centex, both of which are incorporated by reference into this joint proxy statement/prospectus. The transaction is accounted for by applying the acquisition method under Statement of Financial Accounting Standards No. 141(R), Business Combinations, which we refer to as SFAS 141(R), as outlined in the accompanying notes to the unaudited pro forma condensed combined financial statements, which we refer to as the pro forma notes. In accordance with SFAS 141(R), Pulte has been treated as the accounting acquirer in the proposed transaction. See “The Merger — Accounting Treatment” beginning on page 69.

The transactions reflected in the pro forma financial statements include (1) the exchange of all outstanding shares of Centex common stock at the exchange ratio; (2) the exchange of all of Centex’s vested and unvested restricted stock for Pulte common stock; (3) the exchange of unvested and vested Centex stock options for vested Pulte stock options with adjustments to reflect the exchange ratio; and (4) the conversion of vested and unvested Centex restricted stock units.

The following unaudited pro forma condensed combined balance sheet at March 31, 2009, which we refer to as the pro forma balance sheet, is presented on a basis to reflect the merger and related transactions as if they had occurred on March 31, 2009. The pro forma balance sheet is prepared by combining the balance sheet at March 31, 2009 for both Pulte and Centex. The following unaudited pro forma condensed combined statements of operations, which we refer to as the pro forma statements of operations, for the three months ended March 31, 2009 and year ended December 31, 2008 are presented on a basis to reflect the merger and related transactions as if they had occurred on January 1, 2008. The unaudited pro forma statement of operations for the three months ended March 31, 2009 is prepared by combining the statement of operations of Pulte for the three months ended March 31, 2009 with the statement of operations for Centex for the three months ended March 31, 2009 and then making pro forma adjustments. The unaudited pro forma statement of operations for the twelve months ended December 31, 2008 is prepared by combining the statement of operations of Pulte for the year ended December 31, 2008 with the statement of operations for Centex for the twelve months ended December 31, 2008 and then making pro forma adjustments. See Note (a) to the pro forma financial statements for additional information.

The process of valuing Centex’s tangible and intangible assets and liabilities, as well as evaluating accounting policies for conformity, is still in the preliminary stages. Accordingly, the purchase price allocation adjustments included in the pro forma financial statements are preliminary and have been made solely for the purpose of providing these pro forma financial statements. For purposes of the pro forma financial statements, Pulte and Centex have made preliminary allocations, where sufficient information is available to make a fair value estimate, to those tangible and intangible assets to be acquired and liabilities to be assumed based on preliminary estimates of their fair value as of March 31, 2009. For those assets and liabilities where sufficient information is unavailable to make a reasonable estimate of fair value, the pro forma financial statements reflect the carrying value of these assets and liabilities at March 31, 2009. Any remaining unallocated purchase consideration has been reflected as excess purchase price (goodwill) in the pro forma balance sheet at March 31, 2009. In the event the fair value of the acquired net assets exceeds the purchase price, the amount of such excess would be recorded as a gain in post-merger operating results in accordance with SFAS 141(R). A final determination of the acquired fair values, which cannot be made prior to completion of the merger, will be based on the actual fair value of Pulte common stock and the net assets of Centex that exist on the date of the completion of the merger. Pulte currently expects that the process of determining fair value of the tangible and intangible assets acquired and liabilities assumed will be completed within one year of completion of the merger. Material revisions to Pulte’s preliminary estimates could be necessary as more information becomes available through the completion of this final determination. The actual amounts recorded following the completion of the merger may be materially different from the information presented in these pro forma financial statements due to a number of factors, including:

•	timing of completion of the merger;

•	changes in Pulte’s share price;

•	changes in the fair value of Centex’s senior notes;

•	changes in Centex’s share price as it relates to the settlement of Centex performance units;

•	changes in the net assets of Centex;

•	changes in the market conditions and financial results impacting cash flow projections in the valuation; and

•	other changes in market conditions which impact the fair value of Centex’s net assets.

The pro forma financial statements should be read in conjunction with the pro forma notes. The pro forma financial statements and pro forma notes were based on, and should be read in conjunction with:

•	Pulte’s unaudited consolidated financial statements for the three months ended March 31, 2009 and the related notes in Pulte’s Quarterly Report on Form 10-Q for the three months ended March 31, 2009;

•	Pulte’s historical audited consolidated financial statements for the year ended December 31, 2008 and the related notes included in Pulte’s Annual Report on Form 10-K for the year ended December 31, 2008;

•	Centex’s historical audited financial statements for the years ended March 31, 2009 and 2008 and the related notes included in Centex’s Annual Report on Form 10-K for the years ended March 31, 2009 and 2008; and

•	Centex’s unaudited consolidated financial statements for the nine months ended December 31, 2008 and the related notes in Centex’s Quarterly Report on Form 10-Q for the nine months ended December 31, 2008.

These reports are incorporated by reference into this joint proxy statement/prospectus.

Pulte’s and Centex’s historical consolidated financial information has been adjusted in the pro forma financial statements to give effect to pro forma events that are (1) directly attributable to the merger; (2) factually supportable; and (3) with respect to the pro forma statements of operations, expected to have a continuing impact on the combined results. The pro forma financial statements do not reflect any revenue enhancements or any cost savings from operating efficiencies, synergies or other restructurings that could result from the merger. The pro forma financial statements also do not reflect any restructuring charges to be incurred in connection with the merger, with the exception of estimated severance costs related to certain members of Centex’s senior management that will be incurred concurrently with or shortly after completion of the merger. Pulte is continuing to assess the magnitude of the facilities and systems consolidation costs and other non-recurring employment-related costs that will be required in connection with the merger and, therefore, is unable to provide an estimate of these costs at this time. Such costs are expected to primarily relate to cost saving measures in corporate and field overhead. Therefore, these charges are excluded from the pro forma financial statements as they are not factually supportable at this time. In accordance with SFAS 141(R), these costs will be expensed as incurred.

In addition, the pro forma financial statements do not reflect any adjustments related to expected interest savings from retirements of debt subsequent to completion of the merger. Certain of these interest savings from retirements of debt are expected to occur prior to December 31, 2009. The specific amount and series of debt obligations to be retired for each company will be determined in the future and will be significantly influenced by future market conditions. Accordingly, the potential impact of any retirement of debt has been excluded from the pro forma financial statements as the amount of such potential impact is not factually supportable at this time.

The pro forma adjustments are based upon available information and assumptions that the managements of Pulte and Centex believe reasonably reflect the merger. We present the pro forma financial statements for informational purposes only. The pro forma financial statements are provided for illustrative purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated financial position of Pulte would have been had the merger occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or financial position.

Pulte and Centex Unaudited
Pro Forma Condensed Combined Balance Sheet
March 31, 2009

		Condensed As
		Adjusted Centex	Pro Forma		Pro Forma
	Historical Pulte	(b)(c)	Adjustments		Combined
	(amounts in thousands)

ASSETS
Cash and equivalents (including restricted cash)(l)	$1,745,796	$1,768,548	$(30,000	)(d)	$3,455,213
			(21,019	)(d)
			(20,000	)(e)
			(9,629	)(f)
			21,517	(g)
Unfunded settlements	5,821	6,850	—		12,671
House and land inventory	3,854,041	3,152,955	(610,000	)(d)	6,544,026
			147,030	(g)
Land held for sale	101,020	—	—		101,020
Land, not owned, under option agreements	181,387	83,628	—		265,015
Residential mortgage loans available-for-sale	127,900	152,579	—		280,479
Investments in unconsolidated entities	91,754	138,908	(123,381	)(g)	107,281
Other assets	597,037	365,261	(14,148	)(d)	974,408
			26,258	(g)
Goodwill	—	9,933	(9,933	)(d)	241,617
			241,617	(d)
Intangibles	100,517	—	110,000	(d)	218,517
			8,000	(d)
Income taxes receivable	9,660	239,452	—	(h)	249,112

Total assets	$6,814,933	$5,918,114	$(283,688)		$12,449,359

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Accounts payable	$165,515	$96,749	$2,794	(g)	$265,058
Customer deposits	40,889	27,792	—		68,681
Accrued and other liabilities	915,309	1,127,801	(3,514	)(d)	2,108,226
			68,630	(g)
Collateralized short-term debt, recourse solely applicable to non-guarantor subsidiary assets	66,968	119,052	—		186,020
Income tax liabilities(h)	131,853	526,118	—	(h)	657,971
Senior notes	3,166,612	3,102,788	(500,100	)(d)	5,769,300

Total liabilities	4,487,146	5,000,300	(432,190)		9,055,256
Shareholders’ equity(j)(k)	2,327,787	917,814	1,090,410	(d)	3,394,103
			5,535	(d)
			(917,814	)(d)
			(20,000	)(e)
			(9,629	)(f)

Total liabilities and shareholders’ equity	$6,814,933	$5,918,114	$(283,688)		$12,449,359

See accompanying notes to unaudited pro forma condensed combined financial statements, which are an integral part of these statements.

Pulte and Centex Unaudited Pro Forma
Condensed Combined Statement Of Operations
For the Three Months Ended March 31, 2009

		Condensed As
		Adjusted Centex	Pro Forma		Pro Forma
	Historical Pulte	(a)(b)(c)	Adjustments		Combined
	(amounts in thousands, except per share data)

Revenues:
Homebuilding	$565,343	$791,079	$—		$1,356,422
Financial Services	18,549	32,136	—		50,685
Other non-operating	3,528	3,600	—		7,128

Total revenues	587,420	826,815	—		1,414,235
Expenses:
Homebuilding, principally cost of sales	1,022,249	1,172,725	62,297	(g)	2,257,271
Financial Services	19,303	39,208	—		58,511
Other non-operating, net	7,593	34,144	24,000	(d)	67,112
			1,375	(d)

Total expenses	1,049,145	1,246,077	87,672		2,382,894
Other income:
Equity income (loss)	(50,521)	(51,854)	62,297	(g)	(40,078)

Loss from continuing operations before income taxes	(512,246)	(471,116)	(25,375)		(1,008,737)
Income taxes (benefit)	2,572	(65,603)	—	(h)	(63,031)

Loss from continuing operations	$(514,818)	$(405,513)	$(25,375)		$(945,706)

Loss per share (from continuing operations):
Basic(i)	$(2.02)	$(3.26)			$(2.51)
Diluted(i)	$(2.02)	$(3.26)			$(2.51)
Weighted average shares outstanding
Basic(i)	254,578	124,366			376,276
Diluted(i)	254,578	124,366			376,276

See accompanying notes to unaudited pro forma condensed combined financial statements, which are an integral part of these statements.

Pulte and Centex Unaudited Pro Forma
Condensed Combined Statement Of Operations
For the Year Ended December 31, 2008

		Condensed As
		Adjusted Centex	Pro Forma		Pro Forma
	Historical Pulte	(a)(b)(c)	Adjustments		Combined
	(amounts in thousands, except per share data)

Revenues:
Homebuilding	$6,112,038	$5,090,677	$—		$11,202,715
Financial Services	151,016	226,943	—		377,959
Other non-operating	26,404	16,093	—		42,497

Total revenues	6,289,458	5,333,713	—		11,623,171
Expenses:
Homebuilding, principally cost of sales	7,793,825	6,804,759	—		14,598,584
Financial Services	123,082	317,919	—		441,001
Other non-operating, net	42,337	88,472	96,000	(d)	232,309
			5,500	(d)

Total expenses	7,959,244	7,211,150	101,500		15,271,894
Other income:
Equity loss	(12,813)	(111,164)	—		(123,977)

Loss from continuing operations before income taxes	(1,682,599)	(1,988,601)	(101,500)		(3,772,700)
Income taxes (benefit)	(209,486)	(45,888)	—	(h)	(255,374)

Loss from continuing operations	$(1,473,113)	$(1,942,713)	$(101,500)		$(3,517,326)

Loss per share (from continuing operations):
Basic(i)	$(5.81)	$(15.65)			$(9.37)
Diluted(i)	$(5.81)	$(15.65)			$(9.37)
Weighted average shares outstanding
Basic(i)	253,512	124,155			375,214
Diluted(i)	253,512	124,155			375,214

See accompanying notes to unaudited pro forma condensed combined financial statements, which are an integral part of these statements.

Notes to Unaudited Pro Forma
Condensed Combined Financial Statements

(a)	Conforming Year Ends

Pulte’s fiscal year ends on December 31 while Centex’s fiscal year ends on March 31. Therefore, Centex financial information has been recast to conform with Pulte’s quarter and year end. Centex’s historical statements of operations for the three and twelve months ended March 31, 2009 and December 31, 2008 were derived from Centex’s historical statements of operations for the nine months ended December 31, 2008 and the years ended March 31, 2009 and 2008, as follows:

Centex
Pro Forma Statement of Operations
For the Three Months Ended March 31, 2009

	Year	Nine Months	Three Months
	Ended	Ended	Ended
	March 31,	December 31,	March 31,
	2009(1)	2008	2009
	A	B	C = A−B
	(amounts in thousands)

Revenues:
Homebuilding	$3,636,530	$2,845,451	$791,079
Financial Services	190,000	157,864	32,136

Total revenues	3,826,530	3,003,315	823,215
Expenses:
Homebuilding	4,176,107	3,161,168	1,014,939
Financial Services	13,769	11,513	2,256

Total cost of revenues	4,189,876	3,172,681	1,017,195
Selling, general and administrative expenses	984,795	779,604	205,191
Interest expense	52,716	28,911	23,805
Other income:
Equity loss	(159,449)	(107,595)	(51,854)
Other income	33,535	29,821	3,714

Loss from continuing operations before income taxes	(1,526,771)	(1,055,655)	(471,116)
Income taxes (benefit)	(86,620)	(21,017)	(65,603)

Loss from continuing operations	$(1,440,151)	$(1,034,638)	$(405,513)

(1)	Effective March 31, 2009, Centex adopted a revised presentation for its statement of operations. Accordingly, Centex’s previously reported results of operations have been revised in the above table to conform with the presentation adopted by Centex as of March 31, 2009.

The pro forma statement of operations for Centex excludes amounts reported as discontinued operations in Centex’s historical financial statements.

Centex
Pro Forma Statement of Operations
For the Twelve Months Ended December 31, 2008

	Three Months Ended(1)				Twelve Months
	March 31,	June 30,	September 30,	December 31,	Ended
	2008	2008	2008	2008	December 31,
	A	B	C	D	E = A+B+C+D
	(amounts in thousands)

Revenues:
Homebuilding	$2,245,226	$1,049,699	$952,596	$843,156	$5,090,677
Financial Services	69,079	76,423	52,409	29,032	226,943

Total revenues	2,314,305	1,126,122	1,005,005	872,188	5,317,620
Expenses:
Homebuilding	2,831,793	997,582	908,173	1,255,413	5,992,961
Financial Services	6,621	4,725	4,060	2,728	18,134

Total cost of revenues	2,838,414	1,002,307	912,233	1,258,141	6,011,095
Selling, general and administrative expenses	399,381	290,485	294,798	194,321	1,178,985
Interest expense	8,642	6,180	4,973	17,758	37,553
Other income:
Equity loss	(3,569)	(20,297)	(12,902)	(74,396)	(111,164)
Other income	2,755	10,400	7,856	11,565	32,576

Loss from continuing operations before income taxes	(932,946)	(182,747)	(212,045)	(660,863)	(1,988,601)
Income taxes (benefit)	(24,871)	(13,635)	(10,425)	3,043	(45,888)

Loss from continuing operations	$(908,075)	$(169,112)	$(201,620)	$(663,906)	$(1,942,713)

(1)	Effective March 31, 2009, Centex adopted a revised presentation for its statement of operations. Accordingly, Centex’s previously reported quarterly results of operations have been revised in the above table to conform with the presentation adopted by Centex as of March 31, 2009.

The pro forma statement of operations for Centex excludes amounts reported as discontinued operations in Centex’s historical financial statements.

(b)	Reclassifications on the Pro Forma Balance Sheet and Pro Forma Statements of Operations

Certain financial statement line items included in Centex’s historical presentation have been reclassified to corresponding line items as included in Pulte’s historical presentation as follows:

Centex Reclassifications
(amounts in thousands)

	Condensed		Condensed
	Historical	Reclassification	As Adjusted
	Presentation	Adjustments	Centex
	(March 31, 2009)

BALANCE SHEET
ASSETS
Cash and equivalents (including restricted cash)	$1,768,548	$—	$1,768,548
Receivables	589,941	(589,941)	—
Unfunded settlements	—	6,850	6,850
House and land inventory	2,711,612	441,343	3,152,955
Land held for development and sale	470,561	(470,561)	—
Land, not owned, under option agreements	107,614	(23,986)	83,628
Residential mortgage loans available-for-sale	—	152,579	152,579
Investments in unconsolidated entities	136,504	2,404	138,908
Other assets	123,401	241,860	365,261
Goodwill	9,933	—	9,933
Income taxes receivable	—	239,452	239,452

Total assets	$5,918,114	$—	$5,918,114

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Accounts payable	$96,749	$—	$96,749
Customer deposits	—	27,792	27,792
Accrued and other liabilities	1,679,627	(551,826)	1,127,801
Collateralized short-term debt, recourse solely applicable to subsidiary assets	119,052	—	119,052
Income tax liabilities	—	526,118	526,118
Senior notes	3,104,872	(2,084)	3,102,788

Total liabilities	5,000,300	—	5,000,300
Shareholders’ equity	917,814	—	917,814

	$5,918,114	$—	$5,918,114

	Condensed		Condensed
	Historical	Reclassification	As Adjusted
	Presentation	Adjustments	Centex
	(For the three months ended March 31, 2009)

STATEMENT OF OPERATIONS
Revenues:
Homebuilding	$791,079	$—	$791,079
Financial Services	32,136	—	32,136
Other non-operating	—	3,600	3,600

Total revenues	823,215	3,600	826,815
Expenses:
Homebuilding	1,014,939	157,786	1,172,725
Financial Services	2,256	36,952	39,208
Selling, general and administrative expenses	205,191	(205,191)	—
Interest expense	23,805	(23,805)	—
Other non-operating, net	—	34,144	34,144
Equity loss	(51,854)	—	(51,854)
Other income (expense)	3,714	(3,714)	—

Loss from continuing operations before income taxes	(471,116)	—	(471,116)
Income taxes (benefit)	(65,603)	—	(65,603)

Loss from continuing operations	$(405,513)	$—	$(405,513)

	Condensed		Condensed
	Historical	Reclassification	As Adjusted
	Presentation	Adjustments	Centex
	(For the twelve months ended December 31, 2008)

STATEMENT OF OPERATIONS
Revenues:
Homebuilding	$5,090,677	$—	$5,090,677
Financial Services	226,943	—	226,943
Other non-operating	—	16,093	16,093

Total revenues	5,317,620	16,093	5,333,713
Expenses:
Homebuilding	5,992,961	811,798	6,804,759
Financial Services	18,134	299,785	317,919
Selling, general and administrative expenses	1,178,985	(1,178,985)	—
Interest expense	37,553	(37,553)	—
Other non-operating, net	—	88,472	88,472
Equity loss	(111,164)	—	(111,164)
Other income (expense)	32,576	(32,576)	—

Loss from continuing operations before income taxes	(1,988,601)	—	(1,988,601)
Income taxes (benefit)	(45,888)	—	(45,888)

Loss from continuing operations	$(1,942,713)	$—	$(1,942,713)

The reclassifications presented in the Centex balance sheet as of March 31, 2009 and the Centex statements of operations for the three months ended March 31, 2009 and twelve months ended December 31, 2008 are as follows:

Balance sheet reclassifications:

•	Receivables: Includes the reclassification of $152.6 million to mortgage loans available-for-sale, $239.5 million to income taxes receivable, and $6.9 million to unfunded settlements. In addition, $129.5 million of trade and notes receivable and $61.5 million of other loans receivable were reclassified to other assets.

•	Unfunded settlements: Includes the reclassification of $6.9 million from receivables.

•	House and land inventory: Includes the reclassification of $462.5 million from land held for development and sale and $21.2 million of other inventory to other assets.

•	Land held for development and sale: Includes the reclassification of $462.5 million to house and land inventory along with $8.1 million of deposits and pre-acquisition costs to other assets. Upon completion of the merger, Pulte will determine which of Centex’s land parcels meet the criteria for classification as held for sale assets and classify them accordingly.

•	Land, not owned, under option agreements: Includes the reclassification of deposits and pre-acquisition costs totaling $24.0 million to other assets.

•	Residential mortgage loans available-for-sale: Includes the reclassification of $152.6 million from receivables.

•	Investments in unconsolidated entities: Includes the reclassification of cost method investments totaling $2.4 million from other assets.

•	Other assets: Includes the reclassification of $129.5 million of trade and notes receivable and $61.5 million of other loans receivable from receivables. Also includes the reclassification of $21.2 million of other inventory from house and land inventory and $8.1 million and $24.0 million of deposits and pre-acquisition costs from land held for development and sale and land, not owned, under option agreement, respectively. Also includes the reclassification of $2.4 million in cost method investments to investments in unconsolidated entities.

•	Income taxes receivable: Includes the reclassification of $239.5 million from receivables.

•	Customer deposits: Includes the reclassification of $27.8 million in customer deposits from accrued and other liabilities.

•	Accrued and other liabilities: Includes the reclassification of $526.1 million to income tax liabilities and $27.8 million to customer deposits, offset by the reclassification of $2.1 million from senior notes.

•	Income tax liabilities: Includes the reclassification of $526.1 million from accrued and other liabilities.

•	Senior notes: Includes the reclassification of $2.1 million to accrued and other liabilities.

Statements of operations reclassifications:

•	Revenues: Other non-operating: Includes the reclassification of interest income totaling $3.6 million for the three months ended March 31, 2009, and $16.1 million for the twelve months ended December 31, 2008, from other income.

•	Expenses: Homebuilding: Includes the reclassification of selling, general and administrative expenses totaling $158.5 million and $824.8 million for the three months ended March 31, 2009 and twelve months ended December 31, 2008, respectively, offset by other Homebuilding income totaling

$0.7 million and $13.0 million for the three months ended March 31, 2009 and twelve months ended December 31, 2008, respectively, from other income (expense).

•	Expenses: Financial Services: Includes the reclassification of selling, general and administrative expenses totaling $37.0 million and $299.8 million during the three months ended March 31, 2009 and twelve months ended December 31, 2008, respectively.

•	Selling, general and administrative expenses: Includes the reclassification of $158.5 million and $824.8 million to Homebuilding expenses for the three months ended March 31, 2009 and twelve months ended December 31, 2008, respectively. Includes the reclassification of $37.0 million and $299.8 million to Financial Services expenses for the three months ended March 31, 2009 and twelve months ended December 31, 2008, respectively. Also includes the reclassification of $9.7 million and $54.4 million for the three months ended March 31, 2009 and twelve months ended December 31, 2008, respectively, to other non-operating, net.

•	Interest Expense: Includes the reclassification of interest expense totaling $23.8 million and $37.6 million for the three months ended March 31, 2009 and twelve months ended December 31, 2009, respectively, to other non-operating, net.

•	Other non-operating, net: Includes the reclassification of interest expense totaling $23.8 million and $37.6 million for the three months ended March 31, 2009 and twelve months ended December 31, 2009, respectively; the reclassification of selling, general and administrative expenses totaling $9.7 million and $54.4 million for the three months ended March 31, 2009 and twelve months ended December 31, 2008, respectively; and the reclassification of other income (expense) totaling ($0.6 million) and $3.5 million for the three months ended March 31, 2009 and twelve months ended December 31, 2008, respectively.

•	Other income (expense): Includes the reclassification of $3.6 million and $16.1 million in interest income to other non-operating revenues for the three months ended March 31, 2009 and twelve months ended December 31, 2008, respectively; the reclassification of $0.7 million and $13.0 million of other income to Homebuilding expenses for the three months ended March 31, 2009 and twelve months ended December 31, 2008, respectively; and the reclassification of $0.6 million and ($3.5 million) for the three months ended March 31, 2009 and twelve months ended December 31, 2008, respectively, to other non-operating, net.

These reclassifications had no impact on the historical loss from continuing operations reported by Centex, are preliminary, and do not reflect the final identification of all differences in presentation which may be identified by the time Pulte completes its acquisition accounting, which Pulte currently expects will be completed within one year of completion of the merger. Material revisions to Pulte’s preliminary estimates may be necessary as more information becomes available through the completion of this final determination. The actual amounts recorded following the completion of the merger may be materially different from the information presented in the pro forma financial statements.

(c)	Accounting Policies

Differences in the accounting practices or policies applied by Pulte and Centex may exist that would materially impact the pro forma financial statements. Based on preliminary reviews of Centex’s accounting policies and discussions with Centex management, certain differences in historical accounting practices and policies are known to exist, including those related to the capitalization and allocation of certain construction and land development costs. Given the long time periods over which such costs are capitalized and allocated in the homebuilding industry as a result of the long life cycles of many communities, such differences are not readily quantifiable. It is also not readily determinable whether such differences would result in either an increase or a decrease to pro forma expenses. Pulte does not believe that such differences would have a material impact on the pro forma financial statements. As part of the purchase price allocation process under SFAS 141(R), Pulte will record all acquired inventory at fair value, which will eliminate any differences in historical accounting policies. Upon completion of the merger, Pulte will perform a detailed evaluation of

Centex’s accounting policies. As a result of that review, it may become necessary to harmonize the combined entity’s financial statements to conform those accounting policies that are determined to be more appropriate for the combined entity. The pro forma financial statements do not reflect any potential differences in accounting policies.

(d)	Preliminary Purchase Price

Pulte is subject to the terms and conditions of the Merger Agreement unanimously approved by the boards of directors of both Pulte and Centex. Pursuant to the terms and conditions of the Merger Agreement, Pulte will acquire all of the outstanding shares of Centex common stock at the fixed exchange ratio of 0.975 shares of Pulte common stock for each share of Centex common stock. In addition, each restricted share of Centex common stock and restricted stock unit with respect to Centex common stock granted under Centex’s employee and director stock plans will vest and be converted per the exchange ratio into Pulte common stock or units with respect to Pulte common stock. Each outstanding vested and unvested Centex stock option granted under Centex’s employee and director stock plans will be converted into a vested option to purchase shares of Pulte common stock, with adjustments to reflect the exchange ratio. The Merger Agreement requires that, with respect to Centex stock options that were granted with an exercise price less than $40.00 per share, the terms of the converted, vested options to purchase shares of Pulte common stock provide that, if the holder of the option experiences a severance-qualifying termination of employment during the two-year period following the completion of the merger, the stock option will remain exercisable until the later of (1) the third anniversary of the date of the termination of employment and (2) the date on which the option would cease to be exercisable in accordance with its terms (or, in either case, if earlier, the expiration of the scheduled term of the option). This provision will result in incremental expense in the post-merger period. The valuation of the incremental fair value attributable to this change in exercise period has not been performed and thus has not been reflected in the pro forma financial statements. The Merger Agreement also provides that each outstanding Centex performance unit award granted under Centex’s employee and director stock plans will vest and be converted into the right to receive an amount in cash equal to the fair market value of a share of Centex common stock on the day immediately prior to the completion of the merger, multiplied by the number of shares of Centex common stock subject to such award (assuming the achievement of all applicable performance goals at target levels). For purposes of the pro forma financial statements, the purchase price was computed using Centex’s publicly available information and reflects the market value of Pulte common stock to be issued in connection with the merger based on Pulte’s common stock closing price of $8.96 per share on June 25, 2009. Based on these assumptions, the purchase price is estimated to be $1.1 billion, which includes the issuance of Pulte common stock for the immediate vesting and conversion of unvested restricted stock and restricted stock units and the conversion of vested and unvested Centex stock options into options to purchase Pulte common stock described below. The purchase price as of March 31, 2009 is calculated as follows:

March 31, 2009
(amounts in thousands,
except ratio and per share data)

Centex shares of common stock outstanding (including restricted stock) as of March 31, 2009	124,437
Centex restricted stock units outstanding as of March 31, 2009	381

Total Centex shares to be acquired	124,818
Exchange ratio	0.975

Number of shares of Pulte common stock to be issued in exchange	121,698
Assumed closing price per share of Pulte common stock, as of June 25, 2009	$8.96

Consideration attributable to common stock	1,090,410
Consideration attributable to Pulte stock options in exchange for Centex stock options	5,535

Total purchase price	$1,095,945

Purchase Price Sensitivity — The pro forma financial statements reflect the closing share price of Pulte’s common stock on June 25, 2009; however, the actual purchase price will fluctuate with the market price of Pulte’s common stock until the merger is completed, and as a result, the final purchase price could differ significantly from the current estimate, which could materially impact these pro forma financial statements. The resulting sensitivity of the purchase price due to changes in the price of Pulte common stock are illustrated below:

Sensitivity of the Purchase Price to Changes in Pulte’s Share Price
(amounts in thousands, except ratio and per share data)

	Per Share		Calculated	Total
	Price of Pulte		Per Share	Centex	Fair Value
	Common Stock	Exchange	Value of Centex	Shares to be	of Stock	Calculated
Pulte Common Stock	at Closing	Ratio	Common Stock	Acquired	Options	Purchase Price

As of June 25, 2009	$8.96	0.975	$8.74	124,818	$5,535	$1,095,945
Down 10%	$8.06	0.975	$7.86	124,818	$4,367	$985,736
Up 10%	$9.86	0.975	$9.61	124,818	$6,849	$1,206,300

Centex Pre-Merger Transactions

Centex transaction costs — Centex estimates that its expenses for this transaction will be approximately $30.0 million, which will be reflected as an expense in Centex’s pre-merger historical consolidated financial statements in the period the expense is incurred. These costs include fees for investment banking services, legal, accounting, due diligence, tax, valuation, printing and other various services necessary to complete the transaction. These estimated expenses of Centex are reflected in the pro forma balance sheet as of March 31, 2009 as a reduction to cash of $30.0 million and a charge to shareholders’ equity of $30.0 million. This adjustment has also been reflected as a decrease in the net assets of Centex in the application of acquisition accounting.

Centex change in control payments — Certain members of Centex’s management have entered into incentive plan agreements with Centex that require a cash payment upon a change in control. In addition, under the terms of the performance unit plan, upon a change in control, all of the outstanding performance units will vest and be converted into the right to receive an amount of cash equal to the product of (1) the total number of shares subject to such performance units and (2) the fair value of Centex common stock just prior to the date of completion of the merger. The change in control cash payments have been reflected as a one-time adjustment to the pro forma balance sheet as of March 31, 2009 as a reduction to cash of $21.0 million, a reduction of accrued expenses of $3.5 million and a charge to shareholders’ equity of $17.5 million. This adjustment has also been reflected as a decrease in the net assets of Centex in the application of acquisition accounting.

Centex restricted stock, restricted stock units and stock options — For purposes of estimating the purchase price, Pulte has assumed that at the date on which the merger is completed, 100% of the unvested restricted stock, unvested restricted stock units and unvested stock options granted by Centex will vest and be exchanged for Pulte common stock and Pulte common stock options, respectively, with adjustments reflecting the exchange ratio. The vesting of the restricted stock, restricted stock units and stock options upon the change in control will result in accelerated compensation expense for Centex of approximately $29.5 million. This estimated expense is not reflected in the pro forma financial statements at March 31, 2009 as it has no impact on Centex’s net assets.

Estimate of Assets to be Acquired and Liabilities to be Assumed

The following is a preliminary estimate of the assets to be acquired and the liabilities to be assumed by Pulte in the merger, reconciled to the estimate of consideration expected to be transferred:

March 31, 2009
(amounts in thousands)

Book value of net assets acquired at March 31, 2009	$917,814
Adjusted for:
Centex transaction costs	(30,000)
Centex change in control payments (cash of $21,019 net of accrued liabilities of $3,514)	(17,505)
Elimination of pre-existing debt issue costs	(14,148)
Elimination of existing goodwill	(9,933)

Adjusted book value of net assets acquired	846,228
Adjustments to:
House and land inventory	(610,000)
Tradenames	110,000
Backlog	8,000
Debt	500,100
Excess purchase price (goodwill)	241,617

Total purchase price	$1,095,945

Pulte has not yet finalized its detailed valuation analyses necessary to determine the fair value of the Centex assets to be acquired and liabilities to be assumed and the related allocations of purchase price. For the purposes of the pro forma financial statements, Pulte has made a preliminary estimate of the fair value for certain of the assets and liabilities for which sufficient information was available. These items include inventory, tradenames, backlog, and senior notes, and their estimated fair values have been based on the following methodology:

•	House and Land Inventory: Pulte determined the fair value of inventory primarily using a discounted cash flow model. These estimated cash flows are significantly impacted by estimates related to expected average selling prices and sales incentives, expected sales paces and cancellation rates, expected land development and construction timelines, and anticipated land development, construction, and overhead costs. Such estimates must be made for each individual community and may vary significantly between communities. Due to uncertainties in the estimation process, the significant volatility in demand for new housing, and the long life cycles of many communities, actual results could differ significantly from such estimates. Pulte’s determination of fair value also required discounting the estimated cash flows at a rate commensurate with the inherent risks associated with each of the assets and related estimated cash flow streams. The discount rate used in determining each community’s fair value depended on the stage of development of the community and other specific factors that increase or decrease the inherent risks associated with the community’s cash flow streams. For example, communities that are entitled and near completion generally require a lower discount rate than communities that are not entitled and consist of multiple phases spanning several years of development and construction activity. Discount rates used in the pro forma fair value analysis ranged from 8% to 24%, with an average discount rate of 15%.

The aggregate fair value adjustment of $(610.0) million as of March 31, 2009 relates to all components of Centex’s consolidated inventory balance of $3.2 billion. This adjustment primarily relates to land inventory, which was not impaired in the historical reporting of Centex as of March 31, 2009 primarily because the undiscounted cash flows were sufficient to recover the asset value and therefore, under Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long Lived Assets, which we refer to as SFAS 144, did not require the assets to be measured at fair value. Applying a discount rate to these cash flows results in a decrease in value due to the holding period of the asset.

Due to the significant volatility in demand for new housing that has existed in recent years and the significant uncertainty that currently exists in the U.S. economy and financial markets, the fair value of inventory to be acquired in the merger may fluctuate significantly between March 31, 2009 and the final completion of the merger. The following analysis presents the sensitivity of Centex’s inventory to hypothetical changes in fair values as if these changes occurred at March 31, 2009. The ranges of changes chosen for this analysis reflect Pulte’s view of changes which are reasonably possible through the expected date of completion of the merger. Any such change would generally result in a corresponding offsetting change in the amount of goodwill.

As of
March 31,
2009
(amounts in thousands)

Estimated fair value of inventory at March 31, 2009	$2,542,955
Impact of a 10% change in fair value	254,296
Impact of a 15% change in fair value	381,443

No adjustments have been made to the pro forma statements of operations to remove inventory impairments taken by Centex over the period. As discussed above, determining the fair value of inventory in the homebuilding industry is complicated and relies significantly on management judgments and estimates regarding future market conditions and the operating performance of individual communities over extended periods, which can range to over ten years. While Pulte has estimated the fair value of inventory at March 31, 2009, insufficient information is available to perform a similar valuation as of January 1, 2008. Additionally, any pro forma presentation of cost of sales would require removing the inventory impairments taken by Centex over the period, which were significant, performing pro forma inventory impairment analyses at different points in time during 2008 and 2009, and then determining the impact of each of the above on the average per lost cost attributable to units sold during 2008 and 2009. Because Centex’s inventory impairment analyses involve both undiscounted and fair value analyses as required by SFAS 144, any such pro forma impairment analyses would be complex and influenced by market conditions and management’s judgments and estimates. Given the significant volatility in the demand for new housing and in both Pulte’s and Centex’s historical and expected future operating results, such a presentation in the pro forma statements of operations may not be indicative of future operating results.

•	Tradenames: The fair value of tradenames was estimated using a relief-from-royalty approach. The underlying premise of this method is that the economic value of the asset is directly related to the amount and timing of the future net cash flows resulting from the asset. A hypothetical construct is used to represent what a firm would be willing to pay, in the form of a royalty fee, for example, to continue to use the asset in business operations if the firm no longer had legal ownership of the asset. Since ownership of the asset relieves the business from being required to make these payments, financial results are improved to the extent the royalty payments are avoided. The hypothetical royalties are discounted to present value and are adjusted for the present value of the hypothetical tax amortization benefit to arrive at the indication of the asset’s fair value. The hypothetical royalties are estimated based on market participant assumptions and the discount rate utilized for calculating present value represents a risk-adjusted discount rate.

•	Backlog: The fair value of the backlog was estimated using an excess earnings method. The principle behind this method is that the value of an intangible asset is equal to the present value of the incremental after-tax cash flows attributable only to the subject intangible asset. The incremental after-tax cash flows attributable to the subject intangible asset are then discounted to their present value (after accounting for charges on contributory assets) and are adjusted for the present value of the tax amortization benefit to arrive at the indication of the asset’s fair value. The discount rate utilized for calculating present value represents a risk-adjusted discount rate, and the charges for contributory assets are based on either the after-tax royalty rate for the asset or the fair values of the assets and their risk-adjusted discount rates. No adjustments have been made to the pro forma statement of operations for the fair value adjustments made to backlog as these adjustments are not expected to have an on-going impact on the results of operations beyond twelve months.

•	Senior Notes: The fair value of Centex’s senior notes was estimated using a market approach. The market approach is used to estimate fair value through the analysis of recent sales of comparable liabilities with matching terms. Certain types of liabilities, such as the senior notes, trade in active secondary markets. As such, sale price information is readily available for a comparative analysis with the subject liabilities.

•	Fair Value Sensitivity Analysis for Senior Notes: The following analysis presents the sensitivity of the market value of Centex’s senior notes to hypothetical changes in interest rates as if these changes occurred at March 31, 2009. The ranges of changes chosen for this analysis reflect Pulte’s view of changes which are reasonably possible through the expected date of completion of the merger. The table below captures the potential change in the fair value of debt to isolated hypothetical movements in market values along with the impact such changes would have on the pro forma financial statements.

	Impact at March 31,
	2009 on Pro Forma		Impact on Pro Forma Interest Expense
			Three Months Ended	Year Ended
	Senior Notes	Goodwill	March 31, 2009	December 31, 2008
		(amounts in thousands)

Estimated fair value of Senior Notes at March 31, 2009	$2,602,688	$—	$—	$—
Impact of a 10% change in fair value	260,269	260,269	15,000	59,000
Impact of a 15% change in fair value	390,403	390,403	22,000	88,000

As of June 25, 2009, the fair value of the senior notes approximated $2.9 billion as compared with the fair value of approximately $2.6 billion at March 31, 2009 reflected in the above table and in the pro forma financial statements. The fair value of the senior notes may continue to fluctuate significantly through the date of completion of the merger based on changes in interest rates and the market’s expectations regarding Pulte’s intentions to retire certain series of Centex’s senior notes.

The carrying values of current assets and liabilities, such as cash, trade receivables, accounts payable and certain accrued liabilities, approximate fair value.

For certain other acquired assets and assumed liabilities, including land option agreements, lease contracts, non-compete agreements, investments in joint ventures, property and equipment, mortgage loans, and contingent liabilities, Pulte has assumed that the carrying value approximates fair value, with the remaining unallocated purchase price being characterized as excess purchase price (goodwill). Once Pulte finalizes its purchase price allocation, these assumptions may change and estimates of fair values may change. Additionally, Pulte may identify adjustments to the pro forma statements of operations, for example, due to additional depreciation of property and equipment or amortization of identified intangibles assets, or may identify additional tangible or intangible assets or liabilities that have not been included on the pro forma balance sheet, all of which could have a material impact on the pro forma financial statements.

The merger is reflected in the pro forma balance sheet as follows:

•	the reduction of Centex’s pre-merger net assets for transaction costs resulting in a $30.0 million reduction in cash and change in control payments resulting in a $21.0 million reduction in cash and a $3.5 million reduction in accrued and other liabilities;

•	the allocation of fair value for assets and liabilities resulting in a decrease of $610.0 million in house and land inventory, an increase of $110.0 million in tradenames, an increase of $8.0 million in backlog, a decrease of $14.1 million in capitalized debt issuance costs, and a decrease of $500.1 million in senior notes;

•	the excess purchase price over the book value of the assets acquired and liabilities assumed, which has not been allocated of $241.6 million is reflected as an asset (goodwill);

•	the issuance of 121.7 million shares of Pulte common stock, which increases shareholders’ equity by $1,090.4 million;

•	the issuance of Pulte stock options, which increases shareholders’ equity by $5.5 million; and

•	the acquisition and cancellation of Centex’s common stock and elimination of Centex equity, which reduces shareholders’ equity by $917.8 million.

The merger is reflected in the pro forma statement of operations as follows:

•	a reclassification of $62.3 million from equity income (loss) to Homebuilding expenses for the three months ended March 31, 2009 related to the consolidation of a joint venture;

•	an increase of $1.4 million and $5.5 million in amortization expense for the three months ended March 31, 2009 and the year ended December 31, 2008, respectively, related to the amortization of acquired tradenames over the estimated useful life of 20 years; and

•	an increase of $24.0 million and $96.0 million in interest expense for the three months ended March 31, 2009 and the year ended December 31, 2008, respectively, related to the accretion of the fair value adjustment of senior notes to their value at maturity. Pro forma interest expense was determined by applying the effective interest rates of the assumed senior notes as of March 31, 2009, the aggregate average of which was 11.1%, to the fair values of such notes as of March 31, 2009 and eliminating the amortization of pre-existing debt issue costs recorded during the applicable periods.

(e)	Pulte Transaction Costs

Pulte estimates that its expenses for this transaction will be approximately $20.0 million, which will be reflected as an expense of Pulte in the period the expense is incurred. These costs include fees for investment banking services, legal, accounting, due diligence, tax, valuation, printing and other various services necessary to complete the transaction. These estimated expenses of Pulte are reflected in the pro forma balance sheet as of March 31, 2009 as a reduction to cash of $20.0 million and a charge to retained earnings of $20.0 million.

The Merger Agreement also provides for certain termination rights that may result in either Pulte or Centex paying a termination fee. The pro forma financial statements have been prepared under the assumption that the merger will be completed and reflect an estimate of those costs to be incurred by each company in connection with the merger. The pro forma financial statements do not reflect any potential termination fees that could be required if the merger was not completed.

(f)	Severance Payments

Certain of Centex’s executive officers have entered into agreements with Centex that require cash payments upon termination of employment under certain circumstances. The combined company expects to incur a severance cost relating to certain senior executive positions at Centex. These severance cash payments have been reflected as a one-time adjustment to the pro forma balance sheet as of March 31, 2009 as a reduction to cash of $9.6 million and a charge to retained earnings of $9.6 million.

(g)	Entities of Common Ownership Between Pulte and Centex

Pulte and Centex have common ownership in two land development joint ventures which historically have been reflected in each company’s respective historical consolidated financial statements under the equity method. Upon completion of the merger, the combined entity will hold greater than 50% ownership in both of these joint ventures. The pro forma financial statements have been adjusted to present the two joint ventures historically accounted for as equity method investments as consolidated subsidiaries, resulting in the following adjustments to the pro forma balance sheet:

Adjustments
(amounts in thousands)

BALANCE SHEET (As of March 31, 2009)
Investments in unconsolidated entities	$(123,381)
Cash	21,517
House and land inventory	147,030
Other assets	26,258

Total adjustments to assets	71,424

Accounts payable	2,794
Accrued and other liabilities	68,630

Total adjustments to liabilities and shareholders’ equity	$71,424

Both of these joint ventures represent land development agreements between Pulte and Centex that had only minimal expenses. Accordingly, the pro forma statement of operations for the year ended December 31, 2008 does not reflect the impact of consolidating these entities. However, one of these entities incurred a loss of $62.3 million during the three months ended March 31, 2009, primarily related to inventory impairments. Such loss is reflected in the pro forma statement of operations for the three months ended March 31, 2009 as a reclassification from equity income (loss) to Homebuilding expenses to reflect the consolidation of this entity. There were no other material transactions between Pulte and Centex during the periods presented in the pro forma financial statements that would need to be eliminated or otherwise adjusted.

(h)	Income Taxes

During 2008, Pulte and Centex recognized tax benefits related to NOL carryback claims. At March 31, 2009, both Pulte and Centex reported a valuation allowance in their historical consolidated financial statements in regards to future tax benefits. No pro forma tax adjustments have been reflected in the pro forma financial statements as the adjustments would require an immediate reassessment of the valuation allowance, which would result in an offsetting change in the valuation allowance eliminating any tax impact on the pro forma balance sheet and pro forma statement of operations. In addition, Centex has recorded provisions for uncertain tax positions. In accordance with SFAS 141(R), income taxes are an exception to both the recognition and fair value measurement principles; they continue to be accounted for under the guidance of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. On May 18, 2009, Centex and the IRS settled several disputed tax issues relating to the audit of the Company’s federal income tax returns filed for fiscal years 2001 through 2004. As a result of the settlement with the IRS and the recognition of the uncertain tax benefits related to the disputed issues, Centex will record an income tax benefit and an increase to shareholders’ equity of approximately $270 million in the three months ending June 30, 2009. This increase to shareholders’ equity will result in a corresponding decrease to pro forma goodwill. It is reasonably possible that Centex’s liability for unrecognized tax benefits could be further reduced by as much as $170 million within the next twelve months as a result of the resolution of various federal and state tax matters.

(i)	Net Loss Per Share Attributable to Pulte

The unaudited pro forma net loss per share attributable to Pulte is calculated based on the assumed exchange of all outstanding Centex common stock for Pulte common stock. This exchange includes the conversion of Centex unvested restricted stock and restricted stock units. The outstanding share information for Centex utilizes the number of common shares outstanding and information related to unvested restricted stock at March 31, 2009 and December 31, 2008. The incremental number of common shares that are assumed to be issued by Pulte in the merger are 121.7 million at January 1, 2008. The weighted average shares outstanding used in the pro forma net loss per share attributable to Pulte calculations for the period are summarized below:

	Three Months Ended	Year Ended
	March 31,	December 31,
	2009	2008
	(amounts in thousands,	(amounts in thousands,
	except per share data)	except per share data)

Net pro forma loss attributable to Pulte	$(945,706)	$(3,517,326)

Basic and Diluted:
Pulte weighted average common shares	254,578	253,512
Equivalent Centex common shares after exchange	121,698	121,702

Pro forma weighted average basic and diluted common shares	376,276	375,214
Basic and diluted net loss per common share attributable to Pulte	$(2.51)	$(9.37)

For the twelve months ended December 31, 2008, the loss per share for the Centex equivalent period has been calculated by dividing the equivalent loss from continuing operations by the sum of (1) the weighted average Pulte common shares outstanding for the three months ended March 31, 2008 multiplied by 25% (period outstanding), and (2) the weighted average Pulte common shares outstanding for the nine months ended December 31, 2008 multiplied by 75% (period outstanding).

(j)	Common Stock and Preferred Stock

For a summary of the authorized and the issued and outstanding common stock of Centex and Pulte as well as the preferred stock of Pulte, see “Description of Pulte Capital Stock” beginning on page 119 and “Comparison of Stockholder Rights and Corporate Governance Matters” beginning on page 125.

(k)	Stock Options

Pursuant to the terms and conditions of the Merger Agreement, upon the completion of the merger, vested and unvested Centex stock options will be converted into vested options to purchase shares of Pulte common stock with the same terms and conditions as the applicable Centex stock options, except that (i) the exercise period following certain terminations of employment will be extended for stock options granted with an exercise price less than $40.00 per share and (ii) the number of shares of stock subject to the option and the exercise price will each be adjusted to reflect the exchange ratio. To determine the amount to be included in the purchase consideration, Pulte will value the options to purchase shares of its common stock using the same terms as the Centex stock options being converted. As noted above, certain stock options to purchase shares of Pulte common stock will have a longer exercise period following certain terminations of employment than the original Centex option, which will impact the fair value of the option on the date of completion of the merger. The incremental value by which the fair value of the options to purchase Pulte common stock exceeds the fair value of Centex stock options will be treated as post-merger compensation expense and will be recognized over the implied service period. The valuation of the incremental fair value attributable to this change in exercise period has not been performed and thus has not been reflected in the pro forma financial statements.

At the merger announcement date, the Centex stock options were deep out of the money, which implies that there may be a derived service period because the employee may be required to provide service for some period to obtain value from the award. Therefore, a portion of the fair value of Centex stock options, along with the incremental value by which the fair value of the options to purchase Pulte common stock exceeds the fair value of the Centex stock options, may need to be recognized in the post-merger period over the derived service period. These amounts have not been finalized and thus have not been reflected in the pro forma financial statements. For the purposes of the pro forma financial statements, the entire fair value of Centex stock options has been included in the purchase consideration. The portion of the fair value of Centex stock options that may need to be recognized in the post-merger period is not expected to be material to the pro forma financial statements.

(l)	Cash and Equivalents

Cash and equivalents includes amounts related to cash with certain restrictions pursuant to insurance-related regulatory requirements, customer deposits that are temporarily restricted in accordance with regulatory requirements, and required cash balances for secured financing arrangements. Of the total cash and equivalents balance, approximately $66.0 million is believed to be legally restricted as to withdrawal or usage. Cash and equivalents also includes $746.8 million maintained in liquidity reserve accounts in connection with Pulte and Centex’s revolving credit facilities. Pulte and Centex are required to maintain such liquidity reserve accounts due to the failure to satisfy the interest coverage tests as set forth in their respective revolving credit facility agreements. While Pulte and Centex’s access to and utilization of such funds is not restricted, failure to maintain sufficient balances within the liquidity reserve accounts would restrict Pulte’s and Centex’s ability to utilize their respective revolving credit facilities. Upon completion of the merger, the amount required to be maintained in the liquidity reserve accounts will be based on Pulte’s consolidated interest coverage ratio.

FINANCIAL FORECASTS

Pulte and Centex are including in this joint proxy statement/prospectus certain financial forecasts that Pulte and Centex shared with one another in the course of their mutual due diligence. The financial forecasts were not prepared with a view toward public disclosure or compliance with published guidelines of the SEC or the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information or GAAP.

The financial forecasts of Pulte and Centex included in this joint proxy statement/prospectus were prepared by, and are the responsibility of, Pulte management and Centex management, respectively. Neither Pulte’s nor Centex’s independent auditors, nor any other independent auditors, have compiled, examined or performed any procedures with respect to the prospective financial information contained in the financial forecasts, nor have they expressed any opinion or given any form of assurance on the financial forecasts or their achievability. The auditors’ reports incorporated by reference into this joint proxy statement/prospectus relate to Pulte’s and Centex’s historical financial information. The auditors’ reports do not extend to prospective financial information and should not be read to do so. In addition, Pulte’s and Centex’s financial advisors did not prepare, and assume no responsibility for, the financial forecasts. Furthermore, the financial forecasts:

•	necessarily make numerous assumptions, many of which are beyond the control of Pulte and Centex and may not prove to be accurate;

•	do not necessarily reflect revised prospects for Pulte’s and Centex’s businesses, changes in general business or economic conditions, or any other transaction or event that has occurred or that may occur and that was not anticipated at the time the forecasts were prepared;

•	are not necessarily indicative of current values or future performance, which may be significantly more favorable or less favorable than as set forth below; and

•	should not be regarded as a representation that the financial forecasts will be achieved.

These financial forecasts were prepared by the respective managements of Pulte and Centex based on information they had at the time of preparation and are not a guarantee of future performance. Financial forecasts involve risks, uncertainties and assumptions. The future financial results of Pulte, Centex and, if the merger is completed, the combined company, may materially differ from those expressed in the financial forecasts due to factors that are beyond Pulte’s and/or Centex’s ability to control or predict. Neither Pulte nor Centex can assure you that their respective financial forecasts will be realized or that their respective future financial results will not materially vary from the financial forecasts. The financial forecasts cover multiple years and such information by its nature becomes subject to greater uncertainty with each successive year. The financial forecasts do not take into account any circumstances or events occurring after the date they were prepared. Pulte and Centex do not intend to update or revise the financial forecasts.

The financial forecasts are forward-looking statements. For more information on factors which may cause Pulte’s and Centex’s future financial results to materially vary from those projected in the financial forecasts, see “Cautionary Statement Concerning Forward-Looking Statements” beginning on page 26 and “Risk Factors” beginning on page 19. Pulte’s and Centex’s management have prepared their respective financial forecasts using accounting policies consistent with their respective annual and interim financial statements, as well as any changes to those policies known to be effective in future periods. The financial forecasts do not reflect the effect of any proposed or other changes in GAAP that may be made in the future. Any such changes could have a material impact to the information shown below.

Pulte Financial Forecasts

Pulte provided two sets of financial forecasts to Centex in the course of their mutual due diligence, which we refer to as the Pulte strategic-case forecast and the Pulte liquidity-case forecast. The Pulte strategic-case forecast was prepared to assist the Pulte board of directors in its evaluation of the strategic rationale for the merger and also was provided to Pulte’s financial advisor for purposes of its financial analysis in connection with its opinion, and the Pulte liquidity-case forecast was prepared to assist the Pulte board of directors in its evaluation of the combined company’s ability to service its debt obligations in the event of a more sustained downturn in the homebuilding industry. Both the Pulte strategic-case forecast and the Pulte liquidity-case forecast assumed that there would not be any improvement in the homebuilding market until late 2010 or early 2011. In addition, both the Pulte strategic-case forecast and the Pulte liquidity-case forecast assumed limited average home selling price growth during the period covered by the forecasts and the same amount of sales volume growth. The primary difference between the Pulte strategic-case forecast and the Pulte liquidity-case forecast was that the Pulte liquidity-case forecast relied upon operating metrics that more closely reflected the current market performance experienced by Pulte while the Pulte strategic-case forecast reflected improvement in these operating metrics to levels that had been historically achieved by Pulte. In addition, the Pulte liquidity-case forecast primarily reflected more conservative assumptions by Pulte than the Pulte strategic-case forecast regarding homebuilding revenue growth rates, average home selling prices, gross margins and inventory turn rates. The Pulte strategic-case forecast and the Pulte liquidity-case forecast present Pulte’s Homebuilding Net Sales and Homebuilding EBIT on a stand-alone basis and, in the case of the Pulte liquidity-case forecast, Pulte’s Total Assets and Total Liabilities on a stand-alone basis.

Pulte Strategic-Case Forecast

	Projected Fiscal Year Ending December 31,
	2009	2010	2011	2012	2013	2014	2015	2016	2017
	(In millions)

Homebuilding Net Sales	$3,551	$3,477	$4,948	$5,443	$6,094	$6,798	$7,633	$8,539	$9,549
Homebuilding EBIT(1)	$(475)	$48	$239	$395	$593	$745	$930	$1,143	$1,298

Pulte Liquidity-Case Forecast

	Projected Fiscal Year Ending December 31,
	2009	2010	2011	2012	2013	2014	2015	2016	2017
	(In millions)

Homebuilding Net Sales	$3,551	$3,477	$4,948	$5,443	$5,988	$6,586	$7,245	$7,970	$8,766
Homebuilding EBIT(1)	$(473)	$48	$214	$258	$310	$352	$400	$453	$513
Total Assets	$7,031	$6,861	$6,090	$7,466	$7,291	$6,951	$6,875	$7,154	$7,373
Total Liabilities	$4,787	$4,745	$3,898	$3,899	$3,600	$3,099	$2,824	$2,870	$2,815

(1)	Homebuilding EBIT refers to earnings of the homebuilding segment before interest and income taxes. Homebuilding EBIT is not a measure of performance under GAAP and should not be considered as an alternative to operating income or net income as a measure of operating performance or cash flows or as a measure of liquidity.

Centex Financial Forecasts

Centex provided two sets of financial forecasts to Pulte in the course of their mutual due diligence, a base case and a high case. The base case reflected Centex management’s assumptions regarding future housing industry conditions, and the high case reflected more optimistic assumptions including with respect to home selling prices and inventory turn rates. Both the base case and the high case assumed that there would not be any improvement in the homebuilding market until late 2010 or early 2011. The base case assumed modest average home selling price growth and sales volume growth during the period covered by the forecasts, while the high case assumed modest average home selling price growth and increased sales volume growth during the period covered by the forecasts. Both the base case and high case show a significant increase in net income beginning in 2010 as a result of anticipated improvement in the homebuilding market and operational improvements. The base case and high case both present Centex’s Homebuilding Revenues, Net Income, Total Assets and Total Liabilities on a stand-alone basis.

Base Case

	Projected Fiscal Year Ending March 31,
	2009	2010	2011	2012	2013	2014
			(In millions)

Homebuilding Revenues	$3,639	$2,282	$2,137	$4,053	$7,376	$8,157
Net Income (Loss)	$(1,391)	$17	$(142)	$169	$606	$743
Total Assets	$5,631	$5,349	$4,354	$4,246	$4,734	$5,202
Total Liabilities	$4,652	$4,354	$3,500	$3,224	$3,106	$2,831

High Case

	Projected Fiscal Year Ending March 31,
	2009	2010	2011	2012	2013	2014
			(In millions)

Homebuilding Revenues	$3,639	$2,282	$3,434	$5,259	$7,376	$9,516
Net Income (Loss)	$(1,391)	$18.6	$(171)	$320	$685	$1,183
Total Assets	$5,631	$5,351	$5,116	$4,771	$4,937	$6,103
Total Liabilities	$4,652	$4,354	$4,289	$3,625	$3,106	$3,089

Adjustments

The Pulte and Centex forecasts were created utilizing different assumptions regarding future housing industry conditions, including homebuilding revenue growth rates, average home selling prices, inventory turn rates, selling, general and administrative expenses and costs of goods sold. Both Pulte’s and Centex’s managements therefore made adjustments to the financial forecasts provided by the other to reconcile such forecasts with their own assumptions. These adjusted forecasts were presented by Pulte’s and Centex’s managements to their respective boards of directors, together with the actual forecasts of Pulte and Centex provided by each other during due diligence. The adjustments made by Pulte’s and Centex’s respective managements are discussed below.

Pulte’s Adjustments to the Centex Financial Forecasts

Pulte’s management adjusted the Centex base case forecasts provided by Centex’s management to reconcile such forecasts with the assumptions used by Pulte’s management to create Pulte’s forecasts. Thus, Pulte’s management created two sets of adjusted Centex financial forecasts, which we refer to as the Centex strategic-case forecasts and the Centex liquidity-case forecasts. The Centex strategic-case forecasts were prepared to assist the Pulte board of directors in its evaluation of the strategic rationale for the merger and also were provided to Pulte’s financial advisor for purposes of its financial analysis in connection with its opinion, and the Centex liquidity-case forecasts were prepared to assist the Pulte board of directors in its evaluation of the combined company’s ability to service its debt obligations in the event of a more sustained downturn in the homebuilding industry. Consistent with the assumptions underlying Pulte’s forecasts, Pulte management assumed more conservative homebuilding revenue growth estimates than those included in the Centex base case forecasts provided by Centex management. Pulte management also made certain adjustments to the Centex base case forecasts for both the Centex strategic-case forecasts and the Centex liquidity-case forecasts to more closely reflect the operating metrics such as sales volumes and gross margins that had been historically achieved by Pulte and which were more conservative than those included in the Centex base case forecasts.

For 2009, Pulte’s management estimated Centex’s homebuilding revenue and earnings before interest and income taxes on an annualized basis based upon the six-month base case forecasts for 2009 provided by Centex’s management. Pulte’s management also extended the base case forecasts provided by Centex’s management to cover fiscal years 2015 through 2017 to take into account, when combined with internal forecasts for Pulte’s business, debt maturities for the combined company through fiscal year 2017. In addition,

Pulte’s management attributed to Centex’s business the cost synergies that it anticipated would result from the merger (not including the projected interest expense savings).

Centex Strategic-Case Forecasts

	Projected Fiscal Year Ending December 31,
	2009(2)	2010	2011	2012	2013	2014	2015	2016	2017
					(In millions)

Homebuilding Revenues	$2,500	$2,880	$3,360	$3,600	$3,872	$4,392	$4,920	$5,208	$5,500
Homebuilding EBIT(1)	$66	$89	$180	$257	$350	$507	$642	$705	$773

Centex Liquidity-Case Forecasts

	Projected Fiscal Year Ending December 31,
	2009(2)	2010	2011	2012	2013	2014	2015	2016	2017
	(In millions)

Homebuilding Revenues	$2,500	$2,880	$3,360	$3,600	$3,840	$4,320	$4,800	$5,040	$5,280
Homebuilding EBIT(1)	$66	$89	$56	$163	$222	$250	$278	$291	$305

(1)	Homebuilding EBIT refers to earnings of the homebuilding segment before interest and income taxes. Homebuilding EBIT is not a measure of performance under GAAP and should not be considered as an alternative to operating income or net income as a measure of operating performance or cash flows or as a measure of liquidity.

(2)	The Homebuilding Revenues and Homebuilding EBIT amounts for 2009 are presented on an annualized basis based upon the six-month base case forecasts for 2009 provided to Pulte by Centex’s management.

Centex’s Adjustments to the Pulte Financial Forecasts

Centex’s management adjusted the Pulte strategic-case forecasts provided by Pulte’s management to reconcile such forecasts with the assumptions used by Centex’s management to create Centex’s forecasts. Thus, Centex’s management created one set of adjusted Pulte financial forecasts, which we refer to as the Pulte adjusted-case forecast. The Pulte adjusted-case forecasts were prepared to assist the Centex board of directors in its evaluation of the strategic rationale for the merger, in order to reconcile Pulte’s forecasts with Centex’s management’s assumptions regarding homebuilding revenue growth rates, average home selling prices, inventory turn rates and costs of goods sold. Consistent with the assumptions underlying Centex’s forecasts, Centex management assumed more optimistic homebuilding revenue growth estimates than those included in the Pulte strategic-case forecasts provided by Pulte management.

Pulte Adjusted-Case Forecast

	Projected Fiscal Year Ending December 31,
	2009	2010	2011	2012	2013
	(In millions)

Homebuilding Revenues	$3,551	$3,324	$6,307	$11,476	$12,691
Homebuilding EBIT(1)	$(459)	$48	$332	$881	$1,294

(1)	Homebuilding EBIT refers to earnings of the homebuilding segments before interest and income taxes. Homebuilding EBIT is not a measure of performance under GAAP and should not be considered as an alternative to operating income or net income as a measure of operating performance or cash flows or as a measure of liquidity.

DESCRIPTION OF PULTE CAPITAL STOCK

The authorized capital stock of Pulte consists of (1) 400,000,000 shares of common stock, par value $0.01 per share, and (2) 25,000,000 shares of preferred stock, par value $0.01 per share, of which 400,000 have been designated Series A Junior Participating Preferred Shares. If the proposal to approve the charter amendment to increase the number of authorized shares of common stock is approved at the Pulte special meeting, immediately prior to the completion of the merger, Pulte’s authorized shares of common stock will increase to 500,000,000. In addition, immediately prior to the completion of the merger, Pulte will increase the total number of authorized shares of its Series A Junior Participating Preferred Stock from 400,000 to 500,000. As of July 10, 2009, 258,603,672 shares of common stock and no shares of preferred stock were issued and outstanding.

The following summary description of Pulte’s capital stock does not purport to be complete and is qualified in its entirety by reference to Pulte’s Restated Articles of Incorporation and by-laws, the Section 382 Rights Agreement, dated as of March 5, 2009, between Pulte and Computershare Trust Company, N.A., as rights agent, and the First Amendment to Section 382 Rights Agreement, dated as of April 7, 2009, between Pulte and Computershare Trust Company, N.A., as rights agent, which we refer to collectively as the Pulte shareholder rights agreement, and the MBCA. If you would like more information on the common stock, preferred stock purchase rights and preferred stock of Pulte, you should review those documents, each of which Pulte has filed or incorporated by reference as an exhibit to filings incorporated by reference into this joint proxy statement/prospectus. See “Additional Information — Where You Can Find More Information” beginning on page 134.

Common Stock

Subject to the prior dividend rights as may be fixed by the Pulte board of directors in creating a new series of preferred stock, holders of Pulte common stock are entitled to receive, from funds legally available therefor, dividends when and as declared by the Pulte board of directors. Holders of Pulte common stock are entitled to one vote for each share on all matters voted on by shareholders, including the election of directors, and do not have any cumulative voting rights. Holders of Pulte common stock do not have any conversion, sinking fund, redemption or preemptive rights. In the event of a dissolution, liquidation or winding up of Pulte, holders of Pulte common stock will be entitled to share ratably in any assets remaining after the satisfaction in full of the prior rights of creditors, including holders of indebtedness, and the aggregate liquidation preference of any preferred stock then outstanding. The outstanding shares of Pulte common stock are, and the shares of Pulte common stock to be issued in the merger will be, fully paid and nonassessable.

Pulte common stock is listed on the NYSE and is traded under the symbol “PHM”. Pursuant to the Merger Agreement, Pulte will apply to have the shares of Pulte common stock to be issued in the merger approved for listing on the NYSE. Computershare Trust Company, N.A. is the transfer agent and registrar for Pulte’s common stock.

Preferred Share Purchase Rights

Each outstanding share of Pulte common stock has, and each share of Pulte common stock that will be issued in the merger will have, attached to it one right, which we refer to in this section as a right, to purchase from Pulte one one-thousandth of a share of Series A Junior Participating Preferred Stock at a purchase price of $50 per right, subject to adjustment, which we refer to in this section as the purchase price.

Until a “distribution date,” as described below, occurs, the rights are not exercisable and remain attached to, and trade with, the underlying shares of Pulte common stock. Subject to certain exceptions, the rights become exercisable and trade separately from the shares of Pulte common stock only upon the “distribution date,” which occurs upon the earlier of:

•	10 days following a public announcement that a person or group of persons has become an acquiring person (as described below) or such earlier date as a majority of the Pulte board of directors becomes aware of the existence of an acquiring person (the “share acquisition date”) (unless, prior to the expiration of Pulte’s right to redeem the rights, such person or group is determined by the Pulte board of directors to be an exempted person (as described below), in which case the share acquisition date will be deemed not to have occurred); or

•	10 business days (or later date if determined by the Pulte board of directors prior to such time as any person or group becomes an acquiring person) following the commencement of a tender offer or exchange offer which, if completed, would result in a person or group becoming an acquiring person.

As soon as practicable after the distribution date, separate certificates or book-entry statements will be mailed to record holders of Pulte common stock as of the close of business on the distribution date. From and after the distribution date, the separate rights certificates or book-entry statements alone will represent the rights. Except as otherwise provided in the Pulte shareholder rights agreement, only Pulte common stock issued prior to the distribution date will be issued with rights.

An “acquiring person” is any person, entity or group who, together with its affiliates and associates, is the beneficial owner of 4.9% or more of Pulte securities, but does not include:

•	Pulte, any subsidiary of Pulte or any employee benefit plan or other compensation arrangement of Pulte or of any subsidiary of Pulte or any entity organized, appointed or established by Pulte or any subsidiary of Pulte for or pursuant to the terms of any such plan or compensation arrangement;

•	any grandfathered person (as described below);

•	any exempted person;

•	William J. Pulte, any spouse of William J. Pulte, any descendant of William J. Pulte and any spouse of such descendant, any estate of any of the foregoing or any trust or other arrangement for the benefit of any of the foregoing or any charitable organization established by any of the foregoing, which we refer to as the Pulte Family;

•	any group which includes any member or members of the Pulte Family if a majority of the securities of such group are beneficially owned by a member of the Pulte Family;

•	any person or group who becomes the beneficial owner of 4.9% or more of Pulte securities as a result of an exempted transaction (as described below); or

•	any person whom or which the Pulte board of directors in good faith determines has inadvertently acquired beneficial ownership of 4.9% or more of Pulte securities, so long as such person promptly enters into, and delivers to Pulte, an irrevocable commitment to divest as promptly as practicable, and thereafter divests as promptly as practicable, a sufficient number of Pulte securities so that such person would no longer be a beneficial owner of 4.9% or more of Pulte securities.

In addition, the Pulte shareholder rights agreement was amended immediately prior to the execution and delivery of the Merger Agreement to provide that an “acquiring person” does not include Centex or any of its affiliates, associates or stockholders, or the general partners, limited partners or members of such stockholders, which we refer to as the Centex Holders, solely by virtue of or as a result of the transactions contemplated by the Merger Agreement and the voting agreements between Centex and certain of Pulte’s directors and officers, unless and until such time with respect to any Centex Holder that such Centex Holder (together with its affiliates and associates) acquires the beneficial ownership of any additional Pulte securities.

A Pulte shareholder who together with its affiliates and associates beneficially owned 4.9% or more of Pulte securities as of March 5, 2009 is deemed not to be an “acquiring person,” so long as such shareholder does not acquire any additional Pulte securities without the prior written approval of Pulte, other than pursuant to or as a result of (1) a reduction in the amount of Pulte securities outstanding; (2) the exercise of any options, warrants, rights or similar interests to purchase Pulte securities granted by Pulte to its directors, officers and employees; (3) any unilateral grant of any Pulte securities by Pulte or (4) any issuance of Pulte securities by Pulte or any share dividend, share split or similar transaction effected by Pulte in which all holders of Pulte securities are treated equally. Such a shareholder is a “grandfathered person” for purposes of the Pulte shareholder rights agreement.

An “exempted person” is any person, as determined by the Pulte board of directors at any time prior to the time at which the rights are no longer redeemable, whose beneficial ownership would not jeopardize, endanger or limit (in timing or amount) the availability of Pulte’s NOL carryforwards and other tax benefits. The Pulte board of directors, in its sole discretion, may subsequently make a contrary determination and such person would then become an acquiring person.

An “exempted transaction” is a transaction that the Pulte board of directors determines is an exempted transaction and, unlike the determination of an exempted person, such determination is irrevocable.

The rights are not exercisable until the distribution date and, unless earlier redeemed or exchanged by Pulte as described below, will expire upon the earliest of:

•	the close of business on March 16, 2019;

•	the close of business on the effective date of the repeal of Section 382 of the Internal Revenue Code or any successor statute if the Pulte board of directors determines that the shareholder rights agreement is no longer necessary or desirable for the preservation of certain tax benefits;

•	the close of business on the first day of a taxable year to which the Pulte board of directors determines that certain tax benefits may not be carried forward; and

•	the close of business on the date on which the Pulte board of directors determines that the shareholder rights agreement is no longer in the best interests of Pulte and its shareholders.

If a person or group becomes an acquiring person, which we refer to as a flip-in event, each holder of a right (other than any acquiring person and certain transferees of an acquiring person, whose rights automatically become null and void) will have the right to receive, upon exercise, shares of Pulte common stock having a value equal to two times the exercise price of the right. If an insufficient number of shares of Pulte common stock are available for issuance, then the Pulte board of directors is required to substitute cash, property or other securities of Pulte for the shares of Pulte common stock. The rights may not be exercised following a flip-in event while Pulte has the ability to cause the rights to be redeemed, as described below.

At any time after there is an acquiring person and prior to the acquisition by the acquiring person of 50% or more of the outstanding shares of Pulte common stock, Pulte may exchange the rights (other than rights owned by the acquiring person and certain transferees thereof which will have become void), in whole or in part, at an exchange ratio of one share of Pulte common stock, or one one-thousandth of a share of Pulte preferred stock (or of a share of a class or series of Pulte preferred stock having equivalent rights, preferences and privileges), per right (subject to adjustment).

The exercise price payable, and the number of shares of preferred stock or other securities or property issuable, upon exercise of the rights are subject to adjustment from time to time to prevent dilution. With certain exceptions, no adjustment in the exercise price will be required until cumulative adjustments amount to at least 1% of the exercise price. No fractional shares of preferred stock will be issued, and, in lieu thereof, an adjustment in cash will be made based on the market price of the preferred stock on the last trading day prior to the date of exercise.

In general, Pulte may redeem the rights in whole, but not in part, at a price of $0.001 per right (subject to adjustment and payable in cash, Pulte common stock or other consideration deemed appropriate by the Pulte board of directors) at any time until ten days following the share acquisition date. Immediately upon the action of the Pulte board of directors authorizing any redemption, the rights will terminate, and the only right of the holders of rights will be to receive the redemption price.

Until a right is exercised, its holder will have no rights as a shareholder of Pulte, including, without limitation, the right to vote or to receive dividends.

The terms of the rights may be amended by the Pulte board of directors without the consent of the holders of the rights, including, without limitation, to extend the expiration date of the Pulte shareholder rights agreement and to increase or decrease the purchase price. Once there is an acquiring person, however, no amendment can adversely affect the interests of the holders of the rights.

Pursuant to the amendment to the Pulte shareholder rights agreement entered into immediately prior to the execution and delivery of the Merger Agreement, neither the Merger Agreement, the voting agreements between Centex and certain of Pulte’s directors and officers, nor any of the transactions contemplated thereby will cause the rights to be distributed or to become exercisable, or result in any rights becoming void or require an adjustment to the number or types of securities issuable upon exercise of the rights.

Preferred Shares

The Pulte board of directors is authorized to provide for the issuance from time to time of shares of preferred stock in one or more series and to fix the rights and preferences of any series so established, including the number of shares, dividend rights, redemption, liquidation preferences, voting rights, conversion rights, purchase, retirement or sinking fund provisions, and any other preferences, rights, qualifications, limitations or restrictions.

Transfer Restrictions

Pulte’s by-laws impose certain restrictions on the transfer of Pulte securities. In particular, a holder of Pulte securities may not transfer any Pulte securities if such transfer would result in any person or group owning 4.9% or more of Pulte’s then-outstanding common stock, which we refer to as a 4.9-percent Shareholder, or if such transfer would increase the percentage ownership interest of a 4.9-percent Shareholder, and any such transfer will void. These transfer restrictions are subject to certain exceptions, including an exception for transfers approved by the Pulte board of directors or a committee thereof, and are applicable to transfers made, or pursuant to agreements entered into, between April 7, 2009 and such date as may be determined by Pulte’s board of directors in accordance with Article IX of Pulte’s by-laws. Pulte has taken actions necessary to render these transfer restrictions inapplicable to the merger, the Merger Agreement and the transactions contemplated thereby.

Voting Rights

Pulte’s Restated Articles of Incorporation provide that the board of directors will be divided into three classes, with each class consisting, as nearly as may be possible, of one-third of the total number of directors. Currently, the Pulte board of directors consists of 10 persons who were elected to three-year terms. Pulte’s Restated Articles of Incorporation provide that to the extent holders of preferred stock are given the right, voting separately or by class or series, to elect directors, such directors shall not be divided into the foregoing classes.

Pursuant to the terms of the Merger Agreement, Pulte has agreed to take all actions necessary to cause its board of directors upon completion of the merger to be comprised of eight current Pulte directors and four current Centex directors designated by Centex. Pulte has also agreed to nominate each of these Centex directors at its next annual meeting of shareholders, such that one will be reelected to a term expiring at the second annual meeting following the date of completion of the merger, one will be reelected to a term expiring at the third annual meeting following the date of completion of the merger and two will be reelected to terms expiring at the fourth annual meeting following the date of completion of the merger.

Pulte’s Restated Articles of Incorporation require, in addition to any vote required by law, the affirmative vote of the holders of at least 69.3% of the shares voting at a meeting of shareholders in connection with (1) any merger or consolidation of Pulte or any subsidiary with any “Interested Shareholder,” as defined therein, or any corporation which is, or after the merger or consolidation would be, an “Affiliate,” as defined therein, of an Interested Shareholder that was an Interested Shareholder prior to the transaction; (2) certain transfers to any Interested Shareholder or Affiliate of an Interested Shareholder, other than Pulte or any of its subsidiaries, of any assets of Pulte or any subsidiary having an aggregate book value of 10% or more of Pulte’s consolidated net worth; (3) certain transfers by Pulte or any subsidiary of “Equity Securities,” as defined therein, of Pulte or any subsidiary which have an aggregate market value of 5% or more of the total market value of Pulte’s outstanding shares to any Interested Shareholder or Affiliate of an Interested Shareholder, other than Pulte or its subsidiaries (subject to certain exceptions); (4) the adoption of any plan or proposal for Pulte’s liquidation or dissolution proposed by or on behalf of an Interested Shareholder or any Affiliate of an Interested Shareholder, (5) any reclassification of securities or recapitalization of Pulte, or any merger, consolidation or share exchange by Pulte with any of its subsidiaries which has the effect of increasing the proportionate amount of the outstanding shares of any class of Equity Securities of Pulte or any subsidiary which is owned by an Interested Shareholder or any Affiliate of an Interested Shareholder (each of the Transactions referred to in clauses (1) through (5), a “Business Combination”); or (6) any agreement, contract or arrangement providing for one or more of the foregoing. An “Interested Shareholder” generally includes any beneficial owner of 10% or more of the voting power of Pulte or any of its Affiliates that at any time within the two year period prior to the date in question was the beneficial owner of 10% or more of the voting power of Pulte.

The foregoing supermajority vote is not required if (1) the Pulte board of directors approves such Business Combination and either the Interested Shareholder has been an Interested Shareholder for at least two years prior to the date of such approval or such proposed transaction was approved by the Pulte board of directors prior to the time the Interested Shareholder became an Interested Shareholder or (2) a majority of the outstanding stock of such other corporation is owned by Pulte or its subsidiaries.

The foregoing supermajority provisions may only be amended by the affirmative vote of 69.3% of the shares voting on the proposed amendment at a meeting of shareholders, in addition to any vote otherwise required by law.

Certain Provisions of the Michigan Business Corporation Act

Chapter 7A of the MBCA may affect attempts to acquire control of Pulte. Pursuant to Pulte’s Restated Articles of Incorporation, Pulte has expressly elected not to be subject to the provisions of Chapter 7A of the MBCA; however, the Pulte board of directors may terminate this election in whole or in part by action of the majority of directors then in office. Chapter 7A applies to “business combinations,” defined to include, among other transactions, certain mergers, substantial sales of assets or securities and recapitalizations between covered Michigan business corporations or their subsidiaries and an “interested shareholder” (generally a beneficial owner of 10% or more of the voting power of the corporation’s outstanding voting stock). In general, Chapter 7A requires, for any business combination, an advisory statement from the board of directors, the approval of holders of at least 90% of each class of the shares entitled to vote and the approval of holders of at least two-thirds of such voting shares not held by the interested shareholder, its affiliates and associates. These requirements do not apply, however, where the interested shareholder satisfies certain “fair price,” form of consideration and other requirements and at least five years have elapsed after the person involved became an interested shareholder. Pulte’s board of directors has the power to elect to be subject to Chapter 7A as to specifically identified or unidentified interested shareholders.

Corporate Governance Recommendations by Pulte’s Nominating and Governance Committee

At the 2009 annual meeting of Pulte’s shareholders, Debra J. Kelly-Ennis, Bernard W. Reznicek and Richard G. Wolford received a greater number of votes “withheld” than votes “for” his or her election. In accordance with Pulte’s Director Resignation Policy, which we refer to as the policy, each tendered a resignation to Pulte’s Chairman of the Board. In accordance with the policy, Pulte’s Nominating and Governance Committee, which we refer to as the committee (with Ms. Kelly-Ennis recusing herself), considered each resignation at a meeting on May 29, 2009. Based significantly upon the committee’s judgment, following inquiry by Pulte of a number of significant Pulte shareholders who are not officers or directors of Pulte, that the withheld votes were a reflection of concerns with two corporate governance issues relating to the classification of Pulte’s board of directors and Pulte’s shareholder rights agreement, the committee recommended that the Pulte board of directors:

•	reject the resignations of Ms. Kelly-Ennis and Messrs. Reznicek and Wolford;

•	propose for approval at the 2010 annual meeting of Pulte shareholders a charter amendment that, if approved by Pulte’s shareholders, would begin the phase out of the classified board of directors beginning with the class of directors to be elected in 2011; and

•	adopt an amendment to the Pulte shareholder rights agreement requiring it to terminate if not approved by a majority of shares voting at the 2010 annual meeting of Pulte shareholders.

The committee further recommended that its first recommendation be acted upon immediately, but that Pulte board of directors action on its second and third recommendations be deferred until after the completion of the pending merger with Centex, so that the newly constituted board of directors would have the opportunity to act on those issues. The recommendation by the committee of a phased out declassification (rather than one-step declassification) was based upon the committee’s belief that it would be important to both preserve the benefits of the classified board of directors during the post-merger period, when critical integration is to take place, and to ensure a smooth transition to annual elections for directors. On June 2, 2009, the Pulte board of directors (with Ms. Kelly-Ennis and Messrs. Reznicek and Wolford recusing themselves) unanimously rejected the resignations of Ms. Kelly-Ennis and Messrs. Reznicek and Wolford. The Pulte board of directors also determined to consider the recommendations pertaining to board of directors declassification and the Pulte shareholder rights agreement in time to permit action by Pulte’s shareholders at the 2010 annual meeting of shareholders.

COMPARISON OF STOCKHOLDER RIGHTS AND CORPORATE GOVERNANCE MATTERS

Pulte is incorporated in the State of Michigan and the rights of Pulte shareholders are governed by Michigan law and by Pulte’s Restated Articles of Incorporation and by-laws. Centex is incorporated in the State of Nevada and the rights of Centex stockholders are governed by Nevada law and by Centex’s Amended and Restated Articles of Incorporation and by-laws. After the merger, stockholders of Centex will become shareholders of Pulte, and their rights will be governed by Michigan law and Pulte’s Restated Articles of Incorporation and by-laws.

The following is a summary of the material differences between the rights of Pulte shareholders and the rights of Centex stockholders. Although Pulte and Centex believe that this summary covers the material differences between the two, this summary may not contain all of the information that is important to you. This summary is not intended to be a complete discussion of the respective rights of Pulte shareholders and Centex stockholders, and it is qualified in its entirety by reference to Michigan law, Nevada law, and the various documents of Pulte and Centex referenced in this summary. You should carefully read this entire joint proxy statement/prospectus and the other documents referenced in this joint proxy statement/prospectus for a more complete understanding of the differences between being a shareholder of Pulte and being a stockholder of Centex. Copies of the respective companies’ constituent documents have been filed with the SEC. To find out where copies of these documents can be obtained, see the section entitled “Additional Information — Where You Can Find More Information” beginning on page 134.

Pulte	Centex

Authorized Capital Stock

The authorized capital stock of Pulte currently is (1) 400,000,000 shares of common stock, par value $0.01 per share, and (2) 25,000,000 shares of preferred stock, par value $0.01 per share. Because it is a condition to the merger that the proposal to approve the charter amendment to increase the number of authorized shares of common stock is approved by Pulte shareholders, the authorized shares of Pulte common stock upon completion of the merger will be 500,000,000.

Pulte’s Restated Articles of Incorporation provide that the relative rights, preferences and limitations of preferred stock may be determined by the board of directors without further shareholder approval. In connection with the Pulte shareholder rights agreement, Pulte established a series of preferred stock designated as Series A Junior Participating Preferred Shares, of which 400,000 shares have been authorized. Immediately prior to the completion of the merger Pulte will increase the total number of authorized shares of its Series A Junior Participating Preferred Stock from 400,000 to 500,000. Currently, no Pulte preferred stock is issued or outstanding.	The authorized capital stock of Centex is (1) 300,000,000 shares of common stock, par value $0.25 per share, and (2) 5,000,000 shares of preferred stock, par value to be determined from time to time by the board of directors.

Centex’s articles of incorporation provide that the relative rights, preferences and limitations of preferred stock may be determined by the board of directors without further stockholder approval. In connection with the Centex stockholder rights agreement, Centex established a series of preferred stock designated as Junior Participating Preferred Stock, Series D, of which 250,000 shares have been authorized. Currently, no Centex preferred stock is issued or outstanding.

Number of Directors; Classified Board; Removal; Vacancies

Number of Directors. Pulte’s Restated Articles of Incorporation provide that the board of directors shall consist of not fewer than three nor more than fifteen directors, the exact number of directors to be determined from time to time by the board of directors. There are currently ten positions authorized,	Number of Directors. Centex’s by-laws provide that the board of directors shall consist of not fewer than three nor more than thirteen directors, the exact number of directors to be determined from time to time by the board of directors. There are currently ten

Pulte	Centex

and ten directors serving, on the Pulte board of directors. Immediately following the completion of the merger, there will be twelve positions authorized, and twelve directors serving, on the Pulte board of directors.	positions authorized, and ten directors serving, on the Centex board of directors.

Classified Board. Pulte’s Restated Articles of Incorporation provide that the board of directors is to be divided into three classes of directors, with the classes having an equal or near equal number of directors. The directors of each class are entitled to serve for three-year terms.	Classified Board. Centex’s by-laws provide that the board of directors is to be divided into three classes of directors, with the classes having an equal or near equal number of directors. The directors of each class are entitled to serve for three-year terms.

Removal. Pulte’s by-laws provide that a director may be removed with or without cause by the affirmative vote of a majority of the shares entitled to vote at an election of directors.	Removal. Centex’s by-laws provide that, subject to the rights of any preferred holder, a director may be removed with or without cause by the affirmative vote of the holders of 66- 2/3% or more of the outstanding voting power.

Vacancies. Pulte’s Restated Articles of Incorporation provide that vacancies and newly created directorships are filled by a majority of the directors then in office. If the number of directors then in office is less than a quorum, vacancies are filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.	Vacancies. Centex’s by-laws provide that, subject to the rights of any preferred holder, vacancies and newly created directorships are filled by a majority of the remaining directors then in office, although less than a quorum, or by a sole remaining director. Any director so appointed must stand for election at the next annual meeting following the director’s election.

Shareholder Action by Written Consent

Pulte’s Restated Articles of Incorporation and by-laws permit shareholder action by written consent if signed by holders having not less than the minimum number of votes required to authorize the action at a meeting at which all shares entitled to vote were present and voted.	Centex’s articles of incorporation and by- laws prohibit stockholder action by written consent, subject to the rights of any preferred holder that may have a preference over the common stock as to dividends or upon liquidation.

Special Meetings of Shareholders

Pulte’s by-laws provide that special meetings may be called only by the board of directors, the president or the secretary or upon a request in writing by a majority of the board of directors or by the holders of not less than 20% of the outstanding capital stock entitled to vote thereat.	Centex’s by-laws provide that special meetings may be called only by the chairman of the board of directors or by a majority of the board of directors.

Amendments to Articles of Incorporation

Under the MBCA, an amendment to Pulte’s Restated Articles of Incorporation must be proposed by the board of directors and approved by (unless the articles provide for a higher voting requirement) the holders of a majority of the outstanding stock entitled to vote upon the proposed amendment and, if any class or series of shares is entitled to vote on the	Under the NRS, an amendment to Centex’s articles of incorporation must be proposed by the board of directors and approved by (unless the articles provide for a higher voting requirement) the holders of a majority of the voting power.

Centex’s articles of incorporation provide that the provisions of the articles of incorporation related to by- law amendments and special meetings may only

Pulte	Centex

amendment as a class, the approval of a majority of the outstanding shares of that class or series.

Pulte’s Restated Articles of Incorporation provide that the provisions of the Restated Articles of Incorporation relating to certain business combinations with interested shareholders may only be altered, amended, changed or repealed by the affirmative vote of 69.3% of the shares voting at a meeting of shareholders.	be amended, altered or repealed by the affirmative vote of the holders of 66- 2/3% of the outstanding voting power, and that the provisions of the articles of incorporation related to transactions with interested stockholders may only be amended by the affirmative vote of the holders of 66- 2/3% of the outstanding voting power and the affirmative vote of a majority of the outstanding voting power held by disinterested stockholders.

Amendments to By-Laws

Pulte’s by-laws provide that the by-laws may be altered, amended or repealed by the shareholders or by the board of directors. Under the MBCA, the by-laws may be altered, amended or repealed by the affirmative vote of shareholders holding a majority of the votes cast by shareholders at a meeting at which the normal quorum requirements are met. Pulte’s shareholders may, from time to time, specify particular provisions of the by-laws that may not be altered, amended or repealed by the board of directors.	Centex’s articles of incorporation and by- laws provide that the by-laws may be altered, amended, repealed or rescinded, or new by-laws may be adopted, by the affirmative vote of stockholders holding 66- 2/3% or more of the voting power or, except with respect to amendments to the provisions of the by-laws relating to amendments to the by-laws, by the vote of a majority of the entire board of directors.

Notice of Shareholder Nominations and Proposals

Pulte’s by-laws provide that any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting if the shareholder provides timely notice of the shareholder’s intent to make such nomination. To be timely, the notice must be given to the Secretary not later than 60 days in advance of such meeting. However, if public disclosure of the meeting is made less than 70 days prior to the meeting, the notice need only be received within 10 days following such public disclosure.

The notice must contain specific information concerning the person to be nominated as well as specific information concerning the shareholder making the nomination.

Pulte’s by-laws do not require advance notice of business other than nominations.	Centex’s by-laws provide that nominations of persons for election to the board of directors may be made at any annual meeting of stockholders or at a special meeting of stockholders at which directors are to be elected as provided in the notice of meeting (1) by or at the direction of the board of directors or (2) by any stockholder who is entitled to vote and complies with the advance notice procedures set forth in the by- laws.

The advance notice procedures of the by-laws require that a stockholder intending to nominate a person for election to the board of directors give timely notice. For an annual meeting, the notice must be delivered to or mailed to and received at the principal executive offices of Centex at least 90 days prior to the first anniversary of the preceding year’s annual meeting of stockholders. However, if neither notice of the date of the annual meeting is given nor public disclosure of the date of the meeting is made at least 100 days prior to such anniversary, the stockholder’s notice must be received by the later of 90 days prior to such anniversary or the 10th day following the day on which notice was given or public disclosure was made, or, if the annual meeting is to be held as of a date that is more than 30 days prior to such anniversary, notice must be received by the 10th day following the day on which the date of the annual meeting is disclosed. For a special meeting, the notice must be delivered or mailed and received at the

Pulte	Centex

principal executive offices of Centex by the later of 60 days prior to such special meeting or the 10th day following the day on which notice was given or disclosure was made.

The notice must contain specific information concerning the person to be nominated and the stockholder making the nomination.

Centex’s by-laws provide that no business may be transacted at an annual meeting of stockholders, other than business that is (1) specified in the notice of meeting given by or at the direction of the board of directors, (2) otherwise properly brought before the annual meeting by or at the direction of the board of directors or (3) otherwise properly brought before the annual meeting by any stockholder who is entitled to vote and complies with the advance notice procedures set forth in the by-laws.

The advance notice procedures of the by-laws require that a stockholder intending to bring business before an annual meeting give timely notice. The notice must be delivered to or mailed to and received at the principal executive offices of Centex at least 90 days prior to the first anniversary of the preceding year’s annual meeting of stockholders. However, if neither notice of the date of the annual meeting is given nor public disclosure of the date of the meeting is made at least 100 days prior to such anniversary, the stockholder’s notice must be received by the later of 90 days prior to such anniversary or the 10th day following the day on which notice was given or public disclosure was made, or, if the annual meeting is to be held as of a date that is more than 30 days prior to such anniversary, notice must be received by the 10th day following the day on which the date of the annual meeting is disclosed.

The notice must contain specific information concerning the matter to be brought before the meeting and the stockholder submitting the proposal.

Limitation of Personal Liability of Directors and Officers

Pulte’s Restated Articles of Incorporation provide that a director of Pulte shall not be liable to Pulte or its shareholders for breach of the directors’ fiduciary duty, with specified exceptions. Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation on personal liability existing at the time of such repeal or modification.	Centex’s by-laws provide that a director or officer of Centex shall not be individually liable to Centex or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer, with specified exceptions.

Indemnification of Directors and Officers

Pulte’s by-laws provide that Pulte shall, to the fullest extent permissible under the MBCA, (1) indemnify	(1) Centex’s by-laws provide that Centex must indemnify any current or former officer, director, or

Pulte	Centex

any person who was, is or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of Pulte, or is or was serving at the request of Pulte as a director, officer, employee or agent of another entity and (2) pay or reimburse the reasonable expenses incurred by such person. Under the MBCA, a corporation may only indemnify an indemnitee if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Indemnification may not be made for a claim, issue, or matter in which the person has been found liable to the corporation, unless a court determines that the person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, in which case indemnification is limited to reasonable expenses incurred.	designated employee who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, arbitration, alternative dispute resolution, investigation, inquiry, administrative hearing, appeal or any other actual, threatened or completed proceedings with or brought in the right of Centex or otherwise and whether civil, criminal, administrative or investigative in nature, except an action by or in the right of Centex, by reason of the fact that he or she is or was serving or acting as a director, officer, employee or agent of Centex or as a director, manager, officer, trustee, general partner, member, fiduciary, employee or agent of another enterprise. Such indemnification covers expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred if the director, officer or designated employee is not liable pursuant to NRS 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Centex and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Pulte’s by-laws also provide for the reimbursement of fees and expenses in specified circumstances.

(2) Centex’s by-laws provide that Centex must indemnify any current or former officer, director, or designated employee who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of Centex by reason of the fact that he or she is or was serving or acting as a director, officer, employee or agent of Centex or as a director, manager, officer, trustee, general partner, member, fiduciary, employee or agent of another enterprise. Such indemnification covers expenses (including attorney’s fees) and amounts paid in settlement thereof, if the director, officer or designated employee is not liable pursuant to NRS 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Centex. However, no indemnification will be made for any claim, issue or matter as to which the person has been adjudged liable to Centex, unless the court in which such action or suit was brought determines that in view of all the circumstances the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Centex’s by-laws also provide for the reimbursement of fees and expenses in specified circumstances.

Centex’s by-laws provide that indemnification provided in Article VI is not exclusive of any rights to which such indemnitee may be entitled under the law, the articles of incorporation or any agreement, and such indemnification will continue as to a person who has ceased to be a director, officer, employee or agent.

Pulte	Centex

Non-Shareholder Constituency Statute

The MBCA does not expressly authorize directors, in exercising their duties, to consider the interests of constituencies other than shareholders.	Under Nevada law, directors and officers, in exercising their respective powers to further the interests of the corporation, may consider the interests of the corporation’s employees, suppliers, creditors and customers, as well as the economy of the state and the nation; the interests of the community and of society; and the long- and short-term interests of the corporation and its stockholders, including the possibility that these interests may be best served by the continued independence of the corporation.

Transfer Restrictions

To preserve Pulte’s NOL carryforwards and other tax benefits, Pulte’s by-laws provide that any attempted transfer of Pulte securities shall be prohibited and void ab initio to the extent that, as a result of such transfer, either (1) any person or persons would own 4.9% or more of Pulte’s then-outstanding common shares or (2) the ownership of any person or persons owning 4.9% or more of Pulte’s then-outstanding common shares would be increased.	Centex’s by-laws and articles of incorporation do not impose any transfer restrictions to preserve Centex’s NOL carryforwards and other tax benefits.

Shareholder Rights Plans

Pulte is party to a Rights Agreement, by and between Pulte and Computershare Trust Company, N.A., as rights agent, dated as of March 5, 2009, as amended, which we refer to as the Pulte shareholder rights agreement. In connection therewith, the Pulte board of directors declared a dividend distribution of one right for each outstanding common share to shareholders of record at the close of business on March 16, 2009. As long as the rights are attached to Pulte common stock, Pulte will issue one right (subject to adjustment) with each new share of Pulte common stock so that all shares of Pulte common stock will have attached rights.	Centex is party to a Rights Agreement, by and between Centex and Mellon Investor Services LLC, as rights agent, dated as of February 24, 2009, which we refer to as the Centex stockholder rights agreement. In connection therewith, the Centex board of directors declared a dividend of one preferred share purchase right for each outstanding common share to stockholders of record at the close of business on March 6, 2009. As long as the rights are attached to Centex common stock, Centex will issue one right (subject to adjustment) with each new share of Centex common stock so that all shares of Centex common stock will have attached rights.

If a person or group, together with its affiliates and associates, become an acquiring person, defined as the beneficial owner of 4.9% or more of Pulte securities, each holder of a right (other than the person or group who has become the beneficial owner of 4.9% or more of Pulte securities) will have the right to receive, upon exercise, shares of Pulte common stock having a value equal to two times the exercise price of the right. Until a right is exercised, the holder of the right has no right to vote or receive dividends or any other rights as a shareholder as a result of holding the right. The rights trade automatically with shares of Pulte common stock until a “distribution date” occurs, as described under “Description of Pulte Capital Stock — Preferred

If a person or group, together with its affiliates and associates, become an acquiring person, defined as the beneficial owner of 4.9% or more of Centex securities, each holder of a right (other than the person or group who has become the beneficial owner of 4.9% or more of Centex securities) will have the right to receive, upon exercise, Centex common shares having a value equal to two times the exercise price of the right. Until a right is exercised, the holder of the right has no right to vote or receive dividends or any other rights as a stockholder as a result of holding the right. The rights trade automatically with shares of Centex common stock. Certain persons and transactions are exempted from the definition of acquiring person. The Centex Board

Pulte	Centex

Share Purchase Rights” beginning on page 119. Certain persons and transactions are exempted from the definition of acquiring person.

The rights are intended to protect shareholder value by attempting to protect against a possible limitation on Pulte’s ability to use its NOL carryforwards and certain other tax benefits to reduce potential future U.S. federal tax obligations.

The description and terms of the rights set forth above is not complete and is qualified in its entirety by reference to the Pulte shareholder rights agreement. Unless redeemed or exchanged, the rights expire on the earliest of (1) March 16, 2019, (2) the repeal of Section 382 of the Internal Revenue Code or a successor statute if the Pulte board of directors determines that the Pulte shareholder rights agreement is no longer necessary for the preservation of tax benefits, (3) the beginning of the taxable year of Pulte to which the Pulte board of directors determines that no tax benefits may be carried forward, and (4) when the Pulte board of directors determines that the Pulte shareholder rights agreement is no longer in the best interest in Pulte and its shareholders.

The Pulte shareholder rights agreement was amended immediately prior to the execution and delivery of the Merger Agreement to render the Pulte rights agreement inapplicable to the Merger Agreement and the voting agreements between Centex and certain directors and officers of Pulte.	may, by action taken prior to a person’s or group’s becoming an acquiring person, exempt such person or group from being deemed an acquiring person for purposes of Centex’s stockholder rights agreement if it determines the acquisition by such person or group will not jeopardize tax benefits or is otherwise in Centex’s best interests.

Centex’s adoption of a stockholder rights agreement on February 24, 2009 was intended to preserve stockholder value by attempting to protect against a possible limitation on Centex’s ability to use its NOL carryforwards and certain other tax benefits to reduce potential future U.S. federal tax obligations, and without regard to its consideration of a potential business combination transaction.

The description and terms of the rights set forth above is not complete and is qualified in its entirety by reference to the Centex stockholder rights agreement. Unless redeemed or exchanged, the rights expire on the earliest of (1) February 24, 2019, (2) the repeal of Section 382 of the Internal Revenue Code or a successor statute if the Centex board of directors determines that the Centex stockholder rights agreement is no longer necessary for the preservation of tax benefits, (3) the beginning of the taxable year of Centex to which the board of directors determines that no tax benefits may be carried forward, and (4) February 24, 2010, if stockholder approval has not been obtained for the Centex stockholder rights agreement.

Anti-Takeover Provisions

Restrictions on Business Combinations.    Pulte’s Restated Articles of Incorporation require the affirmative vote of not less than 69.3% of the shares voting to approve the following transactions:

•     a merger or consolidation with a shareholder owning 10% or more of the voting power, which we refer to as a Pulte 10% interested shareholder;

•   any sale, lease, transfer or other distributions, except in the usual course of business, to any Pulte 10% interested shareholder;

•   the issuance or transfer to any Pulte 10% interested shareholder of Pulte securities having an aggregate market value of 5% or more of the total market value of the outstanding shares of Pulte;

•   the adoption of any plan or proposal for the liquidation or dissolution of Pulte proposed by or on behalf of a Pulte 10% interested shareholder;

• any reclassification, recapitalization or reorganization which increases the Pulte 10%	Restrictions on Business Combinations. Centex’s articles of incorporation require the affirmative vote of not less than 66-2/3% of the outstanding voting power to approve the following transactions:

•     a merger or consolidation with a stockholder owning 20% or more of the voting power, which we refer to as a Centex 20% interested stockholder;

•   any sale, lease, transfer, dividend or distribution, except for pro rata distributions, to, with or from a Centex 20% interested stockholder;

•   the issuance or transfer to any Centex 20% interested stockholder of Centex securities having an aggregate fair market value of $40 million or more;

•   the adoption of any plan or proposal for the liquidation or dissolution of Centex proposed by or on behalf of a Centex 20% interested stockholder;

• any reclassification, recapitalization or reorganization which increases the Centex 20%

Pulte	Centex

interested shareholder’s proportionate share of Pulte’s outstanding securities; or	interested stockholder’s proportionate share of Centex’s outstanding securities; or

• any agreement providing for one or more of the foregoing.	• any agreement providing for one or more of the foregoing.

The 69.3% requirement will not apply if (1) the transaction is approved by the board of directors and the Pulte 10% interested shareholder shall have been a Pulte 10% interested shareholder for at least two years; (2) the transaction is approved by the board of directors prior to the time the Pulte 10% interested shareholder became a Pulte 10% interested shareholder; or (3) the transaction is approved by a majority of the outstanding shares.

In addition, Chapter 7A of the MBCA generally prohibits any business combination with a Pulte 10% interested shareholder, unless approved by (1) 90% of the votes of each class of stock entitled to vote and (2) two-thirds of the votes of each class of stock entitled to be cast by the shareholders other than the Pulte 10% interested shareholder. Pulte has elected not to be subject to Chapter 7A of the MBCA.

The 66-2/3% requirement will not apply if the transaction is approved by a majority of the disinterested directors or the transaction satisfies certain “fair price” requirements.

In addition, Sections 78.411 to 78.444 of the NRS restrict certain business combinations with a shareholder owning 10% or more of the voting power, which we refer to as a Centex 10% interested stockholder, for three years unless the transaction resulting in a person becoming a Centex 10% interested stockholder, or the business combination, is approved by the board of directors prior to that person becoming a Centex 10% interested stockholder. After the three-year restricted period, the Centex 10% interested stockholder may effect a business combination if the combination is approved by a majority of the outstanding voting stock not beneficially owned by the Centex 10% interested stockholder or if certain fair price requirements are met.

Control Share Acquisitions. Sections 78.378 through 78.3793 of the NRS limit the voting rights of certain acquired shares in a corporation. The provisions apply to any acquisition of outstanding voting securities of a Nevada corporation that has 200 or more stockholders, at least 100 of which are Nevada residents and that conducts business in Nevada, resulting in ownership of one of the following categories of such corporation’s voting securities: (1) twenty percent or more but less than thirty-three percent; (2) thirty- three percent or more but less than fifty percent; or (3) fifty percent or more. The securities acquired in such acquisition are denied voting rights unless the holders of a majority of the voting power of the corporation approve the granting of such voting rights. In addition, if the control shares are accorded voting power representing a majority or more of all the voting power, all stockholders other than the owner of the control shares may have their shares repurchased by the corporation at fair value.

ADDITIONAL INFORMATION

Stockholder Proposals

Pulte

Pulte held its 2009 annual meeting of shareholders on May 14, 2009. The deadline for submitting a shareholder proposal to Pulte for inclusion in the Pulte proxy statement and form of proxy pursuant to Rule 14a-8 under the Exchange Act for the Pulte 2010 annual meeting of shareholders is December 8, 2009. Shareholder proposals that are intended to be presented at Pulte’s 2010 annual meeting, but that are not intended to be considered for inclusion in Pulte’s proxy statement and proxy related to that meeting, must have been received by February 21, 2009. Any nominations must have provided the information required by Pulte’s by-laws and comply with any applicable laws and regulations.

Pulte’s by-laws limit the business that may be transacted at a special meeting of shareholders to matters germane to the purpose or purposes for which the special meeting was called. Accordingly, Pulte’s shareholders may not submit other proposals for consideration at the special meeting.

All submissions should be made to the corporate secretary at Pulte’s principal offices at 100 Bloomfield Hills Parkway, Suite 300, Bloomfield Hills, Michigan 48304.

Centex

Centex held its 2008 annual meeting on July 10, 2008. Centex plans to hold an annual meeting in 2009 only if the merger is not completed. The deadline for submitting a stockholder proposal to Centex for inclusion in the Centex proxy statement and form of proxy pursuant to Rule 14a-8 under the Exchange Act for the Centex 2009 annual meeting of stockholders was February 6, 2009. Stockholder proposals that are intended to presented at Centex’s 2009 annual meeting, but that are not intended to be considered for inclusion in Centex’s proxy statement and proxy related to that meeting, must have been received by April 11, 2009. Any nominations must have provided the information required by Centex’s by-laws and comply with any applicable laws and regulations.

Centex’s by-laws limit the business that may be transacted at a special meeting of stockholders to matters specified in the notice of meeting. Accordingly, Centex’s stockholders may not submit other proposals for consideration at the special meeting.

All submissions should be made to the corporate secretary at Centex’s principal offices at 2728 N. Harwood Street, Dallas, Texas 75201.

Legal Matters

The validity of Pulte common stock offered by this joint proxy statement/prospectus is being passed upon for Pulte by Sidley Austin LLP, Chicago, Illinois.

Experts

The consolidated financial statements of Pulte Homes, Inc. appearing in Pulte Homes, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2008 and the effectiveness of Pulte Homes, Inc.’s internal control over financial reporting as of December 31, 2008 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Centex Corporation appearing in Centex Corporation’s Annual Report (Form 10-K) for the year ended March 31, 2009 and the effectiveness of Centex Corporation’s internal control over financial reporting as of March 31, 2009 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Where You Can Find More Information

Pulte and Centex file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, statements or other information filed by either Pulte or Centex at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC filings of Pulte and Centex are also available to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.

Pulte has filed a registration statement on Form S-4 to register with the SEC the Pulte common stock to be issued to Centex stockholders in the merger. This joint proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of Pulte, in addition to being a proxy statement of Pulte and Centex for their respective special meetings. The registration statement, including the attached annexes, exhibits and schedules, contains additional relevant information about Pulte, Pulte common stock and Centex. As allowed by SEC rules, this joint proxy statement/prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement.

The SEC allows Pulte and Centex to “incorporate by reference” information into this joint proxy statement/prospectus. This means that Pulte and Centex can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this joint proxy statement/prospectus, except for any information that is superseded by information that is included directly in this joint proxy statement/prospectus or incorporated by reference subsequent to the date of this joint proxy statement/prospectus. Neither Pulte nor Centex is incorporating the contents of the websites of the SEC, Pulte, Centex or any other entity into this joint proxy statement/prospectus. Pulte and Centex are providing information about how you can obtain documents that are incorporated by reference into this joint proxy statement/prospectus at these websites only for your convenience.

This joint proxy statement/prospectus incorporates by reference the documents listed below that Pulte and Centex have previously filed with the SEC. They contain important information about Pulte and Centex and their financial conditions. The following documents, which were filed by Pulte with the SEC, are incorporated by reference into this joint proxy statement/prospectus:

•	annual report of Pulte on Form 10-K for the fiscal year ended December 31, 2008, filed with the SEC on February 26, 2009;

•	proxy statement of Pulte on Schedule 14A, dated April 7, 2009, filed with the SEC on April 7, 2009, as supplemented by the definitive additional materials of Pulte filed with the SEC on April 14, 2009 and May 13, 2009;

•	quarterly report of Pulte on Form 10-Q for the quarterly period ended March 31, 2009, filed with the SEC on May 8, 2009;

•	current reports of Pulte on Form 8-K, dated February 9, 2009, February 10, 2009, March 5, 2009, April 7, 2009, April 7, 2009, May 5, 2009, May 14, 2009, May 15, 2009 and June 23, 2009 (other than with respect to information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01); and

•	description of Pulte Series A Junior Participating Preferred Share Purchase Rights contained in its registration statement on Form 8-A filed with the SEC on March 6, 2009, as amended and supplemented by Amendment No. 1 to such registration statement filed with the SEC on April 20, 2009.

The following documents, which were filed by Centex with the SEC, are incorporated by reference into this joint proxy statement/prospectus:

•	annual report of Centex on Form 10-K for the fiscal year ended March 31, 2009, filed with the SEC on May 21, 2009;

•	proxy statement of Centex on Schedule 14A, dated June 6, 2008, filed with the SEC on June 6, 2008;

•	current reports of Centex on Form 8-K, dated April 2, 2009, April 8, 2009, April 10, 2009 and May 15, 2009 (other than with respect to information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01);

•	description of the Centex common stock contained in its registration statement on Form S-3, dated November 6, 2008, including any amendments and reports filed for the purpose of updating such description; and

•	description of Centex Preferred Stock Purchase Rights contained in its registration statement on Form 8-A filed with the SEC on February 25, 2009.

In addition, Pulte and Centex incorporate by reference additional documents that either may file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this joint proxy statement/prospectus and the date of the Pulte and Centex special meetings, respectively. These documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, excluding any information furnished pursuant to Items 2.02 and 7.01 of any current report on Form 8-K solely for purposes of satisfying the requirements of Regulation FD or Regulation G under the Exchange Act, as well as proxy statements.

Pulte and Centex also incorporate by reference the Merger Agreement attached to this joint proxy statement/prospectus as Annex A.

Pulte has supplied all information contained in or incorporated by reference into this joint proxy statement/prospectus relating to Pulte, and Centex has supplied all information contained in or incorporated by reference into this joint proxy statement/prospectus relating to Centex.

You can obtain any of the documents incorporated by reference into this joint proxy statement/prospectus from Pulte or Centex, as applicable, or from the SEC, through the SEC’s website at www.sec.gov. Documents incorporated by reference are available from Pulte and Centex without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference as an exhibit in this joint proxy statement/prospectus. Pulte shareholders and Centex stockholders may request a copy of such documents in writing or by telephone by contacting the applicable department at:

Pulte Homes, Inc.	Centex Corporation
100 Bloomfield Hills Parkway, Suite 300	P.O. Box 199000
Bloomfield Hills, Michigan 48304	Dallas, Texas 75219-9000
Attn.: Investor Relations	Attn.: Investor Relations
(248) 647-2750	(214) 981-5000

In addition, you may obtain copies of some of this information by accessing Pulte’s website at www.pulte.com under the heading “Investor Relations,” under the link “Financials,” and then under the link “SEC Filings.”

You may also obtain copies of some of this information by accessing Centex’s website at www.centex.com under the heading “Investors” and then under the link “SEC Filings.”

In order for you to receive timely delivery of the documents in advance of the Pulte and Centex special meetings, Pulte or Centex, as applicable, should receive your request no later than five business days before your company’s special meeting.

We have not authorized anyone to give any information or make any representation about the merger or our companies that is different from, or in addition to, that contained in this joint proxy statement/prospectus or in any of the materials that we have incorporated into this joint proxy statement/prospectus. Therefore, if anyone does give you information of this kind, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this joint proxy statement/prospectus or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this joint proxy statement/prospectus does not extend to you. The information contained in this joint proxy statement/prospectus is accurate only as of the date of this joint proxy statement/prospectus unless the information specifically indicates that another date applies.

ANNEX A

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER
by and among
PULTE HOMES, INC.,
PI NEVADA BUILDING COMPANY
and
CENTEX CORPORATION
Dated as of April 7, 2009

A-ii

A-iii

AGREEMENT AND PLAN OF MERGER, dated as of April 7, 2009 (the “Agreement”), among Pulte Homes, Inc., a Michigan corporation (“Parent”), Pi Nevada Building Company, a Nevada corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”) and Centex Corporation, a Nevada corporation (the “Company”).

WHEREAS, the parties intend that Merger Sub be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent;

WHEREAS, the Board of Directors of the Company (the “Company Board”) has (a) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into this Agreement, (b) adopted this Agreement and approved the consummation of the transactions contemplated hereby, including the Merger, upon the terms and subject to the conditions set forth herein and (c) resolved to recommend approval of this Agreement and the transactions contemplated hereby by the stockholders of the Company;

WHEREAS, the Board of Directors of Parent (the “Parent Board”) has (a) determined that it is in the best interests of Parent and its stockholders, and declared it advisable, to enter into this Agreement, (b) approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, and (c) resolved to recommend to its stockholders approval of the Charter Amendment and the Stock Issuance;

WHEREAS, Parent, as the sole stockholder of Merger Sub, has approved this Agreement and the transactions contemplated hereby, including the Merger;

WHEREAS, as an inducement to the parties entering into this Agreement and incurring the obligations set forth herein, concurrently with the execution and delivery of this Agreement certain of the directors and officers of the Company and Parent are entering into separate Voting Agreements pursuant to which they have agreed to support the Merger upon the terms and conditions set forth therein (collectively, the “Voting Agreements”);

WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and that this Agreement will be, and hereby is, adopted as a plan of reorganization; and

WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements specified herein in connection with this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, Parent, Merger Sub and the Company agree as follows:

ARTICLE I

THE MERGER

Section 1.1  The Merger.  At the Effective Time, upon the terms and subject to the conditions set forth in this Agreement and in accordance with the applicable provisions of the Nevada Revised Statutes (the “NRS”), Merger Sub shall be merged with and into the Company, whereupon the separate corporate existence of Merger Sub shall cease, and the Company shall continue its corporate existence under Nevada law as the surviving corporation in the Merger (the “Surviving Corporation”) and a direct wholly owned subsidiary of Parent.

Section 1.2  Closing.  The closing of the Merger (the “Closing”) shall take place at the offices of Sidley Austin LLP, One South Dearborn, Chicago, Illinois at 10:00 a.m., local time, on a date to be specified by the parties (the “Closing Date”) which shall be no later than the second business day after the satisfaction or waiver (to the extent permitted by applicable Law) of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), or at such other place, date and time as the Company and Parent may agree in writing.

Section 1.3  Effective Time.  On the Closing Date, the Company and Merger Sub shall file the articles of merger (the “Articles of Merger”), executed in accordance with, and containing such information as is required by, the relevant provisions of the NRS with the Secretary of State of the State of Nevada. The Merger shall become effective at such time as the Articles of Merger is duly filed with the Secretary of State of the State of Nevada, or at such later time as is agreed between the parties and specified in the Articles of Merger in accordance with the applicable provisions of the NRS (such date and time is hereinafter referred to as the “Effective Time”).

Section 1.4  Effects of the Merger.  The effects of the Merger shall be as provided in this Agreement and in the applicable provisions of the NRS. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation, all as provided under the NRS.

Section 1.5  Articles of Incorporation and By-laws of the Surviving Corporation.

(a) At the Effective Time, the articles of incorporation of Merger Sub as in effect immediately prior to the Effective Time, in the form attached hereto as Exhibit A, shall be the articles of incorporation of the Surviving Corporation until thereafter amended in accordance with the provisions thereof and hereof and applicable Law, in each case consistent with the obligations set forth in Section 5.10; provided, however, that Section 1 of the articles of incorporation of the Surviving Corporation shall be amended in its entirety to read as follows: “Name of Corporation: Centex Corporation.”

(b) At the Effective Time, the by-laws of Merger Sub as in effect immediately prior to the Effective Time, in the form attached hereto as Exhibit B, shall be the by-laws of the Surviving Corporation until thereafter amended in accordance with the provisions thereof and hereof and applicable Law, in each case consistent with the obligations set forth in Section 5.10.

Section 1.6  Directors.  Subject to applicable Law, the directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

Section 1.7  Officers.  The officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

ARTICLE II

CONVERSION OF SHARES; EXCHANGE OF CERTIFICATES

Section 2.1  Effect on Capital Stock.  At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Merger Sub or the holders of any securities of the Company or Merger Sub:

(a) Conversion of Company Common Stock.  Subject to Sections 2.1(b) and 2.1(d), each issued and outstanding share of common stock, par value $.25 per share, of the Company (together with the preferred share purchase rights granted pursuant to the Company Rights Agreement (the “Company Rights”)) outstanding immediately prior to the Effective Time (such shares, collectively, “Company Common Stock,” and each, a “Share”), other than any Cancelled Shares shall thereupon be converted automatically into and shall thereafter represent the right to receive 0.975 (the “Exchange Ratio”) fully paid and nonassessable shares of common stock, par value $0.01 per share (“Parent Common Stock”), including the preferred share purchase rights granted pursuant to the Parent Rights Agreement (the “Parent Rights”), of Parent (the “Merger Consideration”). All references in this Agreement to Parent Common Stock shall be deemed to include the associated Parent Rights unless the context requires otherwise. As a result of the Merger, at the Effective Time, each holder of Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration payable in respect of such Shares which are issued and outstanding immediately prior to the Effective Time, any cash in lieu of fractional shares of Parent Common Stock payable pursuant to Section 2.1(d) and any dividends or other distributions payable pursuant to Section 2.2(c), all to be issued or paid, without interest, in consideration therefor upon the surrender of such Shares in accordance with Section 2.2(b).

(b) Cancellation of Shares.  Each Share that is owned by Parent or Merger Sub immediately prior to the Effective Time or held by the Company immediately prior to the Effective Time (in each case, other than any other Shares held on behalf of third parties) (the “Cancelled Shares”) shall, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange for such cancellation and retirement.

(c) Conversion of Merger Sub Common Stock.  At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation and shall constitute the only outstanding shares of capital stock of the Surviving Corporation. From and after the Effective Time, all certificates representing the common stock of Merger Sub shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which they were converted in accordance with the immediately preceding sentence.

(d) Fractional Shares.  No fractional shares of Parent Common Stock shall be issued in the Merger, but in lieu thereof each holder of Shares otherwise entitled to a fractional share of Parent Common Stock will be entitled to receive, from the Exchange Agent in accordance with the provisions of this Section 2.1(d), a cash payment in lieu of such fractional share of Parent Common Stock equal to the product obtained by multiplying (A) such fractional share interest to which such holder (after taking into account all fractional share interests then held by such holder, and rounding such fractional share interest to four decimal places) would otherwise be entitled by (B) the per share value calculated as the average of the closing sale prices of one share of Parent Common Stock for the five most recent days that the Parent Common Stock has traded ending on the last full trading day immediately prior to the Effective Time. The parties acknowledge that payment of cash in lieu of fractional shares of Parent Common Stock is solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional shares and does not represent separately bargained-for consideration. As promptly as practicable after the determination of the aggregate amount of cash, if any, to be paid to holders of Shares that would otherwise receive fractional shares of Parent Common Stock, the Exchange Agent shall so notify Parent, and Parent shall reasonably promptly thereafter deposit such amount with the Exchange Agent and shall cause the Exchange Agent to forward payments to such holders without interest, subject to and in accordance with the terms of Section 2.2.

(e) Adjustments to the Exchange Ratio.  If at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of the Company or Parent shall occur as a result of any reclassification, stock split (including a reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend or stock distribution with a record date during such period, the Exchange Ratio, the Merger Consideration and any other similarly dependent items shall be equitably adjusted to reflect such change.

Section 2.2  Exchange of Shares.

(a) Exchange Agent.  Prior to the Effective Time, Parent shall appoint Computershare Trust Company, N.A. or such other exchange agent reasonably acceptable to the Company (the “Exchange Agent”) for the purpose of exchanging Shares for the Merger Consideration. Prior to the Effective Time, Parent shall deposit, or shall cause to be deposited, with the Exchange Agent, in trust for the benefit of holders of the Shares, the Restricted Shares and Restricted Stock Units, certificates representing the shares of Parent Common Stock issuable pursuant to Sections 2.1(a) and 5.6(a)(ii) (or appropriate alternative arrangements shall be made by Parent if uncertificated shares of Parent Common Stock will be issued). Following the Effective Time, Parent agrees to make available to the Exchange Agent, from time to time as needed, cash sufficient to pay any dividends and other distributions pursuant to Section 2.2(c). All certificates representing shares of Parent Common Stock (including the amount of any dividends or other distributions payable with respect thereto pursuant to Section 2.2(c) and cash in lieu of fractional shares of Parent Common Stock to be paid pursuant to Section 2.1(d)) are hereinafter referred to as the “Exchange Fund.”

(b) Exchange Procedures.  As soon as reasonably practicable after the Effective Time and in any event not later than the third business day following the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of Shares, which at the Effective Time were converted into the right to receive the Merger Consideration pursuant to Section 2.1, (i) a letter of transmittal (which shall specify that delivery shall be effected, and that risk of loss and title to the Shares shall pass, only upon delivery of the Shares to the Exchange Agent and which shall be in form and substance reasonably satisfactory to Parent and the Company) and (ii) instructions for use in effecting the surrender of the Shares in exchange for certificates representing whole shares of Parent Common Stock (or appropriate alternative arrangements shall be made by Parent if uncertificated shares of Parent Common Stock will be issued), cash in lieu of any fractional shares of Parent Common Stock pursuant to Section 2.1(d) and any dividends or other distributions payable pursuant to Section 2.2(c). Upon surrender of Shares for cancellation to the Exchange Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Shares shall be entitled to receive in exchange therefor that number of whole shares of Parent Common Stock (after taking into account all Shares surrendered by such holder) to which such holder is entitled pursuant to Section 2.1 (which shall be in uncertificated book entry form unless a physical certificate is requested), payment by cash or check in lieu of fractional shares of Parent Common Stock which such holder is entitled to receive pursuant to Section 2.1(d) and any dividends or distributions payable pursuant to Section 2.2(c), and the Shares so surrendered shall forthwith be cancelled. If any portion of the Merger Consideration is to be registered in the name of a person other than the person in whose name the applicable surrendered Share is registered, it shall be a condition to the registration thereof that the surrendered Share be in proper form for transfer and that the person requesting such delivery of the Merger Consideration pay any transfer or other similar Taxes required as a result of such registration in the name of a person other than the registered holder of such Share or establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable. Until surrendered as contemplated by this Section 2.2(b), each Share shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration (and any amounts to be paid pursuant to Section 2.1(d) or Section 2.2(c)) upon such surrender. No interest shall be paid or shall accrue on any amount payable pursuant to Section 2.1(d) or Section 2.2(c). If any certificate representing any Share(s) shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition precedent to the issuance of any certificate or evidence of shares in book-entry form representing Parent Common Stock, require the owner of such lost, stolen or destroyed certificate representing any Share(s) to provide a customary affidavit and to deliver a bond in a reasonable amount as Parent may reasonably direct as indemnity against any claim that may be made against the Exchange Agent, Parent or the Surviving Corporation with respect to such certificate representing such Share(s).

(c) Distributions with Respect to Unexchanged Shares.  No dividends or other distributions with respect to shares of Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Share with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of fractional shares of Parent Common Stock shall be paid to any such holder pursuant to Section 2.1(d), until in either case, such Share has been surrendered in accordance with this Article II. Following surrender of any such Share, there shall be paid to the recordholder thereof, without interest, (i) promptly after such surrender, the number of whole shares of Parent Common Stock issuable in exchange therefor pursuant to this Article II, together with any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.1(d) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time and a payment date subsequent to such surrender payable with respect to such whole shares of Parent Common Stock. The Exchange Agent, Parent or the Surviving Corporation, as applicable, shall be entitled to deduct and withhold from the consideration otherwise payable under this Agreement to any holder of Shares or holder of Restricted Shares or Restricted Stock Units, such amounts as are required to be withheld or deducted under the Code or any provision of U.S. state or local Tax Law with respect to the making of such payment. To the extent that amounts are so withheld or deducted and paid over to the applicable Governmental Entity, such withheld or deducted amounts shall be treated for all purposes of this Agreement as having been paid to the person in respect of which such deduction and withholding were made.

(d) No Further Ownership Rights in Company Common Stock; Closing of Transfer Books.  All shares of Parent Common Stock issued upon the surrender for exchange of Shares in accordance with the terms of this Article II and any cash paid pursuant to Section 2.1(d) or Section 2.2(c) shall be deemed to have been issued (or paid) in full satisfaction of all rights pertaining to the Shares previously represented by such Shares. After the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Shares are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be cancelled and exchanged as provided in this Article II.

(e) Termination of Exchange Fund.  Any portion of the Exchange Fund (including the proceeds of any investments thereof) that remains undistributed to the former holders of Shares for one year after the Effective Time shall be delivered to the Surviving Corporation upon demand, and any holders of Shares who have not theretofore complied with this Article II shall thereafter look only to Parent for payment of their claim for the Merger Consideration, any cash in lieu of fractional shares of Parent Common Stock pursuant to Section 2.1(d) and any dividends or distributions pursuant to Section 2.2(c), subject to applicable abandoned property, escheat or similar Law. If any certificate representing any Share shall not have been surrendered prior to five years after the Effective Time (or immediately prior to such earlier date on which any shares of Parent Common Stock or any dividends or other distributions payable to the holder of such certificate representing any Share would otherwise escheat to or become the property of any Governmental Entity), any such shares of Parent Common Stock, dividends or other distributions in respect of such certificate representing any Share shall, to the extent permitted by applicable Law, become the property of Parent, free and clear of all claims or interest of any person previously entitled thereto.

(f) No Liability.  Notwithstanding anything in this Agreement to the contrary, none of the Company, Parent, Merger Sub, the Surviving Corporation, the Exchange Agent or any other person shall be liable to any former holder of Shares for any amount properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as disclosed in the Company SEC Documents filed or furnished with the SEC since January 1, 2007 but prior to the date hereof (but excluding any risk factor disclosures contained under the heading “Risk Factors,” any disclosure of risks included in any “forward-looking statements” disclaimer or any other statements that are similarly predictive or forward-looking in nature, other than, in the case of any such disclosures or other statements, any factual or historical information contained therein) or in the disclosure schedule delivered by the Company to Parent immediately prior to the execution of this Agreement (the “Company Disclosure Schedule”), the Company represents and warrants to Parent and Merger Sub as follows:

Section 3.1  Qualification; Organization, Subsidiaries, etc.

(a) Each of the Company and its Subsidiaries is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign legal entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized, validly existing, qualified or in good standing, or to have such power or authority, is not having or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. As used in this Agreement, a “Company Material Adverse Effect” means an event, change, effect, development, state of facts, condition, circumstance or occurrence that is materially adverse to the business, financial condition or continuing results of operations of the Company and its Subsidiaries, taken as a whole, but shall not be deemed to include any event, change, effect, development, state of facts, condition, circumstance or occurrence: (i) in or affecting economic conditions generally (including changes in interest rates) or the financial, mortgage or securities markets in the United States or elsewhere in the world, (ii) in or affecting the industries in which the Company or its Subsidiaries operate generally or in any specific jurisdiction or geographical area or (iii) resulting from or arising out of (A) the announcement or the existence of, or compliance with, or taking any action required or permitted by this Agreement or the transactions contemplated hereby, (B) any taking of any action at the written request of Parent or Merger Sub, (C) any litigation arising from allegations of a breach of fiduciary duty or other violation of applicable Law relating to this Agreement or the transactions contemplated hereby, (D) any adoption, implementation, promulgation, repeal, modification, reinterpretation or proposal of any rule, regulation, ordinance, order, protocol or any other Law of or by any national, regional, state or local Governmental Entity, (E) any changes in GAAP or accounting standards or interpretations thereof, (F) any weather-related or other force majeure event or outbreak or escalation of hostilities or acts of war or terrorism, except to the extent that the Company and its Subsidiaries are adversely affected in a disproportionate manner relative to other participants in the industries in which the Company or its Subsidiaries operate, or (G) any changes in the share price or trading volume of the Shares, in the Company’s credit rating or in any analyst’s recommendations, or the failure of the Company to meet projections or forecasts (including any analyst’s projections) (provided that the event, change, effect, development, condition or occurrence underlying such change shall not be excluded to the extent such event, change, effect, development, condition or occurrence would otherwise constitute a Company Material Adverse Effect).

(b) The Company has made available to Parent prior to the date of this Agreement a true and complete copy of the Company’s amended and restated articles of incorporation and by-laws, each as amended through the date hereof (collectively, the “Company Organizational Documents”).

Section 3.2  Capital Stock.

(a) The authorized capital stock of the Company consists of 300,000,000 shares of Company Common Stock and 5,000,000 shares of preferred stock (“Company Preferred Stock”). As of the close of business on April 2, 2009 (the “Company Capitalization Date”), (i) 127,760,487 shares of Company Common Stock were issued and outstanding (including 831,146 Restricted Shares), (ii) 3,323,454 shares of Company Common Stock were held in treasury, (iii) 5,949,993 shares of Company Common Stock were issuable pursuant to the Company Stock Plans in respect of Company Stock Options, (iv) 355,163 shares of Company Common Stock were issuable pursuant to the Company Stock Plans in respect of Restricted Stock Units, (v) no shares of Company Preferred Stock were issued or outstanding and (vi) 250,000 shares of Company Preferred Stock were reserved and available for issuance pursuant to the Company Rights Agreement. All outstanding shares of Company Common Stock are, and all shares of Company Common Stock reserved for issuance as noted in clauses (iii) and (iv), when issued in accordance with the respective terms thereof, will be duly authorized, validly issued, fully paid and nonassessable and free of pre-emptive rights.

(b) From the close of business on the Company Capitalization Date through the date of this Agreement, there have been no issuances of shares of the capital stock or equity securities of the Company or any other securities of the Company other than issuances of shares of Company Common Stock pursuant to the exercise of Company Stock Options or the settlement of Restricted Stock Units outstanding as of the Company Capitalization Date under the Company Stock Plans. Except as set forth in Section 3.2(a), as of the date hereof, there are no outstanding subscriptions, options, warrants, calls, convertible securities or other similar rights, agreements or commitments relating to the issuance of capital stock to which the Company or any of its Subsidiaries is a party obligating the Company or any of its Subsidiaries to (i) issue, transfer or sell any shares of capital stock or other equity interests of the Company or any Subsidiary of the Company or securities convertible into or exchangeable or exercisable for such shares or equity interests, (ii) grant, extend or enter into any such subscription, option, warrant, call, convertible securities or other similar right, agreement or commitment, (iii) redeem or otherwise acquire any such shares of capital stock or other equity interests or (iv) provide a material amount of funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary.

(c) Except for awards to acquire shares of Company Common Stock under the Company Stock Plans, neither the Company nor any of its Subsidiaries has outstanding bonds, debentures, notes or other obligations, the holders of which have the right to vote (or which are convertible into or exchangeable or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.

(d) There are no outstanding obligations of the Company or any of its Subsidiaries restricting the transfer of, containing any right of first refusal or granting any antidilution rights with respect to, any shares of capital stock or other ownership interests of the Company or any of its Subsidiaries. There are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of the capital stock or other equity interest of the Company or any of its Subsidiaries. No Subsidiary of the Company owns any shares of capital stock of the Company.

Section 3.3  Corporate Authority Relative to This Agreement; No Violation.

(a) The Company has the requisite corporate power and authority to enter into this Agreement and, subject to receipt of the Company Stockholder Approval, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Company Board, and the Company Board has (i) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into this Agreement and (ii) adopted this Agreement and approved the consummation of the transactions contemplated hereby, including the Merger, upon the terms and subject to the conditions set forth herein. Except for the Company Stockholder Approval, no other corporate proceedings on the part of the Company are necessary to authorize the consummation of the transactions contemplated hereby. As of the date hereof, the Company Board has resolved to recommend that the Company’s stockholders approve this Agreement and the transactions contemplated hereby (the “Company Recommendation”) and directed that this Agreement be submitted to the holders of Company Common Stock for approval. This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes the legal, valid and binding agreement of Parent and Merger Sub, constitutes the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

(b) Other than in connection with or in compliance with (i) the NRS, (ii) the Securities Exchange Act of 1934 (the “Exchange Act”), (iii) the Securities Act of 1933 (the “Securities Act”), (iv) the rules and regulations of the New York Stock Exchange (the “NYSE”) and (v) the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) and, subject to the accuracy of the representations and warranties of Parent and Merger Sub in Section 4.21, no authorization, consent or approval of, or filing with, any United States, state of the United States or foreign governmental or regulatory agency, commission, court, body, entity or authority (each, a “Governmental Entity”) is necessary, under applicable Law, for the consummation by the Company of the transactions contemplated by this Agreement, except for such authorizations, consents, approvals or filings that, if not obtained or made, would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c) The execution and delivery by the Company of this Agreement do not, and, except as described in Section 3.3(b), the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not (i) result in any violation of, or result in a default (with or without notice or lapse of time, or both) under, or require any consent or approval under, or give rise to a right of termination, cancellation, acceleration or amendment of any material obligation under, or give rise to (except with respect to any Company Benefit Plans or other compensatory programs or arrangements) any vesting, guaranteed payment or loss of a material benefit under, any loan, guarantee of indebtedness or credit agreement, note, bond, mortgage, indenture, lease, agreement, contract, instrument, permit, concession, franchise, right or license (each, a “Contract”) binding upon or inuring to the benefit of the Company or any of its Subsidiaries or result in the creation of any liens, claims, mortgages, encumbrances, pledges, security interests, equities or charges of any kind (each, a “Lien”), other than any such Lien (A) for Taxes or governmental assessments, charges or claims of payment not yet due, being contested in good faith or for which adequate accruals or reserves have been established, (B) which is a carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar lien arising in the ordinary course of business or (C) which would not reasonably be expected to materially impair the continued use of a Company Owned Real Property or a Company Leased Real Property as currently operated, upon any of the properties or assets of the Company or any of its Subsidiaries, (ii) conflict with or result in any violation of any provision of the articles of incorporation or by-laws or other equivalent organizational document, in each case as amended, of the Company or any of its Subsidiaries or (iii) conflict with or violate any applicable Laws, other than, in the case of clauses (i) and (iii), any such consent, approval, violation, conflict, default, termination, cancellation, acceleration, amendment, right, loss or Lien that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.4  Reports and Financial Statements.

(a) From December 31, 2007 through the date of this Agreement, the Company has filed or furnished all forms, documents and reports required to be filed or furnished by it with the Securities and Exchange Commission (the “SEC”) (the “Company SEC Documents”). None of the Company’s Subsidiaries is required to make any filings with the SEC. As of their respective dates or, if amended prior to the date hereof, as of the date of the last such amendment, the Company SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, as the case may be, and the applicable rules and regulations promulgated thereunder, and none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) The consolidated financial statements (including all related notes and schedules) of the Company included in the Company SEC Documents (i) have been prepared from, and are based upon the books and records of the Company and its consolidated subsidiaries and (ii) fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries, as at the respective dates thereof, and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended (subject, in the case of the unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein, including the notes thereto) in conformity with United States generally accepted accounting principles (“GAAP”) (except, in the case of the unaudited statements, as permitted by the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto).

(c) To the knowledge of the Company, as of the date of this Agreement, there are no SEC inquiries or investigations, other governmental inquiries or investigations or internal investigations pending or threatened, in each case regarding any accounting practices of the Company.

Section 3.5  Internal Controls and Procedures.  The Company has established and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act. The Company’s disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by the Company in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). The Company’s management has completed an assessment of the effectiveness of the Company’s disclosure controls and procedures in accordance with Rule 13a-15 and, to the extent required by applicable Law, presented in any applicable Company SEC Document that is a report on Form 10-K or Form 10-Q its conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by such report based on such evaluation. Based on the Company’s management’s most recently completed evaluation of the Company’s internal control over financial reporting prior to the date of this Agreement, (i) to the knowledge of the Company, the Company had no significant deficiencies or material weaknesses in the design or operation of its internal control over financial reporting that would reasonably be expected to adversely affect the Company’s ability to record, process, summarize and report financial information and (ii) the Company does not have knowledge of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

Section 3.6  No Undisclosed Liabilities.  Except (a) as reflected or reserved against in the Company’s consolidated balance sheets (or the notes thereto) included in the Company SEC Documents filed with the SEC prior to the date hereof, (b) as permitted or contemplated by this Agreement, (c) for liabilities and obligations incurred in the ordinary course of business since December 31, 2008 and (d) for liabilities or obligations which have been discharged or paid in full in the ordinary course of business, as of the date hereof, neither the Company nor any Subsidiary of the Company has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by GAAP to be reflected on a consolidated balance sheet of the Company and its consolidated Subsidiaries (or in the notes thereto), other than those which are not having or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.7  Compliance with Law; Permits.

(a) The Company and each of its Subsidiaries are in compliance with and are not in default under or in violation of any applicable federal, state, local or foreign law, statute, ordinance, rule, regulation, judgment, order, injunction, decree or agency requirement of any Governmental Entity (collectively, “Laws” and each, a “Law”), except where such non-compliance, default or violation is not having or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) The Company and its Subsidiaries are in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for the Company and its Subsidiaries to own, lease and operate their properties and assets or to carry on their businesses as they are now being conducted (the “Company Permits”), except for any of the foregoing franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders related to the residential construction activities of the Company and its Subsidiaries that the Company or such Subsidiaries have applied for or are endeavoring to obtain in the ordinary course of business and except where the failure to have any of the Company Permits is not having or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. All Company Permits are in full force and effect, except where the failure to be in full force and effect is not having or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c) Notwithstanding anything contained in this Section 3.7, no representation or warranty shall be deemed to be made in this Section 3.7 in respect of the matters referenced in Section 3.4 or 3.5, or in respect of environmental, Tax, employee benefits or labor Law matters.

Section 3.8  Environmental Laws and Regulations.

(a) Except as is not having or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (i) since January 1, 2006, no notice, notification, demand, request for information, citation, summons, complaint or order has been received, no penalty has been assessed, no action, claim, suit or proceeding is pending, and, to the knowledge of the Company, no action, claim, suit or proceeding is threatened nor is any investigation or review pending or threatened, in each case, by any Governmental Entity or other person relating to the Company or any of its Subsidiaries and relating to or arising out of any Environmental Law; (ii) the Company and its Subsidiaries are in compliance with all Environmental Laws with respect to their properties and operations, and are in compliance with all permits required under Environmental Laws for the conduct of their respective businesses (“Environmental Permits”); (iii) neither the Company nor any of its Subsidiaries is obligated to conduct or pay for, and is not conducting or paying for, any response or corrective action under any Environmental Law at any location; and (iv) neither the Company nor any of its Subsidiaries is party to any order, judgment or decree that imposes any obligations under any Environmental Law.

(b) For purposes of this Agreement:

(i) “Environment” means any ambient air, surface water, drinking water, groundwater, land surface (whether below or above water), wetlands, subsurface strata, sediment, plant or animal life and natural resources.

(ii) “Environmental Law” means any Law, any common law theory of liability or any binding agreement issued or entered by or with any Governmental Entity relating to: (A) the Environment, including pollution, contamination, cleanup, preservation, protection, mitigation and reclamation of the Environment; (B) any discharge, emission, release or threatened release of any Hazardous Materials, including investigation, assessment, testing, monitoring, mitigation, containment, removal, remediation and cleanup of any such emission, discharge, release or threatened release or the protection of human health from exposure to Hazardous Materials; (C) the management of any Hazardous Materials, including the use, labeling, processing, disposal, storage, treatment, transport or recycling of any Hazardous Materials; or (D) the presence of Hazardous Materials in any building, physical structure, product or fixture.

(iii) “Hazardous Materials” means any pollutant or contaminant (including any constituent, raw material, product or by-product thereof), petroleum, asbestos or asbestos-containing material, polychlorinated biphenyls, lead paint, any hazardous, industrial or solid waste, any toxic, radioactive, infectious or hazardous substance, material or agent, or any other substance or waste regulated under or for which liability or standards of care are imposed by any Environmental Law.

Section 3.9  Employee Benefit Plans.

(a) Section 3.9(a) of the Company Disclosure Schedule lists all material Company Benefit Plans. For purposes of this Agreement, “Company Benefit Plans” means all compensation or employee benefit plans, programs, policies, agreements or other arrangements, whether or not “employee benefit plans” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”), whether or not subject to ERISA), providing cash- or equity-based incentives, including bonus, profit-sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock options, phantom stock, restricted stock, restricted stock units, performance stock, performance stock units, stock appreciation rights, health, medical, dental, vision, disability, accident or life insurance benefits or vacation, sick leave, holiday pay, fringe benefit, severance, retirement, pension or savings benefits, that are sponsored, maintained or contributed to by the Company or any of its Subsidiaries for the benefit of current or former employees or directors of the Company or its Subsidiaries and all employee agreements providing compensation, vacation, holiday pay, severance or other benefits to any current or former officer or employee of the Company or its Subsidiaries.

(b) Each Company Benefit Plan has been maintained and administered in compliance with its terms and with applicable Law, including ERISA and the Code to the extent applicable thereto, except for such non-compliance which is not having or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Any Company Benefit Plan intended to be qualified under Section 401(a) or 401(k) of the Code has received a determination letter from the Internal Revenue Service (the “IRS”) and, to the knowledge of the Company, after consultation with employees of the Company who are responsible for the day-to-day administration of such Company Benefit Plans, (i) there are no circumstances likely to result in the revocation of any such favorable determination letter and (ii) there are no circumstances indicating that any such plan is not so qualified in operation. To the knowledge of the Company, no prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code has occurred, except as is not having or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries maintains or contributes to any plan or arrangement which provides retiree medical or welfare benefits nor has any liability or obligation to provide such benefits, except as required by applicable Law. There is no pending, or to the knowledge of the Company, threatened litigation or claims (other than routine claims for benefits) relating to the Company Benefit Plans which are having or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c) None of the Company, any of its Subsidiaries or any other person or entity that together with any other person or entity is treated as a single employer under Section 414 of the Code or Section 4001 of ERISA (each, an “ERISA Affiliate”) contributes to or maintains an “employee benefit plan” (within the meaning of Section 3(3) of ERISA) (an “ERISA Plan”) subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code or have contributed to or maintained any such plan at any time during the past six years and no liability has been or is expected to be incurred by the Company or any of its Subsidiaries with respect to any such plan. None of the Company, any of its Subsidiaries or any ERISA Affiliate of the Company or its Subsidiaries has contributed, or been obligated to contribute, to any “multiemployer plan” (within the meaning of Section 3(37) of ERISA) at any time during the past six years and no liability has been or is expected to be incurred by the Company or any Subsidiary with respect to any such plan.

(d) The consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (i) entitle any current or former employee, consultant or officer of the Company or any of its Subsidiaries to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement or as required by applicable Law or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee, consultant or officer, except as expressly provided in this Agreement.

Section 3.10  Absence of Certain Changes or Events.

(a) From December 31, 2008 through the date of this Agreement, (i) the businesses of the Company and its Subsidiaries have been conducted, in all material respects, in the ordinary course of business, and (ii) there has not been any event, change, effect, development, state of facts, condition, circumstance or occurrence that has had, individually or in the aggregate, a Company Material Adverse Effect.

(b) Since the date of this Agreement, there has not been any event, change, effect, development, state of facts, condition, circumstance or occurrence that is having or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.11  Investigations; Litigation.  (a) There is no investigation or review pending (or, to the knowledge of the Company, threatened) by any Governmental Entity with respect to the Company or any of its Subsidiaries, and (b) there are no actions, suits, inquiries, investigations or proceedings pending (or, to the knowledge of the Company, threatened) against or affecting the Company or any of its Subsidiaries, or any of their respective properties at law or in equity before, and there are no orders, judgments or decrees of, or before, any Governmental Entity which, in the case of clause (a) or (b), are having or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.12  Information Supplied.  None of the information provided by the Company for inclusion or incorporation by reference in (a) the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of Parent Common Stock in the Merger (including any amendments or supplements, the “Form S-4”) will, at the time the Form S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (b) the proxy statement/prospectus relating to the Company Stockholders’ Meeting and the proxy statement relating to the Parent Stockholders’ Meeting (such proxy statements together, in each case as amended or supplemented from time to time, the “Joint Proxy Statement”) will, at the date it is first mailed to the Company’s stockholders and Parent’s stockholders or at the time of the Company Stockholders’ Meeting or the Parent Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Joint Proxy Statement (other than the portion thereof relating solely to the Parent Stockholders’ Meeting) and the Form S-4 (solely with respect to the portion thereof relating to the Company Stockholders’ Meeting) will comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act. Notwithstanding the foregoing provisions of this Section 3.12, no representation or warranty is made by the Company with respect to information or statements made or incorporated by reference in the Form S-4 or the Joint Proxy Statement which were not supplied by or on behalf of the Company.

Section 3.13  Tax Matters.

(a) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) other than with respect to matters contested in good faith or for which adequate reserves have been established in accordance with GAAP (A) the Company and each of its Subsidiaries have prepared and timely filed (taking into account any extension of time within which to file) all Tax Returns required to be filed by any of them and all such filed Tax Returns are complete and accurate, and (B) the Company and each of its Subsidiaries have paid all Taxes that are required to be paid by any of them, (ii) all deficiencies asserted or assessed by a taxing authority against the Company or any of its Subsidiaries have been paid in full or are adequately reserved, in accordance with GAAP, (iii) as of the date of this Agreement, there are not pending or, to the knowledge of the Company, threatened in writing any audits, examinations, investigations or other proceedings in respect of income or franchise Taxes and there are no currently effective waivers (or requests for waivers) of the time to assess any Taxes, (iv) there are no Liens for income or franchise Taxes on any of the assets of the Company or any of its Subsidiaries other than Company Permitted Liens, (v) the Company has not been a “controlled corporation” or a “distributing corporation” in any distribution occurring during the three-year period ending on the date hereof (or otherwise as part of a “plan (or series of related transactions)” within the meaning of Section 355(e) of the Code of which the Merger is also a part) that was purported or intended to be governed by Section 355 of the Code, (vi) neither the Company nor any of its Subsidiaries (A) is a party to or is bound by any Tax sharing, allocation or indemnification agreement with persons other than wholly owned Subsidiaries of the Company or (B) has any liability for Taxes of any other person (other than the Company and its Subsidiaries) pursuant to Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, by contract or otherwise, (vii) as of the date hereof, neither the Company nor any of its Subsidiaries is required to include in income any adjustment pursuant to Section 481(a) of the Code, no such adjustment has been proposed by the IRS and no pending request for permission to change any accounting method has been submitted by the Company or any of its Subsidiaries, (viii) neither the Company nor any of its Subsidiaries has participated in any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2) and (ix) to the knowledge of the Company, as of the date hereof and without regard to this Agreement, the Company has not undergone an “ownership change” within the meaning of Section 382 of the Code.

(b) As used in this Agreement, “Taxes” means any and all domestic or foreign, federal, state, local or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Entity, including taxes on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, unemployment, social security, workers’ compensation, margin or net worth, and taxes in the nature of excise, withholding, ad valorem or value added.

(c) As used in this Agreement, “Tax Return” means any return, report or similar document (including any attached schedules) filed or required to be filed with respect to Taxes, including any information return, claim for refund, amended return or declaration of estimated Taxes.

Section 3.14  Employment and Labor Matters.  Except for such matters which are not having or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) (i) there are no strikes or lockouts with respect to any employees of the Company or any of its Subsidiaries (“Company Employees”), (ii) the Company and its Subsidiaries are not parties to any collective bargaining agreement and, to the knowledge of the Company, there is no union organizing effort pending or threatened against the Company or any of its Subsidiaries, (iii) there is no labor dispute (other than routine individual grievances) or labor arbitration proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, (iv) there is no slowdown or work stoppage in effect or, to the knowledge of the Company, threatened with respect to Company Employees, and (v) to the knowledge of the Company, there is no charge, complaint, or investigation pending or threatened by any Governmental Entity against the Company or any of its Subsidiaries concerning any alleged violation of any applicable Law respecting employment or employment practices, workplace health and safety, terms and conditions of employment, wages and hours, or unfair labor practices, and (b) the Company and its Subsidiaries are in compliance with all applicable Laws respecting (i) employment and employment practices, (ii) workplace health and safety, (iii) terms and conditions of employment and wages and hours, and (iv) unfair labor practices. Neither the Company nor any of its Subsidiaries has any liabilities or is in breach of any obligations under the Worker Adjustment and Retraining Notification Act of 1988 (the “WARN Act”) or any similar state or local Law as a result of any action taken by the Company (other than at the written direction of Parent) that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. It is agreed and understood that no representation or warranty is made by the Company in respect of labor matters in any section of this Agreement other than this Section 3.14.

Section 3.15  Intellectual Property.  Except as is not having or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, either the Company or a Subsidiary of the Company owns, or is licensed or otherwise possesses legally enforceable rights to use, all material trademarks, trade names, service marks, service names, mark registrations, logos, assumed names, registered and unregistered copyrights, patents or applications and registrations used in their respective businesses as currently conducted (collectively, the “Intellectual Property”). Except as is not having or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) there are no pending or, to the knowledge of the Company, threatened claims by any person alleging infringement by the Company or any of its Subsidiaries for their use of the Intellectual Property of the Company or any of its Subsidiaries, (b) to the knowledge of the Company, the conduct of the business of the Company and its Subsidiaries does not infringe any intellectual property rights of any person, (c) neither the Company nor any of its Subsidiaries has any claim pending of a violation or infringement by others of its rights to or in connection with the Intellectual Property of the Company or any of its Subsidiaries and (d) to the knowledge of the Company, no person is infringing any Intellectual Property of the Company or any of its Subsidiaries.

Section 3.16  Real Property.

(a) With respect to the real property owned by the Company or any Subsidiary (such property collectively, the “Company Owned Real Property”), except as is not having or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) either the Company or a Subsidiary of the Company has good and valid title to such Company Owned Real Property, free and clear of all Liens other than any such Lien (A) for Taxes or governmental assessments, charges or claims of payment not yet due, being contested in good faith or for which adequate accruals or reserves have been established, (B) which is a carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, or other similar lien arising in the ordinary course of business, (C) which is disclosed on the most recent consolidated balance sheet of the Company or notes thereto included in the Company SEC Documents filed prior to the date hereof or securing liabilities reflected on such balance sheet, (D) which was incurred in the ordinary course of business since the date of such recent consolidated balance sheet of the Company or (E) which would not reasonably be expected to materially impair the continued use of a Company Owned Real Property or a Company Leased Real Property as currently operated (each of the foregoing, a “Company Permitted Lien”) (and conditions, covenants, encroachments, easements, restrictions and other encumbrances that do not materially adversely affect the use of the Company Owned Real Property by the Company for residential home building), (ii) there are no reversion rights, outstanding options or rights of first refusal in favor of any other party to purchase, lease, occupy or otherwise utilize such Company Owned Real Property or any portion thereof or interest therein that would reasonably be expected to materially adversely affect the use by the Company for residential home building of the Company Owned Real Property affected thereby and (iii) neither the Company nor its Subsidiaries have collaterally assigned or granted a security interest in the Company Owned Real Property except for Company Permitted Liens. Neither the Company nor any of its Subsidiaries has received notice of any pending, and to the knowledge of the Company there is no pending or threatened condemnation or eminent domain proceeding with respect to any Company Owned Real Property, except proceedings which are not having or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Except as is not having or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) each material lease, sublease, license, easement and other agreement under which the Company or any of its Subsidiaries uses or occupies or has the right to use or occupy any material real property at which the material operations of the Company and its Subsidiaries are conducted (the “Company Leased Real Property”), is valid, binding and in full force and effect and (ii) no uncured default of a material nature on the part of the Company or, if applicable, its Subsidiary or, to the knowledge of the Company, the landlord or other parties to such lease or other agreement thereunder exists with respect to any Company Leased Real Property. Except as is not having or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and each of its Subsidiaries has a good and valid leasehold interest, subject to the terms of any lease, sublease or other agreement applicable thereto, in each parcel of Company Leased Real Property, free and clear of all Liens, except for Company Permitted Liens (and conditions, covenants, encroachments, easements, restrictions and other encumbrances that do not adversely affect the use of the Company Leased Real Property by the Company for residential home building). Except as is not having or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries has (x) received notice of any pending, and, to the knowledge of the Company, there is no threatened, condemnation proceeding with respect to any Company Leased Real Property, (y) collaterally assigned or granted a security interest in the Company Leased Real Property except for Company Permitted Liens, or (z) received any written notice of any default under lease or other agreement for a Company Leased Real Property and, to the knowledge of Company, no event has occurred and no condition exists that, with notice or lapse of time, or both, would constitute a default by Company or any of its Subsidiaries, as applicable, under any such leases and agreements.

(c) Except as is not having or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, no judgment, injunction, order, decree, statute, ordinance, rule, regulation, moratorium, or other action by or before a Governmental Entity exists or is pending or threatened that restricts the development or sale of Company Owned Real Property currently under development or all or a portion of which is being held for sale by the Company or any of its Subsidiaries.

(d) No developer-related charges or assessments imposed by any Governmental Entity (or any other person) for public improvements (or otherwise) against any Company Owned Real Property held for development, are unpaid (other than those reflected on the most recent financial statements of the Company, and those incurred since the date of such financial statements of the Company to the extent in the ordinary course of the Company’s business and consistent with past practices), except for such charges and assessments as, in the aggregate, are not having or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.17  Required Vote of the Company Stockholders.  Subject to the accuracy of the representations and warranties of Parent and Merger Sub in Section 4.21, the affirmative vote of a majority of the outstanding Company Common Stock entitled to vote on this Agreement and the Merger is the only vote of holders of securities of the Company which is required to approve this Agreement and the Merger (the “Company Stockholder Approval”).

Section 3.18  Opinion of Financial Advisors.  The Company Board has received the opinion of Goldman, Sachs & Co. dated the date of this Agreement, substantially to the effect that, as of such date, the Exchange Ratio is fair to the holders of Company Common Stock from a financial point of view.

Section 3.19  Material Contracts.

(a) Section 3.19(a) of the Company Disclosure Schedule contains a complete list as of the date hereof of the following types of Contracts, whether written or oral, that are intended by the Company or any of its Subsidiaries, as applicable, to be legally binding, and to which the Company or any of its Subsidiaries is a party (such Contracts, being the “Company Material Contracts”):

(i) each “material contract” (as such term is defined in Item 610(b)(10) of Regulation S-K of the SEC) with respect to the Company and its Subsidiaries (other than compensatory contracts with, or which include as participants, any current or former director or officer of the Company or any of its Subsidiaries);

(ii) all contracts and agreements evidencing indebtedness for borrowed money in excess of $50 million in principal amount; and

(iii) all non-competition agreements or any other agreements or arrangements (A) that materially limit or otherwise materially restrict the Company and its Subsidiaries from conducting a material portion of the business of the Company and its Subsidiaries, taken as a whole, or (B) that would, after the Effective Time, materially limit or materially restrict Parent or any of its Subsidiaries (other than the Surviving Corporation and its Subsidiaries) from engaging or competing in any material line of business or in any material geographic area, or that would materially limit or materially restrict a material portion of the business of Parent and its Subsidiaries, taken as a whole (including for purposes of such determination, the Surviving Corporation and its Subsidiaries), after giving effect to the Merger.

(b) Neither the Company nor any Subsidiary of the Company is in breach of or default under the terms of any Company Material Contract where such breach or default is having or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the knowledge of the Company, no other party to any Company Material Contract is in breach of or default under the terms of any Company Material Contract where such breach or default is having or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as is not having or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each Company Material Contract is a legal, valid and binding obligation of the Company or the Subsidiary of the Company which is party thereto and, to the knowledge of the Company, of each other party thereto, and is in full force and effect, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights generally and (ii) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(c) The Company has made available to Parent correct and complete copies in all material respects of all Company Material Contracts, including any material amendments or material waivers thereto.

Section 3.20  Finders or Brokers.  Except for Goldman, Sachs & Co., neither the Company nor any of its Subsidiaries has employed any investment banker, broker or finder in connection with the transactions contemplated by this Agreement who might be entitled to any fee or any commission in connection with or upon consummation of the Merger. The Company has made available to Parent for informational purposes only a true and complete copy of all agreements between the Company and Goldman, Sachs & Co. pursuant to which such firm would be entitled to any payment relating to the Merger.

Section 3.21  Insurance.  Section 3.21 of the Company Disclosure Schedule sets forth (i) a true and complete list of the material insurance policies covering the Company and its Subsidiaries as of the date hereof and (ii) the last annual premium paid by the Company for the Company’s directors’ and officers’ insurance policy. Except as is not having or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) each insurance policy under which the Company or any of its Subsidiaries is an insured or otherwise the principal beneficiary of coverage (collectively, the “Company Insurance Policies”) is in full force and effect, all premiums due thereon have been paid in full and the Company and its Subsidiaries are in compliance with the terms and conditions of such Company Insurance Policy, (b) neither the Company nor any of its Subsidiaries is in breach or default under any Company Insurance Policy and (c) no event has occurred which, with notice or lapse of time, would constitute such breach or default, or permit termination or modification, under the policy.

Section 3.22  Tax Treatment.  Neither the Company nor any of its Subsidiaries has taken or agreed to take any action or knows of any fact that would prevent or impede, or would be reasonably likely to prevent or impede, the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

Section 3.23  Rights Plan.  The Company has taken all action necessary (a) to render the Rights Agreement, dated February 24, 2009 (the “Company Rights Agreement”), between the Company and Mellon

Investor Services LLC, as Rights Agent, inapplicable to the Merger, this Agreement, the Voting Agreements executed by stockholders of the Company and the transactions contemplated hereby or thereby, including the Merger, (b) to ensure that (i) neither Parent, Merger Sub nor any of their Affiliates will become an “Acquiring Person” (as such term is defined in the Company Rights Agreement) by reason of the approval, execution, announcement or consummation of this Agreement or the Voting Agreements executed by stockholders of the Company or the transactions contemplated hereby or thereby, including the Merger, and (ii) neither a “Shares Acquisition Date” nor a “Distribution Date” (each as defined in the Company Rights Agreement) shall occur, in each case, by reason of the approval, execution, announcement or consummation of this Agreement or the Voting Agreements executed by stockholders of the Company or the transactions contemplated hereby or thereby, including the Merger, and (c) to cause the Company Rights Agreement to terminate at the Effective Time.

Section 3.24  Anti-Takeover Laws.  Assuming the accuracy of Parent’s representations and warranties in Section 4.21, the Company Board has taken all action necessary to render the provisions of Sections 78.411 to 78.444, inclusive, of the NRS inapplicable to this Agreement and the transactions contemplated hereby. No other “moratorium,” “control share,” “fair price,” “business combination,” “supermajority,” “affiliate transactions” or other anti-takeover Laws or any similar provisions under the Company Organizational Documents are applicable to this Agreement or the transactions contemplated hereby.

Section 3.25  No Additional Representations.  The Company acknowledges that neither Parent nor Merger Sub makes any representation or warranty as to any matter whatsoever except as expressly set forth in this Agreement or in any certificate delivered by Parent or Merger Sub to the Company in accordance with the terms hereof, and specifically (but without limiting the generality of the foregoing) that neither Parent nor Merger Sub makes any representation or warranty with respect to (a) any projections, estimates or budgets delivered or made available to the Company (or any of their respective affiliates or Representatives) of future revenues, results of operations (or any component thereof), cash flows or financial condition (or any component thereof) of Parent and its Subsidiaries or (b) the future business and operations of Parent and its Subsidiaries.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Except as disclosed in the Parent SEC Documents filed or furnished with the SEC since January 1, 2007 but prior to the date hereof (but excluding any risk factor disclosures contained under the heading “Risk Factors,” any disclosure of risks included in any “forward-looking statements” disclaimer or any other statements that are similarly predictive or forward-looking in nature, other than, in the case of any such disclosures or other statements, any factual or historical information contained therein) or in the disclosure schedule delivered by Parent to the Company immediately prior to the execution of this Agreement (the “Parent Disclosure Schedule”), Parent and Merger Sub represent and warrant to the Company as follows:

Section 4.1  Qualification; Organization, Subsidiaries, etc.

(a) Each of Parent and Merger Sub is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign legal entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized, validly existing, qualified or in good standing, or to have such power or authority, is not having or would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. As used in this Agreement, a “Parent Material Adverse Effect” means an event, change, effect, development, state of facts, condition, circumstance or occurrence that is materially adverse to the business, financial condition or continuing results of operations of Parent and its Subsidiaries, taken as a whole, but shall not be deemed to include any event, change, effect, development, state of facts, condition, circumstance or occurrence: (i) in or affecting economic conditions generally

(including changes in interest rates) or the financial, mortgage or securities markets in the United States or elsewhere in the world, (ii) in or affecting the industries in which Parent or its Subsidiaries operate generally or in any specific jurisdiction or geographical area or (iii) resulting from or arising out of (A) the announcement or the existence of, or compliance with, or taking any action required or permitted by this Agreement or the transactions contemplated hereby, (B) any taking of any action at the written request of the Company, (C) any litigation arising from allegations of a breach of fiduciary duty or other violation of applicable Law relating to this Agreement or the transactions contemplated hereby, (D) any adoption, implementation, promulgation, repeal, modification, reinterpretation or proposal of any rule, regulation, ordinance, order, protocol or any other Law of or by any national, regional, state or local Governmental Entity, (E) any changes in GAAP or accounting standards or interpretations thereof, (F) any weather-related or other force majeure event or outbreak or escalation of hostilities or acts of war or terrorism, except to the extent that Parent and its Subsidiaries are adversely affected in a disproportionate manner relative to other participants in the industries in which Parent and its Subsidiaries operate or (G) any changes in the share price or trading volume of the Parent Common Stock, in Parent’s credit rating or in any analyst’s recommendations, or the failure of Parent to meet projections or forecasts (including any analyst’s projections) (provided that the event, change, effect, development, condition or occurrence underlying such change shall not be excluded to the extent such event, change, effect, development, condition or occurrence would otherwise constitute a Parent Material Adverse Effect).

(b) Parent has made available to the Company prior to the date of this Agreement a true and complete copy of the articles of incorporation and by-laws of Parent and Merger Sub, each as amended through the date hereof (collectively, the “Parent Organizational Documents”).

Section 4.2  Capital Stock.

(a) The authorized capital stock of Parent consists of 400,000,000 shares of Parent Common Stock and 25,000,000 shares of preferred stock par value $0.01 per share (“Parent Preferred Stock”). As of the close of business on April 3, 2009 (the “Parent Capitalization Date”), (i) 258,563,448 shares of Parent Common Stock were issued and outstanding (including 3,819,346 restricted share units (“Parent RSUs”)), (ii) no shares of Parent Common Stock were held in treasury, (iii) 19,890,366 shares of Parent Common Stock were reserved for issuance in respect of outstanding Parent Stock Options, (iv) no shares of Parent Preferred Stock were issued or outstanding and (v) 400,000 shares of Parent Preferred Stock were reserved and available for issuance pursuant to the Parent Rights Agreement. All outstanding shares of Parent Common Stock are, and all shares of Parent Common Stock reserved for issuance as noted in clause (iii), when issued in accordance with the respective terms thereof, will be duly authorized, validly issued, fully paid and nonassessable and free of pre-emptive rights.

(b) From the close of business on the Parent Capitalization Date through the date of this Agreement, there have been no issuances of shares of the capital stock or equity securities of Parent or any other securities of Parent other than issuances of shares of Parent Common Stock pursuant to the exercise of Parent Stock Options under the employee and director stock plans of Parent. Except as set forth in Section 4.2(a), as of the date hereof, there are no outstanding subscriptions, options, warrants, calls, convertible securities or other similar rights, agreements or commitments relating to the issuance of capital stock to which Parent or any of its Subsidiaries is a party obligating Parent or any of its Subsidiaries to (i) issue, transfer or sell any shares of capital stock or other equity interests of Parent or any Subsidiary of Parent or securities convertible into or exchangeable or exercisable for such shares or equity interests, (ii) grant, extend or enter into any such subscription, option, warrant, call, convertible securities or other similar right, agreement or commitment, (iii) redeem or otherwise acquire any such shares of capital stock or other equity interests or (iv) provide a material amount of funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary.

(c) Except for awards to acquire shares of Parent Common Stock under the employee and director stock plans of Parent, neither Parent nor any of its Subsidiaries has outstanding bonds, debentures, notes or other obligations, the holders of which have the right to vote (or which are convertible or exchangeable into or exercisable for securities having the right to vote) with the stockholders of Parent on any matter.

(d) There are no outstanding obligations of Parent or any of its Subsidiaries restricting the transfer of, containing any right of first refusal or granting any antidilution rights with respect to, any shares of capital stock or other ownership interests of Parent or any of its Subsidiaries. There are no voting trusts or other agreements or understandings to which Parent or any of its Subsidiaries is a party with respect to the voting of the capital stock or other equity interest of Parent or any of its Subsidiaries.

(e) As of the date of this Agreement, the authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $0.01 per share, all of which are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time all of the issued and outstanding capital stock of the Surviving Corporation will be, owned by Parent or a direct or indirect wholly owned Subsidiary of Parent. Merger Sub has outstanding no option, warrant, right or any other agreement pursuant to which any person other than Parent may acquire any equity security of Merger Sub. Merger Sub has not conducted any business prior to the date hereof and has, and prior to the Effective Time will have, no assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Merger and the other transactions contemplated by this Agreement.

Section 4.3  Corporate Authority Relative to This Agreement; No Violation.

(a) Each of Parent and Merger Sub has the requisite corporate power and authority to enter into this Agreement and, subject to receipt of the Parent Stockholder Approvals, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Boards of Directors of Parent and Merger Sub and by Parent, as the sole stockholder of Merger Sub, and, except for the Parent Stockholder Approvals, no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize the consummation of the transactions contemplated hereby. As of the date hereof, the Parent Board has resolved to recommend that Parent’s stockholders (A) approve an amendment to Parent’s Articles of Incorporation to increase the total number of shares of authorized Parent Common Stock as set forth on Section 4.3(a) of the Parent Disclosure Schedule (the “Charter Amendment”) and (B) approve the issuance of shares of Parent Common Stock in connection with the Merger (the “Stock Issuance”) (collectively, the “Parent Recommendation”), and has directed that the Charter Amendment and Stock Issuance be submitted to the holders of Parent Common Stock for approval. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub, and, assuming this Agreement constitutes the legal, valid and binding agreement of the Company, this Agreement constitutes the legal, valid and binding agreement of each of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms.

(b) Other than in connection with or in compliance with (i) the NRS, (ii) the Exchange Act, (iii) the Securities Act, (iv) the rules and regulations of the NYSE and (v) the HSR Act, no authorization, consent or approval of, or filing with, any Governmental Entity is necessary, under applicable Law, for the consummation by Parent or Merger Sub of the transactions contemplated by this Agreement, except for such authorizations, consents, approvals or filings that, if not obtained or made, would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(c) The execution and delivery by Parent and Merger Sub of this Agreement do not, and, except as described in Section 4.3(b), the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not (i) result in any violation of, or result in a default (with or without notice or lapse of time, or both) under, or require any consent or approval under, or give rise to a right of termination, cancellation, acceleration or amendment of any material obligation under, or give rise to (except with respect to any Parent Benefit Plans or other compensatory programs or arrangements) any vesting, guaranteed payment or loss of a material benefit under, any Contract binding upon or inuring to the benefit of Parent or any of its Subsidiaries or result in the creation of any Lien, other than any such Lien (A) for Taxes or governmental assessments, charges or claims of payment not yet due, being contested in good faith or for which adequate accruals or reserves have been established, (B) which is a carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar lien arising in the ordinary course of business or (C) which would not reasonably be expected to materially impair the continued use of a Parent Owned Real Property or a Parent Leased Real Property as currently operated, upon any of the properties or assets of Parent or any of its

Subsidiaries, (ii) conflict with or result in any violation of any provision of the articles of incorporation or by-laws or other equivalent organizational document, in each case as amended, of Parent or any of its Subsidiaries or (iii) conflict with or violate any applicable Laws, other than, in the case of clauses (i) and (iii), any such consent, approval, violation, conflict, default, termination, cancellation, acceleration, amendment, right, loss or Lien that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 4.4  Reports and Financial Statements.

(a) From December 31, 2007 through the date of this Agreement, Parent has filed or furnished all forms, documents and reports required to be filed or furnished by it with the SEC (the “Parent SEC Documents”). None of Parent’s Subsidiaries is required to make any filings with the SEC. As of their respective dates, or, if amended prior to the date hereof, as of the date of the last such amendment, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, as the case may be, and the applicable rules and regulations promulgated thereunder, and none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) The consolidated financial statements (including all related notes and schedules) of Parent included in the Parent SEC Documents (i) have been prepared from, and are based upon the books and records of Parent and its consolidated subsidiaries and (ii) fairly present in all material respects the consolidated financial position of Parent and its consolidated subsidiaries, as at the respective dates thereof, and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended (subject, in the case of the unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein, including the notes thereto) in conformity with GAAP (except, in the case of the unaudited statements, as permitted by the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto).

(c) To the knowledge of Parent, as of the date of this Agreement, there are no SEC inquiries or investigations, other governmental inquiries or investigations or internal investigations pending or threatened, in each case regarding any accounting practices of Parent.

Section 4.5  Internal Controls and Procedures.  Parent has established and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act. Parent’s disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by Parent in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to Parent’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. Parent’s management has completed an assessment of the effectiveness of Parent’s disclosure controls and procedures in accordance with Rule 13a-15 and, to the extent required by applicable Law, presented in any applicable Parent SEC Document that is a report on Form 10-K or Form 10-Q its conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by such report based on such evaluation. Based on Parent’s management’s most recently completed evaluation of Parent’s internal control over financial reporting prior to the date of this Agreement, (i) to the knowledge of Parent, Parent had no significant deficiencies or material weaknesses in the design or operation of its internal control over financial reporting that would reasonably be expected to adversely affect Parent’s ability to record, process, summarize and report financial information and (ii) Parent does not have knowledge of any fraud, whether or not material, that involves management or other employees who have a significant role in Parent’s internal control over financial reporting.

Section 4.6  No Undisclosed Liabilities.  Except (a) as reflected or reserved against in Parent’s consolidated balance sheets (or the notes thereto) included in the Parent SEC Documents filed with the SEC prior to the date hereof, (b) as permitted or contemplated by this Agreement, (c) for liabilities and obligations incurred in the ordinary course of business since December 31, 2008 and (d) for liabilities or obligations which have been discharged or paid in full in the ordinary course of business, as of the date hereof, neither Parent nor any Subsidiary of Parent has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by GAAP to be reflected on a consolidated balance sheet of Parent and its consolidated Subsidiaries (or in the notes thereto), other than those which are not having or would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 4.7  Compliance with Law; Permits.

(a) Parent and each of its Subsidiaries are in compliance with and are not in default under or in violation of any applicable Law, except where such non-compliance, default or violation is not having or would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b) Parent and its Subsidiaries are in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for Parent and its Subsidiaries to own, lease and operate their properties and assets or to carry on their businesses as they are now being conducted (the “Parent Permits”), except for any of the foregoing franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders related to the residential construction activities of Parent and its Subsidiaries that Parent or such Subsidiaries have applied for or are endeavoring to obtain in the ordinary course of business and except where the failure to have any of the Parent Permits is not having or would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. All Parent Permits are in full force and effect, except where the failure to be in full force and effect is not having or would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(c) Notwithstanding anything contained in this Section 4.7, no representation or warranty shall be deemed to be made in this Section 4.7 in respect of the matters referenced in Section 4.4 or 4.5, or in respect of environmental, Tax, employee benefits or labor Law matters.

Section 4.8  Environmental Laws and Regulations.  Except as is not having or would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect: (a) since January 1, 2006, no notice, notification, demand, request for information, citation, summons, complaint or order has been received, no penalty has been assessed, no action, claim, suit or proceeding is pending, and, to the knowledge of Parent, no action, claim, suit or proceeding is threatened nor is any investigation or review pending or threatened, in each case, by any Governmental Entity or other person relating to Parent or any of its Subsidiaries and relating to or arising out of any Environmental Law; (b) Parent and its Subsidiaries are in compliance with all Environmental Laws with respect to their properties and operations, and are in compliance with all Environmental Permits; (c) neither Parent nor any of its Subsidiaries is obligated to conduct or pay for, and is not conducting or paying for, any response or corrective action under any Environmental Law at any location; and (d) neither Parent nor any of its Subsidiaries is party to any order, judgment or decree that imposes any obligations under any Environmental Law.

Section 4.9  Employee Benefit Plans.

(a) Section 4.9(a) of the Parent Disclosure Schedule lists all material Parent Benefit Plans. For purposes of this Agreement, “Parent Benefit Plans” means all compensation or employee benefit plans, programs, policies, agreements or other arrangements, whether or not “employee benefit plans” (within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA), providing cash- or equity-based incentives, including bonus, profit-sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock options, phantom stock, restricted stock, restricted stock units, performance stock, performance stock units, stock appreciation rights, health, medical, dental, vision, disability, accident or life insurance benefits or vacation, sick leave, holiday pay, fringe benefit, severance, retirement, pension or savings benefits, that are sponsored, maintained or contributed to by Parent or any of its Subsidiaries for the benefit of current or former employees or directors of Parent or its Subsidiaries and all employee agreements providing compensation, vacation, holiday pay, severance or other benefits to any current or former officer or employee of Parent or its Subsidiaries.

(b) Each Parent Benefit Plan has been maintained and administered in compliance with its terms and with applicable Law, including ERISA and the Code to the extent applicable thereto, except for such non-compliance which is not having or would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Any Parent Benefit Plan intended to be qualified under Section 401(a) or 401(k) of the Code has received a determination letter from the IRS and, to the knowledge of Parent, after consultation with employees of Parent who are responsible for the day-to-day administration of such Parent Benefit Plans, (i) there are no circumstances likely to result in the revocation of any such favorable determination letter and (ii) there are no circumstances indicating that any such plan is not so qualified in operation. To the knowledge of Parent, no prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code has occurred, except as is not having or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither Parent nor any of its Subsidiaries maintains or contributes to any plan or arrangement which provides retiree medical or welfare benefits nor has any liability or obligation to provide such benefits, except as required by applicable Law. There is no pending, or to the knowledge of Parent, threatened litigation or claims (other than routine claims for benefits) relating to the Parent Benefit Plans which are having or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(c) None of Parent, any of its Subsidiaries or any of its ERISA Affiliates contributes to or maintains an ERISA Plan subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code or have contributed to or maintained any such plan at any time during the past six years and no liability has been or is expected to be incurred by Parent or any of its Subsidiaries with respect to any such plan. None of Parent, any of its Subsidiaries or any ERISA Affiliate of Parent or its Subsidiaries has contributed, or been obligated to contribute, to any “multiemployer plan” (within the meaning of Section 3(37) of ERISA) at any time during the past six years and no liability has been or is expected to be incurred by Parent or any Subsidiary with respect to any such plan.

(d) The consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (i) entitle any current or former employee, consultant or officer of Parent or any of its Subsidiaries to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement or as required by applicable Law or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee, consultant or officer, except as expressly provided in this Agreement.

Section 4.10  Absence of Certain Changes or Events.

(a) From December 31, 2008 through the date of this Agreement, (i) the businesses of Parent and its Subsidiaries have been conducted, in all material respects, in the ordinary course of business, and (ii) there has not been any event, change, effect, development, state of facts, condition, circumstance or occurrence that has had, individually or in the aggregate, a Parent Material Adverse Effect.

(b) Since the date of this Agreement, there has not been any event, change, effect, development, state of facts, condition, circumstance or occurrence that is having or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 4.11  Investigations; Litigation.  (a) There is no investigation or review pending (or, to the knowledge of Parent, threatened) by any Governmental Entity with respect to Parent or any of its Subsidiaries, and (b) there are no actions, suits, inquiries, investigations or proceedings pending (or, to the knowledge of Parent, threatened) against or affecting Parent or any of its Subsidiaries, or any of their respective properties at law or in equity before, and there are no orders, judgments or decrees of, or before, any Governmental Entity, which in the case of clause (a) or (b), are having or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 4.12  Information Supplied.  None of the information provided by Parent for inclusion or incorporation by reference in (a) the Form S-4 will, at the time the Form S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (b) the Joint Proxy Statement will, at the date it is first mailed to Parent’s stockholders and the Company’s stockholders or at the time of the Parent Stockholders’ Meeting or the Company Stockholder’s Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Joint Proxy Statement (other than the portion thereof relating solely to the Company Stockholders’ Meeting) and the Form S-4 will comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act. Notwithstanding the foregoing provisions of this Section 4.12, no representation or warranty is made by Parent with respect to information or statements made or incorporated by reference in the Form S-4 or the Joint Proxy Statement which were not supplied by or on behalf of Parent.

Section 4.13  Tax Matters.  Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (a) other than with respect to matters contested in good faith or for which adequate reserves have been established in accordance with GAAP (i) Parent and each of its Subsidiaries have prepared and timely filed (taking into account any extension of time within which to file) all Tax Returns required to be filed by any of them and all such filed Tax Returns are complete and accurate, and (ii) Parent and each of its Subsidiaries have paid all Taxes that are required to be paid by any of them, (b) all deficiencies asserted or assessed by a taxing authority against Parent or any of its Subsidiaries have been paid in full or are adequately reserved, in accordance with GAAP, (c) as of the date of this Agreement, there are not pending or, to the knowledge of Parent, threatened in writing, any audits, examinations, investigations or other proceedings in respect of income or franchise Taxes and there are no currently effective waivers (or requests for waivers) of the time to assess any Taxes, (d) there are no Liens for income or franchise Taxes on any of the assets of Parent or any of its Subsidiaries other than Parent Permitted Liens, (e) Parent has not been a “controlled corporation” or a “distributing corporation” in any distribution occurring during the three-year period ending on the date hereof (or otherwise as part of a “plan (or series of related transactions)” within the meaning of Section 355(e) of the Code of which the Merger is also a part) that was purported or intended to be governed by Section 355 of the Code, (f) neither Parent nor any of its Subsidiaries (I) is a party to or is bound by any Tax sharing, allocation or indemnification agreement with persons other than wholly owned Subsidiaries of Parent or (II) has any liability for Taxes of any other person (other than Parent and its Subsidiaries) pursuant to Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, by contract or otherwise, (g) as of the date hereof, neither Parent nor any of its Subsidiaries is required to include in income any adjustment pursuant to Section 481(a) of the Code, no such adjustment has been proposed by the IRS and no pending request for permission to change any accounting method has been submitted by Parent or any of its Subsidiaries, (h) neither Parent nor any of its Subsidiaries has participated in any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2) and (i) to the knowledge of Parent, as of the date hereof and without regard to this Agreement, Parent has not undergone an “ownership change” within the meaning of Section 382 of the Code.

Section 4.14  Employment and Labor Matters.  Except for such matters which are not having or would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (a) (i) there are no strikes or lockouts with respect to any employees of Parent or any of its Subsidiaries (“Parent Employees”), (ii) Parent and its Subsidiaries are not parties to any collective bargaining agreement and, to the knowledge of Parent, there is no union organizing effort pending or threatened against Parent or any of its Subsidiaries, (iii) there is no labor dispute (other than routine individual grievances) or labor arbitration proceeding pending or, to the knowledge of Parent, threatened against Parent or any of its Subsidiaries, (iv) there is no slowdown or work stoppage in effect or, to the knowledge of Parent, threatened with respect to Parent Employees, and (v) to the knowledge of Parent, there is no charge, complaint, or investigation pending or threatened by any Governmental Entity against Parent or any of its Subsidiaries concerning any alleged violation of any applicable Law respecting employment or employment practices, workplace health and safety, terms and conditions of employment, wages and hours, or unfair labor practices, and (b) Parent and its Subsidiaries are in compliance with all applicable Laws respecting (i) employment and employment practices, (ii) workplace health and safety, (iii) terms and conditions of employment and wages and hours, and (iv) unfair labor practices. Neither Parent nor any of its Subsidiaries has any liabilities or is in breach of any obligations under the WARN Act or any similar state or local Law as a result of any action taken by Parent that would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. It is agreed and understood that no representation or warranty is made by Parent or Merger Sub in respect of labor matters in any section of this Agreement other than this Section 4.14.

Section 4.15  Intellectual Property.  Except as is not having or would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, either Parent or a Subsidiary of Parent owns, or is licensed or otherwise possesses legally enforceable rights to use, all material Intellectual Property. Except as is not having or would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (a) there are no pending or, to the knowledge of Parent, threatened claims by any person alleging infringement by Parent or any of its Subsidiaries for their use of the Intellectual Property of Parent or any of its Subsidiaries, (b) to the knowledge of Parent, the conduct of the business of Parent and its Subsidiaries does not infringe any intellectual property rights of any person, (c) neither Parent nor any of its Subsidiaries has any claim pending of a violation or infringement by others of its rights to or in connection with the Intellectual Property of Parent or any of its Subsidiaries and (d) to the knowledge of Parent, no person is infringing any Intellectual Property of Parent or any of its Subsidiaries.

Section 4.16  Real Property.

(a) With respect to the real property owned by Parent or any Subsidiary (such property collectively, the “Parent Owned Real Property”), except as is not having or would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (i) either Parent or a Subsidiary of Parent has good and valid title to such Parent Owned Real Property, free and clear of all Liens other than any such Lien (A) for Taxes or governmental assessments, charges or claims of payment not yet due, being contested in good faith or for which adequate accruals or reserves have been established, (B) which is a carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, or other similar lien arising in the ordinary course of business, (C) which is disclosed on the most recent consolidated balance sheet of Parent or notes thereto included in the Parent SEC Documents filed prior to the date hereof or securing liabilities reflected on such balance sheet, (D) which was incurred in the ordinary course of business since the date of such recent consolidated balance sheet of Parent or (E) which would not reasonably be expected to materially impair the continued use of a Parent Owned Real Property or a Parent Leased Real Property as currently operated (each of the foregoing, a “Parent Permitted Lien”) (and conditions, covenants, encroachments, easements, restrictions and other encumbrances that do not materially adversely affect the use of the Parent Owned Real Property by Parent for residential home building), (ii) there are no reversion rights, outstanding options or rights of first refusal in favor of any other party to purchase, lease, occupy or otherwise utilize such Parent Owned Real Property or any portion thereof or interest therein that would reasonably be expected to materially adversely affect the use by Parent for residential home building of the Parent Owned Real Property affected thereby and (iii) neither Parent nor its Subsidiaries have collaterally assigned or granted a security interest in the Parent Owned Real Property except for Parent Permitted Liens. Neither Parent nor any of its Subsidiaries has received notice of any pending, and to the knowledge of Parent there is no pending or threatened condemnation or eminent domain proceeding with respect to any Parent Owned Real Property, except proceedings which are not having or would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b) Except as is not having or would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (i) each material lease, sublease, license, easement and other agreement under which Parent or any of its Subsidiaries uses or occupies or has the right to use or occupy any material real property at which the material operations of Parent and its Subsidiaries are conducted (the “Parent Leased Real Property”), is valid, binding and in full force and effect and (ii) no uncured default of a material nature on the part of Parent or, if applicable, its Subsidiary or, to the knowledge of Parent, the landlord or other parties to such lease or other agreement thereunder exists with respect to any Parent Leased Real Property. Except as is not having or would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, Parent and each of its Subsidiaries has a good and valid leasehold interest, subject to the terms of any lease, sublease or other agreement applicable thereto, in each parcel of Parent Leased Real Property, free and clear of all Liens, except for Parent Permitted Liens (and conditions, covenants, encroachments, easements, restrictions and other encumbrances that do not adversely affect the use of the Parent Leased Real Property by Parent for residential home building). Except as is not having or would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, neither Parent nor any of its Subsidiaries has (x) received notice of any pending, and, to the knowledge of Parent, there is no threatened, condemnation proceeding with respect to any Parent Leased Real Property, (y) collaterally assigned or granted a security interest in the Parent Leased Real Property except for Parent Permitted Liens, or (z) received any written notice of any default under lease or other agreement for a Parent Leased Real Property and, to the knowledge of Parent, no event has occurred and no condition exists that, with notice or lapse of time, or both, would constitute a default by Parent or any of its Subsidiaries, as applicable, under any such leases and agreements.

(c) Except as is not having or would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, no judgment, injunction, order, decree, statute, ordinance, rule, regulation, moratorium, or other action by or before a Governmental Entity exists or is pending or threatened that restricts the development or sale of Parent Owned Real Property currently under development or all or a portion of which is being held for sale by Parent or any of its Subsidiaries.

(d) No developer-related charges or assessments imposed by any Governmental Entity (or any other person) for public improvements (or otherwise) against any Parent Owned Real Property held for development, are unpaid (other than those reflected on the most recent financial statements of Parent, and those incurred since the date of such financial statements of Parent to the extent in the ordinary course of Parent’s business and consistent with past practices), except for such charges and assessments as, in the aggregate, are not having or would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 4.17  Required Vote of Parent Stockholders; Merger Sub Approval.

(a) The affirmative vote of (i) holders of a majority of the outstanding shares of Parent Common Stock entitled to vote at the Parent Stockholders’ Meeting is the only vote of the holders of any class or series of Parent capital stock necessary to approve the Charter Amendment, (ii) holders of a majority of the Parent Common Stock present or represented and entitled to vote on the Stock Issuance at the Parent Stockholders’ Meeting is the only vote of the holders of any class or series of Parent capital stock necessary to approve the Stock Issuance (collectively, the “Parent Stockholder Approvals”) and (iii) Parent, as the sole stockholder of Merger Sub, is the only vote of the holders of any class or series of Merger Sub’s capital stock necessary to approve the Merger, and no other vote of the holders of any class or series of Parent or Merger Sub capital stock is necessary to approve the Charter Amendment or the Stock Issuance or to approve this Agreement or the transactions contemplated hereby, including the Merger.

(b) The Board of Directors of Merger Sub, by written consent duly adopted prior to the date hereof, (i) determined that this Agreement and the Merger are advisable and in the best interests of Merger Sub and its stockholder, (ii) duly approved this Agreement, the Merger and the other transactions contemplated hereby, which approval has not been rescinded or modified and (iii) submitted this Agreement for approval by Parent, as the sole stockholder of Merger Sub and recommended Parent approve the same. Parent, as the sole stockholder of Merger Sub, has duly approved this Agreement and the Merger.

Section 4.18  Opinion of Financial Advisor.  The Parent Board has received the opinion of Citigroup Global Markets Inc. dated the date of this Agreement, substantially to the effect that, as of such date, the Exchange Ratio is fair to Parent from a financial point of view.

Section 4.19  Material Contracts.

(a) Section 4.19(a) of the Parent Disclosure Schedule contains a complete list as of the date hereof of the following types of Contracts, whether written or oral, that are intended by Parent or any of its Subsidiaries, as applicable, to be legally binding, and to which Parent or any of its Subsidiaries is a party (such Contracts, being the “Parent Material Contracts”):

(i) each “material contract” (as such term is defined in Item 610(b)(10) of Regulation S-K of the SEC) with respect to Parent and its Subsidiaries (other than compensatory contracts with, or which include as participants, any current or former director or officer of Parent or any of its Subsidiaries);

(ii) all contracts and agreements evidencing indebtedness for borrowed money in excess of $50 million in principal amount; and

(iii) all non-competition agreements or any other agreements or arrangements that materially limit or otherwise materially restrict Parent and its Subsidiaries from conducting a material portion of the business of Parent and its Subsidiaries, taken as a whole.

(b) Neither Parent nor any Subsidiary of Parent is in breach of or default under the terms of any Parent Material Contract where such breach or default is having or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. To the knowledge of Parent, no other party to any Parent Material Contract is in breach of or default under the terms of any Parent Material Contract where such breach or default is having or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Except as is not having or would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, each Parent Material Contract is a legal, valid and binding obligation of Parent or the Subsidiary of Parent which is party thereto and, to the knowledge of Parent, of each other party thereto, and is in full force and effect, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights generally and (ii) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(c) Parent has made available to the Company correct and complete copies in all material respects of all Parent Material Contracts, including any material amendments or material waivers thereto.

Section 4.20  Finders or Brokers.  Except for Citigroup Global Markets Inc., Banc of America Securities LLC and J.P. Morgan Securities Inc. neither Parent nor any of its Subsidiaries has employed any investment banker, broker or finder in connection with the transactions contemplated by this Agreement who might be entitled to any fee or any commission in connection with or upon consummation of the Merger.

Section 4.21  Lack of Ownership of Company Common Stock.  Neither Parent nor any of its Subsidiaries beneficially owns directly or indirectly, any shares of Company Common Stock or other securities convertible into, exchangeable for or exercisable for shares of Company Common Stock or any Securities of any Subsidiary of the Company, and neither Parent nor any of its Subsidiaries has any rights to acquire any Shares except pursuant to this Agreement. There are no voting trusts or other agreements or understandings to which Parent or any of its Subsidiaries is a party with respect to the voting of the capital stock or other equity interest of the Company or any of its Subsidiaries.

Section 4.22  Insurance.  Section 4.22 of the Parent Disclosure Schedule sets forth a true and complete list of the material insurance policies covering Parent and its Subsidiaries as of the date hereof. Except as is not having or would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (a) each insurance policy under which Parent or any of its Subsidiaries is an insured or otherwise the principal beneficiary of coverage (collectively, the “Parent Insurance Policies”) is in full force and effect, all premiums due thereon have been paid in full and Parent and its Subsidiaries are in compliance with the terms and conditions of such Parent Insurance Policy, (b) neither Parent nor any of its Subsidiaries is in breach or default under any Parent Insurance Policy and (c) no event has occurred which, with notice or lapse of time, would constitute such breach or default, or permit termination or modification, under the policy.

Section 4.23  Tax Treatment.  Neither Parent nor any of its Subsidiaries has taken or agreed to take any action or knows of any fact that would prevent or impede, or would be reasonably likely to prevent or impede, the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

Section 4.24  Rights Plan.  Parent has taken all action necessary (a) to render the Section 382 Rights Agreement, dated March 5, 2009 (“Parent Rights Agreement”), between Parent and Computershare Trust Company, N.A., as Rights Agent, inapplicable to the Merger, this Agreement, the Voting Agreements executed by stockholders of Parent and the transactions contemplated hereby or thereby, including the Merger, and (b) to ensure that (i) neither the Company nor any Company stockholder will become an “Acquiring Person” (as such term is defined in the Parent Rights Agreement) by reason of the approval, execution, announcement or consummation of this Agreement or the Voting Agreements executed by stockholders of Parent or the transactions contemplated hereby or thereby, including the Merger, and (ii) neither a “Share Acquisition Date” nor a “Distribution Date” (each as defined in the Parent Rights Agreement) shall occur, in each case, by reason of the approval, execution, announcement or consummation of this Agreement or the Voting Agreements executed by stockholders of Parent or the transactions contemplated hereby or thereby, including the Merger.

Section 4.25  No Additional Representations.  Parent and Merger Sub acknowledge that the Company makes no representations or warranties as to any matter whatsoever except as expressly set forth in this Agreement or in any certificate delivered by the Company to Parent or Merger Sub in accordance with the terms hereof, and specifically (but without limiting the generality of the foregoing) that the Company makes no representations or warranties with respect to (a) any projections, estimates or budgets delivered or made available to Parent or Merger Sub (or any of their respective affiliates or Representatives) of future revenues, results of operations (or any component thereof), cash flows or financial condition (or any component thereof) of the Company and its Subsidiaries or (b) the future business and operations of the Company and its Subsidiaries.

ARTICLE V

COVENANTS AND AGREEMENTS

Section 5.1  Conduct of Business by the Company.

(a) From and after the date hereof and prior to the Effective Time or the date, if any, on which this Agreement is earlier terminated pursuant to Section 7.1 (the “Termination Date”), and except (i) as may be required by applicable Law, (ii) as may be consented to in writing by Parent (which consent shall not be unreasonably withheld, delayed or conditioned), (iii) as may be contemplated or required by this Agreement or (iv) as set forth in Section 5.1 of the Company Disclosure Schedule, the Company covenants and agrees with Parent that the business of the Company and its Subsidiaries shall be conducted in, and such entities shall not take any action except in, the ordinary course of business, and the Company and its Subsidiaries shall use their reasonable best efforts to (A) keep available the services of current officers, key employees and consultants of the Company and each of its Subsidiaries, (B) preserve the Company’s business organization intact and maintain its existing relations and goodwill with customers, suppliers, distributors, creditors and lessors, (C) maintain insurance policies or replacement or revised policies in such amounts and against such risks and losses of the Company and its Subsidiaries as are currently in effect and (D) comply in all material respects with all applicable Laws; provided, however, that no action by the Company or its Subsidiaries with respect to matters specifically addressed by any provision of Section 5.1(b) shall be deemed a breach of this sentence unless such action would constitute a breach of such other provision.

(b) The Company agrees with Parent, on behalf of itself and its Subsidiaries, that between the date hereof and prior to the earlier of the Effective Time and the Termination Date, without the prior written consent of Parent (which consent shall not be unreasonably withheld, delayed or conditioned), the Company:

(i) shall not, and shall not permit any of its Subsidiaries that is not directly or indirectly wholly owned by the Company to, authorize or pay any dividends on or make any distribution with respect to its outstanding shares of capital stock (whether in cash, assets, stock or other securities of the Company or its Subsidiaries), except dividends and distributions paid or made on a pro rata basis by Subsidiaries;

(ii) except for transactions between the Company and its wholly owned Subsidiaries or among the Company’s wholly owned Subsidiaries, the Company shall not, and shall not permit any of its Subsidiaries, to redeem, repurchase, defease or otherwise cancel any indebtedness for borrowed money of the Company or any Subsidiary, other than (x) at stated maturity, (y) any required amortization payments and mandatory prepayments (including mandatory prepayments arising from any change of control put rights to which holders of such indebtedness for borrowed money may be entitled), and (z) indebtedness for borrowed money either (A) not in excess of $1 million or (B) arising under the agreements disclosed in Section 5.1(b)(ii) of the Company Disclosure Schedule, in each case in accordance with the terms of the instrument governing such indebtedness as in effect on the date hereof;

(iii) shall not, and shall not permit any of its Subsidiaries to, make any acquisition of any other person or business or make any capital expenditures, loans, advances or capital contributions to, or investments in, any other person with a value in excess of $15 million in the aggregate, except (A) in the ordinary course of business, including entering into option contracts to acquire (and purchasing pursuant to the terms of such contracts) (1) finished lots in an amount not to exceed $8 million individually or $150 million in the aggregate or (2) raw land in an amount not to exceed $20 million in the aggregate, (B) as required by or pursuant to existing contracts, including existing contracts for the acquisition of finished lots or realty, or (C) as made in connection with any transaction solely between the Company and a wholly owned Subsidiary of the Company or between wholly owned Subsidiaries of the Company;

(iv) shall not, and shall not permit any of its Subsidiaries to, (A) split, combine, reclassify, subdivide or amend the terms of any of its capital stock or issue or authorize or propose the issuance or authorization of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, except for any such transaction by a wholly owned Subsidiary of the Company which remains a wholly owned Subsidiary after consummation of such transaction or (B) enter into any agreement with respect to voting of any of its capital stock or any securities convertible or exchangeable for such shares;

(v) except as required by existing written agreements or Company Benefit Plans, as otherwise required by applicable Law, or as permitted under Section 5.6(b)(v) and Section 5.6(b)(vi), shall not, and shall not permit any of its Subsidiaries to, (A) increase the compensation or other benefits payable or provided to the Company’s directors, executive officers or other employees, (B) enter into any employment, change of control, severance or retention agreement with any employee of the Company (except (1) for agreements entered into with any newly-hired employees or replacements or as a result of promotions, (2) for employment agreements terminable on less than thirty days’ notice without penalty, and (3) for severance agreements entered into with employees who are not executive officers, in the ordinary course of business in connection with terminations of employment) or (C) establish, adopt, enter into or amend any plan, policy, program or arrangement for the benefit of any current or former directors, officers or employees or any of their beneficiaries, except (x) as permitted pursuant to clause (B) above, or (y) for entering into or amending collective bargaining agreements in the ordinary course of business;

(vi) shall not, and shall not permit any of its Subsidiaries to, materially change financial accounting policies or procedures or any of its methods of reporting income, deductions or other material items for financial accounting purposes, except as required by GAAP, SEC rule or policy or applicable Law;

(vii) except as required by a change in Law, make, change or revoke any material Tax election, file any material amended Tax Return, or settle or compromise any material Tax liability or refund, in each case, if such action could have an adverse effect that, individually or in the aggregate, is material to the Company and its Subsidiaries;

(viii) shall not, and shall not permit any of its Subsidiaries to, adopt or propose to adopt any material amendments to its articles of incorporation or by-laws or similar applicable charter documents;

(ix) except for transactions among the Company and its wholly owned Subsidiaries or among the Company’s wholly owned Subsidiaries, shall not, and shall not permit any of its Subsidiaries to, issue, sell, pledge, dispose of, grant, transfer or encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer or encumbrance of, any shares of its capital stock or other ownership interest in the Company or any Subsidiaries or any securities convertible into or exchangeable for any such shares or ownership interest, or any rights, warrants or options to acquire or with respect to any such shares of capital stock, ownership interest or convertible or exchangeable securities or take any action to cause to be exercisable any otherwise unexercisable option under any existing stock option plan (except as otherwise provided by the terms of this Agreement or the terms of any unexercisable or unexercised options or warrants outstanding on the date hereof), other than (A) issuances of shares of Company Common Stock in respect of any exercise of Company Stock Options or the vesting or settlement of

Restricted Stock Units outstanding on the date hereof or as may be granted after the date hereof as permitted under this Section 5.1(b), (B) the sale of shares of Company Common Stock pursuant to the exercise of options to purchase Company Common Stock if necessary to effectuate an optionee direction upon exercise or for withholding of Taxes and (C) the grant of equity compensation awards in the ordinary course of business in accordance with the Company’s customary long-term compensation award practices in accordance with Section 5.6(b)(vi);

(x) except for transactions among the Company and its wholly owned Subsidiaries or among the Company’s wholly owned Subsidiaries, shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, purchase, redeem or otherwise acquire any shares of the capital stock of any of them, or any securities convertible into or exchangeable for any such shares or ownership interest, or any rights, warrants or options to acquire or with respect to any such shares, ownership interest or convertible or exchangeable securities;

(xi) shall not, and shall not permit any of its Subsidiaries to, incur, assume, guarantee, prepay or otherwise become liable for any indebtedness for borrowed money (directly, contingently or otherwise), except for (A) any indebtedness for borrowed money among the Company and its wholly owned Subsidiaries or among the Company’s wholly owned Subsidiaries, (B) indebtedness for borrowed money incurred to replace, renew, extend, refinance or refund any existing indebtedness for borrowed money, (C) guarantees by the Company of indebtedness for borrowed money of Subsidiaries of the Company or guarantees by the Company’s Subsidiaries of indebtedness for borrowed money of the Company or any Subsidiary of the Company, which indebtedness is incurred in compliance with this Section 5.1(b) and (D) indebtedness incurred in the ordinary course of business pursuant to funding facilities for the Company’s financial services Subsidiaries, provided that nothing contained herein shall prohibit the Company and its Subsidiaries from making guarantees or obtaining letters of credit or surety bonds for the benefit of commercial counterparties in the ordinary course of business;

(xii) shall not, and shall not permit any of its Subsidiaries to, sell, pledge, lease, license, transfer, guarantee, exchange or swap, mortgage (including securitizations), or otherwise dispose of any material portion of its material properties or material assets, including the capital stock of Subsidiaries (it being understood that the foregoing shall not prohibit the sales of land or homes in the ordinary course of business), except (A) for transactions among the Company and its wholly owned Subsidiaries or among the Company’s wholly owned Subsidiaries, (B) pursuant to existing agreements in effect prior to the execution of this Agreement and that are set forth in Section 5.1(b)(xii) of the Company Disclosure Schedule or (C) as may be required by applicable Law or any Governmental Entity in order to permit or facilitate the consummation of the transactions contemplated hereby;

(xiii) shall not, and shall not permit any of its Subsidiaries to, (A) adopt a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries (other than the Merger and consolidations, mergers or reorganizations among the Company and its wholly owned Subsidiaries or among the Company’s wholly owned Subsidiaries that would not result in material adverse tax consequences or material loss of tax benefits or loss of any material asset (including Intellectual Property)) or (B) vote in support of, consent to or approve a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of any joint venture or similar entity to which the Company or any of its Subsidiaries is a party that is not a Subsidiary of the Company (other than consolidations, mergers or reorganizations that would not result in material adverse tax consequences or material loss of tax benefits or loss of any material asset (including Intellectual Property));

(xiv) shall not, and shall not permit any of its Subsidiaries to, enter into any Contract that would materially restrict, after the Effective Time, Parent and its Subsidiaries (including the Surviving Corporation and its Subsidiaries) with respect to engaging or competing in any line of business or in any geographic area;

(xv) shall not, and shall not permit any of its Subsidiaries to, settle or compromise any litigation, or release, dismiss or otherwise dispose of any claim, liability, obligation or arbitration, other than settlements or compromises of litigation or releases, dismissals or dispositions of claims, liabilities, obligations or arbitration that involve the payment of monetary damages not in excess of $15 million individually or $75 million in the aggregate (but excluding from such aggregate total any individual claim involving the payment by the Company of an amount less than $1 million) by the Company and do not involve any material injunctive or other non-monetary relief or impose material restrictions on the business or operations of the Company;

(xvi) shall not, and shall not permit any of its Subsidiaries to, enter into interest rate swaps and other similar hedging arrangements other than for purposes of offsetting a bona fide exposure (including counterparty risk);

(xvii) shall not, and shall not permit any of its Subsidiaries to, issue or forgive any loans to directors, officers, employees, contractors or any of their respective affiliates, except for any such issuances that would not violate the Sarbanes-Oxley Act; and

(xviii) shall not, and shall not permit any of its Subsidiaries to, agree or commit to do any of the foregoing.

Section 5.2  Conduct of Business by Parent.

(a) From and after the date hereof and prior to the earlier of the Effective Time and the Termination Date, and except (i) as may be required by applicable Law, (ii) as may be consented to in writing by the Company (which consent shall not be unreasonably withheld, delayed or conditioned), (iii) as may be contemplated or required by this Agreement or (iv) as set forth in Section 5.2 of the Parent Disclosure Schedule, Parent covenants and agrees with the Company that the business of Parent and its Subsidiaries shall be conducted in, and such entities shall not take any action except in, the ordinary course of business, and Parent and its Subsidiaries shall use their reasonable best efforts to (A) keep available the services of current officers, key employees and consultants of Parent and each of its Subsidiaries, (B) preserve Parent’s business organization intact and maintain its existing relations and goodwill with customers, suppliers, distributors, creditors and lessors, (C) maintain insurance policies or replacement or revised policies in such amounts and against such risks and losses of Parent and its Subsidiaries as are currently in effect and (D) comply in all material respects with all applicable Laws; provided, however, that no action by Parent or its Subsidiaries with respect to matters specifically addressed by any provision of Section 5.2(b) shall be deemed a breach of this sentence unless such action would constitute a breach of such other provision.

(b) Parent agrees with the Company, on behalf of itself and its Subsidiaries, that between the date hereof and prior to the earlier of the Effective Time and the Termination Date, without the prior written consent of the Company (which consent shall not be unreasonably withheld, delayed or conditioned), Parent:

(i) except in the ordinary course of business, shall not, and shall not permit any of its Subsidiaries that is not directly or indirectly wholly owned by Parent to, authorize or pay any dividends on or make any distribution with respect to its outstanding shares of capital stock (whether in cash, assets, stock or other securities of Parent or its Subsidiaries), except dividends and distributions paid or made on a pro rata basis by Subsidiaries;

(ii) shall not, and shall not permit any of its Subsidiaries to, acquire or agree to acquire by merger or consolidation, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets, other than acquisitions that could not reasonably be expected to make it materially more difficult to obtain any authorization, consent or approval required in connection with the Merger and that could not reasonably be expected to prevent or materially delay or impede the consummation of the transactions contemplated by this Agreement, including the Merger;

(iii) shall not, and shall not permit any of its Subsidiaries to, (A) split, combine, reclassify, subdivide or amend the terms of any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, except for any such transaction by a wholly owned Subsidiary of Parent which remains a wholly owned Subsidiary after consummation of such transaction or (B) enter into any agreement with respect to voting of any of its capital stock or any securities convertible or exchangeable for such shares;

(iv) except for (A) the adoption of an amendment to Parent’s Articles of Incorporation as contemplated in Parent’s proxy statement for its 2009 Annual Meeting of Shareholders and (B) an amendment to Parent’s certificate of designations of Parent’s Series A Junior Participating Preferred Shares to increase the number of shares, shall not, and shall not permit any of its Subsidiaries to, adopt or propose to adopt any material amendments to its articles of incorporation or by-laws or similar applicable charter documents;

(v) except for transactions among Parent and its wholly owned Subsidiaries or among Parent’s wholly owned Subsidiaries, shall not, and shall not permit any of its Subsidiaries to, issue, sell, pledge, dispose of, grant, transfer or encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer or encumbrance of, any shares of its capital stock or other ownership interest in Parent or any Subsidiaries or any securities convertible into or exchangeable for any such shares or ownership interest, or any rights, warrants or options to acquire or with respect to any such shares of capital stock, ownership interest or convertible or exchangeable securities or take any action to cause to be exercisable any otherwise unexercisable option under any existing stock option plan (except as otherwise provided by the terms of this Agreement or the terms of any unexercisable or unexercised options or warrants outstanding on the date hereof), other than (A) issuances of shares of Parent Common Stock in respect of any exercise of Parent Stock Options or the vesting or settlement of Parent RSUs outstanding on the date hereof or as may be granted after the date hereof as permitted under this Section 5.2(b), (B) the sale of shares of Parent Common Stock pursuant to the exercise of options to purchase Parent Common Stock if necessary to effectuate an optionee direction upon exercise or for withholding of Taxes and (C) the grant of equity compensation awards in the ordinary course of business in accordance with Parent’s customary schedule;

(vi) shall not, and shall not permit any of its Subsidiaries to, (A) adopt a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Parent or any of its Subsidiaries (other than the Merger and consolidations, mergers or reorganizations among Parent and its wholly owned Subsidiaries or among Parent’s wholly owned Subsidiaries that would not result in material adverse tax consequences or material loss of tax benefits or loss of any material asset (including Intellectual Property)) or (B) vote in support of, consent to or approve a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of any joint venture or similar entity to which Parent or any of its Subsidiaries is a party that is not a Subsidiary of Parent (other than consolidations, mergers or reorganizations that would not result in material adverse tax consequences or material loss of tax benefits or loss of any material asset (including Intellectual Property)); and

(vii) shall not, and shall not permit any of its Subsidiaries to, agree or commit to do any of the foregoing.

Section 5.3  Investigation.

(a) Each of the Company and Parent shall afford the other party and to the officers, employees, accountants, consultants, legal counsel, financial advisors and agents and other representatives (collectively, “Representatives”) of such other party reasonable access during normal business hours, throughout the period prior to the earlier of the Effective Time and the Termination Date, to its and its Subsidiaries’ personnel, properties, contracts, commitments, books and records and any report, schedule or other document filed or received by it pursuant to the requirements of applicable Laws for purposes of integration planning. Notwithstanding the foregoing, neither the Company nor Parent shall be required to afford such access if it would (i) unreasonably disrupt the operations of such party or any of its Subsidiaries, (ii) cause a violation of any agreement to which such party or any of its Subsidiaries is a party (provided that Parent or the Company, as the case may be, shall use reasonable best efforts to implement procedures to provide the access or information contemplated by this Section 5.3 without violating such agreement), or (iii) cause a risk of a loss of privilege to such party or any of its Subsidiaries or would constitute a violation of any applicable Law.

(b) The parties hereby agree that all information provided to them or their respective Representatives in connection with this Agreement and the consummation of the transactions contemplated hereby shall be deemed to be Evaluation Material, as such term is used in, and shall be treated in accordance with, the Confidentiality Agreement, dated as of February 17, 2009, between the Company and Parent (the “Confidentiality Agreement”).

Section 5.4  Non-Solicitation.

(a) Subject to Sections 5.4(b)-(k), the Company agrees that neither it nor any of its Subsidiaries shall, and that it shall direct its and their respective Representatives not to, and shall not publicly announce any intention to, directly or indirectly, (i) solicit, initiate or knowingly encourage any inquiries with respect to, or the making or submission of, any Alternative Proposal, (ii) participate in any negotiations regarding an Alternative Proposal with, or furnish any nonpublic information regarding an Alternative Proposal to any person that has made or, to the Company’s knowledge, is considering making an Alternative Proposal, (iii) engage in discussions regarding an Alternative Proposal with any person, except to notify such person as to the existence of the provisions of this Section 5.4, (iv) submit to a vote of its stockholders, approve, endorse or recommend any Alternative Proposal or (v) enter into any letter of intent or agreement in principle or any agreement providing for any Alternative Proposal (except for confidentiality agreements permitted under Section 5.4(c)).

(b) The Company promptly (and in any event within 24 hours) shall advise Parent orally and in writing of (i) receipt of any Alternative Proposal or indication or inquiry with respect to or that would reasonably be expected to lead to any Alternative Proposal and (ii) any request for non-public information relating to the Company or its Subsidiaries, other than requests for information not reasonably expected to be related to an Alternative Proposal, including in each case the identity of the person making any such Alternative Proposal or indication or inquiry and the material terms of any such Alternative Proposal or indication or inquiry (including copies of any document or correspondence evidencing such Alternative Proposal or inquiry). The Company shall keep Parent reasonably informed on a reasonably current basis of any material change to the financial or other material terms of any such Alternative Proposal or indication or inquiry.

(c) Notwithstanding the limitations set forth in Section 5.4(a), if, after the date hereof and prior to the receipt of the Company Stockholder Approval, the Company receives an unsolicited, written Alternative Proposal that the Company Board determines in good faith either constitutes a Superior Proposal or could reasonably be expected to lead to a Superior Proposal, then the Company may, subject to compliance with this Section 5.4 and if, and only if, prior to taking any such actions the Company receives from the third party making such Alternative Proposal an executed confidentiality agreement on terms with respect to confidentiality no less favorable to the Company than the Confidentiality Agreement: (i) furnish nonpublic information to the third party making such Alternative Proposal and (ii) engage in discussions or negotiations with such third party. The Company agrees that it and its Subsidiaries shall not enter into any confidentiality agreement with any person subsequent to the date hereof that prohibits the Company from providing information to Parent that is required to be provided under this Section 5.4.

(d) Except as otherwise provided in Section 5.4(e) or Section 5.4(g), the Company Board may not withdraw or, in a manner adverse to Parent or Merger Sub, modify or qualify the Company Recommendation (any such actions being a “Company Change of Recommendation”).

(e) Notwithstanding anything to the contrary in this Agreement, prior to the receipt of the Company Stockholder Approval, in response to the receipt of a Superior Proposal that has not been withdrawn and provided the Company and its Subsidiaries have complied in all material respects with this Section 5.4, the Company Board may make a Company Change of Recommendation; provided, that the Company has complied in all material respects with the following sentence of this Section 5.4(e) and, after so complying, such proposal continues to constitute a Superior Proposal and the Company Board determines in good faith, after consultation with the Company’s outside legal and financial advisors, that the failure to make a Company Change of Recommendation would be inconsistent with the directors’ fiduciary obligations to the Company’s stockholders under applicable Law. The Company Board shall not make a Company Change of Recommendation unless the Company has, three business days in advance (the “Notice Period”), provided a written notice to Parent (a “Notice of Superior Proposal”) advising Parent that the Company Board has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal, identifying the person making such Superior Proposal and providing copies of any agreements intended to effect such Superior Proposal; provided, however, that if during the Notice Period any revisions are made to the Superior Proposal and such revisions are material (it being understood and agreed that any change to consideration with respect to such proposal is material), the Company shall provide written notice of such revisions to Parent and the Notice Period shall be extended by one business day.

(f) Nothing contained in this Agreement shall prohibit the Company or the Company Board from (i) taking and disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or (ii) making any legally required disclosure to the Company’s stockholders or taking any position with respect to the Merger if, in the good faith judgment of the Company Board, after consultation with the Company’s outside legal advisors, failure to so take and/or disclose would be inconsistent with the directors’ fiduciary obligations to the Company’s stockholders under applicable Law or obligations under the rules and regulations of the NYSE; provided, however, that any action that would constitute a Company Change of Recommendation may only be made in compliance with either Section 5.4(e) or Section 5.4(g).

(g) Nothing contained in this Agreement shall prohibit the Company or the Company Board from, at any time prior to the receipt of the Company Stockholder Approval, making a Company Change of Recommendation if the Company Board is required to do so under applicable Law; provided, that the Company Board shall not make a Company Change of Recommendation pursuant to this Section 5.4(g) unless the Company has three business days in advance provided a written notice to Parent advising Parent of its intent to make a Company Change of Recommendation as required under applicable Law.

(h) As used in this Agreement, “Alternative Proposal” shall mean any bona fide inquiry, proposal or offer made by any person or group of persons prior to the receipt of the Company Stockholder Approval (other than a proposal or offer by Parent or any of its Subsidiaries) for (i) a merger, reorganization, share exchange, consolidation, business combination, recapitalization, dissolution, liquidation or similar transaction involving the Company, (ii) a tender offer or exchange offer that, if consummated, would result in any person beneficially owning 20% or more of the outstanding shares of Company Common Stock, (iii) the acquisition by any person or group of persons of 20% or more of the assets of the Company and its Subsidiaries, taken as a whole or (iv) the direct or indirect acquisition by any person or group of persons of 20% or more of the outstanding shares of Company Common Stock.

(i) As used in this Agreement, “Superior Proposal” shall mean an Alternative Proposal (substituting 50% for the 20% threshold set forth in the definition of “Alternative Proposal”) made by any person or group of persons on terms that the Company Board determines in good faith, after consultation with the Company’s financial and legal advisors, is more favorable to the stockholders of the Company than the transactions contemplated by this Agreement (taking into account such factors as the Company Board in good faith deems relevant).

(j) The Company agrees that, as of the date hereof, it and its Subsidiaries shall, and the Company shall direct its and its Subsidiaries’ respective Representatives to, immediately cease and cause to be terminated any activities, discussions or negotiations with any persons with respect to any Alternative Proposal which shall have occurred prior to the date hereof. The Company also agrees that it will promptly request each person that has heretofore executed a confidentiality agreement in connection with any Alternative Proposal to return or destroy all confidential information heretofore furnished to such person by or on behalf of it or any of its Subsidiaries.

(k) During the period from the date of this Agreement through the Effective Time, the Company (i) shall not terminate, amend, modify or waive any standstill provision of any confidentiality, standstill or similar agreement between the Company and any other person which relates to any transaction that could constitute an Alternative Proposal and (ii) agrees to use its reasonable best efforts to enforce the provisions of any such agreements, including using its reasonable best efforts to obtain injunctions to prevent any threatened or actual breach of such agreements and to enforce specifically the terms and provisions thereof in any court of the United States or any state thereof having jurisdiction; provided, that the Company shall not be required to take, or be prohibited from taking, any action otherwise prohibited or required by this Section 5.4(k), if the Company Board determines in good faith, after consultation with the Company’s outside legal advisors, such action or inaction would be inconsistent with the directors’ fiduciary obligations to the Company’s stockholders under applicable Law or if such action or failure to act would otherwise be permitted by this Section 5.4.

Section 5.5  Filings; Other Actions.

(a) As promptly as practicable following the date of this Agreement, the Company shall prepare and file with the SEC the Joint Proxy Statement, and Parent shall prepare and file with the SEC the Form S-4 in which the Joint Proxy Statement will be included as a prospectus. The Company and Parent shall provide the other with the opportunity to review and comment on such documents prior to their filing with the SEC. Each of Parent and the Company shall use reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as reasonably practicable after such filing and to keep the Form S-4 effective as long as necessary to consummate the Merger. Parent will cause the Joint Proxy Statement to be mailed to Parent’s stockholders, and the Company will cause the Joint Proxy Statement to be mailed to the Company’s stockholders, in each case as promptly as reasonably practicable after the Form S-4 is declared effective under the Securities Act. Parent shall also take any action required to be taken under any applicable state securities laws in connection with the issuance and reservation of shares of Parent Common Stock in the Merger and the conversion of Company Stock Options into options to acquire Parent Common Stock, the conversion of the Restricted Shares into the right to receive Parent Common Stock as set forth in Section 5.6(a)(ii) and the conversion of the Restricted Stock Units into shares of Parent Common Stock as set forth in Section 5.6(a)(ii), and the Company shall furnish all information concerning the Company and the holders of Company Common Stock as may be reasonably requested in connection with any such action. No filing of, or amendment or supplement to, the Form S-4 or the Joint Proxy Statement will be made by Parent or the Company, as applicable, without the other’s prior consent (which shall not be unreasonably withheld, delayed or conditioned) and without providing the other the opportunity to review and comment thereon. Parent or the Company, as applicable, will advise the other promptly after it receives oral or written notice of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any oral or written request by the SEC for amendment of the Joint Proxy Statement or the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information, and will promptly provide the other with copies of any written communication from the SEC or any state securities commission. If at any time prior to the Effective Time any information relating to Parent or the Company, or any of their respective affiliates, officers or directors, is discovered by Parent or the Company which should be set forth in an amendment or supplement to any of the Form S-4 or the Joint Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other party and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC, after the other party has had a reasonable opportunity to review and comment thereon, and, to the extent required by applicable Law, disseminated to the respective stockholders of Parent and the Company.

(b) Each of the Company and Parent shall, as promptly as practicable after the Form S-4 is declared effective under the Securities Act, take all action necessary in accordance with applicable Laws and the Company Organizational Documents, in the case of the Company, and the Parent Organizational Documents, in the case of Parent, to duly give notice of, convene and hold a meeting of its stockholders, respectively, to be held as promptly as practicable to consider, in the case of Parent, the Charter Amendment and the Stock

Issuance (the “Parent Stockholders’ Meeting”) and, in the case of the Company, the approval of this Agreement and the approval of the transactions contemplated hereby, including the Merger (the “Company Stockholders’ Meeting”). The Company will, except to the extent the Company has made a Company Change of Recommendation in compliance with Section 5.4(e) or Section 5.4(g), through the Company Board, recommend that its stockholders approve this Agreement and will use reasonable best efforts to solicit from its stockholders, proxies in favor of the approval of this Agreement and to take all other action necessary or advisable to secure the vote or consent of its stockholders required by the rules of the NYSE or applicable Laws to obtain such approvals. Parent will, through the Parent Board, recommend that its stockholders approve the Charter Amendment and the Stock Issuance, and will use reasonable best efforts to solicit from its stockholders proxies in favor of the Charter Amendment and the Stock Issuance and to take all other action necessary or advisable to secure the vote or consent of its stockholders required by the rules of the NYSE or applicable Laws to obtain such approval.

(c) The Parent Board may not withdraw or, in a manner adverse to the Company, modify or qualify the Parent Recommendation (any such actions being a “Parent Change of Recommendation”), except to the extent that the Parent Board is required to do so under applicable Law; provided, that the Parent Board shall not make a Parent Change of Recommendation pursuant to this Section 5.5(c) unless Parent has three business days in advance provided a written notice to the Company advising the Company of its intent to make a Company Change of Recommendation as required under applicable Law.

(d) Each of the Company and Parent will use reasonable best efforts to hold the Company Stockholders’ Meeting and the Parent Stockholders’ Meeting, respectively, on the same date as the other party and as soon as reasonably practicable after the date of this Agreement.

Section 5.6  Stock Options and Other Stock-Based Awards; Employee Matters.

(a) Stock Options and Other Stock-Based Awards.

(i) Each option to purchase shares of Company Common Stock (each, a “Company Stock Option”) granted under the employee and director stock plans of the Company (the “Company Stock Plans”), whether vested or unvested, that is outstanding immediately prior to the Effective Time shall, as of the Effective Time, automatically and without any action on the part of the holders thereof, be converted into a vested option to purchase shares of Parent Common Stock (a “Parent Stock Option”), on the same terms and conditions (except as provided in this Section 5.6(a)(i)) as were applicable under such Company Stock Option immediately prior to the Effective Time, to purchase that number of shares of Parent Common Stock equal to the product of (A) the total number of shares of Company Common Stock subject to such Company Stock Option and (B) the Exchange Ratio, rounded down to the nearest whole number of shares of Parent Common Stock. The per-share exercise price for the shares of Parent Common Stock issuable upon exercise of such Parent Stock Options will be equal to the quotient determined by dividing (x) the exercise price per share of Company Common Stock at which the Company Stock Options were exercisable immediately prior to the Effective Time by (y) the Exchange Ratio, and rounding the resulting per-share exercise price up to the nearest whole cent. Solely with respect to a Company Stock Option granted with an exercise price of less than $40.00 per share of Company Common Stock (which shall have been converted into a Parent Stock Option pursuant to the terms of this Section 5.6(a)(i)), the terms of such Parent Stock Option (as so converted) shall provide that if the employment of the applicable option holder is terminated under circumstances that would entitle such option holder to severance benefits under a severance plan, program or agreement in which such option holder participates (or to which such option holder is a party) as of immediately following the Effective Time (a “Severance Event”) during the period beginning at the Effective Time and ending on the second anniversary thereof, such Parent Stock Option shall remain exercisable until the earlier of (1) the later of (x) the third anniversary of the date of such termination of employment and (y) the date on which the Company Stock Option (which shall have been converted into a Parent Stock Option pursuant to the terms hereof) would cease to be exercisable in accordance with its terms and (2) the expiration of the scheduled term of the Company Stock Option (which shall have been converted into a Parent Stock Option pursuant to the terms hereof). No later than the Effective Time, the Company shall pass such resolutions as are necessary to approve the terms of this Section 5.6(a)(i).

(ii) At the Effective Time, each award of restricted Company Common Stock granted under a Company Stock Plan that is outstanding immediately prior to the Effective Time (the “Restricted Shares”) and each restricted or deferred stock unit based on shares of Company Common Stock granted under a Company Stock Plan that is outstanding immediately prior to the Effective Time (the “Restricted Stock Units”) shall, automatically and without any action on the part of the holders thereof, vest and be converted, on the same terms and conditions (except as provided in this Section 5.6(a)(ii)) as were applicable under such Restricted Shares and Restricted Stock Units, as applicable, immediately prior to the Effective Time, into a number of shares of Parent Common Stock or units with respect to Parent Common Stock equal to the product of (A) the total number of shares of Company Common Stock subject to such grant of Restricted Shares or Restricted Stock Units, as applicable, and (B) the Exchange Ratio.

(iii) Immediately prior to the Effective Time, each award of performance units with respect to shares of Company Common Stock under a Company Stock Plan that is outstanding immediately prior to the Effective Time (collectively, the “Company Performance Units”) shall, automatically and without any action on the part of the holders thereof, vest and be converted, into the right to receive, immediately prior to the Effective Time, an amount in cash equal to the product of (i) the total number of shares of Company Common Stock subject to such Company Performance Unit, assuming the achievement of all performance goals applicable to such Company Performance Unit at target levels and (ii) the Fair Market Value (as defined in the Amended and Restated Centex Corporation 2003 Equity Incentive Plan) of Company Common Stock on the day immediately prior to the Effective Time.

(iv) At the Effective Time, Parent shall assume all the obligations of the Company under the Company Stock Plans, each outstanding Company Stock Option and the agreements evidencing the grants thereof. As soon as practicable after the Effective Time, Parent shall deliver to the holders of Company Stock Options appropriate notices setting forth such holders’ rights pursuant to the respective Company Stock Plans, and the agreements evidencing the grants of such Company Stock Options shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 5.6(a)).

(v) Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of the Parent Stock Options resulting from the conversion of Company Stock Options assumed by Parent in accordance with this Section 5.6(a). At or prior to the Effective Time, Parent shall file a registration statement on Form S-8 (or any successor or other appropriate form) with respect to the shares of Parent Common Stock subject to such Parent Stock Options resulting from the conversion of Company Stock Options and shall use its reasonable best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Parent Stock Options remain outstanding.

(b) Employee Matters.

(i) From and after the Effective Time, Parent shall honor all Company Benefit Plans in accordance with their terms as in effect immediately before the Effective Time. During the period beginning at the Effective Time and ending on December 31, 2009, Parent shall provide, or shall cause to be provided, to each current and former Company Employee, other than such employees covered by collective bargaining agreements, compensation and benefits that are no less favorable, in the aggregate, than the compensation and benefits provided to Company Employees immediately before the Effective Time (except that the Company’s Salary Continuation Plan shall be disregarded for purposes of this sentence). Thereafter, it is the intention of Parent that over the long term Company Employees and similarly situated employees of Parent, taking into account the job responsibilities, scope of duties, performance and geographic location of such employees, will be treated alike in terms of compensation and benefits. Without limiting the generality of the foregoing, during the period beginning on January 1, 2010 and ending on December 31, 2010, any change made in the salary or annual incentive bonus of any Company Employee, other than any such employee covered by collective bargaining agreements, shall not affect such Company Employee in a manner which is disproportionate, taking into account the market pay, job responsibilities, scope of duties, performance and geographic location of such employees, to any change in the salary or annual incentive bonus of any similarly situated employee of Parent. From and after December 31, 2009, Parent shall provide, or shall cause to be provided, to each current and former Company Employee, other than such employees covered by collective bargaining agreements, pension and welfare benefits including medical, dental, pharmaceutical and vision benefits that are no less favorable, in the aggregate, than the pension and welfare benefits provided to similarly situated employees of Parent.

(ii) For all purposes (including purposes of vesting, eligibility to participate, accrual of benefits and level of benefits) under the “employee benefit plans” (as such term is defined in section 3(3) of ERISA, but without regard to whether the applicable plan is subject to ERISA) and programs of Parent and its Subsidiaries providing benefits to any Company Employees after the Effective Time (the “New Plans”), each Company Employee shall be credited for his or her years of service with the Company and its Subsidiaries and their respective predecessors before the Effective Time, to the same extent as such Company Employee was entitled, before the Effective Time, to credit for such service under any similar Company employee benefit plan or program in which such Company Employee participated or was eligible to participate immediately prior to the Effective Time, provided, however, that the foregoing shall not apply with respect to benefit accrual under any defined benefit pension plan or to the extent that its application would result in a duplication of benefits and, provided, further, that Company Employees’ years of service with the Company and its Subsidiaries and their respective predecessors before the Effective Time shall not be included for purposes of determining whether a Company Employee satisfies the requirements of the “Seventy Year Rule” (within the meaning of Parent’s equity incentive plans and option award agreements thereunder), unless the Company Employee terminates employment after December 31, 2011. In addition, and without limiting the generality of the foregoing, (A) each Company Employee shall be immediately eligible to participate, without any waiting time, in any and all New Plans to the extent coverage under such New Plan is comparable to a Company Benefit Plan in which such Company Employee participated immediately before the Effective Time (such plans, collectively, the “Old Plans”) and (B) for purposes of each New Plan providing medical, dental, pharmaceutical and/or vision benefits to any Company Employee, Parent shall cause all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such employee and his or her covered dependents, unless such conditions would not have been waived under the comparable plans of the Company or its Subsidiaries in which such employee participated immediately prior to the Effective Time, and Parent shall cause any eligible expenses incurred by such employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date such employee’s participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.

(iii) Parent hereby acknowledges that a “change of control” (or similar phrase) within the meaning of the Company Stock Plans and the Company Benefit Plans, as applicable, will occur at or prior to the Effective Time, as applicable.

(iv) Notwithstanding anything in this Agreement to the contrary, during the period beginning at the Effective Time and ending on December 31, 2010, Parent shall provide (A) severance benefits on an individual-by-individual basis that are no less favorable to the applicable Company Employee than the severance benefits provided to such Company Employee under the Company’s severance plans, programs and agreements as of immediately prior to the Effective Time (except that the Company’s Salary Continuation Plan shall be disregarded for purposes of this Section 5.6(b)(iv)(A)) and (B) paid time-off benefits on an individual-by-individual basis that are no less favorable to the applicable Company Employee than the paid time-off programs provided to such Company Employee under the Company’s paid time-off programs as of immediately prior to the Effective Time.

(v) Notwithstanding anything in this Agreement to the contrary, the Company may establish a short-term incentive compensation program (the “New Bonus Plan”) for the Company’s fiscal year which commenced April 1, 2009 and may establish with respect to each individual who participates in a short-term incentive plan in the ordinary course of business consistent with past practice (a “Bonus Plan Participant”) short-term incentive compensation target payout levels (i.e., target, maximum, threshold), provided that the target payout level with respect to each such Bonus Plan Participant shall be no greater than 100% of such Bonus Plan Participant’s target payout opportunity under the short-term incentive compensation program in which such Bonus Plan Participant participated during the Company’s fiscal year ended March 31, 2009 (or in the case of a newly-hired or promoted employee, the opportunity provided to similarly situated Company Employees) (the “Full Bonus”); provided that, if the Effective Time occurs, (A) Parent shall pay, or cause to be paid, to each Bonus Plan Participant employed by the Company or any of its Subsidiaries or Affiliates on December 31, 2009, as soon as practicable following such date, but in no event later than March 15, 2010, an amount equal to the product of (1) the applicable Bonus Plan Participant’s target bonus under the New Bonus Plan and (2) 75% (the “Unprorated Bonus”) and (B) Parent shall pay to each Bonus Plan Participant who experiences a Severance Event prior to December 31, 2009, as soon as practicable, but in no event more than 30 days, following the applicable Severance Event, an amount equal to the product of (1) the Unprorated Bonus and (2) a fraction, the numerator of which is the number of days between (and including) April 1, 2009 and the applicable Severance Event and the denominator of which is 275. Notwithstanding the foregoing, with respect to each of the five Bonus Plan Participants identified in Section 5.6(b)(v) of the Company Disclosure Schedule, any payment made pursuant to the New Bonus Plan to such a Bonus Plan Participant shall be made at the Effective Time in an amount equal to such Bonus Plan Participant’s Full Bonus and shall (in the event of a termination prior to March 31, 2010 of such Bonus Plan Participant’s employment entitling such Bonus Plan Participant to severance under the Company’s Plan Regarding Severance After a Change in Control (the “Change in Control Plan”)) reduce the payment to such Bonus Plan Participant under the Change in Control Plan in accordance with the terms of such plan as of the date hereof. For the avoidance of doubt, the amount of any severance pay payable to a Bonus Plan Participant identified in Section 5.6(b)(v) of the Company Disclosure Schedule under the Change in Control Plan shall be reduced in such circumstances pursuant to the terms of the Change in Control Plan by an amount equal to the product of (A) the Full Bonus paid to such Bonus Plan Participant and (B) a fraction, the numerator of which equals the number of days between the date on which the applicable Severance Event occurs and March 31, 2010 and the denominator of which equals 365. The New Bonus Plan shall be the sole short-term incentive compensation plan in effect for the Company’s fiscal year which commenced April 1, 2009 (other than any commission or similar sales incentive plans or the retention program established in accordance with this Agreement). The Company shall take, or cause to be taken, any and all actions, including, but not limited to, (x) amending the terms of any short-term incentive compensation, severance or other plans, programs or agreements in which any Bonus Plan Participant participates (or to which any Bonus Plan Participant is a party) and (y) obtaining any consents from any Bonus Plan Participants, in each case as are necessary, to ensure that, effective immediately prior to the Effective Time, the terms of any such plans, programs or agreements in which any Bonus Plan Participant participates (or to which any Bonus Plan Participant is a party) comply with, and are not otherwise inconsistent with, the terms of the New Bonus Plan as set forth in this Section 5.6(b)(v). Parent shall provide, or cause to be provided to, each Company Employee a bonus opportunity for calendar year 2010 consistent with the principles articulated in Section 5.6(b)(i).

(vi) Notwithstanding anything in this Agreement to the contrary, the Company may establish a long-term incentive compensation program (the “New LTIP”) for the Company’s fiscal year which commenced April 1, 2009 and may grant each individual who participates in a long-term incentive plan in the ordinary course of business consistent with past practice (an “LTIP Participant”) a long-term incentive award under an equity incentive plan of the Company which shall consist of a number of Restricted Shares having a fair market value on the date of grant (the “Grant Date”) no greater than 100% of the total value on the date of grant of the aggregate long term incentive awards granted to such LTIP Participant with respect to the Company’s fiscal year ended March 31, 2009 (or in the case of a newly-hired or promoted employee, the awards granted to similarly situated Company Employees). Each award granted under the New LTIP shall provide that no Restricted Shares subject to the award shall vest immediately upon the Effective Time and such Restricted Shares shall vest (1) on March 31, 2010, with respect to 1/3 of the number of Restricted Shares subject to the award on the Grant Date, (2) on March 31, 2011, with respect to an additional 1/3 of the number of Restricted Shares subject to the award on the Grant Date and (3) on March 31, 2012, with respect to the remaining 1/3 of the number of Restricted Shares subject to the award on the Grant Date. Each award granted under the New LTIP also shall provide that (A) at the Effective Time, 25% of the number of Restricted Shares subject to the award on the Grant Date shall be forfeited by the LTIP Participant to the Company, (B) after the Effective Time, notwithstanding the vesting schedule in effect immediately prior to the Effective Time, the Restricted Shares shall vest (x) on March 31, 2010, with respect to 25% of the number of Restricted Shares subject to the award on the Grant Date, (y) on March 31, 2011, with respect to an additional 25% of the number of Restricted Shares subject to the award on the Grant Date and (z) on March 31, 2012, with respect to the remaining 25% of the number of Restricted Shares subject to the award on the Grant Date and (C) if, after the Effective Time, an LTIP Participant experiences a Severance Event (x) prior to the first anniversary of the Grant Date, the award shall immediately vest with respect to 25% of the number of Restricted Shares subject to the award on the Grant Date, (y) after the first anniversary of the Grant Date, but prior to the second anniversary of the Grant Date, the award shall immediately vest with respect to an additional 25% of the number of Restricted Shares subject to the award on the Grant Date and (z) after the second anniversary of the Grant Date, but prior to the third anniversary of the Grant Date, the award shall immediately vest in full. Without limiting the generality of Section 5.6(b)(i), Parent shall provide, or cause to be provided to, each Company Employee long term incentive awards for calendar year 2010 no less favorable than the long-term incentive awards provided to similarly situated employees of Parent, taking into account the job responsibilities, scope of duties, performance and geographic location of the employees.

Section 5.7  Reasonable Best Efforts.

(a) Subject to the terms and conditions set forth in this Agreement, each of the parties shall use its reasonable best efforts (subject to, and in accordance with, applicable Law), including with respect to the matters set forth in Section 5.7 of the Parent Disclosure Schedule, to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable Laws to consummate and make effective the Merger and the other transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated by this Agreement and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement; provided, however, that in no event shall Parent, Merger Sub or the Company or any of their respective Subsidiaries be required to pay, prior to the Effective Time, any fee, penalty or other consideration to any third party for any consent or approval required for the consummation of the transactions contemplated by this Agreement under any contract or agreement.

(b) Subject to the terms and conditions herein provided and without limiting the foregoing, the Company and Parent shall (i) to the extent required, promptly, but in no event later than fifteen days after the date hereof, make their respective filings and thereafter make any other required submissions under the HSR Act, (ii) use reasonable best efforts to cooperate with each other in (A) determining whether any filings are required to be made with, or consents, permits, authorizations, waivers or approvals are required to be obtained from, any third parties or other Governmental Entities in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (B) timely making all such filings and timely seeking all such consents, permits, authorizations or approvals and (iii) use reasonable best efforts to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby, including taking all such further action as may be necessary to resolve such objections, if any, as the United States Federal Trade Commission, the Antitrust Division of the United States Department of Justice, state antitrust enforcement authorities or competition authorities of any other nation or other jurisdiction or any other Governmental Entity may assert under Regulatory Law with respect to the transactions contemplated hereby. In furtherance of the foregoing, the parties shall take all actions necessary to avoid or eliminate each and every impediment under any Law that may be asserted by any Governmental Entity with respect to the Merger so as to enable the Closing to occur as soon as reasonably possible (and in any event no later than the End Date), including (A) proposing, negotiating, committing to and effecting, by consent decree, hold separate order or otherwise, the sale, divestiture or disposition of such assets or businesses of Parent or its Subsidiaries or affiliates or of the Company or its Subsidiaries and (B) otherwise taking or committing to take actions that after the Closing Date would limit Parent’s or its Subsidiaries’ (including the Surviving Corporation’s) or its affiliates’ freedom of action with respect to, or its or their ability to retain, one or more of its or its Subsidiaries’ (including the Surviving Corporation’s) businesses, product lines or assets, in each case as may be required in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order in any suit or proceeding which would otherwise have the effect of preventing or materially delaying the Closing, provided that any such agreement or action by the Company shall be conditioned on the consummation of the Merger. Notwithstanding anything to the contrary in this Agreement, Parent shall not be obligated to take any action, propose or make any divestiture or other undertaking, or propose or enter into a consent decree, in each case that would have either a Parent Material Adverse Effect or a Company Material Adverse Effect. Subject to applicable legal limitations and the instructions of any Governmental Entity, the Company and Parent shall keep each other apprised of the status of matters relating to the completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notices or other communications received by the Company or Parent, as the case may be, or any of their respective Subsidiaries, from any third party and/or any Governmental Entity with respect to such transactions. The Company and Parent shall permit counsel for the other party reasonable opportunity to review in advance, and consider in good faith the views of the other party in connection with, any proposed written communication to any Governmental Entity. Each of the Company and Parent agrees not to participate in any meeting or discussion (other than relating to the scheduling of any meetings or of any discussions), either in person or by telephone, with any Governmental Entity in connection with the proposed transactions unless it consults with the other party in advance and, to the extent not prohibited by such Governmental Entity, gives the other party the opportunity to attend and participate. The Company and Parent shall furnish the other with such necessary information and reasonable assistance as the other may reasonably request in connection with its preparation of necessary filings or submissions of information to any Governmental Entity. Either Parent or the Company may designate any competitively sensitive information provided to the other under this Agreement as “outside counsel only”. Such materials and the information contained therein shall be given only to outside legal counsel of the other and will not be disclosed by such outside counsel to employees, officers or directors of their client unless express written permission is obtained in advance from the disclosing party or its legal counsel.

(c) In furtherance and not in limitation of the covenants of the parties contained in this Section 5.7, if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Regulatory Law, each of the Company and Parent shall cooperate in all respects with each other and shall use their respective reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement. Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 5.7 shall limit a party’s right to terminate this Agreement pursuant to Section 7.1(b) or 7.1(c) so long as such party has, prior to such termination, complied with its obligations under this Agreement, including this Section 5.7.

(d) For purposes of this Agreement, “Regulatory Law” means the Sherman Act of 1890, the Clayton Antitrust Act of 1914, the HSR Act and all other federal, state or foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other Laws, including any antitrust, competition or trade regulation Laws, that are designed or intended to (i) prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening competition through merger or acquisition or (ii) protect the national security or the national economy of any nation.

Section 5.8  Takeover Statute.  If any “fair price,” “moratorium,” “control share acquisition” or other form of antitakeover statute or regulation shall become applicable to the transactions contemplated hereby, each of the Company and Parent, to the extent permissible under applicable Law, shall grant such approvals and take such actions, in accordance with the terms of this Agreement, as are reasonably necessary so that the transactions contemplated hereby may be consummated as promptly as practicable, and in any event prior to the End Date, on the terms contemplated hereby and otherwise, to the extent permissible under applicable

Law, act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated hereby.

Section 5.9  Public Announcements.  Except with respect to any Company Change of Recommendation, Parent Change of Recommendation or any action taken by the Company or the Company Board pursuant to, and in accordance with, Section 5.4, so long as this Agreement is in effect, the parties shall use reasonable efforts to consult with each other before issuing any press release or making any public announcement primarily relating to this Agreement or the transactions contemplated hereby and, except for any press release or public announcement as may be required by applicable Law, court process or any listing agreement with any national securities exchange, shall use reasonable efforts not to issue any such press release or make any such public announcement without consulting the other parties. Parent and the Company agree to issue a mutually acceptable joint press release announcing this Agreement.

Section 5.10  Indemnification and Insurance.

(a) Parent and Merger Sub agree that all rights to exculpation, indemnification and advancement of expenses now existing in favor of the current or former directors, officers or employees, as the case may be, of the Company or its Subsidiaries as provided in their respective articles of incorporation or by-laws or other organization documents or in any agreement to which the Company or any of its Subsidiaries is a party shall survive the Merger and shall continue in full force and effect. For a period of six years from the Effective Time, Parent and the Surviving Corporation shall maintain in effect the exculpation, indemnification and advancement of expenses provisions of the Company’s and any Company Subsidiary’s articles of incorporation and by-laws or similar organization documents in effect immediately prior to the Effective Time or in any indemnification agreements of the Company or its Subsidiaries with any of their respective directors, officers or employees in effect immediately prior to the Effective Time, and shall not amend, repeal or otherwise modify any such provisions or the exculpation, indemnification or advancement of expenses provisions of the Surviving Corporation’s articles of incorporation and by-laws set forth in Exhibit A and Exhibit B in any manner that would adversely affect the rights thereunder of any individuals who immediately before the Effective Time were current or former directors, officers or employees of the Company or any of its Subsidiaries; provided, however, that all rights to indemnification in respect of any Action pending or asserted or any claim made within such period shall continue until the disposition of such Action or resolution of such claim. From and after the Effective Time, Parent shall assume, be jointly and severally liable for, and honor, guaranty and stand surety for, and shall cause the Surviving Corporation and its Subsidiaries to honor, in accordance with their respective terms, each of the covenants contained in this Section 5.10 without limit as to time.

(b) At and after the Effective Time, each of Parent and the Surviving Corporation shall, to the fullest extent permitted under applicable Law, indemnify and hold harmless each current and former director, officer or employee of the Company or any of its Subsidiaries and each person who served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise if such service was at the request or for the benefit of the Company or any of its Subsidiaries (each, together with such person’s heirs, executors or administrators, an “Indemnified Party”) against any costs or expenses (including advancing attorneys’ fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by law), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative (an “Action”), arising out of, relating to or in connection with any action or omission occurring or alleged to have occurred whether before or after the Effective Time (including acts or omissions in connection with such persons serving as an officer, director or other fiduciary in any entity if such service was at the request or for the benefit of the Company). In the event of any such Action, Parent and the Surviving Corporation shall cooperate with the Indemnified Party in the defense of any such Action.

(c) For a period of six years from the Effective Time, Parent shall cause to be maintained in effect (i) the coverage provided by the policies of directors’ and officers’ liability insurance and fiduciary liability insurance in effect as of immediately prior to the Effective Time maintained by the Company and its Subsidiaries with respect to matters arising on or before the Effective Time or (ii) a “tail” policy (which the Company may purchase at its option prior to the Effective Time, and, in such case, Parent shall cause such policy to be in full force and effect, and shall cause all obligations thereunder to be honored by the Surviving Corporation) under the Company’s existing directors’ and officers’ insurance policy that covers those persons who are currently covered by the Company’s directors’ and officers’ insurance policy in effect as of the date hereof for actions and omissions occurring on or prior to the Effective Time, is from a carrier with comparable credit ratings to Company’s existing directors’ and officers’ insurance policy carrier and contains terms and conditions that are no less favorable to the insured than those of the Company’s directors’ and officers’ insurance policy in effect as of the date hereof; provided, however, that, after the Effective Time, Parent shall not be required to pay annual premiums in excess of 300% of the last annual premium paid by the Company prior to the date hereof in respect of the coverages required to be obtained pursuant hereto, but in such case shall purchase as much coverage as reasonably practicable for such amount.

(d) Parent shall pay all reasonable expenses, including reasonable attorneys’ fees, that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations provided in this Section 5.10.

(e) The rights of each Indemnified Party hereunder shall be in addition to, and not in limitation of, any other rights such Indemnified Party may have under the articles of incorporation or by-laws or other organization documents of the Company or any of its Subsidiaries or the Surviving Corporation, any other indemnification arrangement, the NRS (or any other applicable Law) or otherwise. The provisions of this Section 5.10 shall survive the consummation of the Merger and expressly are intended to benefit, and are enforceable by, each of the Indemnified Parties.

Section 5.11  Control of Operations.  Nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the Company’s operations prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.

Section 5.12  Certain Transfer Taxes.  The Company and Parent shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp Taxes, any transfer, recording, registration and other fees and any similar Taxes which are payable under applicable Law in connection with the transactions contemplated by this Agreement. Any liability arising out of any real estate transfer Tax with respect to interests in real property owned directly or indirectly by the Company or any of its Subsidiaries immediately prior to the Merger, if applicable and due with respect to the Merger, shall be borne by the Surviving Corporation and expressly shall not be a liability of stockholders of the Company.

Section 5.13  Section 16 Matters.  Prior to the Effective Time, Parent and the Company shall take all such steps as may be required to cause any dispositions of Company Common Stock (including derivative securities with respect to Company Common Stock) or acquisitions of Parent Common Stock (including derivative securities with respect to Parent Common Stock) resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company or will become subject to such reporting requirements with respect to Parent, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 5.14  Tax Matters.  Neither Parent nor the Company shall take any action or knowingly fail to take any action, which action or failure to act would prevent or impede, or would be reasonably likely to prevent or impede, the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

Section 5.15  Listing of Shares of Parent Common Stock.  Parent shall cause the shares of Parent Common Stock to be issued in the Merger to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date.

Section 5.16  Board of Directors of Parent.  Parent shall take all actions as may be necessary to cause, as of the Effective Time, the Parent Board to be comprised of (a) eight current directors of the Parent Board and (b) four current directors of the Company Board designated by the Company (each a “Company Designee”). At the first annual meeting of Parent following the Closing, Parent shall nominate each of the Company Designees, and use reasonable best efforts to cause each Company Designee, to be reelected to the Parent Board as follows: one Company Designee to be reelected to a term expiring at the second annual meeting following the Closing Date, one director to be reelected to a term expiring at the third annual meeting following the Closing Date and two directors to be reelected to terms expiring at the fourth annual meeting following the Closing Date. If, prior the expiration of the term to which the relevant Company Designee is or was reelected pursuant to the immediately preceding sentence, any Company Designee dies, resigns or is removed from the Company Board, then a successor to such Company Designee shall be chosen by a majority of the other Company Designees (or their successors chosen pursuant to this sentence) then serving on the Parent Board. Subject to compliance with the applicable qualification and independence standards promulgated by the SEC and NYSE, as applicable, at least one Company Designee shall be appointed to each committee of the Parent Board.

Section 5.17  Dallas Business Presence.  Parent will maintain an office in Dallas, Texas as a home office extension of the Detroit headquarters and will conduct certain support functions of the combined company out of such office.

Section 5.18  Officers of Parent.  The Chief Executive Officer of Parent shall continue to be the Chief Executive Officer of Parent following the Effective Time. Additional members of the senior management of Parent shall be designated prior to the Effective Time by the majority vote of a selection committee comprised of (a) the Chief Executive Officer of the Company or his designee, (b) the Chief Executive Officer of Parent or his designee and (c) one additional representative designated by Parent.

Section 5.19  Rights Agreements.

(a) Without the prior written consent of Parent (which consent shall not be unreasonably withheld, delayed or conditioned), the Company shall not redeem the rights issued under the Company Rights Agreement or amend or terminate the Company Rights Agreement prior to the Effective Time other than (i) to render the Company Rights Agreement inapplicable to the Merger, this Agreement, the Voting Agreements executed by stockholders of the Company and the transactions contemplated hereby and thereby, (ii) as required to do so by a court of competent jurisdiction (in which case, to the extent permitted by such court of competent jurisdiction, the Company shall provide Parent with written notice at least three business days prior to taking any such action), (iii) to preserve the net operating losses of Parent following the Closing or (iv) to effectuate the Merger and the transactions contemplated hereby.

(b) Without the prior written consent of the Company (which consent shall not be unreasonably withheld, delayed or conditioned), Parent shall not redeem the rights issued under the Parent Rights Agreement or amend or terminate the Parent Rights Agreement prior to the Effective Time other than (i) to render the Parent Rights Agreement inapplicable to the Merger, this Agreement, the Voting Agreements executed by stockholders of Parent and the transactions contemplated hereby and thereby, (ii) as required to do so by a court of competent jurisdiction (in which case, to the extent permitted by such court of competent jurisdiction, the Company shall provide the Company with written notice at least three business days prior to taking any such action), (iii) to preserve the net operating losses of Parent following the Closing or (iv) to effectuate the Merger and the transactions contemplated hereby.

(c) Parent shall take all such actions necessary to render each of (i) Article IX of Parent’s by-laws adopted by the Parent Board on the date hereof and (ii) Article XII of Parent’s Articles of Incorporation (assuming such Article is approved by Parent’s stockholders at Parent’s 2009 annual meeting) inapplicable to the Merger, this Agreement and the transactions contemplated hereby (including the receipt of the Merger Consideration by each holder of Shares pursuant to Article II hereof).

ARTICLE VI

CONDITIONS TO THE MERGER

Section 6.1  Conditions to Each Party’s Obligation to Effect the Merger.  The respective obligations of each party to effect the Merger shall be subject to the fulfillment (or, to the extent permitted by Law, waiver by all parties) at or prior to the Effective Time of the following conditions:

(a) Each of the Company Stockholder Approval and Parent Stockholder Approvals shall have been obtained.

(b) No temporary restraining order or preliminary or permanent injunction issued by any court of competent jurisdiction shall be in effect that prohibits or prevents the consummation of the Merger (provided, that prior to asserting this condition, the party asserting this condition shall have used its reasonable best efforts to prevent the entry of any such order or injunction and to appeal as promptly as practicable any order or injunction that may be entered).

(c) Any applicable waiting period under the HSR Act shall have expired or been earlier terminated.

(d) The shares of Parent Common Stock to be issued in the Merger and such other shares of Parent Common Stock to be reserved for issuance in connection with the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.

(e) The Form S-4 shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC and no proceedings for that purpose shall have been initiated by the SEC.

Section 6.2  Conditions to Obligation of the Company to Effect the Merger.  The obligation of the Company to effect the Merger is further subject to the fulfillment of the following conditions:

(a) The representations and warranties of Parent and Merger Sub set forth in (i) this Agreement (other than Sections 4.2(a), 4.10(a)(ii) and 4.10(b)) that are qualified by Parent Material Adverse Effect shall be true and correct at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date, (ii) this Agreement (other than Sections 4.2(a), 4.10(a)(ii) and 4.10(b) and those representations and warranties qualified by Parent Material Adverse Effect) shall be true and correct at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date, except for such failures to be true and correct as are not having or would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (iii) Section 4.2(a) shall be true and correct at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date, except for de minimis inaccuracies, (iv) Section 4.10(a)(ii) shall be true and correct at and as of the date of this Agreement and (v) Section 4.10(b) shall be true and correct at and as of the Closing Date as though made at and as of the Closing Date; provided, however, that representations and warranties that are made as of a particular date or period shall be true and correct (in the manner set forth in clauses (i), (ii) and (iii), as applicable) only as of such date or period.

(b) Parent shall have in all material respects performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by it prior to the Effective Time.

(c) Parent shall have delivered to the Company a certificate, dated the Effective Time and signed by its Chief Executive Officer or another senior officer, certifying to the effect that the conditions set forth in Sections 6.2(a) and 6.2(b) have been satisfied.

(d) The Company shall have received an opinion from Wachtell, Lipton, Rosen & Katz, on the basis of representations and warranties set forth or referred to in such opinion, dated as of the Closing Date, to the effect that the Merger will be treated as a “reorganization” within the meaning of Section 368(a) of the Code. In rendering such opinion, such counsel shall be entitled to receive and rely upon representations, warranties and covenants of officers of Parent, Merger Sub, the Company or others reasonably requested by such counsel.

The foregoing conditions are for the sole benefit of the Company and may, subject to the terms of this Agreement, be waived by the Company, in whole or in part at any time and from time to time, in the sole discretion of the Company. The failure by the Company at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time prior to the Effective Time.

Section 6.3  Conditions to Obligation of Parent to Effect the Merger.  The obligation of Parent to effect the Merger is further subject to the fulfillment of the following conditions:

(a) The representations and warranties of the Company set forth in (i) this Agreement (other than Sections 3.2(a), 3.10(a)(ii) and 3.10(b)) that are qualified by Company Material Adverse Effect shall be true and correct at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date, (ii) this Agreement (other than Sections 3.2(a), 3.10(a)(ii) and 3.10(b) and those representations and warranties qualified by Company Material Adverse Effect) shall be true and correct at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date, except for such failures to be true and correct as are not having or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (iii) Section 3.2(a) shall be true and correct at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date, except for de minimis inaccuracies, (iv) Section 3.10(a)(ii) shall be true and correct at and as of the date of this Agreement and (v) Section 3.10(b) shall be true and correct at and as of the Closing Date as though made at and as of the Closing Date; provided, however, that representations and warranties that are made as of a particular date or period shall be true and correct (in the manner set forth in clauses (i), (ii) or (iii), as applicable) only as of such date or period.

(b) The Company shall have in all material respects performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by it prior to the Effective Time.

(c) The Company shall have delivered to Parent a certificate, dated the Effective Time and signed by its Chief Executive Officer or another senior officer, certifying to the effect that the conditions set forth in Sections 6.3(a) and 6.3(b) have been satisfied.

(d) Parent shall have received an opinion from Honigman Miller Schwartz and Cohn LLP or Sidley Austin LLP, on the basis of representations and warranties set forth or referred to in such opinion, dated as of the Closing Date, to the effect that the Merger will be treated as a “reorganization” within the meaning of Section 368(a) of the Code. In rendering such opinion, such counsel shall be entitled to receive and rely upon representations, warranties and covenants of officers of Parent, Merger Sub, the Company or others reasonably requested by such counsel.

The foregoing conditions are for the sole benefit of Parent and may, subject to the terms of this Agreement, be waived by Parent, in whole or in part at any time and from time to time, in the sole discretion of Parent. The failure by Parent at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time prior to the Effective Time.

ARTICLE VII

TERMINATION

Section 7.1  Termination or Abandonment.  Notwithstanding anything in this Agreement to the contrary, this Agreement may be terminated and abandoned at any time prior to the Effective Time, whether before or after any approval of the matters presented in connection with the Merger by the stockholders of the Company or Parent:

(a) by the mutual written consent of the Company and Parent;

(b) by either the Company or Parent if the Effective Time shall not have occurred on or before November 7, 2009 (the “End Date”), provided that the right to terminate this Agreement pursuant to this Section 7.1(b) shall not be available to a party that fails to perform or comply in all material respects with the covenants and agreements of such party set forth in this Agreement;

(c) by either the Company or Parent if a Governmental Entity of competent jurisdiction shall have issued an order, judgment, decree or ruling permanently enjoining or otherwise prohibiting the consummation of the Merger and such order, judgment, decree or ruling shall have become final and non-appealable, provided that the party seeking to terminate this Agreement pursuant to this Section 7.1(c) shall have used its reasonable best efforts to remove or prevent entry of such order, judgment, decree or ruling;

(d) by either the Company or Parent if the Company Stockholders’ Meeting (including any adjournments or postponements thereof) shall have concluded and the Company Stockholder Approval contemplated by this Agreement shall not have been obtained; provided, however, that the right to terminate this Agreement under this Section 7.1(d) shall not be available to the Company where the failure to obtain the Company Stockholder Approval shall have been caused by the action or failure to act of the Company and such action or failure to act constitutes a material breach by the Company of this Agreement;

(e) by either the Company or Parent if the Parent Stockholders’ Meeting (including any adjournments or postponements thereof) shall have concluded and the Parent Stockholder Approvals contemplated by this Agreement shall not have been obtained; provided, however, that the right to terminate this Agreement under this Section 7.1(e) shall not be available to Parent where the failure to obtain the Parent Stockholder Approvals shall have been caused by the action or failure to act of Parent and such action or failure to act constitutes a material breach by Parent of this Agreement;

(f) by the Company, if Parent shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would result in a failure of a condition set forth in Section 6.1 or 6.2 and (ii) cannot be cured by the End Date, provided that the Company shall have given Parent written notice, delivered at least thirty days prior to such termination, stating the Company’s intention to terminate this Agreement pursuant to this Section 7.1(f) and the basis for such termination;

(g) by Parent, if the Company shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would result in a failure of a condition set forth in Section 6.1 or 6.3 and (ii) cannot be cured by the End Date, provided that Parent shall have given the Company written notice, delivered at least thirty days prior to such termination, stating Parent’s intention to terminate this Agreement pursuant to this Section 7.1(g) and the basis for such termination;

(h) by the Company, at any time prior to obtaining the Company Stockholder Approval, in light of a Superior Proposal; provided, however, that the Company may not terminate this Agreement pursuant to this Section 7.1(h) if the Company is in material breach of Section 5.4 or unless the Company has first provided a Notice of Superior Proposal to Parent and is in compliance in all material respects with Section 5.4(e) and, at the end of the Notice Period (as it may be extended if so required pursuant to the terms of Section 5.4(e)), such proposal continues to constitute a Superior Proposal and the Company Board determines in good faith, after consultation with the Company’s outside legal and financial advisors, that making the Company Recommendation or failing to effect a Company Change of Recommendation in a manner adverse to Parent would be inconsistent with the directors’ fiduciary obligations to the Company’s stockholders under applicable Law;

(i) by the Company, if the Parent Board shall have effected a Parent Change of Recommendation; and

(j) by Parent, if the Company Board shall have (i) effected a Company Change of Recommendation or (ii) recommended the approval or adoption of any Alternative Proposal to the Company’s stockholders.

If this Agreement is terminated pursuant to this Section 7.1, then this Agreement shall terminate (except for the provisions of Sections 7.2 and Article VIII), and there shall be no other liability on the part of the Company or Parent to the other except liability arising out of an intentional breach of this Agreement, for fraud or as provided for in the Confidentiality Agreement, in which case the aggrieved party shall be entitled to all rights and remedies available at law or in equity.

Section 7.2  Termination Fees.

(a) If this Agreement is terminated by the Company pursuant to Section 7.1(h), then the Company shall pay to Parent $48 million concurrently with any such termination.

(b) If this Agreement is terminated by Parent pursuant to Section 7.1(j), then the Company shall pay to Parent $48 million as promptly as possible (but in any event within three business days) thereafter.

(c) If this Agreement is terminated by Parent or the Company pursuant to Section 7.1(d), then the Company shall pay to Parent $24 million (unless prior to such termination the Company Board shall have effected a Company Change of Recommendation, in which event the Company shall pay to Parent $48 million), in the case of a termination by the Company, concurrently with any such termination, and in the case of a termination by Parent, as promptly as possible (but in any event within three business days) thereafter.

(d) If (i) prior to the termination of this Agreement, any Alternative Proposal (substituting 50% for the 20% threshold set forth in the definition of “Alternative Proposal”) (a “Qualifying Transaction”) is publicly proposed or publicly disclosed prior to, and not withdrawn at the time of, the Company Stockholders’ Meeting, (ii) this Agreement is terminated by Parent or the Company pursuant to Section 7.1(d) and (iii) concurrently with or within twelve months after such termination the Company enters into a definitive agreement with respect to, or otherwise consummates, any Qualifying Transaction, then the Company shall pay to Parent $48 million (less any amounts paid by the Company to Parent pursuant to Section 7.2(c)) as promptly as possible (but in any event within three business days) thereafter.

(e) If (i) prior to the termination of this Agreement, any Qualifying Transaction shall have been publicly proposed or publicly disclosed with respect to the Company, (ii) this Agreement is terminated by Parent or the Company pursuant to Section 7.1(b) or terminated by Parent pursuant to Section 7.1(g) (by reason of an intentional breach or intentional failure to perform in any material respect any covenants or other agreements contained in this Agreement) and (iii) concurrently with or within twelve months after such termination the Company enters into a definitive agreement with respect to, or otherwise consummates, any Qualifying Transaction, then the Company shall pay to Parent $48 million as promptly as possible (but in any event within three business days) thereafter.

(f) If this Agreement is terminated by Parent or the Company pursuant to Section 7.1(e), then Parent shall pay to the Company $51 million (unless prior to such termination the Parent Board shall have effected a Parent Change of Recommendation, in which event Parent shall pay to the Company $102 million), in the case of a termination by Parent, concurrently with any such termination, and in the case of a termination by the Company, as promptly as possible (but in any event within three business days) thereafter.

(g) If this Agreement is terminated by the Company pursuant to Section 7.1(i), then Parent shall pay to the Company $102 million as promptly as possible (but in any event within three business days) thereafter.

(h) Any amounts payable by a party pursuant Section 7.2(a), 7.2(b), 7.2(c), 7.2(d), 7.2(e), 7.2(f) or 7.2(g) (each a “Termination Fee” and, collectively, the “Termination Fees”) or pursuant to Section 7.2(i) shall be paid by wire transfer of immediately available funds to an account designated in writing by the other party to which such Termination Fee is to be paid. Upon payment of a Termination Fee by a party, such party shall have no further liability to the other party or its stockholders with respect to this Agreement or the transactions contemplated hereby (other than the obligation to pay any amounts payable pursuant to Section 7.2(i) and, in the case of the Company, the obligation to pay the Termination Fee set forth in Section 7.2(d) if the circumstances provided for in such Section shall apply); provided that nothing herein shall release any party from liability for intentional breach, for fraud or as provided for in the Confidentiality Agreement. The parties acknowledge and agree that in no event shall the Company or Parent, as applicable, be required to pay more than one Termination Fee (other than, in the case of the Company, the obligation to pay the Termination Fee set forth in Section 7.2(d) if the circumstances provided for in such Section shall apply).

(i) In the event that either party shall fail to pay when due any Termination Fee required to be paid by it pursuant to this Section 7.2, such Termination Fee shall accrue interest for the period commencing on the date such Termination Fee became past due, at a rate equal to the sum of (x) the prime lending rate prevailing during such period as published in The Wall Street Journal plus (y) 5%, calculated on a daily basis until the date of actual payment. In addition, if either party shall fail to pay such Termination Fee when due, such owing party shall also pay to the owed party all of the owed party’s costs and expenses (including reasonable attorneys’ fees), as applicable, in connection with efforts to collect such amounts.

ARTICLE VIII

MISCELLANEOUS

Section 8.1  No Survival of Representations and Warranties.  None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Merger or the termination of this Agreement.

Section 8.2  Expenses.  Whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated hereby shall be paid by the party incurring or required to incur such expenses, except (i) all fees paid in respect of any HSR filing shall be borne by Parent and (ii) all costs and expenses incurred in connection with the printing, filing and mailing of the Joint Proxy Statement (including applicable SEC filing fees) shall be borne 50% by Parent and 50% by the Company.

Section 8.3  Counterparts; Effectiveness.  This Agreement may be executed in two or more counterparts (including by facsimile), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy, e-mail or otherwise) to the other parties.

Section 8.4  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware; provided, however, that issues involving the consummation and effects of the Merger will be governed by the laws of the State of Nevada to the extent the application of Nevada law is mandatory.

Section 8.5  Jurisdiction; Enforcement.  The parties agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each of the parties shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). In addition, each of the parties irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). The parties further agree that no party to this Agreement shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 8.5 and each party waives any objection to the imposition of such relief or any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument. Each of the parties hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the parties hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 8.5, (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by the applicable Law, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each of the Company, Parent and Merger Sub hereby consents to service being made through the notice procedures set forth in Section 8.7 and agrees that service of any process, summons, notice or document by registered mail (return receipt requested and first-class postage prepaid) to the respective addresses set forth in Section 8.7 shall be effective service of process for any suit or proceeding in connection with this Agreement or the transactions contemplated by this Agreement.

Section 8.6  WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO KNOWINGLY, INTENTIONALLY AND VOLUNTARILY WITH AND UPON THE ADVICE OF COMPETENT COUNSEL IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 8.7  Notices.  Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission (provided that any notice received by facsimile transmission or otherwise at the addressee’s location on any non-business day or any business day after 5:00 p.m. (addressee’s local time) shall be deemed to have been received at 9:00 a.m. (addressee’s local time) on the next business day), by reliable overnight delivery service (with proof of service) or hand delivery, addressed as follows:

To Parent or Merger Sub:

Pulte Homes, Inc.
100 Bloomfield Hills Parkway, Suite 300
Bloomfield Hills, Michigan 48304
Telecopy: (248) 433-4595
Attention: Steven M. Cook

with copies to:

Sidley Austin LLP
One South Dearborn
Chicago, Illinois 60603

Telecopy:	(312) 853-7036

Attention:	Thomas A. Cole
Dennis V. Osimitz
Robert L. Verigan

To the Company:

Centex Corporation
2728 North Harwood Street
Dallas TX 75201
Telecopy: (214) 981-6855
Attention: Brian J. Woram

with copies to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019

Telecopy:	(212) 403-2000

Attention:	Daniel A. Neff
Gregory E. Ostling

Any party to this Agreement may modify the notification details specified in this paragraph by delivering written notice of such modifications to each of the other parties as provided in this Section 8.7; provided, however, that any such modification shall only be effective on the date specified in such notice or five business days after the notice is given, whichever is later.

Section 8.8  Assignment; Binding Effect.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties (whether by operation of law or otherwise) without the prior written consent of the other parties, and any attempted assignment of this Agreement or any of such rights, interests or obligations without such consent shall be void and of no effect. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns.

Section 8.9  Severability.  Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

Section 8.10  Entire Agreement.  This Agreement (including the exhibits and schedules hereto), the Voting Agreements and the Confidentiality Agreement constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and thereof, and this Agreement is not intended to grant standing to any person other than the parties except, following the Effective Time, for the provisions of Sections 2.1, 5.6(a) and 5.10.

Section 8.11  Amendments; Waivers.  At any time prior to the Effective Time, any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, Parent and Merger Sub or, in the case of a waiver, by the party against whom the waiver is to be effective; provided, however, that after receipt of Company Stockholder Approval, if any such amendment or waiver shall by applicable Law or in accordance with the rules and regulations of the NYSE require further approval of the stockholders of the Company, the effectiveness of such amendment or waiver shall be subject to the approval of the stockholders of the Company. Notwithstanding the foregoing, no failure or delay by the Company or Parent in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

Section 8.12  Headings.  Headings of the Articles and Sections of this Agreement are for convenience of the parties only and shall be given no substantive or interpretive effect whatsoever. The table of contents to this Agreement is for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 8.13  Interpretation.  When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

Section 8.14  Definitions.

(a) References in this Agreement to “Subsidiaries” of any party shall mean any corporation, partnership, association, trust or other form of legal entity of which more than 50% of the voting power of the outstanding voting securities are on the date hereof directly or indirectly owned by such party. References in this Agreement (except as specifically otherwise defined) to “affiliates” shall mean, as to any person, any other person which, directly or indirectly, controls, or is controlled by, or is under common control with, such person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise. References in this Agreement (except as specifically otherwise defined) to “person” shall mean an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, group (as such term is used in Section 13 of the Exchange Act) or organization, including a Governmental Entity, and any permitted successors and assigns of such person. As used in this Agreement, “knowledge” means (i) with respect to Parent, the actual knowledge of the executive officers of Parent or the persons listed in Section 8.14(a) of the Parent Disclosure Schedule and (ii) with respect to the Company, the actual knowledge of the individuals listed on Section 8.14(a) of the Company Disclosure Schedule. As used in this Agreement, “business day” shall mean any day other than a Saturday, Sunday or a day on which the banks in New York are authorized by law or executive order to be closed. References in this Agreement to specific laws or to specific provisions of laws shall include all rules and regulations promulgated thereunder. Any statute defined or referred to herein or in any agreement or instrument referred to herein shall mean such statute as from time to time amended, modified or supplemented, including by succession of comparable successor statutes.

(b) Each of the following terms is defined on the pages set forth opposite such term:

Action	A-40
affiliates	A-50
Agreement	A-1
Alternative Proposal	A-32
Articles of Merger	A-2
Bonus Plan Participant	A-36
business day	A-50
Cancelled Shares	A-3
Change in Control Plan	A-37
Charter Amendment	A-18
Closing	A-1
Closing Date	A-1
Code	A-1
Company	A-1
Company Benefit Plans	A-10
Company Board	A-1
Company Capitalization Date	A-6

Company Change of Recommendation	A-31
Company Common Stock	A-2
Company Designee	A-42
Company Disclosure Schedule	A-5
Company Employees	A-12
Company Insurance Policies	A-15
Company Leased Real Property	A-14
Company Material Adverse Effect	A-6
Company Material Contracts	A-14
Company Organizational Documents	A-6
Company Owned Real Property	A-13
Company Performance Units	A-35
Company Permits	A-9
Company Permitted Lien	A-13
Company Preferred Stock	A-6
Company Recommendation	A-7
Company Rights	A-2
Company Rights Agreement	A-15
Company SEC Documents	A-8
Company Stock Option	A-34
Company Stock Plans	A-34
Company Stockholder Approval	A-14
Company Stockholders’ Meeting	A-34
Confidentiality Agreement	A-31
Contract	A-7
control	A-50
Effective Time	A-2
End Date	A-45
Environment	A-10
Environmental Law	A-10
Environmental Permits	A-9
ERISA	A-10
ERISA Affiliate	A-11
ERISA Plan	A-11
Exchange Act	A-7
Exchange Agent	A-3
Exchange Fund	A-4
Exchange Ratio	A-2
Form S-4	A-11
Full Bonus	A-37
GAAP	A-8
Governmental Entity	A-7
Grant Date	A-37
Hazardous Materials	A-10
HSR Act	A-7
Indemnified Party	A-40
Intellectual Property	A-13
IRS	A-10
Joint Proxy Statement	A-11

knowledge	A-50
Law	A-9
Lien	A-7
LTIP Participant	A-37
Merger	A-1
Merger Consideration	A-2
Merger Sub	A-1
New Bonus Plan	A-36
New LTIP	A-37
New Plans	A-36
Notice of Superior Proposal	A-32
Notice Period	A-32
NRS	A-1
NYSE	A-7
Old Plans	A-36
Parent	A-1
Parent Benefit Plans	A-20
Parent Board	A-1
Parent Capitalization Date	A-17
Parent Change of Recommendation	A-34
Parent Common Stock	A-2
Parent Disclosure Schedule	A-16
Parent Employees	A-22
Parent Insurance Policies	A-25
Parent Leased Real Property	A-23
Parent Material Adverse Effect	A-16
Parent Material Contracts	A-24
Parent Organizational Documents	A-17
Parent Owned Real Property	A-23
Parent Permits	A-20
Parent Permitted Lien	A-23
Parent Preferred Stock	A-17
Parent Recommendation	A-18
Parent Rights	A-2
Parent Rights Agreement	A-25
Parent RSUs	A-17
Parent SEC Documents	A-19
Parent Stock Option	A-34
Parent Stockholder Approvals	A-24
Parent Stockholders’ Meeting	A-34
person	A-50
Qualifying Transaction	A-46
Regulatory Law	A-39
Representatives	A-30
Restricted Shares	A-35
Restricted Stock Units	A-35
Sarbanes-Oxley Act	A-8
SEC	A-8
Securities Act	A-7

Severance Event	A-34
Share	A-2
Stock Issuance	A-18
Subsidiaries	A-50
Superior Proposal	A-32
Surviving Corporation	A-1
Tax Return	A-12
Taxes	A-12
Termination Date	A-26
Termination Fee	A-46
Unprorated Bonus	A-37
Voting Agreements	A-1
WARN Act	A-13

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.

PULTE HOMES, INC.

By:	/s/ Richard J. Dugas
Name:     Richard J. Dugas

Title:	President and CEO

PI NEVADA BUILDING COMPANY

By:	/s/ Richard J. Dugas
Name:     Richard J. Dugas

Title:	President

CENTEX CORPORATION

By:	/s/ Timothy R. Eller
Name:     Timothy R. Eller

Title:	Chairman and CEO

Signature Page to the Agreement and Plan of Merger

List of Schedules to Agreement and Plan of Merger

The following is a list of the disclosure schedules to the Agreement and Plan of Merger among Pulte, Pi Nevada Building Company and Centex that have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Pulte and Centex undertake to furnish supplementally to the SEC, upon request, a copy of any omitted schedule.

Company Disclosure Schedule

3.1 (a)	Qualification; Organization, Subsidiaries, etc.
3.2 (b) and (d)	Capital Stock
3.3 (b) and (c)	Corporate Authority Relative to Merger Agreement; No Violation
3.4 (b) and (c)	Reports and Financial Statements
3.5	Internal Controls and Procedures
3.6	No Undisclosed Liabilities
3.7	Compliance with Law; Permits
3.8	Environmental Laws and Regulations
3.9 (a), (b) and (d)	Employee Benefit Plans
3.10	Absence of Certain Changes or Events
3.11 (a) and (b)	Investigations; Litigation
3.13	Tax Matters
3.14	Employment and Labor Matters
3.15	Intellectual Property
3.16 (a) and (c)	Real Property
3.19 (a)(i), (a)(ii), (a)(iii) and (b)	Material Contracts
3.21	Insurance
5.1 (b)(1), (b)(ii), (b)(iii), (b)(v), (b)(vii), (b)(ix), (b)(xi), (b)(xiii), (b)(xv) and (b)(xviii)	Conduct of Business
5.6 (b)(v)	Certain Bonus Plan Participants
8.14 (a)	Knowledge

Parent Disclosure Schedule
4.1(a)	Qualification; Organization, Subsidiaries, etc.
4.2 (a) and (d)	Capital Stock
4.3 (a) and (c)	Corporate Authority Relative to This Agreement; No Violation
4.4 (d)	Reports and Financial Statements
4.8	Environmental Laws and Regulations
4.9 (a)	Employee Benefit Plans
4.10	Absence of Certain Changes or Events
4.11	Investigations; Litigation
4.13	Tax Matters
4.14	Employment and Labor Matters
4.19 (a)(ii)	Material Contracts
4.22	Insurance
5.2 (b)(iv) and (b)(vi)	Conduct of Business by Parent
8.14 (a)	Definitions

ANNEX B

[LETTERHEAD OF CITIGROUP GLOBAL MARKETS INC.]

April 7, 2009

The Board of Directors
Pulte Homes, Inc.
100 Bloomfield Hills Parkway
Bloomfield Hills, Michigan 48304

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to Pulte Homes, Inc. (“Pulte”) of the Exchange Ratio (defined below) set forth in the Agreement and Plan of Merger, dated as of April 7, 2009 (the “Merger Agreement”), among Pulte, Pi Nevada Building Company, a wholly owned subsidiary of Pulte (“Merger Sub”), and Centex Corporation (“Centex”). As more fully described in the Merger Agreement, Merger Sub will be merged with and into Centex (the “Merger”) and each outstanding share of the common stock, par value $0.25 per share, of Centex (“Centex Common Stock”) will be converted into the right to receive 0.975 (the “Exchange Ratio”) of a share of the common stock, par value $0.01 per share, of Pulte (“Pulte Common Stock”).

In arriving at our opinion, we reviewed the Merger Agreement and held discussions with certain senior officers, directors and other representatives and advisors of Pulte and certain senior officers and other representatives and advisors of Centex concerning the businesses, operations and prospects of Pulte and Centex. We reviewed certain publicly available business and financial information relating to Pulte and Centex as well as certain financial forecasts and other information and data relating to Pulte and Centex which were provided to or discussed with us by the management of Pulte, including information relating to potential strategic implications and operational benefits (including the amount, timing and achievability thereof) anticipated by the management of Pulte to result from the Merger. We reviewed the financial terms of the Merger as set forth in the Merger Agreement in relation to, among other things: current and historical market prices and trading volumes of Pulte Common Stock and Centex Common Stock; the historical and projected earnings and other operating data of Pulte and Centex; and the capitalization and financial condition of Pulte and Centex. We analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations we considered relevant in evaluating those of Pulte and Centex and considered, to the extent publicly available, the financial terms of certain other transactions which we considered relevant in evaluating the Merger. We also evaluated certain potential pro forma financial effects of the Merger on Pulte utilizing, among other things, the financial forecasts and estimates relating to Pulte and Centex referred to above after giving effect to the potential strategic implications and operational benefits anticipated by the management of Pulte to result from the Merger. In addition to the foregoing, we conducted such other analyses and examinations and considered such other information and financial, economic and market criteria as we deemed appropriate in arriving at our opinion. The issuance of our opinion has been authorized by our fairness opinion committee.

In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with us and upon the assurances of the managements of Pulte and Centex that they are not aware of any relevant information that has been omitted or that remains undisclosed to us. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with us relating to Pulte and Centex and potential pro forma financial effects of, and strategic implications and operational benefits resulting from, the Merger, we have been advised by the management of Pulte, and we have assumed, with your consent, that such forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Pulte as to the future financial performance of Pulte and Centex, such strategic implications and operational benefits and the other matters covered thereby. We also have assumed, with your consent, that the financial results (including

The Board of Directors
Pulte Homes, Inc.
April 7, 2009

the potential strategic implications and operational benefits anticipated to result from the Merger) reflected in such financial forecasts and other information and data will be realized in the amounts and at the times projected.

We have assumed, with your consent, that the Merger will be consummated in accordance with its terms without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary regulatory or third party approvals, consents, releases and waivers for the Merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on Pulte, Centex or the contemplated benefits of the Merger. We also have assumed, with your consent, that the Merger will qualify for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. Our opinion, as set forth herein, relates to the relative values of Pulte and Centex. We are not expressing any opinion as to what the value of Pulte Common Stock actually will be when issued pursuant to the Merger or the prices at which Pulte Common Stock or Centex Common Stock will trade at any time. We have not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Pulte or Centex nor have we made any physical inspection of the properties or assets of Pulte or Centex. We express no view as to, and our opinion does not address, the underlying business decision of Pulte to effect the Merger, the relative merits of the Merger as compared to any alternative business strategies that might exist for Pulte or the effect of any other transaction in which Pulte might engage. Our opinion does not address any terms (other than the Exchange Ratio to the extent expressly specified herein) or other aspects or implications of the Merger, including, without limitation, the form or structure of the Merger or any other agreement, arrangement or understanding to be entered into in connection with or contemplated by the Merger or otherwise. We express no view as to, and our opinion does not address, the fairness (financial or otherwise) of the amount or nature or any other aspect of any compensation to any officers, directors or employees of any parties to the Merger, or any class of such persons, relative to the Exchange Ratio. Our opinion is necessarily based upon information available to us, and financial, stock market and other conditions and circumstances existing and disclosed to us, as of the date hereof. As you are aware, the credit, financial and stock markets are experiencing unusual volatility and we express no opinion or view as to any potential effects of such volatility on Pulte, Centex or the contemplated benefits of the Merger.

Citigroup Global Markets Inc. has acted as financial advisor to Pulte in connection with the proposed Merger and will receive a fee for such services, a significant portion of which is contingent upon the consummation of the Merger. We also will receive a fee in connection with the delivery of this opinion. We and our affiliates in the past have provided, currently are providing and in the future may provide services to Pulte and Centex unrelated to the proposed Merger, for which services we and such affiliates have received and expect to receive compensation, including, without limitation, (i) acting as joint arranger and/or agent for, and as a lender under, a $1.6 billion and $1.86 billion revolving credit facility of Pulte and (ii) acting as agent for, and as a lender under, a $2.085 billion revolving credit facility of Centex. In the ordinary course of our business, we and our affiliates may actively trade or hold the securities of Pulte and Centex for our own account or for the account of our customers and, accordingly, may at any time hold a long or short position in such securities. In addition, we and our affiliates (including Citigroup Inc. and its affiliates) may maintain relationships with Pulte, Centex and their respective affiliates.

Our advisory services and the opinion expressed herein are provided for the information of the Board of Directors of Pulte in its evaluation of the proposed Merger, and our opinion is not intended to be and does not constitute a recommendation to any securityholder as to how such securityholder should vote or act on any matters relating to the proposed Merger.

The Board of Directors
Pulte Homes, Inc.
April 7, 2009

Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to Pulte.

Very truly yours,

/s/  Citigroup Global Markets Inc.

CITIGROUP GLOBAL MARKETS INC.

ANNEX C

PERSONAL AND CONFIDENTIAL

April 7, 2009

Board of Directors
Centex Corporation
2728 North Harwood
Dallas, TX 75201

Ladies and Gentlemen:

You have requested our opinion as to the fairness from a financial point of view to the holders of the outstanding shares of common stock, par value $0.25 per share (the “Shares”), of Centex Corporation (the “Company”) of the exchange ratio of 0.975 shares of common stock, par value $0.01 per share (the “Pulte Common Stock”), of Pulte Homes, Inc. (“Pulte”) to be paid for each Share (the “Exchange Ratio”) pursuant to the Agreement and Plan of Merger, dated as of April 7, 2009 (the “Agreement”), by and among Pulte, Pi Nevada Building Company, a wholly owned subsidiary of Pulte, and the Company.

Goldman, Sachs & Co. and its affiliates are engaged in investment banking and financial advisory services, securities trading, investment management, principal investment, financial planning, benefits counseling, risk management, hedging, financing, brokerage activities and other financial and non-financial activities and services for various persons and entities. In the ordinary course of these activities and services, Goldman, Sachs & Co. and its affiliates may at any time make or hold long or short positions and investments, as well as actively trade or effect transactions, in the equity, debt and other securities (or related derivative securities) and financial instruments (including bank loans and other obligations) of the Company, Pulte and any of their respective affiliates or any currency or commodity that may be involved in the transaction contemplated by the Agreement (the “Transaction”) for their own account and for the accounts of their customers. We have acted as financial advisor to the Company in connection with, and have participated in certain of the negotiations leading to, the Transaction. We expect to receive fees for our services in connection with the Transaction, the principal portion of which is contingent upon consummation of the Transaction, and the Company has agreed to reimburse our expenses and indemnify us against certain liabilities that may arise out of our engagement. In addition, we have provided certain investment banking and other financial services to the Company and its affiliates from time to time, including having acted as financial advisor to the Company in connection with the sale of certain of its land assets in March 2008. We also have provided certain investment banking and other financial services to Pulte and its affiliates from time to time. We also may provide investment banking and other financial services to the Company, Pulte and their respective affiliates in the future. In connection with the above-described services we have received, and may receive, compensation.

In connection with this opinion, we have reviewed, among other things, the Agreement; annual reports to stockholders and Annual Reports on Form 10-K of the Company and Pulte for the five fiscal years ended March 31, 2008 and December 31, 2008, respectively; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company and Pulte; certain other communications from the Company and Pulte to their respective stockholders; certain publicly available research analyst reports for the Company and Pulte; certain internal financial analyses and forecasts for the Company prepared by its management and certain internal financial analyses and forecasts for Pulte prepared by its management, as adjusted by the management of the Company, in each case, as approved for our use by the Company (the “Forecasts”); certain cost savings

C-1

and operating synergies projected by the management of Pulte to result from the Transaction; and certain cost savings and operating synergies projected by the management of the Company to result from the Transaction, as approved for our use by the Company (the “Synergies”). We also have held discussions with members of the senior managements of the Company and Pulte regarding their assessment of the strategic rationale for, and the potential benefits of, the Transaction and the past and current business operations, financial condition and future prospects of Pulte, and with members of the senior management of the Company regarding their assessment of the past and current business operations, financial condition and future prospects of the Company. In addition, we have reviewed the reported price and trading activity for the Shares and shares of Pulte Common Stock, compared certain financial and stock market information for the Company and Pulte with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the construction services industry specifically and in other industries generally and performed such other studies and analyses, and considered such other factors, as we considered appropriate.

For purposes of rendering this opinion, we have relied upon and assumed, without assuming any responsibility for independent verification, the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by us. In that regard, we have assumed that the Forecasts and the Synergies have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company, and that the Synergies will be realized in all respects meaningful to our analysis. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or off-balance-sheet assets and liabilities) of the Company or Pulte or any of their respective subsidiaries and we have not been furnished with any such evaluation or appraisal. We also have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or Pulte or on the expected benefits of the Transaction in any way meaningful to our analysis. Our opinion does not address any legal, regulatory, tax or accounting matters.

Our opinion does not address the underlying business decision of the Company to engage in the Transaction, or the relative merits of the Transaction as compared to any strategic alternatives that may be available to the Company. This opinion addresses only the fairness from a financial point of view, as of the date hereof, of the Exchange Ratio pursuant to the Agreement. We do not express any view on, and our opinion does not address, any other term or aspect of the Agreement or Transaction, including, without limitation, the fairness of the Transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of the Company or Pulte; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company or Pulte, or class of such persons in connection with the Transaction, whether relative to the Exchange Ratio pursuant to the Agreement or otherwise. We are not expressing any opinion as to the prices at which shares of Pulte Common Stock will trade at any time. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof and we assume no responsibility for updating, revising or reaffirming this opinion based on circumstances, developments or events occurring after the date hereof. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Transaction and such opinion does not constitute a recommendation as to how any holder of Shares should vote with respect to such Transaction or any other matter. This opinion has been approved by a fairness committee of Goldman, Sachs & Co.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio pursuant to the Agreement is fair from a financial point of view to the holders of Shares.

Very truly yours,

/s/ Goldman, Sachs & Co.
(GOLDMAN, SACHS & CO.)

C-2

ANNEX D

RESTATED ARTICLES OF
INCORPORATION OF PULTE HOMES, INC.

ARTICLE I

The name of the corporation is: Pulte Homes, Inc.

ARTICLE II

The purpose or purposes for which the corporation is formed are: The purpose or purposes for which the Corporation is organized is to engage in any activity within the purposes for which Corporations may be organized under the Michigan Business Corporation Act.

ARTICLE III

The total authorized shares:

1.	Common Shares	400,000,000	Par Value Per Share	$0.01
	Preferred Shares	25,000,000	Par Value Per Share	$0.01

2.   A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:

Provisions Relating to Preferred Stock

The Board of Directors may cause the Corporation to issue Preferred Stock in one or more series, each series to bear a distinctive designation and to have such relative rights and preferences as shall be prescribed by resolution of the Board; such resolutions, when filed, shall constitute amendments to these Articles of Incorporation. Without limiting the generality of the grant of authority contained in the preceding sentence, the Board of Directors is authorized to determine any or all of the following, and the shares of each series may vary from the shares of any other series in any or all of the following respects:

a. The number of shares of such series (which may subsequently be increased, except as otherwise provided by the resolutions of the Board of Directors providing for the issue of such series, or decreased to a number not less than the number of shares then outstanding) and the distinctive designation thereof;

b. The dividend rights, if any, of such series; the dividend preferences, if any, as between such series and any other class or series of stock; whether and the extent to which shares of such series shall be entitled to participate in dividends with shares of any other series or class of stock; whether and the extent to which dividends on such series shall be cumulative; and any limitations, restrictions or conditions on the payment of such dividends;

c. The time or times during which, the price or prices at which, and any other terms or conditions on which the shares of such series may be redeemed, if redeemable;

d. The rights of such series, and the preferences, if any, as between such series and any other class or series of stock, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and whether and the extent to which shares of any such series shall be entitled to participate in such event with any other class or series of stock;

e. The voting powers, if any, in addition to the voting powers prescribed by law, of shares of such series, and the terms of exercise of such voting powers;

f. Whether shares of such series shall be convertible into or exchangeable for shares of other series or class of stock, or of any series of the same class, or any other securities, and the terms and conditions, if any, applicable to such right;

g. The terms and conditions, if any, of any purchase, retirement or sinking fund which may be provided for the shares of such series; and

h. Any other preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, in relation to stock of any other class or series thereof or of any other series of the same class, as shall not be inconsistent with law or the provisions of this Article III.

ARTICLE IV

1. The address of the registered office is:

601 Abbott Road
East Lansing, Michigan 48823

2. The mailing address of the registered office, if different than above: N/A

3. The name of the resident agent at the registered office is:

CSC-Lawyers Incorporating Service (Company)

ARTICLE V

The name and address of the incorporator is as follows:

Susan Morris, 2290 First National Building, Detroit, Michigan 48226

ARTICLE VI

Any action required or permitted by the Act to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereof were present and voted.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to the shareholders who have not consented in writing.

ARTICLE VII

Pursuant to Section 784(1)(b) of the Michigan Business Corporation Act, the Corporation expressly elects not be governed by Chapter 7A of the Michigan Business Corporation Act, being Sections 775 through 784 of the Michigan Business Corporation Act; provided that the Corporation’s Board of Directors may terminate this election in whole or in part by action of the majority of directors then in office.

ARTICLE VIII

A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of the director’s fiduciary duty. However, this Article VIII shall not eliminate or limit the liability of a director for any of the following:

1. A breach of the director’s duty of loyalty to the Corporation or its shareholders.

2. Acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law.

3. A violation of Section 551(1) of the Michigan Business Corporation Act.

4. A transaction from which the director derived an improper personal benefit.

5. An act or omission occurring before the effective date of this Article.

Any repeal or modification of this Article by the shareholders of the Corporation shall not adversely affect any right or protection of any director of the Corporation existing at the time of, or for or with respect to, any acts or omissions occurring before such repeal or modification.

ARTICLE IX

The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than three (3), or more than fifteen (15) directors, the exact number of directors to be determined from time to time solely by a resolution adopted by an affirmative vote of a majority of the entire Board of Directors. The directors shall be divided into three (3) classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third (1/3) of the total number of directors constituting the entire Board of Directors. At the 1988 Annual Meeting of Shareholders, Class I directors shall be elected for a one-year term. Class II directors for a two-year term and Class III directors for a three-year term. At each succeeding annual meeting of shareholders, commencing in 1989, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term.

If the number of directors is changed, any increase or decrease shall be apportioned among the classes of directors so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors shorten the term of any incumbent director. When the number of directors is increased by the Board of Directors and any newly created directorships are filled by the Board, there shall be no classification of the additional directors until the next annual meeting of shareholders.

A director shall hold office until the meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Newly created directorships resulting from an increase in the number of directors and any vacancy on the Board of Directors for any reason whatsoever shall be filled only by an affirmative vote of a majority of the Board of Directors then in office. If the number of directors then in office is less than a quorum, such newly created directorships and vacancies shall be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director. A director elected by the Board of Directors to fill a vacancy shall hold office until the next meeting of shareholders called for the election of directors and until his or her successor shall be elected and shall qualify.

Nominations for the election of directors shall be made as set forth in the Bylaws of the Corporation.

Notwithstanding the foregoing, whenever the holders of any one or more classes of preferred stock or series thereof issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorship shall be governed by the terms of these Articles of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article IX.

ARTICLE X

A. In addition to any affirmative vote required by law or these Articles of Incorporation, and except as provided in Section B of this Article X:

1. Any merger or consolidation of the Corporation or any subsidiary with either;

(i)  Any Interested Shareholder;

(ii) Any other corporation, whether or not itself an Interested Shareholder, which is, or after the merger or consolidation would be, an Affiliate of an Interested Shareholder that was an Interested Shareholder prior to the transaction;

2. Any sale, lease, transfer, or other disposition, except in the usual and regular course of business, in one transaction or a series of transactions in any twelve-month period, to any Interested Shareholder or any Affiliate of any Interested Shareholder, other than the Corporation or any of its subsidiaries, of any assets of the Corporation or any subsidiary having, measured at the time the transaction or transactions are approved by the Board of Directors of the Corporation, an aggregate book value at the end of the Corporation’s most recently ended fiscal quarter of ten percent (10%) or more of its consolidated net worth;

3. The issuance or transfer by the Corporation, or any subsidiary, in one transaction or a series of transactions in any twelve-month period, of any Equity Securities of the Corporation or any subsidiary which have an aggregate market value of five percent (5%) or more of the total market value of the outstanding shares of the Corporation to any Interested Shareholder or any Affiliate of any Interested Shareholder, other than the Corporation or any of its subsidiaries, except pursuant to the exercise of warrants or rights to purchase securities offered pro rata to all holders of the Corporation’s voting shares or any other method affording substantially proportionate treatment to the holders of voting shares;

4. The adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Shareholder or any Affiliate of any Interested Shareholder;

5. Any reclassification of securities, including any reverse stock split, or recapitalization of the Corporation, or any merger, consolidation, or share exchange of the Corporation with any of its subsidiaries which has the effect, directly or indirectly, in one transaction or a series of transactions in any twelve-month period, of increasing the proportionate amount of the outstanding shares of any class of Equity Securities of the Corporation or any subsidiary which is directly or indirectly owned by any Interested Shareholder or any Affiliate of any Interested Shareholder; and

6. Any agreement, contract or other arrangement providing for one or more of the foregoing.

shall require the affirmative vote of the holders of at least sixty-nine and three tenths percent (69.3%) of the shares voting on the proposed Business Combination (as defined below) at the meeting of shareholders. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

B. The provisions of Section A of this Article X shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provisions of these Articles of Incorporation if:

1. The Board of Directors of the Corporation shall have approved such Business Combination and either (i) the Interested Shareholder has been an Interested Shareholder continuously for period of at least two (2) years prior to the date on which the Board approved such Business Combination, or (ii) such proposed transaction was approved by the Board prior to the time the Interested Shareholder became an Interested Shareholder; or

2.  A majority of the outstanding shares of stock of such other corporation is owned of record or beneficially, directly or indirectly, by the Corporation or its subsidiaries.

C. For the purpose of this Article X:

1. “Business Combination” shall mean any transaction referred to in any one or more of clauses A.1 through A.5 above.

2. A “person” shall mean any individual or firm, corporation, partnership, limited partnership, joint venture, trust, unincorporated association or other entity.

3. “Interested Shareholder” means any person other than the Corporation or any subsidiary of the Corporation who is either:

a. The Beneficial Owner, directly or indirectly, of ten percent (10%) or more of the voting power of the outstanding voting stock of the Corporation.

b. An Affiliate of the Corporation that at any time within the two-year period immediately prior to the date in question was the Beneficial Owner, directly or indirectly, of ten percent (10%) or more of the voting power of the then outstanding voting stock of the Corporation.

c. For the purpose of determining whether a person is an Interested Shareholder pursuant to subdivision C.3.a or C.3.b, the number of shares of voting stock considered to be outstanding shall include all voting stock owned by the person except for those shares which may be issuable pursuant to any agreement, arrangement, or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

4. Beneficial Owner”, when used with respect to any voting stock, means a person who:

a. Individually or with any of its Affiliates or Associates, beneficially owns voting stock, directly or indirectly.

b. Individually or with any of its Affiliates or Associates has:

(1) The right to acquire shares, whether the right is exercisable immediately or only after the passage of time, pursuant to any agreement, arrangement, or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise.

(2) The right to vote voting shares pursuant to any agreement, arrangement, or understanding.

(3) Any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting or disposing of voting shares with any other person who beneficially owns, or whose Affiliates or Associates beneficially own, directly or indirectly, the voting shares.

5. “Affiliate” or “Affiliated Person” means a person who directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, a specified person.

6. “Associate” when used to indicate a relationship with any person, means any one of the following:

a. Any corporation or organization, other than the Corporation or a subsidiary of the Corporation, in which the person is an officer, director, or partner, or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of Equity Securities.

b. Any trust or other estate in which the person has a beneficial interest of ten percent (10%) or more or as to which the person serves as trustee or in a similar fiduciary capacity in connection with the trust or estate.

c. Any relative or spouse of the person, or any relative of the spouse, who has the same home as the person or who is a director or officer of the Corporation or any of its Affiliates.

7. “Control”, “controlling”, “controlled by”, or “under common control with” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise. The beneficial ownership of ten percent (10%) or more of the voting shares of a corporation shall create a presumption of control.

8. “Equity Security” means any one of the following:

a. Any stock or similar security, certificate of interest, or participation in any profit sharing agreement, voting trust certificate, or voting share.

b. Any security convertible, with or without consideration, into an Equity Security, or any warrant or other security carrying any right to subscribe to or purchase an Equity Security.

c. Any put, call, straddle, or other option or privilege of buying an Equity Security from or selling an Equity Security to another without being bound to do so.

The Board of Directors of the Corporation shall have the power and duty to determine for the purposes of this Article X, on the basis of the information known to them after reasonable inquiry, (A) whether a person is an Interested Shareholder, (B) the number of shares of voting stock beneficially owned by any persons, and (C) whether a person is an Affiliate or an Associate of another.

Nothing contained in this Article X shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

In accordance with the provisions of Article XI of these Articles of Incorporation, this Article X may only be amended by the affirmative vote of sixty-nine and three tenths percent (69.3%) of the shares voting on the proposed amendment at a meeting of shareholders, in addition to the vote otherwise required by the Michigan Business Corporation Act.

ARTICLE XI

Anything contained in these Articles of Incorporation to the contrary Article X and this Article XI of these Articles of Incorporation shall not be altered, amended, changed or repealed and no provision inconsistent with the intent or purpose of such provisions shall be adopted without the affirmative vote of sixty-nine and three tenths percent (69.3%) of the shares voting at a meeting of shareholders, in addition to the vote otherwise required by the Michigan Business Corporation Act.

ANNEX E
 BCS/CD-515 (Rev. 04/09)

MICHIGAN DEPARTMENT OF ENERGY, LABOR & ECONOMIC GROWTH
BUREAU OF COMMERCIAL SERVICES
Date Received	(FOR BUREAU USE ONLY)

This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document

Name

Address

City	State	ZIP Code

ñ Document will be returned to the name and address you enter above. ñ If left blank document will be mailed to the registered office.			EFFECTIVE DATE:

CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
For use by Domestic Profit and Nonprofit Corporations
(Please read information and instructions on the last page)

Pursuant to the provisions of Act 284, Public Acts of 1972, (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:

1.	The present name of the corporation is:	Pulte Homes, Inc.

2.	The identification number assigned by the Bureau is:	271-982

3. Article III, Paragraph 1 of the Articles of Incorporation is hereby amended to read as follows:

1.	Common Shares	500,000,000	Par Value Per Share	$0.01
	Preferred Shares	25,000,000	Par Value Per Share	$0.01

COMPLETE ONLY ONE OF THE FOLLOWING:

4. Profit or Nonprofit Corporation: For amendments adopted by unanimous consent of incorporators before the first meeting of the board of directors or trustees.

The foregoing amendment to the Articles of Incorporation was duly adopted on the            day of

                         ,             , in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors or Trustees.

Signed this              day of                          ,

(Signature)	(Signature)

(Type or Print Name)	(Type or Print Name)

(Signature)	(Signature)

(Type or Print Name)	(Type or Print Name)

5. Profit Corporation Only: Shareholder or Board Approval

The foregoing amendment to the Articles of Incorporation proposed by the board was duly adopted on the                      day of                     , 2009       , by the: (check one of the following)

☑	shareholders at a meeting in accordance with Section 611(3) of the Act.

☐	written consent of the shareholders having not less than the minimum number of votes required by statute in accordance with Section 407(1) of the Act. Written notice to shareholders who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders is permitted only if such provision appears in the Articles of Incorporation.)

☐	written consent of all the shareholders entitled to vote in accordance with Section 407(2) of the Act.

☐	board of a profit corporation pursuant to section 611(2) of the Act.

Profit Corporations and Professional Service Corporations

Signed this            day of                     ,

By
(Signature of an authorized officer or agent)

(Type or Print Name)

6.	Nonprofit corporation only: Member, shareholder, or board approval

The foregoing amendment to the Articles of Incorporation was duly adopted on the   day of   ,  by the (check one of the following)

Member or shareholder approval for nonprofit corporations organized on a membership or share basis

☐	members or shareholders at a meeting in accordance with Section 611(2) of the Act.

☐	written consent of the members or shareholders having not less than the minimum number of votes required by statute in accordance with Section 407(1) and (2) of the Act. Written notice to members or shareholders who have not consented in writing has been given. (Note: Written consent by less than all of the members or shareholders is permitted only if such provision appears in the Articles of Incorporation.)

☐	written consent of all the members or shareholders entitled to vote in accordance with section 407(3) of the Act.

Directors (Only if the Articles state that the corporation is organized on a directorship basis)

☐	directors at a meeting in accordance with Section 611(2) of the Act.

☐	written consent of all directors pursuant to Section 525 of the Act.

Nonprofit Corporations

Signed this   day of  ,

By
                                                                                          (Signature of President, Vice-President, Chairperson or Vice-Chairperson)

(Type or Print Name)          (Type or Print Title)

ANNEX F
 BCS/CD-515 (Rev. 04/09)

MICHIGAN DEPARTMENT OF ENERGY, LABOR & ECONOMIC GROWTH
BUREAU OF COMMERCIAL SERVICES
Date Received	(FOR BUREAU USE ONLY)

This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document

Name

Address

City	State	ZIP Code

ñ Document will be returned to the name and address you enter above. ñ If left blank document will be mailed to the registered office.			EFFECTIVE DATE:

CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
For use by Domestic Profit and Nonprofit Corporations
(Please read information and instructions on the last page)

Pursuant to the provisions of Act 284, Public Acts of 1972, (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:

1.	The present name of the corporation is:	Pulte Homes, Inc.

2.	The identification number assigned by the Bureau is:	271-982

3. Article  I            of the Articles of Incorporation is hereby amended to read as follows:

The name of the corporation is: PulteGroup, Inc.

COMPLETE ONLY ONE OF THE FOLLOWING:

4. Profit or Nonprofit Corporation: For amendments adopted by unanimous consent of incorporators before the first meeting of the board of directors or trustees.

The foregoing amendment to the Articles of Incorporation was duly adopted on the            day of

                         ,             , in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors or Trustees.

Signed this              day of                          ,

(Signature)	(Signature)

(Type or Print Name)	(Type or Print Name)

(Signature)	(Signature)

(Type or Print Name)	(Type or Print Name)

5. Profit Corporation Only: Shareholder or Board Approval

The foregoing amendment to the Articles of Incorporation proposed by the board was duly adopted on the                      day of                     , 2009       , by the: (check one of the following)

☑	shareholders at a meeting in accordance with Section 611(3) of the Act.

☐	written consent of the shareholders having not less than the minimum number of votes required by statute in accordance with Section 407(1) of the Act. Written notice to shareholders who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders is permitted only if such provision appears in the Articles of Incorporation.)

☐	written consent of all the shareholders entitled to vote in accordance with Section 407(2) of the Act.

☐	board of a profit corporation pursuant to section 611(2) of the Act.

Profit Corporations and Professional Service Corporations

Signed this            day of                     ,

By
(Signature of an authorized officer or agent)

(Type or Print Name)

6.	Nonprofit corporation only: Member, shareholder, or board approval

The foregoing amendment to the Articles of Incorporation was duly adopted on the   day of   ,  by the (check one of the following)

Member or shareholder approval for nonprofit corporations organized on a membership or share basis

☐	members or shareholders at a meeting in accordance with Section 611(2) of the Act.

☐	written consent of the members or shareholders having not less than the minimum number of votes required by statute in accordance with Section 407(1) and (2) of the Act. Written notice to members or shareholders who have not consented in writing has been given. (Note: Written consent by less than all of the members or shareholders is permitted only if such provision appears in the Articles of Incorporation.)

☐	written consent of all the members or shareholders entitled to vote in accordance with section 407(3) of the Act.

Directors (Only if the Articles state that the corporation is organized on a directorship basis)

☐	directors at a meeting in accordance with Section 611(2) of the Act.

☐	written consent of all directors pursuant to Section 525 of the Act.

Nonprofit Corporations

Signed this   day of  ,

By
                                                                                          (Signature of President, Vice-President, Chairperson or Vice-Chairperson)

(Type or Print Name)          (Type or Print Title)

CENTEX CORPORATION 2728 NORTH HARWOOD ST. P.O. BOX 199000 DALLAS, TX 75219
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Centex Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Centex Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M15048-TBD	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CENTEX CORPORATION
The Centex board of directors unanimously recommends that you vote “FOR” the approval of the Agreement and Plan of Merger and “FOR” the adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the transaction.

Vote on Proposals		For	Against	Abstain

1.	To consider and vote upon a proposal to approve the Agreement and Plan of Merger dated as of April 7, 2009, by and among Pulte Homes, Inc., a wholly-owned subsidiary of Pulte and Centex.	☐	☐	☐

2.	To consider and vote upon a proposal to adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the foregoing.	☐	☐	☐

3.	To transact any other business as may properly come before the special meeting or any adjournments of the special meeting.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Special Meeting of Stockholders
August 18, 2009 – 11:00 a.m. Central Time

10th Floor, 2728 North Harwood

Dallas, Texas
          YOUR VOTE IS IMPORTANT: Even if you plan to attend the Special Meeting in person, please vote your shares.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-k are available at www.proxyvote.com.

M15049-TBD

Centex Corporation
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
Special Meeting of Stockholders - August 18, 2009
The undersigned hereby appoints Timothy R. Eller and David W. Quinn (acting jointly or, if only one is present, by that one alone), and each of them, proxies, with full power of substitution to each, to represent and to vote, as specified on the reverse side, at the Special Meeting of Stockholders of Centex Corporation (“Centex”) to be held August 18, 2009, or any adjournments or postponements thereof, all shares of common stock of Centex registered in the name of the undersigned at the close of business on July 10, 2009.
If the undersigned has voting rights with respect to shares of Centex common stock under a Centex, Eagle Materials Inc., Balfour Beatty or Wayne Homes profit sharing and retirement plan (the “Plan”), then the undersigned hereby directs the trustee of the Plan to vote the shares allocated to the undersigned’s account under the Plan on all matters coming before the Special Meeting, and at any adjournments or postponements thereof, in accordance with the instructions given herein (or if no instructions are given, as described in the following paragraph).
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED ON THE BALLOT ON THE REVERSE SIDE, BUT IF NO INSTRUCTIONS ARE INDICATED, THEN THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2. THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTER REFERRED TO IN ITEM 3.
By execution of this proxy, you hereby acknowledge receipt herewith of the Notice of Special Meeting and Proxy Statement for the August 18, 2009 Special Meeting.

Address Changes/Comments: